UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Apollo Endosurgery, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

Apollo Endosurgery, Inc.

1120 S. Capital of Texas Highway

Building 1, Suite #300

Austin, Texas 78746

Dear Stockholders of Apollo Endosurgery, Inc.:

You are cordially invited to attend a virtual special meeting (including any adjournments or postponements thereof, the “Special Meeting”) of stockholders of Apollo Endosurgery, Inc. (“Apollo”) to be held virtually on                 , 2023, at                  Central Time via live audio webcast on the Internet. In order to attend and participate in the Special Meeting, you must register in advance at www.proxydocs.com/APEN using the control number found in your proxy materials. Upon completing your registration, you will receive further instructions via email, including a link that will allow you access to the meeting. You will also receive an email containing the link and access details one (1) hour before the start of the meeting.

At the Special Meeting, you will be asked to consider and vote on (i) a proposal to adopt the Agreement and Plan of Merger, dated November 29, 2022 (such agreement, as it may be amended, modified or supplemented from time to time, the “Merger Agreement”), by and among Apollo, Boston Scientific Corporation, a Delaware corporation (“Boston Scientific”), and Textile Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Boston Scientific (“Merger Sub”), providing for the acquisition of Apollo by Boston Scientific, (ii) a proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Apollo’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”), and (iii) a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”). Upon the terms and subject to the conditions of the Merger Agreement, Boston Scientific will acquire Apollo via the merger of Merger Sub with and into Apollo, with the separate corporate existence of Merger Sub thereupon ceasing and Apollo continuing as the surviving company and an indirect wholly owned subsidiary of Boston Scientific (the “Merger”).

If the Merger is completed, you will be entitled to receive $10.00 in cash, without interest thereon, for each share of Apollo common stock (each, a “Share” and collectively, the “Shares”) that you own immediately prior to the time at which the Merger will become effective (unless you are entitled to and have properly exercised and not waived, withdrawn, failed to perfect or otherwise lost your appraisal rights), which represents a premium of approximately 67% to the closing price of Apollo’s common stock on November 25, 2022, the last full trading day prior to the date on which the Merger and the other transactions contemplated by the Merger Agreement (together with the Merger, the “Transactions”) were approved by Apollo’s Board of Directors (the “Board of Directors”).

The Board of Directors, after considering the factors more fully described in the enclosed proxy statement, has unanimously: (i) determined that the Merger Agreement and the Transactions are fair to, and in the best interests of, Apollo and its stockholders, (ii) approved and declared advisable the execution, delivery and performance of the Merger Agreement and the consummation of the Transactions, (iii) resolved to recommend that the stockholders of Apollo adopt the Merger Agreement and approve the Merger and the Transactions, and (iv) directed that the adoption of the Merger Agreement be submitted to a vote of the stockholders of Apollo.

The Board of Directors unanimously recommends, on behalf of Apollo, that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

The proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Transactions. A copy of the Merger Agreement is attached as Annex A to the proxy statement. We urge you to read both the proxy statement and Merger Agreement carefully in their entirety.

The proxy statement also describes the actions and determinations of the Board of Directors in connection with its evaluation of the Merger Agreement and the Transactions. You should carefully read and consider the entire proxy statement and its annexes, including, but not limited to, the Merger Agreement, as they contain important information about, among other things, the Transactions and how they affect you.

Whether or not you plan to attend the Special Meeting virtually, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend, and vote at, the Special Meeting, then your vote at the Special Meeting will revoke any proxy that you have previously submitted.

If you hold your Shares in “street name,” you should instruct your bank, broker or other nominee how to vote your Shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

Your vote is very important, regardless of the number of Shares that you own. We cannot complete the Merger unless the proposal to adopt the Merger Agreement is approved by the affirmative vote of the holders of a majority of all outstanding Shares as of the close of business on                 , 2023 which is the record date for the Special Meeting.

Stockholders who do not vote in favor of the proposal to adopt the Merger Agreement, and who object in writing to the Merger prior to the vote on the proposal to adopt the Merger Agreement at the Special Meeting and comply with all of the applicable requirements of Delaware law, which are summarized in the section captioned “The Merger—Appraisal Rights” in the accompanying proxy statement and reproduced in their entirety in Annex C to the accompanying proxy statement, will be entitled to appraisal rights to obtain the fair value of their Shares.

If you have any questions concerning the Merger Agreement, the Transactions, the Special Meeting or the proxy statement, would like additional copies of the proxy statement or need help voting your Shares, please contact our proxy solicitor:

Alliance Advisors

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

(844) 717-2315

APEN@allianceadvisors.com

On behalf of the Board of Directors, I thank you for your support and appreciate your consideration of this matter.

Sincerely,

Chas McKhann
President and Chief Executive Officer

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Merger, passed upon the merits or fairness of the Merger Agreement or the Transactions, including the proposed Merger, or passed upon the adequacy or accuracy of the information contained in this proxy statement and any documents incorporated by reference. Any representation to the contrary is a criminal offense.

This proxy statement is dated                 , 2023, and is first being mailed to our stockholders on or about                 , 2023.

Apollo Endosurgery, Inc.

1120 S. Capital of Texas Highway

Building 1, Suite #300

Austin, Texas 78746

(512) 279-5100

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON                  , 2023

Notice is hereby given that a virtual special meeting of stockholders (including any adjournments or postponements thereof, the “Special Meeting”) of Apollo Endosurgery, Inc., a Delaware corporation (“Apollo”), is to be held virtually on                 , 2023 at                 Central Time via live audio webcast on the Internet, for the following purposes:

1.

To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated November 29, 2022 (such agreement, as it may be amended, modified or supplemented from time to time, the “Merger Agreement”), by and among Apollo, Boston Scientific Corporation, a Delaware corporation (“Boston Scientific”), and Textile Merger Sub, Inc., a Delaware corporation (“Merger Sub”). Upon the terms and subject to the conditions of the Merger Agreement, Boston Scientific will acquire Apollo via a merger of Merger Sub with and into Apollo, with the separate corporate existence of Merger Sub thereupon ceasing and Apollo continuing as the surviving company and an indirect wholly owned subsidiary of Boston Scientific (the “Merger”);

2.

To consider and vote on the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Apollo’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and

3.

To consider and vote on any proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

Only stockholders of record as of the close of business on                  , 2023, are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement or other delay thereof.

Apollo’s Board of Directors (the “Board of Directors”) unanimously recommends, on behalf of Apollo, that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

All stockholders are invited to attend the Special Meeting virtually. In order to attend and participate in the Special Meeting, you must register in advance at www.proxydocs.com/APEN using the control number found in your proxy materials. Upon completing your registration, you will receive further instructions via email, including a link that will allow you access to the meeting. You will also receive an email containing the link and access details one (1) hour before the start of the meeting. Whether or not you plan to attend the Special Meeting virtually, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the Special Meeting and vote virtually, your vote will revoke any proxy that you have previously submitted. If you hold your Shares in “street name,” you should instruct your bank, broker or other nominee how to vote your Shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

Chas McKhann
President and Chief Executive Officer
Dated: , 2023

APOLLO ENDOSURGERY, INC.

1120 S. Capital of Texas Highway

Building 1, Suite #300

Austin, Texas 78746

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON                 , 2023

IMPORTANT NOTICE REGARDING THE PROXY MATERIALS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON                 , 2023

This proxy statement is available on the investor relations page of our website at https://ir.apolloendo.com/. The information provided on, or accessible through, our website is not part of this proxy statement, and therefore is not incorporated herein by reference. We intend to mail these proxy materials on or about                  , 2023 to all stockholders of record entitled to vote at the Special Meeting.

A complete list of the stockholders entitled to vote at the Special Meeting will be available for examination during regular business hours for the ten (10) days prior to the Special Meeting at our principal executive offices, located at 1120 S. Capital of Texas Highway, Building 1, Suite #300, Austin, Texas 78746. Stockholders may examine the list for any legally valid purpose related to the Special Meeting. If you would like to examine the list, please email us at investor-relations@apolloendo.com.

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING VIRTUALLY, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) BY TELEPHONE; (2) THROUGH THE INTERNET; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.

If you hold your Shares in “street name,” you should instruct your bank, broker or other nominee how to vote your Shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

If you are a stockholder of record, voting virtually at the Special Meeting will revoke any proxy that you previously submitted. If you hold your Shares through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote virtually at the Special Meeting.

If you fail to (1) return your proxy card, (2) grant your proxy electronically over the Internet or by telephone or (3) vote virtually at the Special Meeting, your Shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement, the Compensation Proposal and the Adjournment Proposal (as defined below).

You should carefully read and consider this entire proxy statement and its annexes, including, but not limited to, the Merger Agreement, along with all of the documents incorporated by reference into this proxy statement, as they contain important information about, among other things, the Transactions and how they affect you. If you have any questions concerning the Merger Agreement, the Transactions, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your Shares, please contact our proxy solicitor:

Alliance Advisors

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

(844) 717-2315

APEN@allianceadvisors.com

i

ii

SUMMARY

This summary highlights selected information from this proxy statement related to the merger of Textile Merger Sub, Inc., an indirect wholly owned subsidiary of Boston Scientific Corporation with and into Apollo Endosurgery, Inc. (the “Merger”), and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement (as defined below), along with all of the documents to which we refer in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption “Where You Can Find More Information.” The Merger Agreement is attached as Annex A to this proxy statement. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger.

Except as otherwise specifically noted in this proxy statement, “Apollo,” “we,” “our,” “us” and similar words refer to Apollo Endosurgery, Inc., including, in certain cases, its subsidiaries. Throughout this proxy statement, we refer to Boston Scientific Corporation as “Boston Scientific” and Textile Merger Sub, Inc. as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated November 29, 2022, by and among Apollo, Boston Scientific and Merger Sub, as it may be amended, modified or supplemented from time to time, as the “Merger Agreement,” the date of the Merger Agreement as the “Signing Date,” and the holders of our Shares as “stockholders.”

The Special Meeting

Date, Time, Place and Purpose of the Special Meeting

A special meeting of stockholders (including any adjournments or postponements thereof, the “Special Meeting”) to consider and vote on the proposal to adopt the Merger Agreement will be held virtually on                  , 2023, at                 Central Time via live audio webcast on the Internet. In order to attend and participate in the Special Meeting, you must register in advance at www.proxydocs.com/APEN using the control number found in your proxy materials. Upon completing your registration, you will receive further instructions via email, including a link that will allow you access to the meeting. You will also receive an email containing the link and access details one (1) hour before the start of the meeting.

At the Special Meeting, stockholders of record as of the close of business on                 , 2023 (the “Record Date”) will be asked to consider and vote on:

•	a proposal to adopt the Merger Agreement;

•

a proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Apollo’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and

•

a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

We do not expect that any matters other than the proposals set forth above will be brought before the Special Meeting, and only matters specified in the notice of the meeting may be acted upon at the Special Meeting.

Record Date; Shares Entitled to Vote; Quorum

You are entitled to receive notice of, and vote at, the Special Meeting if you owned any share(s) of common stock of Apollo, par value $0.001 per share (each a “Share” and collectively, the “Shares”), on the Record Date. Each holder of common stock shall be entitled to one (1) vote for each such Share owned on the Record Date on all matters properly coming before the Special Meeting.

As of the Record Date, there were                  Shares outstanding and entitled to vote at the Special Meeting. A quorum is necessary to adopt the Merger Agreement and approve the Compensation Proposal. A quorum is the minimum number of Shares required to be present at the Special Meeting for the meeting to be properly held under our bylaws and Delaware law. The presence, in person or by proxy duly authorized, of the holders of record of a majority of the outstanding Shares entitled to vote shall constitute a quorum for the transaction of business at the Special Meeting. Assuming the Special Meeting is held solely by means of remote communication, as it is currently scheduled to be, only Shares present virtually or represented by proxy at the Special Meeting will be counted in determining whether a quorum is present. Your Shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee based on your instructions), if you vote at the meeting or if you attend the Special Meeting but abstain from voting. If you hold your Shares in “street name” and do not give any instruction to your broker, bank or other nominee as to how your Shares should be voted at the Special Meeting, those Shares will not be entitled to vote on any proposal at the Special Meeting and will not be counted for purposes of establishing a quorum.

The Special Meeting may be adjourned whether or not a quorum is present.

Vote Required; Abstentions and Failure to Vote

The affirmative vote of the holders of a majority of all outstanding Shares on the Record Date is required to adopt the Merger Agreement. Because the required vote for the proposal to adopt the Merger Agreement is based on the number of votes our stockholders are entitled to cast rather than on the number of votes actually cast, if you fail to authorize a proxy or vote online at the meeting, abstain from voting at the meeting, or fail to instruct your broker, bank or other nominee on how to vote, such failure will have the same effect as votes cast “AGAINST” the merger proposal. As of                  , 2023, the Record Date for the Special Meeting,                 Shares constitute a majority of the issued and outstanding Shares.

Approval of the Compensation Proposal requires the affirmative vote of the majority of the Shares present in person or represented by proxy duly authorized at the Special Meeting and entitled to vote generally on the subject matter, provided a quorum is present. Assuming the Special Meeting is held solely by means of remote communication, as it is currently scheduled to be, only Shares present virtually or represented by proxy at the Special Meeting will be able to be voted. The approval of the Compensation Proposal is advisory (non-binding) and is not a condition to the completion of the Merger.

Approval of the Adjournment Proposal requires either (i) if a quorum is present, the affirmative vote of the majority of the Shares present in person or represented by proxy duly authorized at the Special Meeting and entitled to vote generally on the subject matter or (ii) if a quorum is not present, the vote of the holders of a majority of the Shares represented at the Special Meeting.

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted “AGAINST” the proposal to adopt the Merger Agreement, the Compensation Proposal and the Adjournment Proposal. However, abstentions are counted as Shares present or represented by proxy at the Special Meeting for purposes of determining whether a quorum is present at the Special Meeting. As a result, an abstention of any of the aforementioned proposals will be counted for purposes of determining the presence or absence of a quorum, but will count as a vote “AGAINST” each of the proposal to adopt the Merger Agreement, the Compensation Proposal and the Adjournment Proposal.

Failure to vote your Shares (including a failure of your broker, bank or other nominee to vote Shares held on your behalf) will also count as a vote “AGAINST” the proposal to adopt the Merger Agreement. If your Shares are not deemed present or represented by proxy at the Special Meeting, then a failure to vote will not have any effect on the Adjournment Proposal or the Compensation Proposal. If your Shares are deemed present or represented by proxy, then a failure to vote your Shares will have the same effect as a vote “AGAINST” the Adjournment Proposal only if a quorum is not present, and will have no effect on the Compensation Proposal or, if a quorum is present, on the Adjournment Proposal. Because brokers, banks and other nominees do not have discretionary voting authority with respect to the proposal to adopt the Merger Agreement, the Compensation Proposal or the Adjournment Proposal, if a beneficial owner of Shares held in street name does not give voting instructions to the broker, bank or other nominee with respect to any of the proposals, then those Shares will not be present or represented by proxy at the Special Meeting and will not be counted for purposes of determining whether a quorum is present at the Special Meeting. However, if a beneficial owner of Shares held in street name gives voting instructions to the broker, bank or other nominee with respect to at least one of the proposals, but gives no instruction as to one or more of the other proposals, then those Shares will be deemed present at the Special Meeting and for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal.

Shares Held by Apollo’s Directors and Executive Officers

As of the Record Date, our directors and executive officers owned and were entitled to vote, in the aggregate, Shares, representing approximately     % of the Shares outstanding on the Record Date (and approximately     % of the Shares outstanding when taking into account Apollo Options and Apollo RSUs (in each case as defined below) beneficially owned, in the aggregate, by our directors and executive officers).

Our directors and executive officers have informed us that they currently intend to vote all of their respective Shares (i) “FOR” the adoption of the Merger Agreement, (ii) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal, and (iii) “FOR” the Adjournment Proposal.

The Merger

Parties Involved in the Merger

Apollo Endosurgery, Inc.

Apollo Endosurgery, Inc., was incorporated in the state of Delaware in September 2005. Apollo is a medical technology company primarily focused on the development of next-generation, minimally invasive medical devices to advance gastrointestinal therapeutic endoscopy designed to treat a variety of gastrointestinal conditions, including closure of gastrointestinal defects, managing gastrointestinal complications, and weight loss as a treatment of obesity. Apollo’s Endoscopy product portfolio consists of the OverStitch® Endoscopic Suturing System, the OverStitch Sx™ Endoscopic Suturing System, the Apollo ESG™ System, the Apollo REVISE™ system, X-Tack® Endoscopic HeliX Tacking System and ORBERA® Intragastric Balloon. Apollo’s products are used by gastroenterologists and bariatric surgeons in a variety of settings to treat multiple gastrointestinal conditions including closure of acute perforations and chronic fistulas; tissue closure after the removal of abnormal lesions in the esophagus, stomach or colon (also known as endoscopic submucosal dissections, endoscopic mucosal resections and endoscopic full thickness resections); treatment of swallowing disorders (peroral endoscopic myotomy); and esophageal stent fixation and obesity.

Apollo’s principal corporate offices are located at 1120 S. Capital of Texas Highway Building 1, Suite #300, Austin, Texas 78746, and its telephone number is (512) 279-5100.

Boston Scientific Corporation

Boston Scientific Corporation is a global developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties, such as cardiology, peripheral interventions, endoscopy, urology and neuromodulation. Boston Scientific’s mission is to transform lives through innovative medical solutions that improve the health of patients around the world. Boston Scientific advances science for life by providing a broad range of high performance solutions to address unmet patient needs and reduce the cost of healthcare.

Boston Scientific’s principal corporate offices are located at 300 Boston Scientific Way, Marlborough, Massachusetts 01752, and its telephone number is (508) 683-4000.

Textile Merger Sub, Inc. (Merger Sub)

Textile Merger Sub, Inc., referred to as “Merger Sub,” is a Delaware corporation and an indirect wholly owned subsidiary of Boston Scientific and was formed on November 23, 2022, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Merger Sub has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon the completion of the Merger, the separate corporate existence of Merger Sub will cease and Apollo will continue as the surviving company and an indirect wholly owned subsidiary of Boston Scientific (the “Surviving Company”). Merger Sub’s principal executive offices are located at 300 Boston Scientific Way, Marlborough, Massachusetts 01752 and its telephone number is (508) 683-4000.

Effect of the Merger

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Apollo, with the separate corporate existence of Merger Sub thereupon ceasing and Apollo continuing as the Surviving Company and an indirect wholly owned subsidiary of Boston Scientific. As a result of the Merger, Apollo’s common stock will no longer be publicly traded, and will be delisted from the Nasdaq Global Market (“Nasdaq”). In addition, the Shares will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Apollo will no longer file periodic reports under the Exchange Act with the United States Securities and Exchange Commission (the “SEC”). If the Merger is completed, you will not own any shares of the capital stock of the Surviving Company.

The Effective Time (as defined below) will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as Apollo, Boston Scientific and Merger Sub may agree in writing and specify in the certificate of merger).

Effect on Apollo if the Merger is Not Completed

If the Merger Agreement is not adopted by the stockholders, or if the Merger is not completed for any other reason:

•	the stockholders will not be entitled to, nor will they receive, any payment for their respective Shares pursuant to the Merger Agreement;

•

(i) Apollo will remain an independent public company, (ii) the Shares will continue to be listed and traded on Nasdaq and registered under the Exchange Act and (iii) Apollo will continue to file periodic reports under the Exchange Act with the SEC;

•

under certain specified circumstances, Apollo will be required to pay Boston Scientific a termination fee of $19,000,000 (the “Apollo Termination Fee”) upon or following the termination of the Merger Agreement; and

•

under certain specified circumstances, Boston Scientific will be required to pay Apollo a termination fee of $30,000,000 (the “Boston Scientific Tier I Termination Fee”) or $50,000,000 (the “Boston Scientific Tier II Termination Fee”) following the termination of the Merger Agreement.

For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination Fees and Expenses.”

Merger Consideration

Apollo Common Stock

At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time, other than (i) Shares held in the treasury of Apollo or owned by any direct or indirect wholly owned Apollo subsidiary and each Share owned by Merger Sub, Boston Scientific or any direct or indirect wholly owned subsidiary of Boston Scientific immediately prior to the Effective Time (which will be cancelled at the Effective Time) or (ii) the Shares outstanding immediately prior to the Effective Time and held by a holder who is entitled to demand and has properly demanded appraisal for such Shares in accordance with, and who complies in all respect with, Section 262 of the Delaware General Corporation Law (the “DGCL”) (the “Dissenting Shares” and collectively with the Shares described in clause (i), the “Excluded Shares”), will be converted automatically into the right to receive $10.00 in cash, without interest (the “Merger Consideration”).

At or before the closing of the Merger (the “Closing”), Boston Scientific will deposit, or cause to be deposited, with the Paying Agent (as defined below), for the benefit of the holders of Shares (other than Excluded Shares), cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid under the Merger Agreement. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Exchange and Payment Procedures.”

After the Merger is completed, you will have the right to receive the Merger Consideration in respect of each Share that you own, but you will no longer have any rights as a stockholder. Stockholders who properly exercise their appraisal rights have the right to receive payment for the “fair value” of their Shares determined pursuant to an appraisal proceeding, as contemplated by Delaware law. For more information, please see the section of this proxy statement captioned “The Merger—Appraisal Rights.”

Treatment of Apollo Options, Apollo RSUs and Apollo PSUs

The Merger Agreement provides that, at the Effective Time, each:

(i)

outstanding and unexercised option to purchase Shares granted under any Apollo stock plan (each, an “Apollo Option”) with an exercise price per Share that is less than the Merger Consideration, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the amount by which the Merger Consideration exceeds the applicable exercise price per Share of such Apollo Option and (B) the aggregate number of Shares issuable upon exercise of such Apollo Option, less applicable taxes and authorized deductions;

(ii)	Apollo Option, whether vested or unvested, that has an exercise price per Share that is greater than the Merger Consideration will be cancelled without the payment of consideration;

(iii)

outstanding restricted stock unit award granted under any Apollo stock plan (each, an “Apollo RSU”), whether vested but unsettled or unvested, will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the Merger Consideration and (B) the aggregate number of Shares underlying such Apollo RSU, less applicable taxes and authorized deductions; and

(iv)

outstanding performance restricted stock unit award granted under any Apollo stock plan that vests based on achievement of any performance condition and the passage of time (each, an “Apollo PSU”), whether vested but unsettled or unvested, will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the Merger Consideration and (B) the aggregate number of Shares underlying such Apollo PSU (determined as if all performance conditions in the applicable award agreements relating thereto have been satisfied as of immediately prior to the Effective Time), less applicable taxes and authorized deductions.

Recommendation of the Apollo Board of Directors

After considering various factors described in this proxy statement under the caption, “The Merger— Recommendation of the Board of Directors and Reasons for the Merger,” Apollo’s Board of Directors (the “Board of Directors”) unanimously: (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement (together with the Merger, the “Transactions”) are fair to, and in the best interests of, Apollo and its stockholders, (ii) approved and declared advisable the execution, delivery and performance of the Merger Agreement and the consummation of the Transactions, (iii) resolved to recommend that the stockholders of Apollo adopt the Merger Agreement and approve the Merger and the Transactions, and (iv) directed that the adoption of the Merger Agreement be submitted to a vote of the stockholders of Apollo.

The Board of Directors also unanimously recommends, on behalf of Apollo, that the stockholders vote: (i) “FOR” the adoption of the Merger Agreement; (ii) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and (iii) “FOR” the Adjournment Proposal.

Prior to receipt of the required stockholder approval, under certain specified circumstances, the Board of Directors may withdraw or change the foregoing recommendation if the Board of Directors determines in good faith (after consultation with its outside legal counsel and financial advisor) that an Acquisition Proposal (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Apollo Adverse Recommendation Change”) that did not result from a breach (or deemed breach) of Apollo’s non-solicitation obligations set forth in the Merger Agreement is more favorable to the stockholders from a financial point of view than the Merger and the other Transactions and that a failure to so withdraw or change the foregoing recommendation would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, subject to certain matching rights in favor of Boston Scientific. However, the Board of Directors cannot withdraw or change the foregoing recommendation unless it complies with certain procedures in the Merger Agreement, including, but not limited to, providing Boston Scientific four (4) calendar days to make adjustments in the terms and conditions of the Merger Agreement in response to any such Acquisition Proposal and an additional two (2) calendar days to make such adjustments in response to any changes to the material terms of such Acquisition Proposal. The termination of the Merger Agreement by Boston Scientific, prior to receipt of the required stockholder approval, following the withdrawal or change by the Board of Directors of its recommendation that the stockholders adopt the Merger Agreement will result in the payment by Apollo of the Apollo Termination Fee. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Apollo Adverse Recommendation Change.”

Opinion of Piper Sandler & Co.

On November 28, 2022, Piper Sandler & Co. (“Piper Sandler”), rendered its oral opinion to the Board of Directors, which was subsequently confirmed in writing by delivery of Piper Sandler’s written opinion, dated

November 29, 2022, to the effect that, as of such date, and based upon and subject to the various assumptions and limitations set forth in its written opinion, the Merger Consideration was fair, from a financial point of view, to the holders of Apollo common stock.

Piper Sandler’s opinion was directed to the Board of Directors, and addressed solely the fairness, from a financial point of view, to the holders of Apollo common stock of the Merger Consideration and did not address any other terms or agreement relating to the Merger or any other terms of the Merger Agreement. The summary of Piper Sandler’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement and sets forth the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Piper Sandler in preparing its opinion. Neither Piper Sandler’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement is intended to be, and they do not constitute, a recommendation to any Apollo stockholder as to how such stockholder should act or vote with respect to the Merger or any other matter.

For more information, see Annex B to this proxy statement and the section of this proxy statement entitled “The Merger—Opinion of Piper Sandler & Co.”

Interests of Apollo’s Directors and Executive Officers in the Merger

When considering the foregoing recommendation of the Board of Directors that you vote to approve the proposal to adopt the Merger Agreement, stockholders should be aware that some of Apollo’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of stockholders more generally. The Board of Directors was aware of and considered these interests, among other matters, to the extent that they existed at the time, in reaching the determination that the Merger Agreement and the Transactions were advisable and fair to, and in the best interests of, Apollo and its stockholders, in reaching its decision to approve and declare advisable the execution, delivery and performance by Apollo of the Merger Agreement and the consummation of the Transactions, in making their recommendation that the stockholders adopt the Merger Agreement and in directing that the adoption of the Merger Agreement be submitted to a vote of the stockholders. These interests include:

•

at the Effective Time of the Merger, each Apollo Option, Apollo RSU, and Apollo PSU will receive the treatment described in the section of this proxy statement captioned “The Merger—Interests of Apollo’s Directors and Executive Officers in the Merger—Treatment of Apollo Options, Apollo RSUs and Apollo PSUs”;

•

continued eligibility of Apollo’s executive officers to receive severance payments and benefits (including equity award vesting acceleration) under the terms of their employment agreements or change in control agreements (as applicable), as described in more detail in the section of this proxy statement captioned “The Merger—Interests of Apollo’s Directors and Executive Officers in the Merger—Payments Upon Termination at or Following Change in Control”;

•

eligibility of Apollo’s non-employee directors to receive accelerated vesting of their Apollo RSUs and Apollo Options, as described in more detail in the section of this proxy statement captioned “The Merger—Interests of Apollo’s Directors and Executive Officers in the Merger—Payments Upon Termination at or Following Change in Control—Non-Employee Director Compensation Policy”; and

•	continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Company.

If the proposal to adopt the Merger Agreement is approved, the Shares held by Apollo directors and executive officers will be treated in the same manner as outstanding Shares held by all other stockholders. For more information, please see the section of this proxy statement captioned “The Merger—Interests of Apollo’s Directors and Executive Officers in the Merger.”

Support Agreement

In connection with the execution of the Merger Agreement, R. Kent McGaughy, Jr., a member of the Board of Directors, and entities affiliated with CPMG, Inc. (together, with R. Kent McGaughy, Jr., the “CPMG Signatories”) entered into a voting and support agreement with Boston Scientific (the “CPMG Support Agreement”). As of November 25, 2022, the CPMG Signatories held, in the aggregate, Shares representing approximately 8.4% of the voting power of the outstanding Shares. Under the CPMG Support Agreement, the CPMG Signatories have, among other things, agreed to, during the term of the CPMG Support Agreement, vote the Shares held by the CPMG Signatories (i) in favor of the adoption of the Merger Agreement; (ii) in favor of any proposal to adjourn or postpone any meeting of the holders of Shares at which the matters described in the preceding clause (i) are submitted for the consideration and vote of the holders of Shares to a later date if there are not sufficient votes for approval of such matters on the date on which the meeting is held; and (iii) against any action or agreement that would reasonably be expected to prevent or materially delay the ability of Apollo to consummate the Transactions. The CPMG Support Agreement will automatically terminate without further action by the parties thereto upon termination of the Merger Agreement.

Appraisal Rights

If the Merger is consummated and certain conditions are met, stockholders who continuously hold Shares through the Effective Time, who do not vote in favor of the adoption of the Merger Agreement and who are entitled to and otherwise properly demand and exercise, and do not effectively waive, withdraw, fail to perfect or otherwise lose, their appraisal rights under Section 262 of the DGCL, will be entitled to seek an appraisal by the Delaware Court of Chancery of the “fair value” of their Shares (exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any), as determined by the Delaware Court of Chancery, as described further below in lieu of receiving the Merger Consideration if the Merger is completed. The amount determined to be fair value by the court will be determined as of the Effective Time and could be more than, the same as or less than the Merger Consideration for Apollo common stock. Voting “AGAINST” or failing to vote “FOR” the adoption of the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL.

Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their Shares or who wish to preserve their rights to do so should review Annex C carefully and are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights since failure to timely and fully comply with the procedures set forth therein may result in the loss of such rights.

To exercise appraisal rights, stockholders must: (i) submit a written demand for appraisal to Apollo before the stockholder vote is taken on the proposal to adopt the Merger Agreement at the Special Meeting; (ii) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement; (iii) continue to hold Shares of record through the Effective Time; and (iv) comply with all other procedures for exercising appraisal rights under Section 262 of the DGCL. Failure to timely and fully comply with the procedures specified under Section 262 of the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of Apollo unless certain stock ownership conditions are satisfied by the stockholders seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of the version of Section 262 of the DGCL applicable to the Merger Agreement is reproduced in Annex C to this proxy statement. If you hold your Shares through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee. For more information, please see the section of this proxy statement captioned “The Merger—Appraisal Rights.”

Material U.S. Federal Income Tax Consequences of the Merger

The receipt of cash by U.S. Holders (as defined under the caption, “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for Shares in the Merger will be a taxable transaction to such stockholders for U.S. federal income tax purposes. Each such U.S. Holder generally will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the Shares surrendered in the Merger. Backup withholding taxes may also apply to the cash payments made pursuant to the Merger, unless the U.S. Holder complies with certification procedures under the backup withholding rules.

A stockholder that is a Non-U.S. Holder (as defined under the caption, “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of common stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States (the “U.S.”), but may be subject to backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.

Stockholders should read the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”

This proxy statement contains a general discussion of U.S. federal income tax consequences of the Merger. Stockholders should also consult their own tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under U.S. federal estate, gift and other income and other non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.

Regulatory Approvals Required for the Merger

Under the Merger Agreement, the Merger cannot be consummated until (i) the applicable waiting period (and any extension thereof) under the Hart–Scott–Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the “HSR Act”) or any voluntary agreement with the Department of Justice Antitrust Division (“DOJ”) or the Federal Trade Commission (“FTC”) not to consummate the Transactions has expired or been terminated and (ii) required consents, approvals, non-disapprovals and other authorizations under certain foreign antitrust or competition laws or foreign investment laws have been obtained.

Apollo and Boston Scientific have agreed to use reasonable best efforts to obtain all regulatory approvals that may be or become necessary to consummate the Merger and the other Transactions contemplated by the Merger Agreement, subject to certain limitations as set forth in the Merger Agreement. Apollo and Boston Scientific filed notification and report forms under the HSR Act with the DOJ and the FTC on December 20, 2022.

For more information, please see the section of this proxy captioned “The Merger—Regulatory Approvals Required for the Merger.”

Conduct of Business Pending the Merger

No Solicitation of Other Offers

Under the Merger Agreement, prior to the Effective Time, Apollo agrees that it will not and will cause each Apollo subsidiary and any of the officers, directors or employees of it or any Apollo subsidiary not to, and will instruct the other representatives of Apollo not to, directly or indirectly, (i) solicit, initiate, knowingly facilitate or knowingly encourage any inquires or the implementation or submission of any Acquisition Proposal (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of

Directors’ Recommendation; Adverse Recommendation Change”), or any proposals or offers that would be reasonably expected to lead to, an Acquisition Proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public information in connection with any inquiries, proposals or offers that constitute, or would be reasonably expected to lead to, an Acquisition Proposal, (iii) otherwise knowingly facilitate or knowingly encourage any effort or attempt to make an Acquisition Proposal, or any inquiries, proposals or offers that would reasonably be expected to lead to an Acquisition Proposal, or (iv) execute or enter into any acquisition agreement regarding, or that is intended to result in, or could reasonably be expected to lead to, any acquisition proposal, subject to, prior to receipt of the affirmative vote of the holders of a majority of all outstanding Shares to adopt the Merger Agreement (the “Apollo Stockholder Approval”), a customary “fiduciary out” provision that allows Apollo, under certain specified circumstances, to furnish information to, or engage in negotiations or discussions with, third parties with respect to an acquisition proposal if Apollo complies with certain notice and other requirements and the Board of Directors (x) determines in good faith (after consultation with its outside legal counsel and financial advisor) that such Acquisition Proposal is, or could reasonably be expected to lead to, a Superior Proposal (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Apollo Adverse Recommendation Change”) and (y) determines in good faith (after consultation with its outside legal counsel) that its failure to take such actions would be reasonably likely to be inconsistent with its fiduciary duties under applicable law. For more information, please see the sections of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The ‘No Shop’ Period—No Solicitation of Other Offers.”

Notwithstanding the foregoing restrictions, prior to the receipt of Apollo Stockholder Approval, the Board of Directors (1) may effect an Adverse Recommendation Change (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Apollo Adverse Recommendation Change”) and (2) in respect of the immediately following subclause (x), may cause Apollo to terminate the Merger Agreement by written notice to Boston Scientific of such termination (so long as, prior to or substantially concurrently with, and as a condition to the effectiveness of, such termination, Apollo pays to Boston Scientific the Apollo Termination Fee), if (x) Apollo receives a written acquisition proposal that did not result from a breach (or deemed breach) of the non-solicitation provisions of the Merger Agreement that the Board of Directors determines in good faith (after consultation with its outside legal counsel and financial advisor) is a Superior Proposal and determines in good faith (after consultation with its outside legal counsel) that its failure to take such actions would be reasonably likely to be inconsistent with its fiduciary duties under applicable law or (y) an Intervening Event (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Apollo Adverse Recommendation Change”) occurs and as a result thereof the Board of Directors determines in good faith (after consultation with its outside legal counsel) that the failure to effect an Adverse Recommendation Change would be reasonably likely to be inconsistent with its fiduciary duties under applicable law; subject, in each case, to compliance with the terms and conditions of the Merger Agreement. For more information, please see the sections of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The ‘No Shop’ Period—No Solicitation of Other Offers.”

If Apollo terminates the Merger Agreement for the purpose of entering into an agreement in respect of a Superior Proposal, Apollo must pay the Apollo Termination Fee to Boston Scientific. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Apollo Adverse Recommendation Change.”

Conditions to the Closing of the Merger

The respective obligations of Boston Scientific, Merger Sub and Apollo to consummate the Merger are subject to the satisfaction or written waiver (where permissible under applicable law) of the following conditions:

•	the Apollo Stockholder Approval must have been obtained;

•

no governmental authority of competent jurisdiction will have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order (whether temporary, preliminary or permanent) that is in effect and enjoins or otherwise prohibits or makes illegal the consummation of the Merger (the “No Governmental Order Closing Condition”); and

•

(i) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act and any agreement with a governmental authority not to consummate the Merger must have expired or been terminated and (ii) all required consents, approvals, non-disapprovals and other authorizations of any governmental authority set forth in Boston Scientific’s disclosure schedule to the Merger Agreement must have been obtained (collectively, the “Regulatory Approval Closing Conditions”).

Additionally, the obligations of Boston Scientific and Merger Sub to consummate the Merger are further subject to the satisfaction or waiver (where permissible under applicable law) of the following additional conditions:

•

the accuracy of certain representations and warranties provided by Apollo in the Merger Agreement as of the Signing Date and the date of the Closing (except to the extent such representations and warranties were, by their terms, made as of a specified date, in which case their accuracy is to be assessed as of such specified date), in each case, subject to certain qualifications and materiality thresholds;

•

Apollo must have performed or complied in all material respects with each of the agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the Effective Time;

•

since the Signing Date, there must not have occurred an Apollo Material Adverse Effect (as defined in the section of this proxy statement below captioned “Proposal 1: Adoption of the Merger Agreement—Representations and Warranties”) that is continuing; and

•

Apollo will have delivered to Boston Scientific a certificate, dated the Closing Date (as defined below), signed by a duly authorized officer of Apollo, certifying as to the satisfaction of certain conditions to consummate the Merger.

The obligations of Apollo to consummate the Merger are subject to the satisfaction or waiver (where permissible under applicable law) of the following additional conditions:

•

the accuracy of certain representations and warranties provided by Boston Scientific and Merger Sub in the Merger Agreement as of the Signing Date and the date of the Closing (except to the extent such representations and warranties were, by their terms, made as of a specified date, in which case their accuracy is to be assessed as of such specified date), in each case, subject to certain qualifications and materiality thresholds;

•

each of Boston Scientific and Merger Sub must have performed or complied in all material respects with each of the agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the Effective Time; and

•

Boston Scientific will have delivered to Apollo a certificate, dated the Closing Date, signed by a duly authorized officer of Boston Scientific, certifying as to the satisfaction of certain conditions to consummate the Merger.

For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Conditions to the Closing of the Merger.”

Termination of the Merger Agreement

Boston Scientific and Apollo have certain customary rights to terminate the Merger Agreement under certain circumstances, including:

•	by mutual written consent of Boston Scientific and Apollo;

•	by either Boston Scientific or Apollo:

•

if the Effective Time has not occurred on or before January 31, 2024 (the “Outside Date”); provided however, that if on the Outside Date any of the conditions pertaining to (i) the No Governmental Order Closing Condition (solely to the extent the law or order giving rise to such condition not having been satisfied relates to an antitrust law) or (ii) the Regulatory Approval Closing Conditions have not been satisfied but all other conditions to the Merger have been satisfied or waived or will then be capable of being satisfied if the Closing were to take place on such date, then Boston Scientific may, by written notice to Apollo, elect to extend the Outside Date until no later than July 31, 2024; provided, further, that the right to terminate the Merger Agreement in accordance with the foregoing will not be available to any party whose failure to fulfill any agreements and covenants under the Merger Agreement has been the proximate cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

•

if any governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the Merger and such law or order will have become final and nonappealable, or if there will be adopted following the date of execution of the Merger Agreement any law that makes consummation of the Merger illegal or otherwise prohibited; provided, however, the right to terminate the Merger Agreement pursuant to the foregoing will not be available to any party whose failure to fulfill any agreements or arrangements relating to regulatory filings set forth in the Merger Agreement has been the proximate cause of, or resulted in, such law or order being enacted, issued, promulgated, enforced, entered or adopted, as applicable;

•	if the Merger Agreement fails to receive the Apollo Stockholder Approval at the Special Meeting;

•	by Boston Scientific:

•	prior to Apollo’s receipt of the Apollo Stockholder Approval, if the Board of Directors effects an Adverse Recommendation Change;

•

if Apollo has breached any of its representations or warranties, or failed to perform any of its covenants or agreements set forth in the Merger Agreement, which breach or failure to perform (i) would give rise to the failure to be satisfied of either of the conditions to the Merger related to the accuracy of Apollo’s representations and warranties or Apollo’s performance of covenants and agreements, as applicable, if measured as of the time Boston Scientific asserts a right of termination pursuant to the foregoing, and (ii) is incapable of being cured prior to the Outside Date or, if curable by such date, is not cured within the earlier of (A) thirty (30) calendar days after written notice thereof is given by Boston Scientific to Apollo stating Boston Scientific’s intention to terminate the Merger Agreement pursuant to the foregoing and the basis for such termination and (B) the Outside Date; provided, however, that Boston Scientific will not have the right to terminate the Merger Agreement pursuant to the foregoing if either Boston Scientific or Merger Sub is then in breach of any of its respective representations, warranties, covenants or agreements under the Merger Agreement such that either of conditions to the Merger related to the accuracy of Boston Scientific’s or Merger Sub’s representations and warranties, or Boston Scientific’s or Merger Sub’s performance of covenants and agreements, are not satisfied; or

•	by Apollo:

•

at any time prior to the time at which Apollo receives the Apollo Stockholder Approval, if the Board of Directors determines to enter into an Acquisition Agreement (as defined below) with respect to a Superior Proposal in accordance with the terms and conditions of the Merger Agreement; provided that (i) Apollo will have complied with the applicable procedures set forth in the Merger Agreement with respect to a Superior Proposal and (ii) prior to or substantially concurrently with, and as a condition to the effectiveness of such termination, Apollo pays to Boston Scientific the Apollo Termination Fee;

•

if Boston Scientific or Merger Sub has breached any of its representations or warranties, or failed to perform any of its covenants or agreements set forth in the Merger Agreement, which breach or failure to perform (i) would give rise to the failure to be satisfied of either of the conditions to the Merger related to the accuracy of Boston Scientific’s or Merger Sub’s representations and warranties, or Boston Scientific’s or Merger Sub’s performance of covenants and agreements, as applicable, if measured as of the time Apollo asserts a right of termination pursuant to the foregoing (it being understood that Apollo will not be entitled to terminate the Merger Agreement if such breach, failure or inaccuracy has been cured prior to the expiration of such period), and (ii) is incapable of being cured prior to the Outside Date or, if curable by such date, is not cured within the earlier of (A) thirty (30) calendar days after written notice thereof is given by Apollo to Boston Scientific stating Apollo’s intention to terminate the Merger Agreement pursuant to the foregoing and the basis for such termination (it being understood that Apollo will not be entitled to terminate the Merger Agreement if such breach, failure or inaccuracy has been cured prior to the expiration of such period) and (B) the Outside Date; provided, however, that Apollo will not have the right to terminate the Merger Agreement pursuant to the foregoing if Apollo is then in breach of any of its representations, warranties, covenants or agreements under the Merger Agreement such that either of the conditions to the Merger related to the accuracy of Apollo’s representations and warranties, or Apollo’s performance of covenants and agreements, are not satisfied.

Under some circumstances, Apollo will be required to pay Boston Scientific the Apollo Termination Fee upon or following the termination of the Merger Agreement, and under certain circumstances Boston Scientific will be required to pay Apollo the Boston Scientific Tier I Termination Fee or the Boston Scientific Tier II Termination Fee, as applicable, following the termination of the Merger Agreement. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination Fees and Expenses.”

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the Transactions, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you. You should carefully read and consider the more detailed information contained elsewhere in this proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents we refer to in this proxy statement, as they contain important information about, among other things, the Transactions and how they affect you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption “Where You Can Find More Information.”

Q:	Why am I receiving this proxy statement and proxy card or voting instruction form?

A:

You are receiving this proxy statement and proxy card or voting instruction form in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting because you have been identified as a holder of Apollo common stock on the Record Date for the Special Meeting. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your Shares with respect to such matters.

Q:	When and where is the Special Meeting?

A:

The Special Meeting will be held virtually on             , 2023, at             Central Time via live audio webcast on the Internet. Stockholders can join and attend the meeting virtually by visiting and registering at www.proxydocs.com/APEN using the control number found in your proxy materials.

Q:	What am I being asked to vote on at the Special Meeting?

A:	You are being asked to consider and vote on:

•

a proposal to adopt the Merger Agreement, pursuant to which Merger Sub will merge with and into Apollo, with the separate corporate existence of Merger Sub thereupon ceasing and Apollo continuing as the Surviving Company and an indirect wholly owned subsidiary of Boston Scientific;

•	a proposal to approve, on an advisory (non-binding) basis, the Compensation Proposal; and

•	a proposal to approve the Adjournment Proposal.

Q:	Who is entitled to vote at the Special Meeting?

A:

Holders of any Share(s) issued and outstanding as of the Record Date are entitled to receive notice of, and to vote at, the Special Meeting. Each holder of common stock is entitled to cast one (1) vote on each matter properly brought before the Special Meeting for each Share that such holder owned on the Record Date. If you are a beneficial owner, you will need to contact the broker, bank or other nominee who is the stockholder of record with respect to your Shares to obtain your control number (as described below) prior to the Special Meeting.

Q:	May I attend the Special Meeting virtually and vote at the Special Meeting?

A:

Stockholders of Record and Beneficial Owners. Stockholders as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. If you are a stockholder of record, you do not need to do anything in advance to attend and/or vote your Shares at the Special Meeting, but you will need to use your control number on your proxy card to log into the live audio webcast on the Internet. In order to attend and participate in the Special Meeting, you must register in advance at www.proxydocs.com/APEN using the control number found in your proxy materials. Upon completing your registration, you will receive further instructions via email, including a link that will allow you access to the meeting. You will also receive an email containing the link and access details one (1) hour before the start of the meeting. If you are a beneficial stockholder, who does not have a control number, you may gain access to the meeting by logging into the website of your broker, bank or other nominee and selecting the stockholder communications mailbox to link through to the Special Meeting; instructions should also be provided by your broker, bank, or other nominee, including any requirement to obtain a legal proxy. We encourage you to access the Special Meeting before it begins. Online check-in will start approximately fifteen (15) minutes before the Special Meeting is scheduled to begin at Central Time on , 2023.

Each holder of common stock is entitled to cast one (1) vote on each matter properly brought before the Special Meeting for each such Share that such holder owned on the Record Date. Stockholders will be able to submit questions during the virtual meeting in the meeting portal. In addition, stockholders can submit questions in advance when registering for the meeting at www.proxydocs.com/APEN. Stockholders who wish to submit a question in advance of the meeting will need to register for the meeting using the control number found in their proxy materials.

Q:	What will I receive if the Merger is completed?

A:

Upon completion of the Merger, you will be entitled to receive the Merger Consideration for each Share that you own immediately prior to the Effective Time, unless you are entitled to and have properly exercised and not waived, withdrawn, failed to perfect or otherwise lost your appraisal rights under Section 262 of the DGCL. For example, if you own 100 Shares, you will receive $1,000.00 in cash, less any applicable withholding taxes, in exchange for your Shares. You will not receive any shares of the capital stock in the Surviving Company.

Q:	What will holders of Apollo stock awards receive if the Merger is consummated?

A:	At the Effective Time, each:

•

outstanding and unexercised Apollo Option with an exercise price per Share that is less than the Merger Consideration, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the amount by which the Merger Consideration exceeds the applicable exercise price per Share of such Apollo Option and (B) the aggregate number of Shares issuable upon exercise of such Apollo Option, less applicable taxes and authorized deductions;

•	Apollo Option, whether vested or unvested, that has an exercise price per Share that is greater than the Merger Consideration will be cancelled without the payment of consideration;

•

outstanding Apollo RSU, whether vested but unsettled or unvested, will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the Merger Consideration and (B) the aggregate number of Shares underlying such Apollo RSU, less applicable taxes and authorized deductions;

•

outstanding Apollo PSU, whether vested but unsettled or unvested, will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the Merger Consideration and (B) the aggregate number of Shares underlying such Apollo PSU (determined as if all performance conditions in the applicable award agreements relating thereto have been satisfied as of immediately prior to the Effective Time), less applicable taxes and authorized deductions; and

•

Apollo PSU that has not been deemed earned in accordance with the applicable Apollo PSU award agreement will be cancelled without the payment of consideration. As of the record date, there are no Apollo PSUs subject to deemed earned provisions under the applicable Apollo PSU award agreement.

For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Merger Consideration—Treatment of Apollo Options, Apollo RSUs and Apollo PSUs.”

Q:	What impact will the consummation of the Merger have on Apollo’s outstanding pre-funded warrants?

A:

The Merger Agreement provides that Apollo’s outstanding pre-funded warrants issued in July 2020 (the “Apollo Warrants”) will be treated in accordance with their terms in connection with the Merger. The Closing of the Merger is considered a “Fundamental Transaction” under the terms of the Apollo Warrants and as such, each Apollo Warrant will be automatically “cashless” exercised in full in accordance with its terms immediately prior to the consummation of the Merger, and each resulting Share will be entitled to the Merger Consideration.

Q:	What impact will the consummation of the Merger have on Apollo’s outstanding convertible debentures?

A:

Under the terms of the 6.0% Convertible Debentures due 2026 (the “Convertible Debentures”), if the daily volume-weighted average price of our common stock exceeds $9.75 for each of any 20 trading days during any 30 consecutive trading day period (the “Price Condition”) and certain other conditions are satisfied, then we may cause holders of the Convertible Debentures to convert all or part of the then outstanding principal amount of the Convertible Debentures, plus any accrued but unpaid interest, subject to any then-effective beneficial ownership limitations elected by a particular holder. As of the close of trading on December 27, 2022, the Price Condition and other applicable conversion conditions were satisfied, and as a result, we and the holders expect to convert an outstanding principal amount of $17,914,061 of Convertible Debentures into 5,565,452 Shares (which number includes Shares to be issued for accrued and unpaid interest) on or about January 3, 2023. The remaining outstanding principal amount of $2,531,439 of Convertible Debentures will not be converted due to then-effective beneficial ownership limitations previously elected by the applicable holders of Convertible Debentures. Under the terms of the Convertible Debentures, the remaining Convertible Debentures will convert into obligations of Boston Scientific following the Closing, which will mature on the existing maturity date of August 12, 2026, and may be prepaid, at the election of the holders, with a cash amount equal to the total Merger Consideration on an as-converted basis. Such obligations of Boston Scientific will not be convertible into any shares of capital stock of Boston Scientific or the Surviving Company.

Q:	When do you expect the Merger to be completed?

A:

We are working toward completing the Merger as promptly as possible. In order to complete the Merger, Apollo must obtain the Apollo Stockholder Approval described in this proxy statement, and the other conditions to Closing under the Merger Agreement must be satisfied or waived, including but not limited to (i) the expiration or termination of any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act or any voluntary agreement with the DOJ or FTC not to consummate the Transactions and (ii) consents, approvals, non-disapprovals and other authorizations of governmental authorities under certain foreign antitrust or competition laws must be obtained. Apollo and Boston Scientific filed notification and report forms under the HSR Act with the DOJ and the FTC on December 20, 2022. Since the Merger is subject to a number of conditions, the exact timing of the Merger cannot be determined at this time. For more information, please see the section of this proxy captioned “The Merger—Regulatory Approvals Required for the Merger.”

Q:	What happens if the Merger is not completed?

A:

If the Merger Agreement is not adopted by the stockholders or if the Merger is not completed for any other reason, stockholders will not be entitled to, nor will they receive, any payment for their Shares pursuant to the Merger Agreement. Instead, Apollo will remain an independent public company, our Shares will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will continue to file periodic reports under the Exchange Act with the SEC. Under certain specified circumstances, Apollo will be required to pay Boston Scientific the Apollo Termination Fee upon or following the termination of the Merger Agreement and under certain other specified circumstances, Boston Scientific will be required to pay Apollo the Boston Scientific Tier I Termination Fee or the Boston Scientific Tier II Termination Fee, as applicable, following the termination of the Merger Agreement, as described in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination Fees and Expenses.”

Q:	What vote is required to adopt the Merger Agreement?

A:	The affirmative vote of the holders of a majority of all outstanding Shares as of the Record Date is required to adopt the Merger Agreement.

If a quorum is present at the Special Meeting, the failure of any stockholder of record to: (i) submit a signed proxy card; (ii) grant a proxy over the Internet or by telephone (using the instructions provided in the enclosed proxy card); or (iii) vote virtually at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If you hold your Shares in “street name” and a quorum is present at the Special Meeting, the failure to instruct your bank, broker or other nominee how to vote your Shares will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If a quorum is present at the Special Meeting, abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

Q:	How many Shares are needed to constitute a quorum?

A:

The presence, in person or by proxy duly authorized, of the holders of record of a majority of the outstanding Shares entitled to vote shall constitute a quorum for the transaction of business at the Special Meeting. Assuming the Special Meeting is held solely by means of remote communication, as it is currently scheduled to be, only Shares present virtually or represented by proxy at the Special Meeting will be counted in determining whether a quorum is present. Your Shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee), if you vote at the meeting or if you attend the Special Meeting but abstain from voting. The Special Meeting may be adjourned whether or not a quorum is present. If you hold your Shares in “street name” and do not give any instruction to your broker, bank or other nominee as to how your Shares should be voted at the Special Meeting, those Shares will not be entitled to vote on any proposal at the Special Meeting and will not be counted for purposes of establishing a quorum.

As of the close of business on                  , 2023, the Record Date for the Special Meeting, there were                 Shares outstanding.

Q:	Why are the stockholders being asked to cast an advisory (non-binding) vote to approve the Compensation Proposal?

A:

The Exchange Act and applicable SEC rules thereunder require Apollo to seek an advisory (non-binding) vote with respect to certain payments that may be paid or become payable to certain of its named executive officers in connection with the Merger.

Q:	What vote is required to approve the Compensation Proposal and the Adjournment Proposal, if necessary or appropriate?

A:

Approval of the Compensation Proposal requires the affirmative vote of the majority of the Shares present in person or represented by proxy duly authorized at the Special Meeting and entitled to vote generally on the subject matter, provided a quorum is present. Assuming the Special Meeting is held solely by means of remote communication, as it is currently scheduled to be, only Shares present virtually or represented by proxy at the Special Meeting will be able to be voted. The approval of the Compensation Proposal is advisory (non-binding) and is not a condition to the completion of the Merger.

Approval of the Adjournment Proposal requires either (i) if a quorum is present, the affirmative vote of the majority of the Shares present in person or represented by proxy duly authorized at the Special Meeting and entitled to vote generally on the subject matter or (ii) if a quorum is not present, the vote of the holders of a majority of the Shares represented at the Special Meeting.

Q:	How does the Board of Directors recommend that I vote?

A:	The Board of Directors unanimously recommends that the stockholders vote:

•	“FOR” the adoption of the Merger Agreement;

•	“FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and

•	“FOR” the Adjournment Proposal.

For a discussion of the factors that the Board of Directors considered in determining to recommend that you vote to approve the proposal to adopt the Merger Agreement, please see the section captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Apollo Adverse Recommendation Change.” In addition, when considering the recommendation of the Board of Directors, you should be aware that some of Apollo’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of stockholders more generally. For a discussion of these interests, please see the section captioned “The Merger—Interests of Apollo’s Directors and Executive Officers in the Merger.”

Q:	How do the Board of Directors and executive officers of Apollo intend to vote?

A:

Our directors and executive officers have informed us that they currently intend to vote all of their respective Shares (i) “FOR” the adoption of the Merger Agreement, (ii) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal, and (iii) “FOR” the Adjournment Proposal.

Q:	What will happen if the stockholders do not approve the Compensation Proposal at the Special Meeting?

A:

Approval of the Compensation Proposal is not a condition to the completion of the Merger. The vote with respect to the Compensation Proposal is an advisory vote and will not be binding on Apollo. Therefore, if the other requisite stockholder approvals are obtained and the Merger is completed, the amounts payable under the Compensation Proposal will be payable to Apollo’s named executive officers in accordance with the terms and conditions of the applicable agreements, subject only to the conditions applicable thereto, regardless of the outcome of the vote on this Compensation Proposal.

Q:	What happens if I abstain from voting or if I do not vote on the proposals?

A:

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If you abstain from voting, that abstention will have the same effect as if you voted “AGAINST” the proposal to adopt the Merger Agreement, the Compensation Proposal and the Adjournment Proposal. However, abstentions are counted as Shares present or represented by proxy at the Special Meeting for purposes of determining whether a quorum is present at the Special Meeting. As a result, an abstention of any of the aforementioned proposals will be counted for purposes of determining the presence or absence of a quorum, but will count as a vote “AGAINST” each of the proposal to adopt the Merger Agreement, the Compensation Proposal and the Adjournment Proposal.

Failure to vote your Shares (including a failure of your broker, bank or other nominee to vote Shares held on your behalf) will count as a vote “AGAINST” the proposal to adopt the Merger Agreement. If your Shares are not deemed present or represented by proxy at the Special Meeting, then a failure to vote will not have any effect on the Adjournment Proposal or the Compensation Proposal. If your Shares are deemed present or represented by proxy, then a failure to vote your Shares will have the same effect as a vote “AGAINST” the Adjournment Proposal only if a quorum is not present, and will have no effect on the Compensation Proposal or, if a quorum is present, on the Adjournment Proposal.

Because brokers, banks and other nominees do not have discretionary voting authority with respect to the proposal to adopt the Merger Agreement, the Compensation Proposal or the Adjournment Proposal, if a beneficial owner of Shares held in street name does not give voting instructions to the broker, bank or other nominee with respect to any of the proposals, then those Shares may not be voted on your behalf for any proposal, will not be deemed present or represented by proxy at the Special Meeting and will not be counted for purposes of determining whether a quorum is present at the Special Meeting. However, if a beneficial owner of Shares held in street name gives voting instructions to the broker, bank or other nominee with respect to at least one of the proposals, but gives no instruction as to one or more of the other proposals, then those Shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given and will not be voted with respect to any other proposal. Therefore, it is important that you instruct your broker, bank or other nominee on how you wish to vote your Shares.

Q:	What do I need to do now?

A:

You should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents that we refer to in this proxy statement, as they contain important information about, among other things, the Transactions and how they affect you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card), so that your Shares can be voted at the Special Meeting, unless you wish to seek appraisal pursuant to Section 262 of the DGCL. If you hold your Shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your Shares.

Q:	What happens if I sell or otherwise transfer my Shares after the Record Date but before the Special Meeting?

A:

The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the date the Merger is expected to be completed. If you sell or transfer your Shares after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your Shares and each of you notifies Apollo in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your Shares, but you will retain your right to vote those Shares at the Special Meeting. You will also lose the ability to exercise appraisal rights in connection with the Merger with respect to the transferred Shares. Even if you sell or otherwise transfer your Shares after the Record Date, we encourage you to sign, date and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card).

Q:	What is the difference between holding Shares as a stockholder of record and as a beneficial owner?

A:

If your Shares are registered directly in your name with our transfer agent, Nevada Agency and Transfer Company or you hold a stock certificate representing your Shares, you are considered, with respect to those

Shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by Apollo.

If your Shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of Shares held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those Shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your Shares by following their instructions for voting. Because of the non-routine nature of the Special Meeting Proposals, your broker, bank or other nominee is not authorized to vote your Shares on any proposal without instructions from you. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your Shares virtually at the Special Meeting unless you have obtained a legal proxy from your broker, bank or other nominee, as the stockholder of record, authorizing you to vote your Shares.

Q:	If my broker holds my Shares in “street name,” will my broker vote my Shares for me?

A:

No. Your bank, broker or other nominee is permitted to vote your Shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your Shares. Without instructions, your Shares will not be voted on such proposals, which will have the same effect as if you voted “AGAINST” adoption of the Merger Agreement and, only if a quorum is not present, the Adjournment Proposal, but will have no effect on the Compensation Proposal or, if a quorum is present, the Adjournment Proposal.

Q:	How may I vote?

A:

If you are a stockholder of record (that is, if your Shares are registered directly in your name with Nevada Agency and Transfer Company, our transfer agent, or you hold a stock certificate representing your Shares), there are four (4) ways to vote:

•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope;

•	by visiting the Internet at www.proxydocs.com/APEN;

•	by calling toll-free (within the U.S. or Canada) at the phone number on your proxy card; or

•	by attending the Special Meeting virtually and voting at the meeting.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your Shares, and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). Please be aware that, although there is no charge for voting your Shares, if you vote electronically over the Internet or by telephone, you may incur costs such as Internet access and telephone charges for which you will be responsible.

Even if you plan to attend the Special Meeting virtually, you are strongly encouraged to vote your Shares by proxy. If you are a record holder or if you obtain a “legal proxy” to vote Shares that you beneficially own, you may still vote your Shares virtually at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting and vote virtually, your previous vote by proxy will not be counted.

If your Shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the Internet or by telephone. To vote over the Internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting form provided by your bank, broker or nominee.

Q:	May I change my vote after I have mailed my signed and dated proxy card?

A:	If you are a stockholder of record entitled to vote at the Special Meeting, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•	signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•

delivering a written notice of revocation to the Secretary of Apollo at Apollo Endosurgery, Inc., 1120 S. Capital of Texas Highway, Building 1, Suite #300, Austin, Texas 78746 by 11:59 p.m. Eastern Time on                 , 2023; or

•

attending the Special Meeting and voting virtually. Attending the Special Meeting virtually will not in and of itself revoke a previously submitted proxy. You must specifically vote at the virtual Special Meeting in order for your previous proxy to be revoked.

If you hold your Shares in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote virtually at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person to vote your Shares. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your Shares is called a “proxy card.”

Q:	If a stockholder gives a proxy, how are the Shares voted?

A:

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your Shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your Shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your Shares should be voted on a matter, the Shares represented by your properly signed proxy will be voted: (i) “FOR” the adoption of the Merger Agreement; (ii) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and (iii) “FOR” the Adjournment Proposal.

Q:	What should I do if I receive more than one set of voting materials?

A:

Please sign, date and return (or grant your proxy electronically over the Internet or by telephone using the instructions provided in the enclosed proxy card) each proxy card and voting instruction card that you receive.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your Shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold Shares. If you are a stockholder of record and your Shares are registered in more than one name, you will receive more than one proxy card.

Q:	May I exercise dissenters’ rights or rights of appraisal in connection with the Merger?

A:

Yes. In order to exercise your appraisal rights, you must follow the requirements set forth in Section 262 of the DGCL. Under Delaware law, stockholders of record who continuously hold Shares through the Effective

Time, who do not vote in favor of the adoption of the Merger Agreement and who are entitled to and otherwise properly demand and exercise, and do not effectively waive, withdraw, fail to perfect or otherwise lose, their appraisal rights under Section 262 of the DGCL, will be entitled to seek appraisal of the “fair value” of their Shares (exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any), as determined by the Delaware Court of Chancery, in lieu of receiving the Merger Consideration if the Merger is completed. Appraisal rights will only be available to stockholders who are entitled and otherwise properly deliver, and do not properly withdraw, a written demand for an appraisal to Apollo prior to the vote on the proposal to adopt the Merger Agreement at the Special Meeting and who comply with the procedures and requirements set forth in Section 262 of the DGCL, which are summarized in this proxy statement. The appraisal amount could be more than, the same as or less than the amount a stockholder would be entitled to receive under the terms of the Merger Agreement. A copy of the version of Section 262 of the DGCL applicable to the Merger Agreement is included as Annex C to this proxy statement. For additional information, please see the section of this proxy statement captioned “The Merger—Appraisal Rights.”

Q:	Should I send in my stock certificate(s), if any, now?

A:

No. If you are a record holder of a certificate or certificates that represent Shares on the Record Date, a letter of transmittal will be mailed to you promptly, and in any event within three (3) business days, after the Effective Time, describing, among other things, how you should surrender your stock certificate(s) for your Shares in exchange for payment of the Merger Consideration. Please do NOT return any stock certificate(s) with your proxy.

If your Shares are held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your “street name” Shares in exchange for the Merger Consideration, and you will not be mailed, and do not need to complete, a letter of transmittal.

Q:	Should I surrender my book-entry Shares now?

A:

No. All holders of uncertificated Shares (i.e., holders whose Shares are held in book-entry form, including held in “street name” by your broker, bank or other nominee) will automatically receive the applicable Merger Consideration for their Shares shortly after the Merger is completed without any further action required on the part of such holder.

Q:	Where can I find the voting results of the Special Meeting?

A:

If available, Apollo may announce preliminary voting results at the conclusion of the Special Meeting. Apollo intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four (4) business days after the Special Meeting. All reports that Apollo files with the SEC are publicly available when filed. For more information, please see the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Who can help answer my questions?

A:

If you have any questions concerning the Merger Agreement, the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your Shares, please contact our proxy solicitor:

Alliance Advisors

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

(844) 717-2315

APEN@allianceadvisors.com

FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements which involve substantial risks and uncertainties and are based on Apollo’s beliefs and assumptions and on information currently available to Apollo. All statements other than statements of historical facts contained in this proxy statement, including statements regarding the Transactions, are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “forecast,” “foresee,” “potential,” “predict,” “project,” “likely,” “goal,” “target,” “could,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

Forward-looking statements are predictions based on expectations and projections about future events, are not statements of historical fact, are subject to risks, uncertainties and assumptions that are difficult to predict and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our current beliefs, estimates and assumptions only as of the date of this proxy statement and information contained in this proxy statement should not be relied upon as representing Apollo’s estimates as of any subsequent date. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to:

•	the ability of the parties to consummate the Transactions in a timely manner or at all;

•	the risk that the Merger Agreement may be terminated in circumstances that require us to pay the Apollo Termination Fee;

•	the satisfaction (or waiver) of the conditions to Closing to the consummation of the Transactions, including with respect to the approval of the stockholders;

•	potential delays in consummating the Transactions;

•	our ability to timely and successfully achieve the anticipated benefits of the Transactions;

•	the risk related to the diversion of management’s attention from our ongoing business operations;

•	the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement;

•	the effect of the announcement or pendency of the Transactions on our business relationships, operating results and business generally;

•	the risk that the Merger disrupts our current plans and operations or affects our ability to retain or recruit key employees;

•	costs related to the Transactions;

•	the effect of limitations that the Merger Agreement places on our ability to operate our business or engage in an alternate transaction;

•	the conditions of the capital markets during the period covered by the forward-looking statements;

•	the outcome of any legal proceedings that may be instituted against us, Boston Scientific or any of their respective directors or officers related to the Merger Agreement or the Transactions;

•	the risk that our stock price may decline significantly if the Merger is not completed;

•	our ability to become profitable and generate consistent cash flows to remain profitable;

•	our plans to develop and commercialize additional products and product features;

•	our plans to grow our customer base, both domestically and internationally;

•	our expectations regarding potential market opportunity for our products;

•	the effect of inflationary and/or recessionary pressure, macroeconomic uncertainty and foreign exchange fluctuations;

•	the execution of gross margin improvement projects;

•	continued global supply chain constraints;

•	our ability to attract and retain highly qualified personnel;

•	our ability to develop, expand and manage a worldwide sales organization;

•	our ability to protect and enhance our products and intellectual property;

•	our expectations concerning our relationships and actions with third parties;

•	our ability to obtain and maintain approvals to sell existing and future products from domestic and international regulatory bodies;

•	future regulatory, judicial and legislative changes in our industry;

•	the results of our ongoing or future clinical trials of our products and product features;

•	our ability to maintain and operate our business in light of the COVID-19 pandemic;

•	our financial performance; and

•	developments and projections relating to our competitors, our industry and the general economy.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this proxy statement. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements as predictions of future events.

These risks are not exhaustive. Except as required by law, Apollo assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by Apollo’s forward-looking statements is included in the reports Apollo has filed or will file with the SEC, including Apollo’s Annual Report on Form 10-K for the year ended December 31, 2021, Apollo’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, and subsequent filings Apollo makes with the SEC. These filings, when available, are available on the investor relations section of Apollo’s website at https://ir.apolloendo.com/ and on the SEC’s website at www.sec.gov.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the Board of Directors for use at the Special Meeting.

Date, Time and Place

We will hold the Special Meeting virtually on              , 2023, at             Central Time via live audio webcast on the Internet and, if applicable, at any adjournment or postponement thereof. In order to attend and participate in the Special Meeting, you must register in advance at www.proxydocs.com/APEN using the control number found in your proxy materials. Upon completing your registration, you will receive further instructions via email, including a link that will allow you access to the meeting. You will also receive an email containing the link and access details one (1)  hour before the start of the meeting.

Purpose of the Special Meeting

At the Special Meeting, we will ask the stockholders to vote on proposals to: (i) adopt the Merger Agreement; (ii) approve, on an advisory (non-binding) basis, the Compensation Proposal; and (iii) approve the Adjournment Proposal.

We do not expect that any matters other than the proposals set forth above will be brought before the Special Meeting, and only matters specified in the notice of the meeting may be acted upon at the Special Meeting.

Our stockholders must approve the proposal to adopt the Merger Agreement in order for the Merger to be consummated. If our stockholders fail to approve the proposal to adopt the Merger Agreement, the Merger will not be consummated. A copy of the Merger Agreement is attached as Annex A to this proxy statement, which we urge you to read carefully in its entirety.

Record Date; Shares Entitled to Vote; Quorum

Only stockholders of record as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. A list of stockholders entitled to vote at the Special Meeting will be available at our principal executive offices located at 1120 S. Capital of Texas Highway, Building 1, Suite #300, Austin, Texas 78746, during regular business hours for a period of no less than ten (10) days before the Special Meeting.

The presence, in person or by proxy duly authorized, of the holders of record of a majority of the outstanding Shares entitled to vote shall constitute a quorum for the transaction of business at the Special Meeting. Assuming the Special Meeting is held solely by means of remote communication, as it is currently scheduled to be, only Shares present virtually or represented by proxy at the Special Meeting will be counted in determining whether a quorum is present. As of the Record Date, there were                  Shares outstanding and entitled to vote at the Special Meeting, meaning that                 , Shares must be represented virtually or by proxy at the Special Meeting to have a quorum. In the event that a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned to solicit additional proxies to approve the proposal to adopt the Merger Agreement.

Vote Required; Abstentions and Failure to Vote

The affirmative vote of the holders of a majority of all outstanding Shares on the Record Date is required to adopt the Merger Agreement. As of the Record Date,                      Shares constitute a majority of the outstanding Shares. Adoption of the Merger Agreement by the stockholders is a condition to the Closing.

The affirmative vote of the majority of the Shares present in person or represented by proxy duly authorized at the Special Meeting and entitled to vote generally on the subject matter is required to approve the

Compensation Proposal, on an advisory (non-binding) basis, provided a quorum is present. Assuming the Special Meeting is held solely by means of remote communication, as it is currently scheduled to be, only Shares present virtually or represented by proxy at the Special Meeting will be able to be voted.

Approval of the Adjournment Proposal requires either (i) if a quorum is present, the affirmative vote of the majority of the Shares present in person or represented by proxy duly authorized at the Special Meeting and entitled to vote generally on the subject matter or (ii) if a quorum is not present, the vote of the holders of a majority of the Shares represented at the Special Meeting.

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted “AGAINST” the proposal to adopt the Merger Agreement, the Compensation Proposal and the Adjournment Proposal. However, abstentions are counted as Shares present or represented by proxy at the Special Meeting for the purposes of determining whether a quorum is present at the Special Meeting. As a result, an abstention of any of the aforementioned proposals will be counted for purposes of determining the presence or absence of a quorum, but will count as a vote “AGAINST” each of the proposal to adopt the Merger Agreement, the Compensation Proposal and the Adjournment Proposal.

Failure to vote your Shares (including a failure of your broker, bank or other nominee to votes Shares held on your behalf) will count as a vote “AGAINST” the proposal to adopt the Merger Agreement. If your Shares are not deemed present or represented by proxy at the Special Meeting, then a failure to vote will not have any effect on the Adjournment Proposal or the Compensation Proposal. If your Shares are deemed present or represented by proxy, then a failure to vote your Shares will have the same effect as a vote “AGAINST” the Adjournment Proposal only if a quorum is not present, and will have no effect on the Compensation Proposal or, if a quorum is present, on the Adjournment Proposal.

Because brokers, banks and other nominees do not have discretionary voting authority with respect to the proposal to adopt the Merger Agreement, the Compensation Proposal or the Adjournment Proposal, if a beneficial owner of Shares held in street name does not give voting instructions to the broker, bank or other nominee with respect to any of the proposals, then those Shares may not be voted on your behalf for any proposal, will not be deemed present or represented by proxy at the Special Meeting and will not be counted for purposes of determining whether a quorum is present at the Special Meeting. However, if a beneficial owner of Shares held in street name gives voting instructions to the broker, bank or other nominee with respect to at least one of the proposals, but gives no instruction as to one or more of the other proposals, then those Shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given and will not be voted with respect to any other proposal.

Shares Held by Apollo’s Directors and Executive Officers

As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate,                  Shares, representing approximately     % of the Shares outstanding on the Record Date (and approximately     % of the Shares outstanding when taking into account Apollo Options and Apollo RSUs held, in the aggregate, by our directors and executive officers).

Our directors and executive officers have informed us that they currently intend to vote all of their respective Shares (i) “FOR” the adoption of the Merger Agreement, (ii) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal, and (iii) “FOR” the Adjournment Proposal.

Voting of Proxies

If, on the Record Date, your Shares are registered directly in your name with our transfer agent, Nevada Agency and Transfer Company, you may cause your Shares to be voted by returning a signed and dated proxy card in the accompanying prepaid envelope, or you may vote virtually at the Special Meeting. Additionally, you may grant a proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the Internet or by telephone. Based on your proxy card or Internet and telephone proxies, the proxy holders will vote your Shares according to your directions.

If you plan to attend the Special Meeting and wish to vote virtually, you will need to enter the control number found in your proxy materials. If you attend the Special Meeting and vote virtually, your vote will revoke any previously submitted proxy. If your Shares are registered directly in your name, you are encouraged to vote by proxy even if you plan to attend the Special Meeting virtually.

Voting instructions are included on your proxy card. All Shares represented by properly signed and dated proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted:

•	“FOR” the adoption of the Merger Agreement;

•	“FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and

•	“FOR” the Adjournment Proposal.

If, on the Record Date, your Shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee or attending the Special Meeting and voting virtually with a “legal proxy” from your bank, broker or other nominee. If such a service is provided, you may vote over the Internet or telephone through your bank, broker or other nominee by following the instructions on the voting form provided by your bank, broker or other nominee. If you do not return the voting form provided by your bank, broker or other nominee, do not vote via the Internet or telephone through your bank, broker or other nominee, if possible, or do not attend the Special Meeting and vote virtually with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the proposal to adopt the Merger Agreement, but will have no effect on the Compensation Proposal or the Adjournment Proposal.

Revocability of Proxies

If you are a stockholder of record entitled to vote at the Special Meeting, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•	signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•

delivering a written notice of revocation to our Secretary at Apollo Endosurgery, Inc., 1120 S. Capital of Texas Highway, Building 1, Suite #300, Austin, Texas 78746, by 11:59 p.m. Eastern Time on                 , 2023; or

•	attending the Special Meeting and voting virtually.

If you have submitted a proxy, your virtual appearance at the Special Meeting will not have the effect of revoking your prior proxy; provided that you do not vote virtually or submit an additional proxy or revocation, which, in each case, will have the effect of revoking your proxy.

If you hold your Shares in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote virtually at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Adjournments and Postponements

Although it is not currently expected, the Special Meeting may be adjourned or postponed to a later date or dates, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement or if a quorum is not present at the Special Meeting. Other than an announcement to be made at the Special Meeting of the time, date and place of an adjourned meeting, an adjournment generally may be made without notice. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow the stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed.

Board of Directors’ Recommendation

The Board of Directors, after considering various factors described under the caption, “The Merger— Recommendation of the Board of Directors and Reasons for the Merger,” has unanimously: (i) determined that the Merger Agreement and the Transactions are fair to, and in the best interests of, Apollo and its stockholders, (ii) approved and declared advisable the execution, delivery and performance of the Merger Agreement and the consummation of the Transactions, (iii) resolved to recommend that the stockholders of Apollo adopt the Merger Agreement and approve the Merger and the Transactions, and (iv) directed that the adoption of the Merger Agreement be submitted to a vote of the stockholders.

Accordingly, the Board of Directors unanimously recommends, on behalf of Apollo, that you vote: (i) “FOR” the adoption of the Merger Agreement; (ii) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and (iii) “FOR” the Adjournment Proposal.

Solicitation of Proxies

The expense of soliciting proxies will be borne by Apollo. Apollo has retained Alliance Advisors LLC (“Alliance”), a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $20,000 plus expenses. Apollo will also indemnify Alliance against certain losses arising out of its provisions of these services on our behalf. In addition, Apollo may reimburse banks, brokers and other nominees representing beneficial owners of Shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.

Anticipated Date of Completion of the Merger

We are working toward completing the Merger as promptly as possible. In order to complete the Merger, Apollo must obtain the Apollo Stockholder Approval described in this proxy statement, and the other closing conditions under the Merger Agreement must be satisfied or waived, including but not limited to (i) the expiration or termination of any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act or any voluntary agreement with the DOJ or FTC not to consummate the Transactions and (ii) consents, approvals, non-disapprovals and other authorizations of governmental authorities under certain foreign antitrust or competition laws must be obtained. Apollo and Boston Scientific filed notification and report forms under the HSR Act with the DOJ and the FTC on December 20, 2022. Since the Merger is subject to a number of conditions, the exact timing of the Merger cannot be determined at this time. For more information, please see the section of this proxy captioned “The Merger—Regulatory Approvals Required for the Merger.”

Delisting and Deregistration of Apollo Common Stock

If the Merger is completed, the Shares will be delisted from Nasdaq and deregistered under the Exchange Act, and Shares will no longer be publicly traded. As such, Apollo will no longer file periodic reports under the Exchange Act with the SEC on account of Apollo’s common stock.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on                 , 2023

The proxy statement is available on the investor relations page of our website at https://ir.apolloendo.com/.

Questions and Additional Information

If you have any questions concerning the Merger Agreement, the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your Shares, please contact our proxy solicitor:

Alliance Advisors

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

(844) 717-2315

APEN@allianceadvisors.com

THE MERGER

This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. This summary does not purport to be complete and may not contain all of the information about the Merger that is important to you. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this document contains important information about the Merger and how it affects you.

Parties Involved in the Merger

Apollo Endosurgery, Inc.

Apollo Endosurgery, Inc. was incorporated in the state of Delaware in September 2005. Apollo is a medical technology company primarily focused on the development of next-generation, minimally invasive medical devices to advance gastrointestinal therapeutic endoscopy designed to treat a variety of gastrointestinal conditions, including closure of gastrointestinal defects, managing gastrointestinal complications, and weight loss as a treatment of obesity. Apollo’s Endoscopy product portfolio consists of the OverStitch® Endoscopic Suturing System, the OverStitch Sx™ Endoscopic Suturing System, the Apollo ESG™ System, the Apollo REVISE™ system, X-Tack® Endoscopic HeliX Tacking System and ORBERA® Intragastric Balloon. Apollo’s products are used by gastroenterologists and bariatric surgeons in a variety of settings to treat multiple gastrointestinal conditions including closure of acute perforations and chronic fistulas; tissue closure after the removal of abnormal lesions in the esophagus, stomach or colon (also known as endoscopic submucosal dissections, endoscopic mucosal resections and endoscopic full thickness resections); treatment of swallowing disorders (peroral endoscopic myotomy); and esophageal stent fixation and obesity.

Apollo’s principal corporate offices are located at 1120 S. Capital of Texas Highway, Building 1, Suite #300, Austin, Texas 78746, and its telephone number is (512) 279-5100.

Boston Scientific Corporation

Boston Scientific Corporation is a global developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties, such as cardiology, peripheral interventions, endoscopy, urology and neuromodulation. Boston Scientific’s mission is to transform lives through innovative medical solutions that improve the health of patients around the world. Boston Scientific advances science for life by providing a broad range of high performance solutions to address unmet patient needs and reduce the cost of healthcare.

Boston Scientific’s principal corporate offices are located at 300 Boston Scientific Way, Marlborough, Massachusetts 01752, and its telephone number is (508) 683-4000.

Textile Merger Sub, Inc.

Textile Merger Sub, Inc., referred to as “Merger Sub,” is a Delaware corporation and an indirect wholly owned subsidiary of Boston Scientific and was formed on November 23, 2022, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Merger Sub has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon the completion of the Merger, the separate corporate existence of Merger Sub will cease and Apollo will continue as the Surviving Company. Merger Sub’s principal executive offices are located at 300 Boston Scientific Way, Marlborough, Massachusetts 01752 and its telephone number is (508) 683-4000.

Effect of the Merger

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Apollo, with the separate corporate existence of Merger Sub thereupon ceasing and Apollo continuing as the Surviving Company and an indirect wholly owned subsidiary of Boston Scientific. As a result of the Merger, Apollo’s common stock will no longer be publicly traded, and will be delisted from Nasdaq. In addition, the Shares will be deregistered under the Exchange Act, and Apollo will no longer file periodic reports under the Exchange Act with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Company.

The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as Apollo, Boston Scientific and Merger Sub may agree in writing and specify in the certificate of merger).

Effect on Apollo if the Merger is Not Completed

If the Merger Agreement is not adopted by the stockholders, or if the Merger is not completed for any other reason:

•	the stockholders will not be entitled to, nor will they receive, any payment for their respective Shares pursuant to the Merger Agreement;

•

(i) Apollo will remain an independent public company, (ii) the Shares will continue to be listed and traded on Nasdaq and registered under the Exchange Act and (iii) Apollo will continue to file periodic reports under the Exchange Act with the SEC;

•	under certain specified circumstances, Apollo will be required to pay Boston Scientific the Apollo Termination Fee upon or following the termination of the Merger Agreement; and

•

under certain specified circumstances, Boston Scientific will be required to pay Apollo the Boston Scientific Tier I Termination Fee or the Boston Scientific Tier II Termination Fee following the termination of the Merger Agreement.

For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination Fees and Expenses.”

Merger Consideration

At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time, other than the Excluded Shares, will be converted automatically into the right to receive the Merger Consideration.

At or before the Closing, Boston Scientific will deposit or, cause the Surviving Company to deposit, with the Paying Agent (as defined below), for the benefit of the holders of Shares (other than Excluded Shares), cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid under the Merger Agreement. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Exchange and Payment Procedures.”

After the Merger is completed, you will have the right to receive the Merger Consideration in respect of each Share that you own, but you will no longer have any rights as a stockholder. Stockholders who properly exercise their appraisal rights have the right to receive payment for the “fair value” of their Shares determined pursuant to an appraisal proceeding, as contemplated by Delaware law. For more information, please see the section of this proxy statement captioned “The Merger—Appraisal Rights.”

Background of the Merger

As part of Apollo’s ongoing consideration and evaluation of its long-term strategic goals and plans, the Board of Directors, together with Apollo management, regularly review and assess Apollo’s performance, share price, risks, opportunities and strategy in light of the current business and economic environment, as well as evolving industry dynamics. As part of this process, members of Apollo management have, from time to time, engaged in business development and strategic discussions with participants in the medical device and healthcare equipment industries, all with the goal of enhancing value for stockholders and delivering the best possible treatments and services to patients and healthcare providers. Apollo’s strategic discussions have also focused on, among other things, collaborations with other medical device companies.

In early 2020, Apollo engaged in discussions related to a potential strategic transaction with Boston Scientific, Party A and Party B (such discussions, the “2020 Process”), including Apollo’s entry into confidentiality agreements with each party, but such discussions were subsequently abandoned due to, among other things, the onset of the COVID-19 pandemic. Boston Scientific and Apollo engaged in due diligence and preliminary discussions with respect to a potential strategic transaction. Discussions with Party A and Party B did not advance beyond preliminary discussions.

On September 21, 2022, Mr. Charlie Attlan, the Senior Vice President, New Business Development, Corporate Strategy and Portfolio of Boston Scientific, contacted a representative of Piper Sandler, which had acted as financial advisor to Apollo in connection with the 2020 Process, to express interest in scheduling a meeting between representatives of Boston Scientific and Apollo.

On September 21, 2022, representatives of Piper Sandler introduced Mr. Chas McKhann, President and Chief Executive Officer of Apollo, to Mr. Attlan for purposes of arranging a meeting in person. That meeting was scheduled for September 23, 2022.

On September 22, 2022, at a regularly scheduled meeting of the Board of Directors, Mr. McKhann informed the Board of Directors of the outreach from Boston Scientific and the meeting scheduled for the following day with representatives of Boston Scientific and Piper Sandler.

On September 23, 2022, Mr. McKhann and Mr. Jeff Black, the Chief Financial Officer of Apollo, representatives of Piper Sandler and representatives of Boston Scientific met and Mr. McKhann and Mr. Black provided a presentation on Apollo based on publicly available information. Following the meeting, Mr. Attlan informed a representative of Piper Sandler that while Boston Scientific would need to have internal discussions to confirm its interest, Mr. Attlan believed Boston Scientific would be interested in pursuing a potential acquisition of Apollo. Later that day, Mr. McKhann provided an update on the meeting to the Board of Directors and, after discussion with Mr. John Barr, chairman of the Board of Directors, the Board of Directors instructed Mr. McKhann to inform Mr. Attlan that Apollo was focused on continuing as a standalone company.

On September 26, 2022, Mr. McKhann contacted Mr. Attlan to relay the message that Apollo was focused on continuing as a standalone company.

On September 29, 2022, Mr. Attlan spoke by telephone with Mr. McKhann and representatives of Piper Sandler and, during this discussion, expressed Boston Scientific’s preliminary interest in acquiring Apollo for $8.00 per share, payable in cash (the “September Verbal Proposal”). The September Verbal Proposal implied a premium of 51% to the closing price of Apollo Common Stock of $5.30 per share on September 29, 2022. Shortly after this call, representatives of Piper Sandler communicated to representatives of Boston Scientific that the September Verbal Proposal would not be received well by the Board of Directors and may be viewed as an opportunistic approach.

On October 3, 2022, Mr. Michael F. Mahoney, Chairman and Chief Executive Officer of Boston Scientific, contacted Mr. John Barr, chairman of Apollo, to discuss the September Verbal Proposal and Boston Scientific’s preliminary interest in acquiring Apollo.

On October 3, 2022, the Board of Directors held a meeting with representatives of Apollo management, at which representatives of Piper Sandler and Cooley LLP (“Cooley”), Apollo’s outside legal counsel, were present.

At the request of the Board of Directors, Mr. Barr provided an update on prior discussions with Boston Scientific regarding Boston Scientific’s interest in acquiring Apollo, including Mr. Barr’s conversation with Mr. Mahoney regarding the September Verbal Proposal. Representatives of Piper Sandler then reviewed with the Board of Directors general market observations and their initial views with respect to potential valuations of Apollo. The Board of Directors then discussed the September Verbal Proposal, as well as additional strategic alternatives and considerations, including the standalone prospects of Apollo, the risk that engaging in strategic discussions would distract Apollo management and current market conditions. The Board of Directors determined that the September Verbal Proposal was an insufficient basis on which to engage in discussions concerning a potential transaction with Boston Scientific. The Board of Directors then discussed whether to provide a response to the September Verbal Proposal. Following the discussion, the Board of Directors instructed Piper Sandler to notify Boston Scientific that Apollo rejected the September Verbal Proposal on the basis that the proposed $8.00 per share price was too low to enter into discussions regarding a potential transaction with Boston Scientific, but the Board of Directors would consider entering into such discussions if it were to receive a proposal to acquire Apollo for a price of $12.00 per share or higher and that, subject to entry into a customary non-disclosure agreement, Apollo would be willing to allow Boston Scientific to undertake a limited diligence review of Apollo in order to provide Boston Scientific with non-public information to help support a further proposal at an increased per share price.

On October 4, 2022, representatives of Piper Sandler delivered the message from the Board of Directors to representatives of Boston Scientific.

On October 5, 2022, a representative of Piper Sandler discussed with representatives of Boston Scientific scheduling a meeting between representatives of Boston Scientific and Apollo to review certain non-public information regarding Apollo following the execution by the parties of a non-disclosure agreement. Following the discussion, Mr. McKhann scheduled such meeting for October 18, 2022.

On October 13, 2022, Apollo executed a non-disclosure agreement with Boston Scientific that included a customary non-solicit and a “standstill” provision with a fall-away provision that is triggered upon the entry or public announcement of certain acquisition transactions.

On October 16, 2022, the Board of Directors held a meeting with representatives of Apollo management, at which representatives of Piper Sandler and Cooley were present, to review certain financial projections prepared by management of Apollo for fiscal years 2022 through 2025 (the “Near-Term Forecast”), which were based on substantially similar projections previously reviewed by the Board of Directors at the prior regularly scheduled meeting on September 22, 2022, and prepared at the request of the Board of Directors in connection with both reviewing a potential strategic transaction and to provide to Boston Scientific in response to a previously submitted request for such information. Apollo management reviewed certain estimates and assumptions underlying the Near-Term Forecast. Following review and discussion of the Near-Term Forecast, the Board of Directors (i) approved the Near-Term Forecast for use in evaluating potential strategic alternatives, including continuing as an independent company, as well as a potential transaction with Boston Scientific, (ii) approved sharing the Near-Term Forecast with Boston Scientific, as well as other potential acquirers that expressed an interest in pursuing a potential transaction with Apollo, and (iii) authorized Piper Sandler to use the Near-Term Forecast for purposes of providing its financial analyses in connection with the Board of Directors’ evaluation of any potential strategic transaction.

On October 18, 2022, representatives of Apollo management and Piper Sandler met in person for due diligence sessions with representatives of Boston Scientific with respect to Apollo’s business, which included a presentation by Apollo management, including a presentation of certain portions of the Near-Term Forecast and functional area “break out” meetings.

From October 19, 2022, to October 24, 2022, representatives of Piper Sandler, on behalf of and as authorized by the Board of Directors, provided Boston Scientific with additional limited diligence information that Boston Scientific had requested at the prior meeting.

On November 1, 2022, Apollo issued a press release to report Apollo’s Q3 2022 financial results and the stock price increased from $6.44 per share at the closing on the day before the earnings release to $6.66 per share at the closing the day after the earnings release.

On November 3, 2022, representatives of Boston Scientific contacted Mr. McKhann and a representative of Piper Sandler and indicated that Boston Scientific intended to provide a revised indication of interest. Later that day, Boston Scientific delivered a written non-binding indication of interest to acquire Apollo for $9.50 per share, payable in cash (the “November 3 Proposal”). The November 3 Proposal implied a premium of 43% to the closing price of Apollo Common Stock of $6.63 per share on November 3, 2022.

On November 7, 2022, the Board of Directors held a meeting with representatives of Apollo management, at which representatives of Piper Sandler and Cooley were present. A representative of Cooley reviewed with the Board of Directors its fiduciary duties in connection with a strategic transaction process. Representatives of Piper Sandler then reviewed with the Board of Directors the November 3 Proposal and certain preliminary financial analyses related thereto. Apollo management then discussed with the Board of Directors the standalone prospects of Apollo, including Apollo management’s conviction around Apollo’s operating plan. Apollo management also discussed certain execution risks attendant to achieving the Near-Term Forecast, including increased regulatory oversight and general macroeconomics trends, including elevated levels of inflation, that could limit discretionary spending by consumers and cause demand for Apollo’s products to potentially flatten or decrease. The Board of Directors determined that the November 3 Proposal was an insufficient basis on which to engage in discussions concerning a potential transaction with Boston Scientific and instructed Piper Sandler to reject the November 3 Proposal, and to provide Boston Scientific with price guidance at or very near $11.00 per share and, as a way to demonstrate additional potential value, provide Boston Scientific with an update on a potential strategic partnership that Apollo was contemplating with a third party. The Board of Directors then considered undertaking a limited targeted outreach to certain potential parties that representatives of Piper Sandler had identified as being most likely to both be interested in a potential transaction with Apollo and able to make a proposal to acquire Apollo at an attractive valuation on an accelerated timeline in order to compete with Boston Scientific’s proposal and compressed due diligence timeframe. Following discussion on the positives of such potential outreach, such as the ability to gain additional market intelligence about Apollo, and negatives, such as the potential for leaks and the risk of management distraction that could potentially negatively impact Apollo’s operations, the Board of Directors determined to undertake such a targeted outreach to Party A and Party B given (i) Parties A and B had previously shown preliminary interest and/or were likely to have a strategic interest in acquiring Apollo; (ii) each had participated in the 2020 Process, (iii) the low likelihood that a financial sponsor would be interested in a potential transaction with Apollo given Apollo’s operating losses and (iv) even if other potential parties were interested, they would not be able to proceed as expeditiously as Boston Scientific, Party A or Party B in light of their preliminary due diligence review of Apollo during the 2020 Process. The Board of Directors directed Piper Sandler to contact Party A and Party B to gauge their interest in a potential transaction with Apollo. Representatives of Piper Sandler then left the meeting, and thereafter, the Board of Directors discussed the formal engagement of Piper Sandler as Apollo’s financial advisor in connection with its review of potential strategic alternatives, noting Piper Sandler’s qualifications, expertise, reputation and knowledge of Apollo’s business and the industry in which it operates, as well as Piper Sandler’s institutional knowledge from being engaged as Apollo’s financial advisor during the 2020 Process. On the basis of these considerations and subject to the Board of Directors’ review of Piper Sandler’s relevant relationships with Boston Scientific and Parties A and B, the Board of Directors authorized Apollo management to negotiate the terms of an engagement letter with Piper Sandler. The Board of Directors also discussed and approved Apollo management supplementing the Near-Term Forecast to include prospective financial information for fiscal years 2026 through 2032 so that such information could be used for purposes of Piper Sandler’s discounted cash flow analysis of Apollo as more fully described below in the section captioned “The Merger—Opinion of Piper Sandler & Co.”.

On November 8, 2022, representatives of Piper Sandler delivered the messaging, including the price guidance, from the Board of Directors to representatives of Boston Scientific. Later that same day, Mr. McKhann had a call with representatives from Boston Scientific during which Mr. McKhann provided Boston Scientific with an update on the potential strategic partnership that Apollo was considering with a third party.

Also on November 8, 2022 representatives of Piper Sandler contacted representatives of Party A and Party B and both Party A and Party B indicated interest in discussing a potential transaction with Apollo. Representatives of Piper Sandler provided each party with a form of non-disclosure agreement and scheduled presentations with representatives of Party A on November 18, 2022 and representatives of Party B on November 10, 2022. Representatives of Piper Sandler encouraged Party A to accelerate its timing, but Party A communicated that November 18, 2022 was the earliest it would be available for a meeting. Representatives of Piper Sandler also strongly encouraged Party B to accelerate its timing, including initiating any internal approval process necessary to be in a position submit a letter of intent promptly after the scheduled meeting.

On November 10, 2022, Party B entered into a non-disclosure agreement with Apollo with a customary non-solicit and a “standstill” provision with a fall-away provision that is triggered upon the entry or public announcement of certain acquisition transactions, including the Transactions contemplated by the Merger Agreement. Later that day, following execution of the non-disclosure agreement, representatives of Apollo management met with representatives of Party B to provide a management presentation with respect to Apollo’s business, which presentation included the portions of the Near-Term Forecast presented to Boston Scientific. Representatives of Piper Sandler also attended the meeting.

Later that same day, on a call between Mr. McKhann, representatives of Piper Sandler and representatives of Boston Scientific, Mr. Attlan indicated that Boston Scientific intended to send an updated written proposal to acquire Apollo for $10.00 per share, payable in cash. Mr. Attlan also indicated that this revised proposal would include a requirement that, if Apollo was prepared to pursue Boston Scientific’s revised proposal, it would agree to enter into exclusive negotiations with Boston Scientific regarding the proposed transaction. That evening, Apollo received a revised written non-binding indication of interest from Boston Scientific to acquire Apollo for $10.00 per share, payable in cash (the “November 10 Proposal”), which included a requirement for exclusivity and expired on November 14, 2022 at 5:00 pm Eastern Time. The November 10 Proposal implied a premium of 52% to the closing price of Apollo Common Stock of $6.60 per share on November 10, 2022.

On November 11, 2022, representatives of Piper Sandler contacted Party B to discuss the transaction process and communicated that Party B would need to submit a proposal with a premium to Apollo’s stock price that was higher than a typical premium for mergers and acquisition transactions and that such offer would need to be provided within seven to ten days if Party B wanted to be competitive with other parties considering a potential transaction with Apollo. Party B expressed its continued interest in pursuing a potential acquisition of Apollo.

On November 13, 2022, the Board of Directors held a meeting with representatives of Apollo management, at which representatives of Piper Sandler and Cooley were present. Representatives of Piper Sandler provided an update on the discussions with Boston Scientific, including the November 10 Proposal and certain preliminary financial analyses related thereto, the status of discussions with Party B and the fact that Party A had not yet signed a non-disclosure agreement and was not available for an initial meeting with Apollo management until November 18, 2022. The Board of Directors then discussed the probability of either Party A or Party B submitting an attractive valuation on a reasonable timeline. Given Party B’s inability to move quickly or provide a compelling premium in prior discussions during the 2020 Process, the Board of Directors did not believe Party B would be in a position to submit a proposal to Apollo on an expedited timeframe or at a price per share as attractive as that proposed in the November 10 Proposal. Additionally, because Party A had not responded with any urgency to schedule a meeting with Apollo management, the Board of Directors’ concluded that Party A was not prepared to pursue a potential transaction on a reasonable timeline relative to the pace at which discussions were proceeding with Boston Scientific, if at all. Based on discussions Apollo management and representatives of Piper Sandler had with representatives of Boston Scientific, the Board of Directors believed Boston Scientific would terminate negotiations if an agreement on the per share price was not reached between the parties quickly. The Board of Directors then discussed the November 10 Proposal and how best to respond to it. Representatives of Piper Sandler then reviewed with the Board of Directors certain financial aspects of the November 10 Proposal based on the Near-Term Projections. The Board of Directors discussed Boston Scientific’s requirement for exclusivity, and the possibility that Boston Scientific would terminate negotiations with Apollo if Apollo did not agree to negotiate exclusively with Boston Scientific before the November 10 Proposal expired, the lack of engagement from Party A, the uncertainty surrounding Party B’s ability to submit a proposal at an attractive valuation on a timely basis, and the Board of Directors’ belief that it was unlikely that other parties would be able to pursue a potential transaction at a per share price above the November 10 Proposal on a reasonable timeline or with any certainty. Following these discussions, the Board of Directors determined that, while it would potentially be willing to enter into exclusivity with Boston Scientific in exchange for an increase in its proposed per share price, Piper Sandler and Apollo management should in any event continue to seek an increased per share price from Boston Scientific. Accordingly, the Board of Directors directed representatives of Piper Sandler to inform Boston Scientific that the Board of Directors would be willing to grant a two-week period of exclusivity to Boston Scientific if it agreed to increase its proposed per share price to $10.45 per share. The Board of Directors also instructed representatives of Piper Sandler to request a written indication of interest from Party B by November 16, 2022. The meeting of the Board of Directors then continued in executive session and representatives of Cooley discussed the proposed terms of the engagement letter between Apollo and Piper Sandler, a copy of which had previously been distributed to the Board of Directors. Representatives of Cooley also reviewed the relationship disclosure letter provided by Piper Sandler that confirmed Piper Sandler had no conflicts of interest with any of Boston Scientific, Party A or Party B. Following discussion, the Board of Directors approved the formal engagement of Piper Sandler as financial advisor to Apollo in connection with its review of potential transactions, including the Merger.

On November 14, 2022, Apollo entered into an engagement letter with Piper Sandler.

On the same day, representatives of Piper Sandler contacted both Boston Scientific and Party B to convey the respective messages from the Board of Directors. Later that same day, Mr. Attlan contacted a representative of Piper Sandler and Mr. McKhann to reject the $10.45 counterproposal from Apollo, and reiterate Boston Scientific was not willing to raise its proposed per share price from that reflected in the November 10 Proposal, and remind them that the November 10 Proposal would expire at 5:00 pm Eastern Time on November 15, 2022 unless accepted by Apollo. Mr. Attlan also noted that Boston Scientific wanted to sign the definitive agreement for the transaction between Boston Scientific and Apollo by December 1, 2022.

On the morning of November 15, 2022, the Board of Directors held a meeting with representatives of Apollo management, at which representatives of Piper Sandler and Cooley were present, to discuss Boston Scientific’s rejection of Apollo’s counterproposal and Boston Scientific’s request to sign a definitive agreement by December 1, 2022. Representatives of Piper Sandler also discussed the recent conversations it had with Party B, reviewed the November 10 Proposal and discussed preliminary views with respect to potential valuations of Apollo, and noted that Party A had not yet executed a non-disclosure agreement or accelerated the timing for a confidential meeting. The Board of Directors discussed continuing to seek an increased per share price from Boston Scientific and the potential risk of losing Boston Scientific’s November 10 Proposal if Apollo continued to pursue a higher per share price. The Board of Directors then discussed Boston Scientific’s reiterated request for exclusivity, noting the potential advantages of a transaction with Boston Scientific that had been discussed at the prior meeting of the Board of Directors and determined that it was willing to proceed with a limited two-week period of exclusivity but only at a higher per share price. Following discussion, the Board of Directors instructed representatives of Piper Sandler to notify Boston Scientific that Apollo was not willing to agree to negotiate exclusively with Boston Scientific on the basis of the November 10 Proposal and authorized Piper Sandler to discuss with representatives of Boston Scientific per share prices between $10.00 and $10.45 per share.

On November 15, 2022 Party B had a follow-up due diligence meeting with representatives of Apollo.

Later that day, a representative of Piper Sandler contacted representatives of Boston Scientific to relay the message from the Board of Directors. The representatives of Boston Scientific rejected any proposal with a per share price above $10.00 per share, stated the November 10 Proposal reflected the per share price at which

Boston Scientific was willing to transact, reiterated Boston Scientific’s requirement for exclusivity and noted that the November 10 Proposal was only valid until 5:00 pm Eastern Time that day. Following this conversation, representatives of Piper Sandler contacted Party B to confirm whether Party B would be able to provide an indication of interest as soon as possible. Party B stated that it continued to be interested in pursuing a potential transaction with Apollo, but it still had a considerable amount of diligence on Apollo to complete prior to submission of any non-binding indication of interest and would not be able to provide an indication of interest until after its next board meeting, which was scheduled for December 15, 2022. Given Party A had not signed a confidentiality agreement or met with Apollo management, representatives of Piper Sandler had no basis to believe that Party A would be in a position to provide an indication of interest to Apollo at a per share price or on a timeframe that would compete with the November 10 Proposal.

On November 15, 2022, after renewed consideration of Apollo’s business, the current macroeconomic conditions, including the risk of a market downturn, the substantial risk of losing Boston Scientific’s proposal of $10.00 per share if Apollo continued to pursue a higher per share price, Party B’s inability to accelerate its process and provide an indication of interest on a timely basis, and Party A’s lack of accelerated activity to date in respect of a proposed transaction with Apollo, the Board of Directors determined that pursuing the November 10 Proposal was in the best interests of Apollo’s stockholders. Apollo then entered into a letter of intent with Boston Scientific consistent with the November 10 Proposal that included a binding two-week exclusivity period. Following execution of that indication of interest, representatives of Piper Sandler notified Party A and Party B that Apollo was terminating all discussions with them regarding a potential transaction because it had agreed to negotiate exclusively with another party.

On November 16, 2022, representatives of Apollo and Boston Scientific, along with representatives of Piper Sandler, held a due diligence organizational call and Apollo provided Boston Scientific access to diligence information contained in a virtual data room established by Apollo. From November 16, 2022, to November 28, 2022, representatives of Boston Scientific worked to finalize its due diligence review of Apollo and held several diligence calls with representatives of Apollo.

On November 18, 2022, the Board of Directors held a meeting with representatives of Apollo management at which representatives of Piper Sandler and Cooley were present. At the meeting, representatives of Piper Sandler discussed its preliminary views with respect to potential valuations for Apollo. Apollo management reviewed with the Board of Directors the supplemented Near-Term Forecast, which now included prospective financial information for fiscal years 2026 through 2032 so that such information could be used for purposes of Piper Sandler’s discounted cash flow analysis of Apollo as more fully described below in the section captioned “The Merger—Opinion of Piper Sandler & Co.” and “The Merger—Financial Projections” (the “Financial Projections”). The Board of Directors discussed the Financial Projections and following discussion, the Board of Directors authorized Piper Sandler to use the Financial Projections for purposes of providing its financial analyses in connection with the Board of Directors’ evaluation of any potential transaction, including preparing any fairness opinion requested by the Board of Directors.

On November 20, 2022, Shearman & Sterling LLP (“Shearman”), outside counsel to Boston Scientific, provided an initial draft of the Merger Agreement to Cooley which proposed, among other things, an Apollo Termination Fee equal to 3.25% of Apollo’s equity value. The draft did not provide for any termination fee to be payable by Boston Scientific.

On November 22, 2022, Shearman provided an initial draft of the CPMG Support Agreement to Cooley, pursuant to which, among other things, R. Kent McGaughy, Jr., a member of the Board of Directors, and certain stockholders of Apollo affiliated with Mr. McGaughy would be required to vote their shares of common stock in favor of the adoption of the Merger Agreement, which Mr. McGaughy agreed to sign, subject to satisfactory negotiation of the terms of that agreement as more fully described below in the section captioned “The Merger – Support Agreement”.

On November 23, 2022, representatives of Cooley provided a revised draft of the Merger Agreement to Shearman, which proposed, among other things, “hell-or-highwater” antitrust covenant and an Apollo Termination Fee equal to 2.5% of Apollo’s equity value. From November 23, 2022, to the morning of November 29, 2022, representatives of Apollo, Boston Scientific, Cooley, and Shearman worked to finalize the Merger Agreement, including the antitrust covenants, the Apollo Termination Fee, the Boston Scientific Tier I Termination Fee and the Boston Scientific Tier II Termination Fee, and the CPMG Support Agreement.

On the evening of November 28, 2022, the Board of Directors held a meeting with Apollo management, at which representatives of Piper Sandler and Cooley were present, to review the terms of the Merger Agreement and the CPMG Support Agreement, and to vote on whether to approve Apollo’s entry into the Merger Agreement with Boston Scientific. Representatives of Piper Sandler reviewed with the Board of Directors Piper Sandler’s financial analyses of Boston Scientific’s $10.00 per share proposal. Representatives of Piper Sandler then delivered to the Board of Directors the oral opinion of Piper Sandler, which was subsequently confirmed in writing via a written opinion dated November 29, 2022, to the effect that, as of November 29, 2022 and based upon and subject to the various assumptions and limitations set forth in its written opinion, the $10.00 per share in cash to be received by the holders of shares of Apollo’s common stock in the Merger was fair, from a financial point of view, to such holders, as more fully described below in the section captioned “The Merger—Opinion of Piper Sandler & Co.”. Following the presentation by representatives of Piper Sandler, Cooley reviewed with the Board of Directors its fiduciary duties in connection with the strategic transaction process, including the proposed Merger, and the material terms of the draft Merger Agreement and the CPMG Support Agreement. The Board of Directors then discussed the potential transaction with Boston Scientific and, after carefully considering the matters discussed during that meeting and prior meetings of the Board of Directors (for more information, see the section captioned “The Merger—Reasons for the Merger”), the Board of Directors (i) determined that the Merger Agreement and the Transactions are fair to, and in the best interests of, Apollo and its stockholders, (ii) approved and declared advisable the execution, delivery and performance of the Merger Agreement and the consummation of the Transactions, (iii) resolved to recommend to Apollo’s stockholders that they vote in favor of the adoption of the Merger Agreement and (iv) directed that the adoption of the Merger Agreement be submitted to a vote of Apollo’s stockholders.

On the morning of November 29, 2022, Apollo and Boston Scientific executed the Merger Agreement, and Boston Scientific, Mr. McGaughy, and certain stockholders of Apollo affiliated with Mr. McGaughy executed the CPMG Support Agreement. That same morning, Apollo and Boston Scientific each released a press release publicly announcing the execution of the Merger Agreement and the CPMG Support Agreement.

Recommendation of the Board of Directors and Reasons for the Merger

Recommendation of the Board of Directors

After considering the various factors described below, the Board of Directors has unanimously: (i) determined that the Merger Agreement and the Transactions are fair to, and in the best interests of, Apollo and its stockholders, (ii) approved and declared advisable the execution, delivery and performance of the Merger Agreement and the consummation of the Transactions, (iii) resolved to recommend that the stockholders of Apollo adopt the Merger Agreement and approve the Merger and the Transactions, and (iv) directed that the adoption of the Merger Agreement be submitted to a vote of the stockholders.

The Board of Directors unanimously recommends, on behalf of Apollo, that you vote: (i) “FOR” the adoption of the Merger Agreement; (ii) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and (iii) “FOR” the Adjournment Proposal.

Reasons for the Merger

The Board of Directors unanimously recommends, on behalf of Apollo, that you vote “FOR” the adoption of the Merger Agreement.

At a meeting held on November 28, 2022, the Board of Directors unanimously (i) determined that the Merger Agreement and the Transactions are fair to, and in the best interests of, Apollo and its stockholders; (ii) approved and declared advisable the execution, delivery and performance of the Merger Agreement and the consummation of the Transactions; (iii) resolved to recommend that the stockholders of Apollo adopt the Merger Agreement and approve the Merger and the Transactions; and (iv) directed that the adoption of the Merger Agreement be submitted to a vote of the stockholders.

In recommending that the stockholders vote in favor of the adoption of the Merger Agreement, the Board of Directors considered the following reasons (which are not listed in any relative order of importance), all of which it viewed as generally supporting its determination and recommendation:

•	Compelling Premium: the fact that the Merger Consideration per Share represents a compelling premium to historical market prices for the Shares, including premiums of:

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approximately 67% to the closing price of $6.00 per Share on November 25, 2022, the last full trading day prior to the date on which the Transactions were approved by the Board of Directors (the “Reference Date”);

•	approximately 58% to the 30-day trading period volume weighted average price (“VWAP”) of Apollo’s common stock prior to the Reference Date;

•	approximately 67% to the 60-day trading period VWAP of Apollo’s common stock prior to the Reference Date; and

•	approximately 10% to the highest trading price of Apollo’s common stock during the 52-week period prior to the Reference Date.

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Attractive Valuation: the Board of Directors believes that the Merger Consideration provides stockholders with attractive value for their Shares based on, among other things, the current and historical market prices for Shares, current industry conditions and the Board of Directors’ familiarity with Apollo’s business, operations, prospects, strategic, short and long term operating plans, assets and properties, liabilities and financial conditions. After its review, the Board of Directors believed that $10.00 in cash per Share represented the best value reasonably available to stockholders, and does not prevent the Board of Directors from, in certain circumstances, considering an unsolicited Superior Proposal made after the announcement of the entry of the Merger Agreement;

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Certainty of Value: the fact that the Merger Consideration is payable solely in cash, which offers immediate liquidity and certain value to the stockholders in respect of their Shares, eliminating the risks and uncertainties inherent in Apollo continuing as a standalone company as described below, taking into account Apollo’s business, operations, prospects, strategic, short and long term operating plans, assets and properties, risks, liabilities and financial conditions;

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Opinion of Piper Sandler: the oral opinion of Piper Sandler, subsequently confirmed in writing by delivery of a written opinion to the Board of Directors on November 29, 2022, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Piper Sandler, as described in its written opinion, the Merger Consideration was fair, from a financial point of view, to the holders of Shares. For more information, please see the section of this proxy statement captioned “The Merger—Opinion of Piper Sandler & Co.” and the full text of the written opinion attached as Annex B to this proxy statement, which is incorporated by reference in this proxy statement in its entirety;

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Highest Offer: the Board of Directors’ belief that (i) as a result of an active negotiating process, Apollo had obtained Boston Scientific’s “best and final” offer based on Boston Scientific’s statement that the offer reflected a full price which Boston Scientific did not have authority to negotiate further and which would expire at 5:00 pm Eastern Time on November 15, 2022, (ii) there was substantial risk of losing Boston Scientific’s final offer of $10.00 per Share if Apollo continued to pursue a higher price and

(iii) the Merger Consideration represented the highest price that Boston Scientific was willing to pay and the highest price per Share value reasonably obtainable under the circumstances as of the date of the Merger Agreement. For more information, please see the section of this proxy statement captioned “The Merger—Background of the Merger”;

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Potential Strategic Alternatives: the Board of Directors’ determination that the Merger Consideration is more favorable to stockholders than the potential value that would reasonably be expected to result from other strategic and financial alternatives reasonably available, which could include: (i) the continuation of Apollo’s business plan in the short and long term as an independent enterprise, as assessed based on its historical results of operations, financial prospects and condition; (ii) modifications to Apollo’s business and operations strategy; (iii) potential expansion opportunities, including into new business lines, through Apollo’s acquisitions and combinations of, or partnership with, other businesses, in each case, taking into account execution risks as well as business, competitive, financial, industry, legal, market and regulatory considerations; and (iv) the Board of Directors’ determination that there was a lack of alternative parties to enter into a potential transaction on the same timeline as proposed by Boston Scientific. For more information, please see the section of this proxy statement captioned “The Merger—Background of the Merger”;

•	Likelihood of Completion: the likelihood that the Closing of the Merger would be achieved under the terms of the Merger Agreement based on:

•	the financial strength of Boston Scientific and its ability to fund the Merger Consideration with available cash;

•	the absence of any financing condition in the Merger Agreement;

•	the business reputation and capabilities of Boston Scientific, including Boston Scientific’s track record of successfully completing merger and acquisition transactions;

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the commitment made by Boston Scientific to Apollo to use reasonable best efforts to obtain regulatory approval. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Regulatory Filings”; and

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the likelihood of satisfying the conditions to the consummation of the Merger, which the Board of Directors believed were reasonable, customary and limited in number and scope. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Conditions to the Closing of the Merger”; and

•	Additional Transaction Terms: the additional terms of the Merger Agreement and the related agreements, including:

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Apollo’s right, subject to certain conditions set forth in the Merger Agreement, prior to the receipt of the Apollo Stockholder Approval, to respond to and negotiate unsolicited Acquisition Proposals (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Apollo Adverse Recommendation Change”) made after the Signing Date. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Apollo Adverse Recommendation Change”;

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the Board of Directors’ ability to terminate the Merger Agreement in order to accept a Superior Proposal or make an Adverse Recommendation Change (in each case as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Adverse Recommendation Change”), in each case, subject to certain conditions set forth in the Merger Agreement and paying Boston Scientific the Apollo Termination Fee of $19,000,000;

•	the fact that the Board of Directors believed that the Apollo Termination Fee of $19,000,000, which is approximately 2.9% of Apollo’s equity value, is reasonable, within market averages for such fees payable in comparable transactions, and not preclusive of, or a substantial impediment to, a third party making an Acquisition Proposal. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Apollo Adverse Recommendation Change”;

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the fact that, in the event the Merger Agreement is terminated prior to the consummation of the Merger in certain circumstances relating to the failure of antitrust clearances to be obtained, Boston Scientific will be required to pay Apollo either a $30,000,000 or a $50,000,000 termination fee subject to and in accordance with the terms of the Merger Agreement;

•	Apollo’s right to specific performance to prevent breaches of the Merger Agreement;

•	the fact that the consummation of the Merger is subject to the approval of the stockholders, who will have the opportunity to adopt or reject the Merger Agreement;

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the availability of appraisal rights under Section 262 of the DGCL to the stockholders who do not vote in favor of the adoption of the Merger Agreement and comply with all of the required procedures under Delaware law, which provides those eligible stockholders with an opportunity to have a Delaware court determine the fair value of their Shares, which may be determined to be more than, less than, or the same as the amount such stockholders would have received under the Merger Agreement;

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the initial outside date of January 31, 2024, with an extension until no later than July 31, 2024, as set forth in the Merger Agreement relating to the failure of antitrust clearances to be obtained, allowing for time that the Board of Directors believed to be sufficient to complete the Merger;

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the fact that, taken as a whole, the comprehensive terms of the Merger Agreement, including the respective representations, warranties, covenants and termination rights and fees of the parties, as finally negotiated are reasonable and customary; and

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the fact the Board of Directors and Apollo management, in coordination with Apollo’s independent legal and financial advisors, negotiated with Boston Scientific on an arm’s-length basis, including with respect to price and other terms and conditions of the Merger Agreement.

The Board of Directors also assessed Apollo’s prospects for substantially increasing stockholder value as a standalone company in excess of the Merger Consideration, given the risks and uncertainties in Apollo’s business, including the following (which are not listed in any relative order of importance):

•	the various execution and other risks to achieving Apollo’s long-term operating plan and related uncertainties, including those described below;

•	the risks inherent in operating Apollo’s business in a heavily regulated and competitive industry that is closely scrutinized by federal, state and local authorities;

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the significant risks and challenges inherent in Apollo’s standalone plans for developing, commercializing and marketing its products, including the risk of supply chain disruption and the capital that would be required to achieve Apollo’s plans;

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the challenges inherent in operating as a publicly traded company, which is subject to scrutiny based on its quarterly performance, including the challenge of making investments to achieve long-term growth prospects;

•	risks and uncertainties related to increased competition with the development of new weight loss treatment options or competitive products or procedures, including novel medical therapies;

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risks and uncertainties associated with the COVID-19 pandemic and related variants, including the uncertainty related to the spread of the COVID-19 pandemic and the potential consequences of the pandemic on the financial markets and Apollo’s current and future business and operations, which could include the closure of some or all medical offices for procedures involving Apollo’s products, consumer spending on non-essential medical procedures, delays in interactions with and responses from governmental authorities, and disruptions in the operations of the business and other third parties upon whom Apollo relies;

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the current state of the U.S. and global economies, including the recent downward trend in the financial markets, increased volatility resulting from escalating political and global trade tensions, inflationary pressures, supply chain challenges, foreign exchange fluctuations and the current and potential impact of such factors in both the near and long term on the industry in which Apollo operates, all of which risks are increased by the COVID-19 pandemic and may remain present following the resolution of the COVID-19 pandemic and may harm our sales, profitability and results of operations; and

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the fact that our endoscopy products, such as the Intragastric Balloon products, have limited reimbursement, particularly when utilized for weight loss procedures, and in most cases are not currently reimbursable by governmental or other health care plans and instead are partially or wholly paid for directly by patients, and therefore sales of our products may be negatively affected by adverse economic conditions in the U.S. and international markets impacting consumer spending.

The Board of Directors also considered a number of uncertainties and risks concerning the Merger, including the following (which are not listed in any relative order of importance):

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the fact that Apollo would no longer exist as an independent, publicly traded company, and stockholders would no longer participate in any future earnings or growth and would not benefit from any potential future appreciation in value of Apollo;

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the fact that the potential outside date is as late as July 31, 2024 (if extended) and the stockholders could be asked to vote on the proposal to adopt the Merger Agreement well in advance of the Closing of the Merger;

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the risks and costs to Apollo if the Merger does not close or is not completed in a timely manner, including (i) the impact that (A) payment of the Apollo Termination Fee of $19,000,000 to Boston Scientific in certain circumstances set forth in the Merger Agreement and/or (B) other significant transaction costs in connection with the Merger, and the fact that Apollo’s options for sources of financing or refinancing could be more limited than if Apollo had not pursued the Merger, (ii) the diversion of employee attention, (iii) the possible loss of key management or other personnel of Apollo during the pendency of the Merger, (iv) the impact with respect to potential and existing patients and other third parties that may seek to change or may not enter into business relationships with Apollo during the pendency of the Merger, and (v) if the Merger does not close, the effect of the resulting public announcement of the termination of the Merger Agreement on the trading price of Apollo common stock;

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the restrictions on the conduct of Apollo’s business prior to the consummation of the Merger, including the requirement that Apollo use reasonable best efforts to conduct its business in the ordinary course of business and subject to specific limitations, which may delay or prevent Apollo from undertaking business opportunities that may arise before the completion of the Merger and that, absent the Merger Agreement, Apollo might have pursued;

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the requirement that Apollo pay Boston Scientific the Apollo Termination Fee of $19,000,000 following termination of the Merger Agreement in certain circumstances set forth in the Merger Agreement, including if Apollo terminates the Merger Agreement in order to enter into an agreement with respect to a Superior Proposal. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Apollo Adverse Recommendation Change”;

•	the fact that an all-cash transaction would generally be taxable to the stockholders that are U.S. persons for U.S. federal income tax purposes;

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the fact that, subject to and in accordance with the terms of the Merger Agreement, Apollo and its representatives are prohibited from soliciting any Acquisition Proposals until the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms;

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the significant costs involved in connection with entering into the Merger Agreement and completing the Merger (many of which are payable whether or not the Merger is consummated) and the substantial time commitment and effort by Apollo management required to complete the Merger, which may disrupt Apollo’s business operations and have a negative effect on its financial results;

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the market price of Apollo’s common stock could be affected by many factors, including (a) if the Merger Agreement is terminated, the reason or reasons for such termination and whether such termination resulted from factors adversely affecting Apollo, (b) the possibility that, as a result of the termination of the Merger Agreement, possible acquirers may consider Apollo to be an unattractive acquisition candidate and (c) the possible sale of Apollo’s common stock by investors following an announcement that the Merger Agreement was terminated;

•	the fact that there can be no assurance that all conditions to the parties’ obligations to consummate the Merger will be satisfied or, if permissible, waived, including:

•	the fact that there can be no assurances that the stockholders will approve the adoption of the Merger Agreement;

•	the fact that the completion of the Merger requires antitrust clearance, which could subject the Merger to delays and risk; and

•	the possibility of the occurrence of an Apollo Material Adverse Effect, the non-continuance of which is a condition to Boston Scientific’s and Merger Sub’s obligation to consummate the Merger;

•	the risk of potential litigation relating to the Merger that could be instituted against Apollo or its directors and officers, and potential effects of outcomes related thereto; and

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other risks and uncertainties of the nature identified in the section of this proxy statement captioned “Forward-Looking Statements” and in Apollo’s filings with the SEC, including the risks set forth in “Item 1A. Risk Factors” in Apollo’s Annual Report on Form 10-K for the year ended December 31, 2021 and Apollo’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, June 30, 2022, and September 30, 2022. For more information, please see the section of this proxy statement captioned “Where You Can Find More Information.”

After taking into account all of the factors set forth above, the Board of Directors concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the Merger Agreement and Transactions were outweighed by the positive factors and potential benefits associated with the Merger Agreement and the Transactions that supported its determination and recommendation. Accordingly, the Board of Directors determined that the Merger Agreement and the Transactions are fair to, and in the best interests of, Apollo and its stockholders.

The members of the Board of Directors evaluated the various factors listed above in light of their knowledge of the business, financial condition and prospects of Apollo and considered the advice of Apollo’s independent financial and legal advisors. In view of the wide variety of factors considered by the Board of Directors in connection with its evaluation of the Merger Agreement, the Transactions and the complexity of these matters, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific reasons considered in reaching its determination and recommendation. Rather, in considering the information and reasons described above, individual members of the Board of Directors each applied their own personal business judgment and may had given differing weights to differing factors. The Board of Directors did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determinations. The Board of Directors based its unanimous recommendation on the totality of the information presented, including thorough discussions with, and questioning of, Apollo management, and its independent legal and financial advisors.

When considering the foregoing recommendation of the Board of Directors that you vote to approve the proposal to adopt the Merger Agreement, stockholders should be aware that some of Apollo’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of stockholders more generally. The Board of Directors was aware of and considered these interests, among other matters, to the extent that they existed at the time, in reaching the determination that the Merger Agreement and the Transactions are fair to, and in the best interests of, Apollo and its stockholders, in reaching its decision to approve and declare advisable the execution, delivery and performance of the Merger Agreement and the consummation of the Transactions, in making its recommendation that, subject to certain circumstances set forth in the Merger Agreement, the stockholders vote in favor of the adoption of the Merger Agreement and in directing that the adoption of the Merger Agreement be submitted to a vote of the stockholders. For more information, please see the section of this proxy statement captioned “The Merger—Interests of Apollo’s Directors and Executive Officers in the Merger”

The explanation of the reasons and reasoning set forth above contain forward-looking statements that should be read in conjunction with the section of this proxy statement captioned “Forward-Looking Statements.”

Financial Projections

While Apollo has generally provided, on a quarterly basis, estimated ranges of certain expected financial results and operational metrics for the current or pending fiscal quarter and year in its regular earnings press releases and other investor materials, Apollo does not, in the ordinary course, publicly disclose forecasts or internal projections as to future long-term performance or results of operations due to the inherent unpredictability of the underlying assumptions and projections. However, in connection with the review of potential strategic alternatives, in October 2022, Apollo management, at the direction of the Board of Directors, prepared non-public, unaudited, prospective financial information for fiscal years 2022 through 2025 (the “Near-Term Forecast”). The Near-Term Forecast was discussed with, and approved for use by, the Board of Directors in connection with the evaluation of potential strategic alternatives, including the Merger. The Board of Directors directed Piper Sandler to use and rely on the Near-Term Forecast for purposes of providing financial analyses in connection with the Board of Directors’ evaluation of any potential strategic transaction, including the Merger. The Near-Term Forecast was also approved by the Board of Directors for use by, and provided to, representatives of Boston Scientific and other potential strategic acquirers in connection with their evaluation of a potential strategic transaction with Apollo. For more information, please see the section of this proxy statement captioned “The Merger—Background of the Merger”.

Subsequently, on November 7, 2022, the Board of Directors discussed and approved supplementing the Near-Term Forecast to include prospective financial information for fiscal years 2026 through 2032 so that such information could be used for purposes of Piper Sandler’s discounted cash flow analysis of Apollo as more fully described below in the section captioned “The Merger—Opinion of Piper Sandler & Co.” (the “Out-Year Forecast”). Later, at a meeting of the Board of Directors on November 18, 2022, Apollo management reviewed with the Board of Directors (a) the Out-Year Forecast (which, together with the Near-Term Forecast, are collectively referred to herein as the “Financial Projections”), (b) certain assumptions that were utilized to prepare the Financial Projections, including that such estimates had been reasonably prepared on bases reflecting the best currently available judgments of Apollo management, and (c) the purpose for which such estimates were prepared by Apollo management. Assumptions made by Apollo management to prepare the Financial Projections include, among other things, (i) a flat income tax rate of 25%, including with respect to any U.S. federal and state income taxes, applicable to Apollo and its subsidiaries, (ii) global margin expansion driven by cost of goods sold improvements and average selling price expansion, (iii) capital expenditures peak in fiscal years 2026 and 2027 to accommodate manufacturing capacity expansion, (iv) absence of any additional equity financing to Apollo, and (v) the estimated impact on future cash flows based on the terms of a potential strategic partnership that

Apollo was contemplating with a third party (which assumptions, given the preliminary nature of such terms, excluded any future revenue or profitability impact resulting from such potential strategic partnership). The Board of Directors subsequently approved the Financial Projections for use by Piper Sandler for purposes of Piper Sandler providing financial analyses in connection with the Board of Directors’ evaluation of any potential strategic transaction, including rendering its opinion in connection with the Merger, as described below in the section captioned “The Merger—Opinion of Piper Sandler & Co.”. For more information, please see the section of this proxy statement captioned “The Merger—Background of the Merger”.

The Financial Projections were not prepared with a view toward public disclosure or toward complying with U.S. generally accepted accounting principles (“GAAP”), nor were they prepared with a view toward compliance with the published guidelines of the SEC, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of projections of prospective financial information. The non-GAAP financial measures used in the Financial Projections were relied upon by the Board of Directors in connection with its consideration of the Merger and the Merger Consideration. While Apollo believes that such non-GAAP financial measures provide useful supplemental information in analyzing Apollo’s financial results, there are limitations associated with the use of such financial measures. Such non-GAAP measures as used by Apollo may not be directly comparable to similarly titled measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. The SEC rules, which otherwise would require a reconciliation of a non-GAAP financial measure to a GAAP financial measure, do not apply to non-GAAP financial measures provided to a board of directors or financial advisors in connection with a proposed business combination transaction such as the Transactions if the disclosure is included in a document such as this proxy statement. In addition, reconciliations of non-GAAP financial measures to a GAAP financial measure were not provided to or relied upon by the Board of Directors or Piper Sandler in connection with the Merger. Accordingly, Apollo has not provided a reconciliation of the financial measures included in the Financial Projections to the relevant GAAP financial measures. The Financial Projections may differ from published analyst estimates and forecasts, and do not take into account any events or circumstances after the date they were prepared, including the announcement of the Transactions.

The Financial Projections reflect estimates and assumptions made by Apollo management with respect to general business, economic, competitive, and other market and financial conditions and other future events, all of which are difficult to predict and many of which are beyond Apollo’s control. In particular, the Financial Projections, while presented with numerical specificity, necessarily were based on variables and assumptions that are inherently uncertain. Because the Financial Projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year and are unlikely to anticipate each circumstance that will have an effect on Apollo’s business and its results of operations. None of Apollo, Boston Scientific or any of their respective affiliates, advisors or other representatives makes any representation to any Apollo stockholder regarding the validity, reasonableness, accuracy or completeness of the Financial Projections or the ultimate performance of Apollo relative to the Financial Projections. The inclusion of the Financial Projections in this proxy statement does not constitute an admission or representation of Apollo that the Financial Projections or the information contained therein is material. Except as required by applicable law, neither Apollo nor any of its affiliates intends to, and each of them disclaims any obligation to, update, correct or otherwise revise the Financial Projections if any or all of them have changed or change or otherwise have become, are or become inappropriate (even in the short term). These considerations should be taken into account if evaluating the Financial Projections, which were prepared as of an earlier date. You should review Apollo’s Quarterly Reports on Form 10-Q filed with the SEC on November 1, 2022 for this information. The Financial Projections included in this document have been prepared by, and are the responsibility of, Apollo management. Moss Adams LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying Financial Projections and, accordingly, Moss Adams LLP does not express an opinion or any other form of assurance with respect thereto. The Moss Adams LLP report incorporated by reference in this document relates to Apollo’s previously issued financial statements. It does not extend to the Financial Projections and should not be read to do so.

The Financial Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Apollo in its public filings with the SEC. The Financial Projections were developed by Apollo management on a standalone basis without giving effect to the Transactions, including the Merger, and therefore the Financial Projections do not give effect to the proposed Transactions or any changes to Apollo’s operations or strategy that may be implemented after the consummation of the Merger, including any certain legal, advisory and other acquisition and integration-related costs incurred or expected to be incurred in connection with the Transactions. Furthermore, the Financial Projections do not take into account the effect of any failure of the Transactions to be completed and should not be viewed as accurate or continuing in that context.

The Financial Projections further reflect subjective judgment in many respects and, therefore, are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. The inclusion of the Financial Projections should not be regarded as an indication that Apollo or anyone who received the Financial Projections then considered, or now considers, the Financial Projections to be necessarily predictive of actual future events, and this information should not be relied upon as such. Apollo management views the Financial Projections as being subject to inherent risks and uncertainties associated with such long-range projections.

Adjusted EBITDA and unlevered free cash flow contained in the Financial Projections set forth below are each “non-GAAP financial measures,” which are financial performance measures that are not calculated in accordance with GAAP. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP.

The information and table set forth below is included solely to give the stockholders access to certain of the Financial Projections for the period from Q4 of fiscal year 2022 through fiscal year 2032 that were made available to the Board of Directors, Piper Sandler and, in part, Boston Scientific and is not included in this proxy statement in order to influence any Apollo stockholder’s decision to vote with respect to the adoption of the Merger Agreement or for any other purpose:

	(dollars in millions)
	Q4 2022	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E
Revenue	$21	$97	$130	$170	$211	$256	$304	$352	$393	$428	$449
Adjusted EBITDA(1)	$(5)	($19)	($8)	$10	$27	$43	$62	$75	$87	$104	$111
Unlevered Free Cash Flow(2)	($9)	($25)	($24)	($7)	$10	$8	$42	$76	$45	$57	$63

(1)	Adjusted EBITDA is defined as net income plus or minus: income tax expense (benefit), interest expense (income), depreciation and amortization, and includes stock-based compensation.
(2)

Unlevered Free Cash Flow is defined as cash flows from operating activities (which incorporated estimates of incremental increased cash flows based on preliminary terms of potential strategic partnership payments), less capital expenditures and cash interest. Unlevered Free Cash Flow treats stock-based compensation as a cash expense.

Opinion of Piper Sandler & Co.

On November 28, 2022, Piper Sandler rendered its oral opinion to the Board of Directors, which was subsequently confirmed in writing by delivery of Piper Sandler’s written opinion, dated November 29, 2022, to the effect that, as of such date, and based upon and subject to the various assumptions and limitations set forth in its written opinion, the Merger Consideration was fair, from a financial point of view, to the holders of Apollo common stock.

The full text of Piper Sandler’s written opinion dated November 29, 2022, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Piper Sandler in rendering its opinion, is attached as Annex B to this proxy statement. Piper Sandler’s opinion addressed solely the fairness, from a financial point of view, to the holders of Apollo common stock, of the Merger Consideration and does not address any other terms or agreement relating to the Merger or any other terms of the Merger Agreement. Piper Sandler’s opinion was directed to the Board of Directors in connection with its consideration of the Merger and was not intended to be, and does not constitute, a recommendation to any Apollo stockholder as to how such stockholder should act or vote with respect to the Merger or any other matter. Piper Sandler’s opinion was approved for issuance by the Piper Sandler opinion committee.

In connection with rendering the opinion described above and performing its related financial analyses, Piper Sandler, among other things:

•	reviewed and analyzed the financial terms of a draft of the Merger Agreement labeled “Execution Version”;

•	reviewed and analyzed certain financial and other data with respect to Apollo which was publicly available;

•

reviewed and analyzed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Apollo that were publicly available, as well as the Financial Projections that were furnished to Piper Sandler by Apollo (for more information, please see the section of this proxy statement captioned “The Merger—Financial Projections”);

•

conducted discussions with members of senior management and representatives of Apollo concerning the two immediately preceding matters, as well as Apollo’s business and prospects before and after giving effect to the Merger;

•	reviewed the current and historical reported prices and trading activity of Apollo common stock;

•	compared the financial performance of Apollo with that of certain other publicly-traded companies that Piper Sandler deemed relevant; and

•	reviewed the financial terms, to the extent publicly disclosed or otherwise available to Piper Sandler, of certain business combination transactions that Piper Sandler deemed relevant.

In addition, Piper Sandler conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as Piper Sandler deemed necessary in arriving at its opinion.

The following is a summary of the material financial analyses performed by Piper Sandler in connection with the preparation of its fairness opinion and reviewed with the Board of Directors at a meeting of the Board of Directors held on November 28, 2022.

This summary includes information presented in tabular format, which tables must be read together with the text of each analysis summary and considered as a whole in order to fully understand the financial analyses presented by Piper Sandler. The tables alone do not constitute a complete summary of the financial analyses conducted by Piper Sandler. The order in which these analyses are presented below, and the results of those analyses, should not be taken as any indication of the relative importance or weight given to these analyses by Piper Sandler or the Board of Directors. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before November 25, 2022, the last trading day of Apollo common stock prior to the date on which the Transactions were approved by the Board of Directors, and is not necessarily indicative of current market conditions.

Unless the context indicates otherwise, for purposes of the financial analyses described below, Piper Sandler calculated enterprise value (“EV”; defined as the relevant company’s common equity value, plus, where applicable, book value of preferred stock, plus fair value of contingent consideration, plus debt, plus capital and operating leases, less cash and cash equivalents, less investments in partnerships, and less short and long term investments (“net debt”), plus, where applicable, book value of non-controlling interests), including (a) EV for each publicly traded company included in the selected public companies analysis described below under the heading “Selected Public Companies Analysis” (as well as Apollo), based on (i) the market value of the relevant company’s common equity, using closing stock prices on November 25, 2022 and (ii) the relevant company’s net debt as of such company’s most recently reported quarter end, and (b) EV for each target company included in the selected M&A transactions analysis described below under the heading “Selected M&A Transactions Analysis”, based on (i) the implied value of the relevant target company’s common equity using the implied purchase price paid for such target company’s common equity in the relevant M&A transaction and the relevant target company’s net debt as of such target company’s most recently reported quarter end immediately prior to announcement of the relevant M&A transaction (in the case of M&A transactions involving the acquisition of public companies) or otherwise (ii) the publicly announced EV for the target company at the time of announcement of the relevant M&A transaction. Additionally, references to (a) “LTM” historical financial information are references to (i) for each publicly traded company included in the selected public companies analysis described below under the heading “Selected Public Companies Analysis” (as well as Apollo), the last twelve-month period for which financial information was publicly available as of November 25, 2022, based on such publicly available information, and (ii) for each target company included in the selected M&A transactions described below under the heading “Selected M&A Transactions Analysis”, the last twelve-month period for which financial information was (x) publicly available as of immediately prior to the announcement of the relevant M&A transaction, based on such publicly available information, or (y) available to Piper Sandler as of immediately prior to the announcement of the relevant M&A transaction, based on such internal non-public transaction information, and (b) “FTM” projected financial information are references to (i) for each target company included in the selected M&A transactions analysis described below, the twelve-month period immediately following the LTM period, based on Wall Street consensus research estimates (“Consensus Estimates”), disclosure by such target company or otherwise available to Piper Sandler, at the time of announcement of the relevant transaction, and (ii) for Apollo, the twelve-month period immediately following the LTM period, based on estimates provided to Piper Sandler by Apollo management. Diluted Shares were calculated using the treasury stock method as of November 25, 2022, the last trading day of Apollo common stock prior to the date on which the Transactions were approved by the Board of Directors, and in the case of Apollo, included restricted stock units, pre-funded warrants, conversion of convertible debt and in-the-money options.

Selected Public Companies Analysis

Piper Sandler reviewed, among other things, historical LTM financial information for Apollo, as well as projected financial data for Apollo prepared by Apollo management for the years ending December 31, 2022 and December 31, 2023 as included in the Financial Projections and compared such data to corresponding historical financial information and Consensus Estimates for the public companies that Piper Sandler considered to be U.S. listed companies in the medical technology industry with (i) LTM revenue between $25 million and $500 million, (ii) projected revenue growth in 2022 and 2023 between 15% to 50%, (iii) LTM gross margin greater than 50%, and (iv) negative LTM operating income.

Piper Sandler selected the following companies:

•	AirSculpt Technologies, Inc.

•	Alphatec Holdings, Inc.

•	AtriCure, Inc.

•	Axonics, Inc.

•	Butterfly Network, Inc.

•	Establishment Labs Holdings Inc.

•	Inari Medical, Inc.

•	iRhythm Technologies, Inc.

•	Neuronetics, Inc.

•	OrthoPediatrics Corp.

•	Paragon 28, Inc.

•	SI-BONE, Inc.

•	Sight Sciences, Inc.

•	Silk Road Medical, Inc.

•	TELA Bio, Inc.

•	Treace Medical Concepts, Inc.

For this selected public companies analysis, Piper Sandler compared, among other things, the implied (i) EV/revenue multiple for each of LTM, 2022 and 2023 for Apollo and (ii) EV/gross profit multiple for each of LTM and 2022 for Apollo, based on each of the closing price of Apollo common stock on November 25, 2022, the last trading day of Apollo common stock prior to the date on which the Transactions were approved by the Board of Directors, of $6.00 (the “November 25th Closing Price”), and the Merger Consideration, to the corresponding multiple for the selected public companies. The historical LTM revenue and LTM gross profit financial information for each of Apollo and the selected public companies, was based on historical financial information as described above, and the projected 2022 and 2023 revenue and 2022 gross profit financial information for each of Apollo and the selected public companies, was (i) for Apollo, based on the Financial Projections provided to Piper Sandler by Apollo management (for more information, please see the section of this proxy statement captioned “The Merger—Financial Projections”) and (ii) for the selected public companies, based on Consensus Estimates publicly available as of November 25, 2022.

The analysis indicated the following maximum, 75th percentile, mean, median, 25th percentile and minimum implied multiples:

	EV/ Revenue			EV/ Gross Profit
	LTM	2022	2023	LTM	2022
Maximum	16.1x	15.2x	12.0x	22.1x	20.9x
75th Percentile	10.4x	9.6x	7.5x	13.6x	12.6x
Mean	7.7x	7.3x	5.9x	10.6x	9.9x
Median	7.5x	7.1x	6.0x	11.0x	10.4x
25th Percentile	4.9x	4.6x	3.6x	6.0x	5.5x
Minimum	1.8x	1.7x	1.4x	2.6x	2.5x

Apollo at the November 25th Closing Price ($6.00)	4.9x	4.6x	3.6x	8.7x	8.1x
Apollo at the Merger Consideration ($10.00)	8.6x	8.1x	6.3x	15.3x	14.3x

Piper Sandler then applied such multiples to Apollo’s (i) LTM, 2022 and 2023 revenue and (ii) LTM and 2022 gross profit in order to derive implied enterprise values for Apollo, after which Piper Sandler derived implied per-Share values using the balance sheet data and diluted Share information described above. Piper Sandler did not take into account the net present value of current and estimated future net operating losses (“NOLs”) available to Apollo in performing this analysis. Piper Sandler observed that based on the mean and median for each analysis, the ranges of implied per Share values for Apollo common stock, as compared to the Merger Consideration, were as follows:

Implied Per-Share Value of Apollo common stock
EV/LTM Revenue	$8.86—$9.09
EV/2022 Revenue	$8.91—$9.13
EV/2023 Revenue	$9.37—$9.47
EV/LTM Gross Profit	$7.17—$7.40
EV/2022 Gross Profit	$7.15—$7.50

The Merger Consideration	$10.00

Selected M&A Transactions Analysis

Piper Sandler reviewed M&A transactions announced since January 1, 2016, involving those public and private target businesses for which Piper Sandler had access to sufficient financial information and that Piper Sandler considered to be in the medical technology industry with (i) LTM revenue between $25 million and $500 million, (ii) projected FTM revenue growth between 15% to 50%, and (iii) LTM gross margin greater than 50%.

Based on these criteria, the following 24 transactions were selected:

Target	Acquiror	Date of Transaction Announcement
Baylis Medical Company Inc.	Boston Scientific Corporation	October 6, 2021
BK Medical Systems	GE Healthcare Inc.	September 23, 2021
Itamar Medical Ltd.	Zoll Medical Corporation	September 13, 2021
Fotona Holdings (Netherlands) B.V.	Vitruvian Partners LLP	August 24, 2021
Intersect ENT, Inc.	Medtronic public limited company	August 6, 2021
Preventice Solutions, Inc.	Boston Scientific Corporation	January 21, 2021
Bardy Diagnostics, Inc.	Hill-Rom Holdings, Inc.	January 19, 2021
Solmetex, LLC	Avista Capital Partners LP	December 17, 2020
Medicrea Technologies SA	Medtronic public limited company	July 15, 2020
Clinical Innovations, LLC	Laborie, Inc.	December 20, 2019
Osiris Therapeutics, Inc.	Smith & Nephew Plc	March 12, 2019
Medical Instrument Dev. Labs., Inc.	HOYA Medical Singapore Pte. Ltd.	October 18, 2018
Cianna Medical, Inc.	Merit Medical Systems, Inc.	October 1, 2018
Invuity, Inc.	Stryker Corporation	September 11, 2018
Cogentix Medical, Inc.	Laborie, Inc.	March 12, 2018
Entellus Medical, Inc.	Stryker Corporation	December 7, 2017
Clinical Innovations, LLC	EQT Partners AB	October 18, 2017
NOVADAQ Technologies Inc.	Stryker Corporation	June 19, 2017
Symetis SA	Boston Scientific Corporation	March 30, 2017
ZELTIQ Aesthetics, Inc.	Allergan public limited company	February 13, 2017
Surgical Specialties Corporation	Vivo Capital, LLC	December 19, 2016
DFINE, Inc.	Merit Medical Systems, Inc.	July 6, 2016
LDR Holding Corporation	Zimmer Biomet Holdings, Inc.	June 7, 2016
Ellipse Technologies, Inc.	NuVasive, Inc.	January 5, 2016

For this selected medical technology M&A transactions analysis, Piper Sandler compared, among other things, the implied (i) EV/ revenue multiple for each of LTM and FTM and (ii) EV/LTM gross profit multiple for

Apollo, to the corresponding multiples for each selected M&A transaction. Piper Sandler compared multiples for Apollo to the corresponding multiple for each selected M&A transaction, based on each of the November 25th Closing Price and the Merger Consideration. This analysis indicated the following maximum, 75th percentile, mean, median, 25th percentile and minimum implied multiples:

	EV/ LTM Revenue	EV/ FTM Revenue	EV/ LTM Gross Profit
Maximum	12.5x	9.8x	20.4x
75th Percentile	8.3x	6.3x	14.1x
Mean	7.1x	5.5x	10.6x
Median	6.8x	5.6x	9.9x
25th Percentile	4.8x	3.7x	7.0x
Minimum	2.9x	2.4x	3.9x

Apollo at the November 25th Closing Price ($6.00)	4.9x	3.8x	8.7x
Apollo at the Merger Consideration ($10.00)	8.6x	6.8x	15.3x

Piper Sandler then applied such multiples to Apollo’s LTM revenue, FTM revenue and LTM gross profit in order to derive implied enterprise values for Apollo, after which Piper Sandler derived implied per Share values using the balance sheet data and diluted Share information described above. Piper Sandler did not take into account the net present value of current and estimated future NOLs available to Apollo in performing this analysis. Piper Sandler observed that based on the mean and median for each analysis, the ranges of implied per Share values for Apollo common stock, as compared to the Merger Consideration, were as follows:

Implied Per-Share Value of Apollo common stock
EV/LTM Revenue	$8.09—$8.41
EV/FTM Revenue	$8.33—$8.41
EV/ LTM Gross Profit	$6.75—$7.16

The Merger Consideration	$10.00

Discounted Cash Flow Analysis

Using a discounted cash flow analysis, Piper Sandler calculated an estimated range of theoretical enterprise values for Apollo based on the net present value of (i) projected unlevered after tax free cash flows from September 30, 2022 to December 31, 2032 (which included the impact of current and estimated future NOLs usage available to Apollo), discounted back to September 30, 2022, and (ii) a projected terminal value at December 31, 2032, calculated using perpetuity growth rates ranging from 4.0% to 5.0%, discounted back to September 30, 2022. The after-tax free cash flows for each year were calculated based on the Financial Projections. Piper Sandler calculated the range of net present values for unlevered free cash flows for such periods, as well as the terminal value, based on a range of discount rates ranging from 11.8% to 12.8%, based on its estimation of Apollo’s weighted average cost of capital using the capital asset pricing model, together with a size premium, in order to derive a range of implied enterprise values for Apollo. Piper Sandler then derived a range of implied per Share values for Apollo common stock using the balance sheet data and diluted Share information described above. Piper Sandler observed that based on the mean and median, the range of implied per Share values for Apollo common stock, was $5.31—$6.87, as compared to the Merger Consideration of $10.00.

Other Information

Piper Sandler also noted for the Board of Directors the following additional information that was not relied upon in rendering its opinion, but was provided for informational purposes.

•	Historical Trading Analysis. Piper Sandler reviewed the historical intraday prices and trading volumes for Apollo common stock over the fifty-two week period and twenty-six week period, each ended

November 25, 2022, which reflected low and high closing prices during such periods ranging from $3.49 to $9.11 and $3.49 to $7.27 per Share, respectively, as compared to the Merger Consideration of $10.00.

•

Premiums Paid Analysis. Piper Sandler reviewed publicly available information for selected completed M&A transactions to determine the implied premiums paid in such M&A transactions over recent trading prices of the relevant target companies at certain dates immediately prior to announcement of the relevant transaction. Piper Sandler selected M&A transactions announced since January 1, 2015 involving those public target companies with EVs greater than $50 million that Piper Sandler considered to be in (i) the medical technology industry and (ii) the healthcare industry. Based on these criteria, Piper Sandler reviewed (i) 48 M&A transactions in the medical technology industry (the “Med Tech Transactions”), and (ii) 286 M&A transactions in the healthcare industry (the “Healthcare Transactions”), and compared, among other things, the implied premiums paid in those selected M&A transactions over certain time periods to the premium that would be paid to the holders of Apollo common stock based on the Merger Consideration. Such range of implied premiums based on the trading price of the target company stock on the date one week prior to announcement of the relevant transaction indicated maximum, 75th percentile, mean, median, 25th percentile and minimum implied premiums of 88%, 48%, 34%, 29%, 18% and 2%, respectively, for the Med Tech Transactions and 1622%, 77%, 64%, 39%, 21% and (30)%, respectively, for the Healthcare Transactions, as compared to the implied premium represented by the November 25th Closing Price of 1% and the Merger Consideration of 68%.

Miscellaneous

The summary set forth above does not contain a complete description of the analyses performed by Piper Sandler and reviewed with the Board of Directors. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Piper Sandler believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses or of the summary, without considering the analyses as a whole or all of the factors included in its analyses, would create an incomplete view of the processes underlying the analyses set forth in Piper Sandler’s opinion. In arriving at its opinion, Piper Sandler considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Instead, Piper Sandler made its determination as to fairness on the basis of its experience and financial judgment after considering the results of all of its analyses. In addition, the ranges of valuations resulting from any particular analysis described above should not be taken to be Piper Sandler’s view of the actual value of Apollo.

None of the selected companies or transactions used in the analyses above is directly comparable to Apollo or the Merger. Accordingly, an analysis of the results of the comparisons is not purely mathematical; rather, it involves considerations and judgments concerning differences in historical and projected financial and operating characteristics of the selected companies and target businesses in the selected transactions and other factors that could affect the public trading values of such companies or transaction values of such businesses.

Piper Sandler performed its analyses for purposes of providing its opinion to the Board of Directors. Certain of the analyses performed by Piper Sandler were based upon the Financial Projections furnished to Piper Sandler by Apollo management, which are not necessarily indicative of actual future results and may be significantly more or less favorable than actual future results. The Financial Projections are inherently subject to uncertainty because, among other things, they are based upon numerous factors or events beyond the control of the parties or their respective advisors. Piper Sandler does not assume responsibility if future results are materially different from projected financial results.

Piper Sandler’s opinion was one of many factors taken into consideration by the Board of Directors in making the determination to approve the Merger Agreement. While Piper Sandler provided advice to the Board of Directors during Apollo’s negotiations with Boston Scientific, Piper Sandler did not recommend any specific amount or type of consideration.

Piper Sandler relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to Piper Sandler or discussed with or reviewed by Piper Sandler. Piper Sandler further relied upon the assurances of Apollo management that the financial information provided was prepared on a reasonable basis in accordance with industry practice, and that Apollo management was not aware of any information or facts that would make any information provided to Piper Sandler incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of its opinion, Piper Sandler assumed that with respect to the Financial Projections, estimates and other forward-looking information reviewed by Piper Sandler, that such information was reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of Apollo management as to the expected future results of operations and financial condition of Apollo. Piper Sandler expressed no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. Piper Sandler relied, with consent of the Board of Directors, on advice of the outside counsel and the independent accountants to Apollo, and on the assumptions of Apollo management, as to all accounting, legal, tax and financial reporting matters with respect to Apollo and the Merger Agreement.

In arriving at its opinion, Piper Sandler assumed that the executed Merger Agreement would be in all material respects identical to the last draft of the Merger Agreement reviewed by Piper Sandler. Piper Sandler relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments that are referred to therein were true and correct, (ii) each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the Merger will be consummated pursuant to the terms of the Merger Agreement without amendments thereto and (iv) all conditions to the consummation of the Merger will be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, Piper Sandler assumed that all the necessary regulatory approvals and consents required for the Merger will be obtained in a manner that will not adversely affect Apollo or the contemplated benefits of the Merger.

In arriving at its opinion, Piper Sandler did not perform any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of Apollo, and was not furnished or provided with any such appraisals or valuations, nor did Piper Sandler evaluate the solvency of Apollo under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by Piper Sandler in connection with its opinion were going concern analyses. Piper Sandler expressed no opinion regarding the liquidation value of Apollo or any other entity. Without limiting the generality of the foregoing, Piper Sandler undertook no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Apollo or any of its affiliates is a party or may be subject, and at the direction of Apollo and with its consent, Piper Sandler’s opinion made no assumption concerning, and therefore did not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. Piper Sandler also assumed that neither Apollo nor Boston Scientific was party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the Merger.

Piper Sandler’s opinion was necessarily based upon the information available to it and facts and circumstances as they existed and were subject to evaluation on the date of its opinion. Events occurring after the date of Piper Sandler’s opinion could materially affect the assumptions used in preparing its opinion. Piper Sandler expressed no opinion as to the price at which Shares may trade following announcement of the Merger or at any future time. Piper Sandler did not undertake to reaffirm or revise its opinion or otherwise comment upon any events occurring after the date of its opinion and does not have any obligation to update, revise or reaffirm its opinion.

Piper Sandler’s opinion addressed solely the fairness, from a financial point of view, to the holders of Apollo common stock of the Merger Consideration set forth in the Merger Agreement and did not address any other terms or agreement relating to the Merger or any other terms of the Merger Agreement. Piper Sandler was not requested to opine as to, and its opinion does not address, the basic business decision to proceed with or effect the Merger, the merits of the Merger relative to any alternative transaction or business strategy that may be available to Apollo, Boston Scientific’s ability to fund the Merger Consideration or any other terms contemplated by the Merger Agreement or the fairness of the Merger to any other class of securities, creditor or other constituency of Apollo. Furthermore, Piper Sandler expressed no opinion with respect to the amount or nature of compensation to any officer, director or employee of any party to the Merger, or any class of such persons, relative to the compensation to be received by the holders of Apollo common stock in the Merger or with respect to the fairness of any such compensation, including whether such payments are reasonable in the context of the Merger.

Information about Piper Sandler

As a part of its investment banking business, Piper Sandler is regularly engaged in the valuation of businesses in the medical manufacturing, medical technology and other industries and their securities in connection with mergers and acquisitions, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. The Board of Directors selected Piper Sandler to be its financial advisor and render its fairness opinion in connection with the Merger on the basis of such experience and its familiarity with Apollo.

Piper Sandler acted as exclusive financial advisor to Apollo in connection with the Merger and will receive a fee, currently estimated to be approximately $12.15 million, from Apollo, which is contingent upon the consummation of the Merger, except for $1.0 million of such fee which will be paid to Piper Sandler for rendering its fairness opinion and is creditable against the total fee. The opinion fee was not contingent upon the consummation of the Merger or the conclusions reached in Piper Sandler’s opinion. Apollo has also agreed to indemnify Piper Sandler against certain liabilities and reimburse Piper Sandler for certain expenses in connection with its services. Piper Sandler may, in the future, provide financial advisory and financing services to Apollo and its affiliates and may receive fees for the rendering of such services. In addition, in the ordinary course of its business, Piper Sandler and its affiliates may actively trade securities of Apollo and Boston Scientific for its own account or the account of its customers and, accordingly, may at any time hold a long or short position in such securities. Piper Sandler may also, in the future, provide investment banking and financial advisory services to Apollo, Boston Scientific or entities that are affiliated with Apollo or Boston Scientific, for which Piper Sandler would expect to receive compensation.

In the past two years preceding the date of Piper Sandler’s opinion, independent of Piper Sandler acting as exclusive financial advisor to Apollo in connection with the Merger, Piper Sandler received a fee of approximately $1.34 million for acting as joint bookrunner in connection with the follow-on offering of Apollo common stock in October 2021. In the past two years preceding the date of Piper Sandler’s opinion, Piper Sandler had not received any revenue in respect of any financial advisory or financing services provided to Boston Scientific.

Interests of Apollo’s Directors and Executive Officers in the Merger

When considering the recommendation of the Board of Directors that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that some of our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of stockholders more generally, as more fully described below. The Board of Directors was aware of and considered these interests, among other matters, to the extent that they existed at the time, in reaching the determination that the Merger Agreement and the Transactions were fair to and in the best interests of Apollo and its stockholders, in reaching its decision to approve and declare advisable the execution, delivery and performance of the Merger Agreement and the consummation of the Transactions, in making their recommendation that the stockholders vote in favor of the adoption of the Merger Agreement and in directing that the adoption of the Merger Agreement be submitted to a vote of the stockholders. For more information, please see the section of this proxy statement captioned “The Merger—Interests of Apollo’s Directors and Executive Officers in the Merger.”

Arrangements with Boston Scientific

As of the date of this proxy statement, none of our executive officers has entered into any agreement with Boston Scientific or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Company or one or more of its affiliates. Prior to and following the Closing, however, certain of our executive officers may have discussions, and following the Closing, may enter into agreements with Boston Scientific or the Surviving Company, their subsidiaries or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Company or one or more of its affiliates.

Insurance and Indemnification of Directors and Executive Officers

From and after the Effective Time, the Surviving Company and its subsidiaries will, and Boston Scientific will cause the Surviving Company to, to the fullest extent permitted under the DGCL, honor and fulfill in all respects the obligations of Apollo and the Apollo subsidiaries under (i) the certificate of incorporation and by-laws (or equivalent organizational documents) of Apollo and each Apollo subsidiary in effect as of the Signing Date, and (ii) any and all indemnification agreements between Apollo or any Apollo subsidiary and any of their respective present or former directors and officers (collectively, the “Indemnified Parties”), and such indemnification agreements will survive the Closing and will not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of such Indemnified Parties, except, in each case, to the extent required by applicable law. In addition, the certificate of incorporation and by-laws of the Surviving Company will contain provisions no less favorable with respect to exculpation and indemnification than are set forth in the certificate of incorporation or bylaws of Apollo in effect as of the Signing Date, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of the Indemnified Parties and any claim made pursuant to such rights within such six (6) year period will continue to be subject to certain indemnification and insurance provisions of the Merger Agreement until disposition of such claim.

For a period of six (6) years after the Effective Time, the Surviving Company will, to the fullest extent permitted under applicable law, indemnify and hold harmless each Indemnified Party against all costs and expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any litigation, suit, claim, action, proceeding or investigation arising out of or relating to any action or omission in their capacity as a director or officer of Apollo or any Apollo subsidiary, occurring on or before the Effective Time, subject to the terms and conditions of the Merger Agreement.

Prior to the Effective Time, Apollo will cause to be obtained, effective as of the Effective Time, “tail” insurance policies with a claims period of at least six (6) years from the Effective Time with respect to directors’ and officers’ liability insurance and fiduciary liability insurance in amount and scope (including with respect to coverage and deductibles) at least as favorable as Apollo’s existing policies as of immediately prior to the Effective Time for claims arising from facts or events that occurred on or prior to the Effective Time. If for any reason Apollo fails to obtain such “tail” insurance policies as of the Effective Time, the Surviving Company will maintain in effect for six (6) years from the Effective Time the current directors’ and officers’ liability insurance policies maintained by Apollo as of immediately prior to the Effective Time. Notwithstanding the foregoing, the Surviving Company may substitute such policies with policies of at least the same coverage containing terms and conditions that are substantially similar with respect to matters occurring prior to the Effective Time; provided, however, that in no event will Apollo or the Surviving Company, as applicable, be required to expend more than an amount per year equal to 300% of current aggregate annual premiums paid by Apollo for such insurance. In the event of an expiration, termination or cancellation of such current policies, Boston Scientific and the Surviving Company will be required to obtain as much coverage as is possible under substantially similar policies for such maximum annual amount in aggregate annual premiums.

For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Indemnification and Insurance.”

Treatment of Apollo Options, Apollo RSUs and Apollo PSUs

As of                  , 2023, there were                 Shares outstanding,                 Shares subject to outstanding Apollo Options,                 Shares subject to outstanding Apollo RSUs and                 Shares subject to outstanding Apollo PSUs. The Apollo RSUs and Apollo Options held by Apollo’s non-employee directors, and the Apollo Options, Apollo RSUs, and Apollo PSUs held by Apollo’s executive officers immediately before the Effective Time will be treated as described below.

The Merger Agreement provides that at the Effective Time, each:

(i)

Apollo Option with an exercise price per Share that is less than the Merger Consideration, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the amount by which the Merger Consideration exceeds the applicable exercise price per Share of such Apollo Option and (B) the aggregate number of Shares issuable upon exercise of such Apollo Option, less applicable taxes and authorized deductions;

(ii)	Apollo Option, whether vested or unvested, that has an exercise price per Share that is greater than the Merger Consideration will be cancelled without the payment of any consideration;

(iii)

outstanding Apollo RSU, whether vested but unsettled or unvested, will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the Merger Consideration and (B) the aggregate number of Shares underlying such Apollo RSU, less applicable taxes and authorized deductions; and

(iv)

outstanding Apollo PSU, whether vested but unsettled or unvested, will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the Merger Consideration and (B) the aggregate number of Shares underlying such Apollo PSU (determined as if all performance conditions in the applicable award agreements relating thereto have been satisfied as of immediately prior to the Effective Time), less applicable taxes and authorized deductions.

For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Merger Consideration—Treatment of Apollo Options, Apollo RSUs and Apollo PSUs.”

Payments Upon Termination at or Following Change in Control

The following is a description of the vesting acceleration benefits in the event of a qualifying termination provided in the employment, change in control and similar agreements and arrangements with our named executive officers. Payments and benefits to all of our named executive officers described below in the event of a qualifying termination are subject in each case to the executive’s execution and nonrevocation of a general release of claims against Apollo and certain related parties, as well as satisfaction of certain other terms and conditions, including the return of all Apollo property and continued compliance with the terms of any invention, confidential information and non-competition or similar agreement with Apollo (such agreement, including Apollo’s standard form of Invention, Confidential Information and Non-Competition Agreement, as in effect from time to time, the “Non-Competition Agreement”).

Stefanie Cavanaugh stepped down as our Chief Financial Officer in August 2021 to serve as our Vice President of Finance and subsequently ceased to be a service provider in January 2022. Todd Newton ceased to be a service provider in August 2021. Neither has or will receive any benefits in connection with, or following, the Merger, other than the Merger Consideration payable in respect of their Shares.

For purposes of the below, “Change in Control” has the meaning ascribed to such term in Apollo’s 2017 Equity Incentive Plan; the Merger will constitute a Change in Control for this purpose.

Note that notwithstanding the treatment of equity awards in connection with a Change in Control provided in any employment agreement, change in control agreement or similar agreement or arrangement between Apollo or its applicable subsidiary and our named executive officers or non-employee directors as described below, upon the Closing, all such equity awards will be treated in accordance with the terms of the Merger Agreement. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Merger Consideration—Treatment of Apollo Options, Apollo RSUs and Apollo PSUs.”

McKhann Employment Agreement

Chas McKhann’s Employment Agreement with Apollo, effective March 1, 2021 (the “McKhann Employment Agreement”), provides that in the event of a Change in Control, 100% of the then-unvested portion of the Apollo Option to purchase 848,733 Shares granted pursuant to the McKhann Employment Agreement (the “McKhann Option”) will become vested and exercisable as of the date immediately prior to the Effective Time (the “McKhann CiC Option Acceleration”). Additionally, pursuant to the McKhann Employment Agreement, the Apollo PSU covering 707,278 Shares (the “McKhann PSU”) will accelerate pursuant to a formula provided in the McKhann Employment Agreement (together with the McKhann CiC Option Acceleration, the “McKhann CiC Award Acceleration”).

If Mr. McKhann voluntarily resigns his employment for Good Reason (as defined below) or is involuntarily terminated by Apollo without Cause (as defined below, but specifically excluding a termination due to death or disability) and such termination constitutes a separation from service (an “Involuntary Termination”), under the terms of the McKhann Employment Agreement, he is entitled to

(1) cash severance equal to (A) 12 months of his then-current base salary, paid in equal installments as salary continuation, plus (B) any earned but unpaid bonus for the fiscal year prior to the year in which such Involuntary Termination occurs, plus (C) an amount equal to the Bonus Target amount (as defined in the McKhann Employment Agreement) in effect for the fiscal year of Mr. McKhann’s Involuntary Termination, prorated based on the number of days of service completed in such fiscal year through the Involuntary Termination date;

(2) reimbursement of healthcare continuation coverage under COBRA for up to 12 months; and

(3) accelerated vesting of all time-based vesting equity awards as if he had completed an additional 12 months of continuous service as of the Involuntary Termination date. Further, the post-termination exercise period for any then-vested Apollo Options will be extended to the earlier of (A) the one-year anniversary of his Involuntary Termination date and (B) the effective date of a Change in Control. Finally, the vesting period of the McKhann PSU will be extended to the business day after the end of the day on which Apollo reports its financial results for the second completed fiscal quarter following his Involuntary Termination.

If Mr. McKhann experiences an Involuntary Termination during the three months prior to, on or within 12 months after, a Change in Control, then, in addition to the McKhann CiC Award Acceleration and the severance benefits described in (1)(A), 1(B), (2) and (3) in the paragraph above, one hundred percent (100%) of the Shares subject to any other then-outstanding Apollo equity awards held by Mr. McKhann will become vested and (if applicable) exercisable, in each case as of the later of (i) the date of Mr. McKhann’s Involuntary Termination and (ii) immediately prior to the effective time of such Change in Control. Further, in lieu of a prorated Bonus Target amount as described in (1)(C) above, he will be entitled to receive an amount equal to fifty percent (50%) of the Bonus Target amount of the Annual Bonus (as defined in the McKhann Employment Agreement) in effect in the fiscal year of such Involuntary Termination.

In the event of Mr. McKhann’s death, in addition to any accrued but unpaid base salary and accrued but unused paid vacation, he is also entitled to receive a prorated bonus for such year that would have been earned and payable (the “Death Benefits”). Further, any then-vested Apollo Options will be exercisable for up to 18 months following his death.

In the event of Mr. McKhann’s termination due to his Disability (as such term is defined in the McKhann Employment Agreement), he will be entitled to receive the Death Benefits but not the extended Apollo Option exercisability.

For the purposes of the McKhann Employment Agreement, “Cause” will exist for a period of 90 days following Apollo’s discovery of the happening of one or more of the following events: (i) gross negligence or willful misconduct in performance of duties where such gross negligence or willful misconduct has resulted in or is likely to result in substantial and material damage to Apollo or any of its subsidiaries; (ii) repeated absence from Apollo in violation of Apollo policy or the written instructions of the Board of Directors, provided, Mr. McKhann will have a period of ten days to cure such absence after receipt of written notice thereof; (iii) material and willful violation of any federal or state law that has resulted in or is likely to result in substantial and material damage to Apollo or any of its subsidiaries; (iv) the commission of any act of fraud with respect to Apollo; (v) conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of Apollo; or (vi) his incurable material breach of any Non-Competition Agreement, including without limitation, theft or other misappropriation of Apollo’s proprietary information.

For the purposes of the McKhann Employment Agreement, “Good Reason” means the occurrence, without Mr. McKhann’s prior written consent, of any of the following events: (i) a material reduction in the nature or scope of his responsibilities, duties and/or authority, including without limitation, no longer being the sole Chief Executive Officer of Apollo; (ii) a change in reporting relationship such that Mr. McKhann is no longer reporting directly and solely to the Board of Directors; (iii) a reduction by at least ten percent (10%) of his then-current base salary or Bonus Target percentage; provided, that such reduction will not constitute “Good Reason” to the extent the reduction is made as part of a broader compensation reduction program affecting a majority of similarly situated Apollo employees; (iv) a required relocation from the Minneapolis, Minnesota metropolitan area; or (v) a material breach of the McKhann Employment Agreement by Apollo. Good Reason will not occur unless Mr. McKhann delivers to Apollo a notice of termination for Good Reason within 90 days after the initial existence of the circumstances giving rise to Good Reason, Apollo fails to reasonably cure the circumstances giving rise to Good Reason within 30 days of receipt of such written notice, and Mr. McKhann terminates his employment within 30 days following the end of such cure period (a “Cure Process”).

Black Employment Agreement

Under Jeffrey Black’s Employment Agreement with Apollo, effective as of August 1, 2021 (the “Black Employment Agreement”), in the event of a Change in Control, the Apollo PSU covering 120,000 Shares (the “Black PSU”) will accelerate with respect to the then-unvested PSUs pursuant to a formula provided in the Black Employment Agreement.

If Mr. Black is subject to an Involuntary Termination, he is entitled to cash severance equal to (A) six (6) months of his then-current base salary, paid in equal installments as salary continuation, plus (B) any earned but unpaid bonus for the fiscal year prior to the year in which such Involuntary Termination occurs.

If Mr. Black’s Involuntary Termination occurs during the three months prior to, on or within 12 months after, a Change in Control, then he will receive: (i) cash severance equal to (A) 12 months of his then-current base salary, paid in equal installments as salary continuation, plus (B) any earned but unpaid bonus for the fiscal year prior to the year in which such Involuntary Termination occurs; (ii) reimbursement of healthcare continuation coverage under COBRA for up to 12 months; (iii) full acceleration (and, if applicable, exercisability) of any then-outstanding Apollo Options and other equity awards granted to Mr. Black (excluding the Black PSU), and vesting of the Black PSU as provided for in the Black Employment Agreement; and (iv) extension of the time period in which Shares of the Black PSU may vest to the business day after the end of the day on which Apollo reports its financial results for the second completed fiscal quarter following his Involuntary Termination.

In the event of Mr. Black’s death or Disability (as such term is defined in the Black Employment Agreement), he will be entitled to accrued but unpaid base salary and accrued but unused paid vacation.

For the purposes of the Black Employment Agreement, “Cause” has substantially the same definition as under the McKhann Employment Agreement.

For the purposes of the Black Employment Agreement, “Good Reason” means the occurrence, without Mr. Black’s prior written consent, of any of the following events, subject to the Cure Process: (i) a material reduction in the nature or scope of his responsibilities, duties and/or authority; provided, that a change in job position (including a change in title) will not be deemed a “material reduction” in and of itself unless Mr. Black’s responsibilities, duties and/or authority are materially reduced; (ii) a reduction by at least ten percent (10%) of his then-current base salary; provided, that such reduction will not constitute “Good Reason” to the extent the reduction is made as part of a broader compensation reduction program affecting a majority of similarly situated Apollo employees; (iii) a material change in the location at which Mr. Black must perform his services; provided, that in no event will the relocation of Mr. Black to a facility or location fifty (50) miles or less from his then-current office location be deemed material; or (iv) a material breach of the Black Employment Agreement by Apollo.

Molesphini Change in Control Agreement

Pursuant to John Molesphini’s Change in Control Agreement with Apollo, dated as of May 23, 2018 (the “Molesphini CiC Agreement”), in the event of a Change in Control, 50% of all then-outstanding and unvested Apollo equity awards held by him (including without limitations any restricted Shares) as of the effective date of such Change in Control (each, an “Eligible Equity Award”), will become vested (and, if applicable, exercisable), and any right of repurchase or forfeiture provision will lapse as to 50% of such Shares, effective as of the date immediately prior to the effective date of such Change in Control, subject to his execution and nonrevocation of a general release of claims against Apollo.

If Mr. Molesphini is subject to an Involuntary Termination that occurs within three months prior to, or on or within 12 months after, a Change in Control, then, subject to his satisfaction of certain conditions provided in the Molepshini CiC Agreement, Mr. Molesphini will receive (i) cash severance equal to 12 months of his then-current base salary, paid in equal installments as salary continuation; (ii) reimbursement of healthcare continuation coverage under COBRA for up to 12 months; and (iii) full vesting (and, if applicable, exercisability) with respect to his Eligible Equity Awards, and any right of repurchase or forfeiture provision will lapse as to all such Shares, effective immediately prior to his Involuntary Termination.

For purposes of the Molesphini CiC Agreement, “Cause” is defined substantially the same as how “Cause” is defined under the Mr. McKhann Employment Agreement, except that the definition in the Molesphini CiC Agreement does not specify that “Cause” will exist for a period of 90 days following discovery of the specific event and that prongs (ii) and (iii) of the definition are instead as follows: (ii) repeated and unjustified absence from Apollo and (iii) material and willful violation of any federal or state law.

For purposes of the Molesphini CiC Agreement, “Good Reason” means the occurrence, without Mr. Molesphini’s prior written consent, of any of the following events, subject to the Cure Process: (i) a material reduction in the nature or scope of his responsibilities, duties and/or authority; provided, that a change in job position (including a change in title) will not be deemed a “material reduction” in and of itself unless Mr. Molepshini’s responsibilities, duties and/or authority are materially reduced; (ii) a reduction by at least ten percent (10%) of his then-current base salary; provided, that such reduction will not constitute “Good Reason” to the extent the reduction is made as part of a broader compensation reduction program affecting a majority of similarly situated Apollo employees; or (iii) a relocation of his principal place of employment to a place that increases his one-way commute by more than fifty (50) miles.

Non-Employee Director Compensation Policy

On March 6, 2017, the Board of Directors adopted a Non-Employee Director Compensation Policy that was most recently amended on September 21, 2022 (the “Non-Employee Director Compensation Policy”), which describes the compensation received by non-employees who serve on the Board of Directors (each, a “Non-Employee Director”). Pursuant to the Non-Employee Director Compensation Policy, all of the outstanding Apollo equity awards held by a Non-Employee Director who remains in continuous service to Apollo from the grant date until immediately prior to the closing of a Change in Control will become fully vested (and, if applicable, exercisable) immediately prior to such closing.

Quantification of Potential Payments to Certain Apollo Executive Officers in Connection with the Merger

In accordance with Item 402(t) of Regulation S-K, the table below sets forth the compensation that is based on or otherwise relates to the Merger that will or may become payable to Apollo’s named executive officers in connection with the Merger. For more information, please see the section of this proxy statement captioned “The Merger—Payments Upon Termination at or Following Change in Control” for further information regarding certain elements of this compensation.

The table below assumes that:

•	the Closing occurs on December 23, 2022 (which is the assumed date solely for purposes of this golden parachute compensation disclosure);

•

the number of Apollo equity awards held by the named executive officers is as of December 23, 2022, the latest practicable date to determine such amounts before the filing of this proxy statement, and excludes any additional grants that may occur following such date;

•

pursuant to applicable proxy disclosure rules, the value of the equity awards below is calculated based on the number of Shares covered by the applicable Apollo Options, Apollo RSUs and Apollo PSUs that are unvested and are being cancelled and converted into the right to receive an amount in cash (as described under “The Merger—Interests of Apollo’s Directors and Executive Officers in the Merger—Treatment of Apollo Options, Apollo RSUs and Apollo PSUs”) multiplied by the Merger Consideration (less the applicable exercise price per Share in the case of Apollo Options);

•	all Apollo Options held by each named executive officer as of December 23, 2022, remain unexercised as of immediately prior to the Effective Time;

•

the employment of each named executive officer will be terminated by Boston Scientific or the Surviving Company immediately following the Closing or otherwise impacted in a manner entitling the named executive officer to receive the maximum possible severance benefits described in the section of this proxy statement captioned “The Merger—Payments Upon Termination at or Following Change in Control”;

•	the named executive officer’s base salary rate and annual target bonus as of the Closing are those in effect as of the date of this filing; and

•	no named executive officer enters into a new agreement or is otherwise legally entitled to, before the Effective Time, additional compensation or benefits.

The amounts shown in the table below do not include the value of payments or benefits that would have been earned, or any amounts associated with equity awards that would vest pursuant to their terms, on or prior to Closing, or the value of payments or benefits that are not based on, or otherwise related to, the Merger.

In addition to the assumptions described in the preceding paragraph, the amounts set forth in the table below are based on certain other assumptions that are described in the footnotes accompanying the table below. These assumptions may or may not actually be correct. Accordingly, the ultimate amounts to be received by a named executive officer in connection with the Merger may differ from the amounts set forth below. For purposes of the footnotes to the table below, “double-trigger” refers to benefits that require two (2) conditions, which are Closing and a qualifying termination. For more information, please see the section of this proxy statement captioned “The Merger—Golden Parachute Compensation” below for a quantification of the amounts that the named executive officers will receive in respect of vested equity awards at the Effective Time.

Golden Parachute Compensation

Name	Cash ($)(1)		Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Chas McKhann	990,000	(6)	9,373,947	26,306	10,390,253
Jeffrey Black	386,250		3,151,046	23,083	3,560,379
John Molesphini	310,883		708,486	18,004	1,037,373
Todd Newton(4)	—		—	—	—
Stefanie Cavanaugh(5)	—		—	—	—

(1)

For each of Messrs. McKhann, Black and Molesphini, the amounts listed in this column represent the “double-trigger” cash severance payments to which the named executive officer may become entitled to under their respective employment agreement or change in control agreement, as applicable, as described in more detail in the section of this proxy statement captioned “The Merger—Payments Upon Termination at or Following Change in Control”. To be eligible for such “double-trigger” cash severance benefits, within the three (3) months prior to, or on or within 12 months following, a change in control (which will include the Merger in each case), the named executive officer must be terminated by Apollo without “cause” or resign for “good reason” (as such terms are defined in the respective employment agreement or change in control agreement, as applicable, as described in the section of this proxy statement captioned “The Merger—Payments Upon Termination at or Following Change in Control”) (for the purposes of the table above, a “Qualifying CIC Termination”).

(2)

For each of Messrs. McKhann, Black and Molesphini, the amounts listed in this column represent the Merger Consideration that will be paid in respect of each Apollo Option, Apollo RSU and Apollo PSU that is unvested as of December 23, 2022 (the assumed Closing date for purposes of this table) and held by the named executive officer as of such date, determined as described in the section of this proxy statement captioned “The Merger—Interests of Apollo’s Directors and Executive Officers in the Merger—Treatment of Apollo Options, Apollo RSUs and Apollo PSUs.” The aggregate amounts to be paid with respect to each named executive officer’s unvested Apollo equity awards are as follows: for Mr. McKhann, $9,373,947 (of which $4,711,497 relates to unvested Apollo Options, $1,126,070 relates to unvested Apollo RSUs and $3,536,380 relates to unvested Apollo PSUs); for Mr. Black, $3,151,046 (of which $862,046 relates to unvested Apollo Options, $1,489,000 relates to unvested Apollo RSUs and $800,000 relates to unvested Apollo PSUs), and for Mr. Molesphini, $708,486 (of which $243,016 relates to Apollo Options, $465,470 relates to unvested Apollo RSUs and $0 relates to unvested Apollo PSUs). Amounts described with respect to Apollo Options are net of the applicable aggregate exercise price but do not account for any applicable taxes or authorized deductions.

(3)

For each of Messrs. McKhann, Black and Molesphini, the amounts listed in this column represent the cost of continued healthcare coverage under COBRA (“COBRA Coverage”) to which the named executive officer may become entitled to under their respective employment agreement or change in control agreement, as applicable, as described in more detail in the section of this proxy statement captioned “The Merger—Payments Upon Termination at or Following Change in Control”. To be eligible for such COBRA Coverage, the named executive officer’s employment must terminate in a Qualifying CIC Termination (although with respect to Mr. McKhann he would also be eligible for such benefits in the event of a qualifying termination that is not a Qualifying CIC Termination). The amount represents the cost of COBRA Coverage for the maximum possible period and assumes actual benefit elections made by the named executive officer for the 2022 calendar year, and premiums for such year, continue unchanged for the benefit period.
(4)

Mr. Newton departed from his position in February 2021 and provided consulting services to us through August 2021. He is not entitled to any compensatory payments or arrangements in connection with the Merger. However, he will receive Merger Consideration in respect of Shares and securities convertible into or exchangeable for Shares owned by him.

(5)

Ms. Cavanaugh stepped down as our Chief Financial Officer in August 2021 to serve as our Vice President of Finance and subsequently departed from her position in January 2022. She is not entitled to any compensatory payments or arrangements in connection with the Merger. However, she will receive Merger Consideration in respect of Shares and securities convertible into or exchangeable for Shares owned by her.

(6)

Pursuant to the terms of the McKhann Employment Agreement, Mr. McKhann would be eligible to receive either (x) an amount equal to 50% of his target bonus or (y) a prorated amount of any bonus that would actually be earned had he remained in continuous service through the bonus payment date. The amount include above assumes a qualifying termination occurs on December 23, 2022, under circumstances that would have resulted in payment of the full target bonus had he remained in continuous service through the payment date (rather than circumstances that would have resulted in his receiving an amount equal to 50% of his target bonus).

Equity Awards Held by Apollo’s Executive Officers and Non-Employee Directors

As discussed above in the section of this proxy statement captioned “The Merger—Interests of Apollo’s Directors and Officers in the Merger—Treatment of Apollo Options, Apollo RSUs and Apollo PSUs”, at the Effective Time, each Apollo Option, Apollo RSU and Apollo PSU (whether vested or unvested) will be cancelled and automatically converted into the right to receive an amount in cash equal to the product of (i) the aggregate number of Shares subject to such award, and (ii) the Merger Consideration (less, with respect to each Apollo Option, the per Share exercise price).

Equity Interests of Apollo’s Named Executive Officers and Non-Employee Directors

The following table sets forth the number of Shares and the number of Shares underlying outstanding Apollo equity interests held by each of Apollo’s named executive officers and non-employee directors as of December 23, 2022. The table also sets forth the values of these Shares and Apollo equity interests, determined as the number of Shares (or Shares subject to the equity interests or awards) multiplied by the Merger Consideration (less the applicable per Share exercise price for any Apollo Options). Except for the interests described herein, no additional Shares or equity interests have been or are expected to be issued or granted, as applicable, to any named executive officer or non-employee director in contemplation of the Merger.

Name	Shares #(1)		Shares $	Options #(2)	Options $	RSUs #(3)	RSUs $	PSUs #(3)	PSUs $	Total $
Chas McKhann	223,635		2,236,350	1,307,903	6,215,347	112,607	1,126,070	353,638	3,536,380	13,114,147
Sharon O’Keefe	—		—	—	—	35,604	356,040	—	—	356,040
John Barr	29,858		298,580	70,457	466,452	14,224	142,240	—	—	907,272
William D. McClellan	27,025		270,250	85,715	519,729	14,224	142,240	—	—	932,219
R. Kent McGaughy, Jr.	—		—	38,667	233,935	—	—	—	—	233,935	(5)
David C. Pacitti	3,888		38,880	84,043	545,260	14,224	142,240	—	—	726,380
Julie Shimer, Ph.D.	21,797		217,970	77,298	475,261	14,224	142,240	—	—	835,471
Jeannette Bankes	—		—	28,866	161,770	17,641	176,410	—	—	338,180
Jeffrey Black	103,750		1,037,500	270,834	927,546	148,900	1,489,000	80,000	800,000	4,254,046
John Molesphini	46,079		460,790	185,588	987,026	46,547	465,470	—	—	1,913,286
Todd Newton(a)	264,994	(4)	2,649,940	—	—	—	—	—	—	2,649,940
Stefanie Cavanaugh(b)	113,576	(6)	1,135,760	—	—	—	—	—	—	1,135,760

(a)	Mr. Newton departed from his position in February 2021 and provided consulting services to us through August 2021.
(b)	Ms. Cavanaugh stepped down as our Chief Financial Officer in August 2021 to serve as our Vice President of Finance and subsequently departed from her position in January 2022.

(1)	This number includes Shares held by, and underlying Convertible Debentures held by, each of Apollo’s named executive officers and non-employee directors (as applicable).
(2)

The number of Shares subject to Apollo Options includes both vested and unvested Apollo Options as of December 23, 2022. The value of the vested and unvested portions of the Apollo Options are provided in the table below.

Name	Vested Apollo Options #	Vested Apollo Options $	Unvested Apollo Options #	Unvested Apollo Options $	Total Amount Payable for Vested and Unvested Apollo Options $
Chas McKhann	371,321	1,503,850	936,582	4,711,497	6,215,347
Sharon O’Keefe	—	—	—	—	—
John Barr	51,124	349,487	19,333	116,965	466,452
William D. McClellan	66,382	402,764	19,333	116,965	519,729
R. Kent McGaughy, Jr.	—	—	38,667	233,935	233,935
David C. Pacitti	64,710	428,295	19,333	116,965	545,260
Julie Shimer, Ph.D.	57,965	358,296	19,333	116,965	475,261
Jeannette Bankes	—	—	28,866	161,770	161,770
Jeffrey Black	50,000	65,500	220,834	862,046	927,546
John Molesphini	137,867	744,010	47,721	243,016	987,026
Todd Newton	—	—	—	—	—
Stefanie Cavanaugh	—	—	—	—

(3)

This number reflects the estimated number of Shares subject to unvested Apollo RSUs and Apollo PSUs, as applicable, as of December 23, 2022. For clarity, these represent all of the individual’s unvested Apollo RSUs and Apollo PSUs, as applicable, all of which will be cancelled and automatically converted into the right to receive an amount in cash equal to the product of (i) the aggregate number of units subject to such award and (ii) the Merger Consideration. No individual holds vested but unsettled Apollo RSUs or Apollo PSUs.

(4)	This number includes 126,770 Shares issuable upon conversion of Convertible Debentures held by Mr. Newton.
(5)	This table does not include 3,963,641 Shares and 2,198,655 Convertible Debentures that may be deemed beneficially owned by Mr. McGaughy through his affiliation with CPMG, Inc. and its affiliates.
(6)	This number includes 7,924 Shares issuable upon conversion of Convertible Debentures held by Ms. Cavanaugh.

Support Agreement

In connection with the execution of the Merger Agreement, R. Kent McGaughy, Jr., a member of the Board of Directors, and entities affiliated with CPMG, Inc. (together, with R. Kent McGaughy, Jr., the “CPMG Signatories”), have entered into a voting and support agreement (the “CPMG Support Agreement”). As of November 25, 2022, the CPMG Signatories held, in the aggregate, Shares representing approximately 8.4% of the voting power of the outstanding Shares. Under the CPMG Support Agreement, the CPMG Signatories have, among other things, agreed to, during the term of the CPMG Support Agreement, vote the Shares held by the CPMG Signatories (i) in favor of the adoption of the Merger Agreement; (ii) in favor of any proposal to adjourn or postpone any meeting of the holders of Shares at which the matters described in the preceding clause (i) are submitted for the consideration and vote of the holders of Shares to a later date if there are not sufficient votes for approval of such matters on the date on which the meeting is held; and (iii) against any action or agreement that would reasonably be expected to prevent or materially delay the ability of Apollo to consummate the Transactions. The CPMG Support Agreement will automatically terminate without further action by the parties thereto upon termination of the Merger Agreement.

The foregoing description of the CPMG Support Agreement and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the CPMG Support Agreement which is attached as Exhibit 10.1 to Apollo’s Current Report on Form 8-K filed with the SEC on November 30, 2022, and which is incorporated herein by reference.

Appraisal Rights

If the Merger is consummated and certain conditions are met, stockholders (i) who continuously hold Shares through the Effective Time, (ii) who did not vote their Shares in favor of the adoption of the Merger Agreement, (iii) who are entitled to demand appraisal rights under Section 262 of the DGCL, (iv) who otherwise properly comply with the applicable requirements and procedures of Section 262 of the DGCL and (v) who do not thereafter withdraw their demand for appraisal of such Shares, fail to perfect or otherwise lose their appraisal rights, in each case in accordance with Section 262 of the DGCL, will be entitled to demand appraisal of their Shares and receive, if the Merger is successful and the Merger is consummated, in lieu of the Merger Consideration, an amount in cash equal to the “fair value” of their Shares (as of the Effective Time, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any), as determined by the Delaware Court of Chancery, in accordance with Section 262 of the DGCL. Stockholders should be aware that the fair value of their Shares could be more than, the same as or less than the Merger Consideration and that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the Merger, is not an opinion as to, and does not otherwise address, fair value under Section 262 of the DGCL. Any stockholder contemplating the exercise of such appraisal rights should review carefully the provisions of Section 262 of the DGCL, particularly the procedural steps required to properly demand and perfect such rights.

The following is a summary of the procedures to be followed by stockholders who wish to exercise their appraisal rights under Section 262 of the DGCL. A copy of the full text of the version of Section 262 of the DGCL applicable to the Merger Agreement is attached to this proxy as Annex C. This summary does not purport to be a complete statement of, and is qualified in its entirety by reference to, Section 262 of the DGCL. All references in Section 262 of the DGCL and in this summary to a “stockholder” are to the record holder of Shares as to which appraisal rights are asserted. A person holding a beneficial interest in Shares held of record in the name of another person, such as a broker or nominee, must act promptly to cause the stockholder of record to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. Failure to timely and fully comply with the procedures of Section 262 of the DGCL may result in the loss of appraisal rights under Section 262 of the DGCL. Stockholders should assume that Apollo will take no action to perfect any appraisal rights of any stockholder.

Any stockholder who desires to exercise his, her or its appraisal rights should review carefully Section 262 of the DGCL and is urged to consult his, her or its legal advisor before electing or attempting to exercise such rights. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that the stockholders exercise appraisal rights under Section 262 of the DGCL.

Under Section 262 of the DGCL, where a merger agreement is to be submitted for adoption at a meeting of the stockholders, the corporation, not less than twenty (20) days prior to the meeting, shall notify each of the stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available under Section 262 of the DGCL that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of Section 262 of the DGCL. This proxy statement constitutes the formal notice of appraisal rights under Section 262 of the DGCL, and the required copy of Section 262 of the DGCL is attached to this proxy statement as Annex C. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his, her or its right to do so should review the following discussion and Annex C carefully because failure to timely and properly comply with the procedures specified may result in the loss of appraisal rights under the DGCL.

If a stockholder elects to exercise appraisal rights under Section 262 of the DGCL, such stockholder must do all of the following:

•

deliver to Apollo a written demand for appraisal of your Shares prior to the taking of the vote to adopt the Merger Agreement, which written demand must reasonably inform us of the identity of the stockholder and that the stockholder intends thereby to demand appraisal of his, her or its Shares. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the Merger Agreement. Voting “AGAINST” or failing to vote “FOR” the adoption of the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL;

•	not vote, or abstain from voting, his, her or its Shares in favor of the adoption of the Merger Agreement;

•	continuously hold of record the Shares from the date on which the written demand for appraisal is made through the Effective Time; and

•

comply with the procedures of Section 262 of the DGCL for perfecting appraisal rights thereafter, including the requirement that the surviving corporation or a stockholder who has validly demanded appraisal of his, her or its Shares file a petition in the Delaware Court of Chancery requesting a determination of the fair value of all such stockholders’ Shares within 120 days after the effective date of the Merger.

Within ten (10) days after the effective date of the Merger, the Surviving Company will provide notice of the effective date of the Merger to those stockholders who have properly made a written demand for appraisal pursuant to the first bullet above, as required by Section 262 of the DGCL, has not voted in favor of the adoption of the Merger Agreement and has not withdrawn or otherwise lost the right to appraisal. If the Merger is consummated, a failure to make a written demand for appraisal in accordance with the time periods specified in the first bullet above (or to take any of the other steps specified in the above bullets) will be deemed to be a waiver or a termination of your appraisal rights. At any time within sixty (60) days after the effective date of the Merger, any stockholder who has demanded an appraisal, but who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw the demand and to accept the Merger Consideration, specified by the Merger Agreement for his, her or its Shares. Any attempt to withdraw made more than sixty (60) days after the effective date of the Merger will require the written approval of the Surviving Company and no appraisal proceeding before the Delaware Court of Chancery as to any stockholder will be dismissed without the approval of the Delaware Court of Chancery. Such approval may be conditioned upon any terms the Delaware Court of Chancery deems just; provided, however, that this provision will not affect the right of any stockholder that has made an appraisal demand but who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered in the Merger within sixty (60) days after the effective date of the Merger. If the Surviving Company does not approve a stockholder’s request to withdraw a demand for appraisal when the approval is required or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder would be entitled to receive only the appraised value determined in any such appraisal proceeding. This value could be higher or lower than, or the same as, the value of the Merger Consideration.

Written Demand by the Stockholder

All written demands for appraisal should be addressed to Apollo Endosurgery, Inc., 1120 S. Capital of Texas Highway Building 1, Suite #300, Austin, Texas 78746. Attention: Secretary. The demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder’s name appears on the stockholder’s Shares (whether in book entry or on physical certificates). If the Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be made in that capacity, and if the Shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be made by or for all owners of record. An authorized agent, including one or more joint owners, may execute the demand for appraisal for a stockholder of record, but such agent must identify the record owner or owners and expressly disclose in such demand that the agent is acting as agent for the record owner or owners of such Shares.

A beneficial owner of Shares held in “street name” who wishes to exercise appraisal rights should take such actions as may be necessary to ensure that a timely and proper demand for appraisal is made by the stockholder of record. If Shares are held through a broker, bank or other nominee who in turn holds the Shares through a central securities depository nominee, a demand for appraisal of such Shares must be made by or on behalf of the depository nominee, and must identify the depository nominee as the stockholder of record. Any beneficial owner who wishes to exercise appraisal rights and holds Shares through a nominee holder is responsible for ensuring that the demand for appraisal is timely made by the stockholder of record. The beneficial holder of the Shares should instruct the nominee holder that the demand for appraisal should be made by the stockholder of record of the Shares, which may be a central securities depository nominee if the Shares have been so deposited.

A record stockholder, such as a broker, bank, fiduciary, depository or other nominee, who holds Shares as a nominee for several beneficial owners may exercise appraisal rights with respect to the Shares held for one or more beneficial owners while not exercising such rights with respect to the Shares held for other beneficial owners. In such case, the written demand for appraisal must set forth the number of Shares covered by such demand. Unless a demand for appraisal specifies a number of Shares, such demand will be presumed to cover all Shares held in the name of such stockholder.

Filing a Petition for Appraisal

Within 120 days after the effective date of the Merger, the Surviving Company or any stockholder who has complied with Section 262 of the DGCL and is entitled to appraisal rights under Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the Shares held by all stockholders entitled to appraisal rights who did not vote their Shares in favor of the Merger and properly demanded appraisal of such Shares. If no such petition is filed within that 120-day period, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their Shares. None of Boston Scientific, Merger Sub or Apollo, as the Surviving Company, has any obligation to or has any present intention to file a petition and stockholders should not assume that any of the foregoing parties will file a petition or will initiate any negotiations with respect to the fair value of the Shares.

Accordingly, it is the obligation of the stockholders to initiate all necessary action to perfect their appraisal rights in respect of the Shares within the period prescribed in Section 262 of the DGCL.

Within 120 days after the effective date of the Merger, any stockholder who has complied with Section 262 of the DGCL and the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Company a statement setting forth the aggregate number of Shares not voted in favor of the adoption of the Merger Agreement and with respect to which Apollo has received demands for appraisal, and the aggregate number of stockholders of such Shares. Such statement must be mailed within ten (10) days after a written request therefor has been received by the Surviving Company or within ten (10) days after the expiration of the period for delivery of demands for appraisal, whichever is later. Notwithstanding the foregoing requirement that a demand for appraisal must be made by or on behalf of the record owner of the Shares, a person who is the beneficial owner of Shares held either in a voting trust or by a nominee on behalf of such person, and as to which demand has been properly made and not effectively withdrawn, may, in such person’s own name, file a petition for appraisal or request from the Surviving Company the statement described in this paragraph.

If a petition for appraisal is duly filed by any stockholder and a copy of the petition is delivered to the Surviving Company, the Surviving Company will then be obligated within twenty (20) days after receiving service of a copy of the petition to file with the Delaware Register in Chancery a duly verified list (the “Verified List”) containing the names and addresses of all stockholders who have demanded an appraisal for their Shares (the “Dissenting Stockholders”) and with whom agreements as to the value of their Shares has not been reached. Upon the filing of a petition by a Dissenting Stockholder, the Delaware Court of Chancery may order a hearing and that notice of the time and place fixed for the hearing on the petition will be mailed to the Surviving Company and all the Dissenting Stockholders shown on the Verified List. Notice will also be published at least one (1) week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or in another publication deemed advisable by the Delaware Court of Chancery. The costs relating to these notices will be borne by the Surviving Company.

If a hearing on the petition is held, the Delaware Court of Chancery is empowered to determine which Dissenting Stockholders have complied with the provisions of Section 262 of the DGCL and are entitled to an appraisal of their Shares. The Delaware Court of Chancery may require that Dissenting Stockholders submit their stock certificates, if any, to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings. The Delaware Court of Chancery is empowered to dismiss the proceedings as to any Dissenting Stockholder who does not comply with such requirement. Accordingly, Dissenting Stockholders are cautioned to retain their stock certificates after the Effective Time and thereafter comply with all orders of the Delaware Court of Chancery in respect of such certificates. In addition, assuming the Shares remain listed on a national securities exchange immediately before the Effective Time, which we expect to be the case, the Delaware Court of Chancery is required to dismiss the appraisal proceedings as to all Dissenting Stockholders unless (i) the total number of Shares entitled to appraisal exceeds one percent (1%) of the outstanding Shares eligible for appraisal or (ii) the value of the consideration provided in the Merger for such total number of Shares exceeds $1 million.

Determination of Fair Value

After the Delaware Court of Chancery determines which stockholders are entitled to appraisal, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through the appraisal proceeding, the Delaware Court of Chancery will determine the fair value of the Shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at five percent (5%) over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. However, at any time before the entry of judgment in the proceedings, the Surviving Company may pay to each stockholder entitled to appraisal an amount in cash, in which case interest will accrue thereafter only upon the sum of (i) the difference, if any, between the amount so paid by the Surviving Company and the fair value of the Shares as determined by the Delaware Court of Chancery, and (ii) interest accrued before such voluntary cash payment, unless paid at that time.

In determining fair value, the Delaware Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the Delaware Court of Chancery must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion that does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. An opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to fair value under Section 262 of the DGCL. You should be aware that the fair value of your Shares as determined under Section 262 of the DGCL could be more than, the same as, or less than the merger consideration that you would otherwise be entitled to receive under the terms of the Merger Agreement.

Upon application by the Surviving Company or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the Verified List and who has submitted such stockholder’s stock certificates, if any, to the Delaware Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights. When the fair value of the Shares is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, to the stockholders entitled thereto, forthwith in the case of holders of uncertificated stock or upon surrender to the corporation of the certificates representing such Shares in the case of certificated stock. The Delaware Court of Chancery’s decree may be enforced as other decrees in the Delaware Court of Chancery may be enforced. The Delaware Court of Chancery may also (i) determine the costs of the proceeding (which do not include attorneys’ fees or the fees and expenses of experts) and tax such costs upon the parties as the Delaware Court of Chancery deems equitable and (ii) upon application of a stockholder, order all or a portion of the expenses incurred by any Dissenting Stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and fees and expenses of experts, to be charged pro rata against the value of all the Shares entitled to appraisal. In the absence of such an order, each party bears its own expenses. Determinations by the Delaware Court of Chancery are subject to appellate review by the Delaware Supreme Court.

Stockholders considering whether to seek appraisal should bear in mind that the fair value of their Shares determined under Section 262 of the DGCL could be more than, the same as, or less than the value of the Merger Consideration to be paid in the Merger. Although Apollo believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery. Neither Boston Scientific nor Apollo anticipates offering more than the Merger Consideration to any Dissenting Stockholder, and each of Boston Scientific and Apollo reserve the right to assert, in any appraisal proceeding, that for purposes of Section 262 of the DGCL, the “fair value” of the Shares is less than the Merger Consideration.

The process of exercising appraisal rights requires compliance with technical prerequisites. Stockholders wishing to exercise their appraisal rights should consult with their own legal counsel in connection with compliance with Section 262 of the DGCL.

Any stockholder who has duly demanded and perfected appraisal rights in compliance with Section 262 of the DGCL will not, after the effective date of the Merger, be entitled to vote his, her or its Shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to stockholders as of a date prior to the Effective Time.

If any stockholder who demands appraisal of Shares under Section 262 of the DGCL fails to perfect, successfully withdraws or loses such stockholder’s right to appraisal, such stockholder’s Shares will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration. A stockholder will fail to perfect, or effectively lose, the stockholder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the Merger. Inasmuch as Apollo has no obligation to file such a petition and has no present intention to do so, any stockholder who desires such a petition is advised to file it on a timely basis. In addition, a stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal in accordance with Section 262 of the DGCL and accept the Merger Consideration by delivering to Apollo a written withdrawal of such stockholder’s demand for appraisal and acceptance of the terms of the Merger either within sixty (60) days after the effective date of the Merger or thereafter with the written approval of Apollo. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that the limitation set forth in this sentence will not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the Merger Consideration within sixty (60) days after the effective date of the Merger.

STOCKHOLDERS WHO VOTE SHARES IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT WILL NOT BE ENTITLED TO EXERCISE APPRAISAL RIGHTS WITH RESPECT THERETO BUT, RATHER, WILL RECEIVE THE MERGER CONSIDERATION.

The foregoing summary of the rights of the stockholders to seek appraisal rights under Delaware law does not purport to be a complete statement of the procedures to be followed by the stockholders desiring to exercise any appraisal rights available thereunder and is qualified in its entirety by reference to Section 262 of the DGCL. The proper exercise of appraisal rights requires strict adherence to the applicable provisions of the DGCL. A copy of the version of Section 262 of the DGCL applicable to the Merger Agreement is included as Annex C to this proxy statement.

Accounting Treatment

The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of certain material U.S. federal income tax consequences of the Merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below). This summary is general in nature and does not purport to be a complete analysis of all potential tax effects of the Merger. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Department regulations promulgated under the Code (the “Treasury Regulations”), published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. This discussion is limited to stockholders who hold their Shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes).

This discussion is for general information only and does not address all of the U.S. federal income tax consequences that may be relevant to stockholders in light of their particular circumstances. For example, this discussion does not address the tax consequences that may be relevant to stockholders who may be subject to special treatment under U.S. federal income tax laws, such as:

•	banks, mutual funds, insurance companies or other financial institutions;

•	tax-exempt organizations and governmental organizations;

•	tax-qualified retirement or other tax deferred accounts;

•

partnerships or any other entities or arrangements treated as partnerships or disregarded entities for U.S. federal income tax purposes, S corporations, limited liability companies, or other pass-through entities, or investors therein;

•	dealers in stocks and securities;

•	traders in securities that elect to use the mark-to-market method of accounting for their securities;

•	regulated investment companies or real estate investment trusts;

•	entities subject to the U.S. anti-inversion rules;

•	certain former citizens or long-term residents of the U.S;

•	stockholders who own or have owned (directly, indirectly or constructively) five percent (5%) or more of Apollo’s common stock (by vote or value);

•	stockholders holding Shares as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction or integrated investment;

•	stockholders whose Shares constitute qualified small business stock within the meaning of Section 1202 of the Code or as “Section 1244 stock”;

•	stockholders who acquired their Shares in a transaction subject to the gain rollover provisions of the Code (including, but no limited to Section 1045 of the Code);

•	stockholders who received their Shares pursuant to the exercise of contemporary options or in other compensatory transactions;

•	stockholders who received their Shares pursuant to the exercise of warrants or conversion rights under convertible instruments;

•	U.S. Holders whose “functional currency” is not the U.S. dollar;

•	stockholders who hold their common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the U.S.;

•	stockholders who are controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax; or

•	stockholders who do not vote in favor of the Merger and properly demand appraisal of their Shares under Section 262 of the DGCL.

If a partnership (including an entity or arrangement, domestic or non-U.S., treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of Shares, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding Shares and partners therein should consult their tax advisors regarding the consequences of the Merger.

In addition, this summary does not address (i) the tax consequences associated with the Merger under any U.S. federal non-income tax laws, including estate, gift and other tax laws, (ii) the tax considerations associated with the Merger under any state, local or non-U.S. tax laws, (iii) the impact of the alternative minimum tax, the Medicare contribution tax on net investment income, or the special tax accounting rules under Section 451(b) of the Code, (iv) the tax considerations associated with transactions effectuated before or subsequent to or concurrently with the Merger (whether or not any such transactions are consummated in connection with the Merger), including without limitation any transaction in which Shares are acquired, or (v) the tax consequences for holders of options, warrants or similar rights to acquire Shares.

We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation.

IN VIEW OF THE FOREGOING AND BECAUSE THE FOLLOWING DISCUSSION IS INTENDED AS A GENERAL SUMMARY FOR INFORMATIONAL PURPOSES ONLY, WE URGE STOCKHOLDERS TO CONSULT THEIR OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO THEM IN CONNECTION WITH THE MERGER IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES, INCLUDING FEDERAL ESTATE, GIFT AND OTHER NON-INCOME TAX CONSEQUENCES, AND TAX CONSEQUENCES UNDER STATE, LOCAL OR NON-U.S. TAX LAWS, INCLUDING THE IMPACT OF ANY RECENT CHANGES IN U.S. TAX LAWS.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Shares that is for U.S. federal income tax purposes:

•	an individual who is (or is treated as) a citizen or resident of the U.S;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the U.S., any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (1) that is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons as defined in Section 7701(a)(30) of the Code; or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of common stock that is not a U.S. Holder nor an entity classified as a partnership for U.S. federal income tax purposes.

U.S. Holders

The receipt of cash by a U.S. Holder in exchange for Shares pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received by such U.S. Holder and the U.S. Holder’s adjusted tax basis in the Shares surrendered pursuant to the Merger. Gain or loss must be determined separately for each block of Shares (that is, Shares acquired at the same cost in a single transaction). A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the Shares. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such Shares is more than one year at the time of the completion of the Merger. Long-term capital gains of non-corporate taxpayers, including individuals, are currently taxed at preferential U.S. federal income tax rates. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

Subject to the discussions below regarding backup withholding and FATCA (as defined below), any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of such Non-U.S. Holder in the U.S. (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the U.S.), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. Holders, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of thirty percent (30%) (or a lower rate under an applicable income tax treaty);

•

such Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the Merger, and certain other requirements are met, in which case such gain will be subject to U.S. federal income tax at a rate of thirty percent (30%) (unless an applicable income tax treaty provides for different treatment), which gain may be offset by certain U.S. source capital losses of such Non-U.S. Holder if the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses; or

•

our common stock constitutes a “United States real property interest” by reason of our status as a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the Merger or the Non-U.S. Holder’s holding period in our common stock, and our common stock is not “regularly traded” on an established securities market (as defined by applicable Treasury Regulations), in which case such gain will be subject to tax in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply.

Information Reporting and Backup Withholding

Information reporting and backup withholding (currently, at a rate of twenty-four percent (24%)) may apply to the proceeds received by a stockholder pursuant to the Merger. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that the taxpayer identification number provided is correct and that such stockholder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form) or (2) a Non-U.S. Holder that (i) provides a certification of such stockholder’s foreign status on the appropriate series of IRS Form W-8 (or a substitute or successor form) or (ii) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the stockholder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS. If any amount is withheld under the backup withholding rules, stockholders should consult with their U.S. tax advisors regarding whether and how any refund, credit or other tax benefit might be received or recognized with respect to the amounts so withheld.

Withholding on Foreign Entities

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly known as “FATCA”), impose a U.S. federal withholding tax of thirty percent (30%) on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a U.S. federal withholding tax of thirty percent (30%) on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity. An intergovernmental agreement between the U.S. and an applicable foreign country may modify these requirements. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. FATCA withholding currently applies to payments of dividends. The Treasury Department has released proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of thirty percent (30%) applicable to the gross proceeds of a sale or other disposition of our common stock. In its preamble to such proposed regulations, the Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued.

Stockholders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on the disposition of common stock pursuant to the Merger.

Regulatory Approvals Required for the Merger

The Merger is subject to the provisions of the HSR Act and cannot be completed until each of Apollo and Boston Scientific file a notification and report form with the DOJ and the FTC under the HSR Act and the applicable waiting period has expired or been terminated and any voluntary agreement with the DOJ or FTC not to consummate the Transactions has expired or been terminated. Apollo and Boston Scientific filed notification and report forms under the HSR Act with the DOJ and the FTC on December 20, 2022. Under the HSR Act, certain acquisitions may not be completed until information has been furnished to the DOJ and the FTC, and the applicable HSR Act waiting period requirements have been satisfied. The waiting period under the HSR Act applicable to the Merger is thirty (30) calendar days, unless the waiting period is terminated earlier (provided, however, that the FTC has temporarily suspended granting early termination other than in narrow circumstances that do not apply during the initial thirty (30) day waiting period), extended by a request for additional information and documentary materials (which we refer to as a “Second Request”), or restarted if Boston Scientific voluntarily withdraws and refiles, which commences a new thirty (30) calendar day waiting period. If the DOJ or FTC issues a Second Request, the parties must observe a separate thirty (30)-day waiting period, which would begin to run only after both parties have complied with such Second Request, unless the waiting period is terminated earlier.

Apollo and Boston Scientific will also file pre-merger or post-merger notification filings, forms or submissions with other governmental authorities in connection with the Merger. The completion of the transactions is also subject to consents, approvals, non-disapprovals or other authorizations under certain applicable foreign antitrust or competition laws or foreign investment laws.

At any time before or after consummation of the Merger, notwithstanding the termination or expiration of the waiting period under the HSR Act, the DOJ or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of one or both of the parties, requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights, or requiring the parties to agree to other remedies. At any time before or after the completion of the Merger, and notwithstanding the termination or expiration of the waiting period under the HSR Act, a governmental authority in any state or foreign jurisdiction could take such action under the antitrust laws or foreign investment laws as it deems necessary or desirable in the public interest. Such action may include seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of one or both of the parties, requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights, or requiring the parties to agree to other remedies. Private parties may also seek to take legal action under the antitrust laws or foreign investment laws under certain circumstances, including by seeking to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, any of which actions could significantly impede or even preclude obtaining required regulatory approvals. We cannot be certain that a challenge to the Merger will not be made or that, if a challenge is made, we will prevail.

Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions, restrictions, qualifications, requirements or limitations on the completion of the Merger, including the requirement to divest assets, license or hold separate assets or terminate existing relationships and contractual rights, or agree to other remedies, or require changes to the terms of the Merger Agreement, or that a challenge to the Merger on antitrust grounds or other regulatory grounds will not be made, or if such challenge is made, what the result will be. These conditions or changes could result in the conditions to the Merger not being satisfied. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained and there may be a substantial period of time between the approval of the proposal to adopt the Merger Agreement by the stockholders and the completion of the Merger.

Apollo and Boston Scientific have agreed to use reasonable best efforts to obtain all regulatory approvals required to consummate the Merger and the other transactions contemplated by the Merger Agreement, subject to certain limitations as set forth in the Merger Agreement.

Legal Proceedings

As of the filing of this proxy statement, there were no legal proceedings pending related to the Merger.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

The following summary describes the material provisions of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

The representations, warranties, covenants and agreements described below and included in the Merger Agreement (i) were made only for purposes of the Merger Agreement and as of specific dates; (ii) were made solely for the benefit of the parties to the Merger Agreement; and (iii) may be subject to important qualifications, limitations and supplemental information agreed to by Apollo, Boston Scientific and Merger Sub in connection with negotiating the terms of the Merger Agreement and contained in the confidential disclosure schedules. In addition, the representations and warranties have been included in the Merger Agreement for the purpose of allocating contractual risk between Apollo, Boston Scientific and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Apollo, Boston Scientific or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of Apollo, Boston Scientific and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure schedule to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Apollo, Boston Scientific, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Apollo and its business.

Effects of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

The Merger Agreement provides that, upon the terms and subject to the conditions of the Merger Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into Apollo. As a result of the Merger, (a) the separate corporate existence of Merger Sub will cease, and Apollo will continue as the Surviving Company of the Merger and (b) the Merger will have the effects set forth in the Merger Agreement and in the applicable provisions of the DGCL. At the Effective Time, all of the property, rights, privileges and powers of Apollo and Merger Sub will vest in the Surviving Company, and all of the debts, liabilities and duties of Apollo and Merger Sub will become the debts, liabilities and duties of the Surviving Company.

At the Effective Time, the amended and restated certificate of incorporation of Apollo as in effect as of the Signing Date (the “Apollo Charter”) will be amended and restated in its entirety to read the same as the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Company will be “Apollo Endosurgery, Inc.”, until thereafter amended as provided in the Apollo Charter or by applicable law. Boston Scientific and Apollo will take such actions reasonably necessary to cause the amended and restated bylaws of Apollo as in effect as of the Signing Date (the “Apollo Bylaws”) to be amended in their entirety pursuant to the Merger to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time (except that the name will be “Apollo Endosurgery, Inc.”), and as so amended will be the bylaws of the Surviving Company until thereafter amended as provided in the Apollo Bylaws or by applicable law.

The directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Company and officers of Merger Sub immediately prior to the Effective Time or such other individuals designated by Boston Scientific as of the Effective Time will be the initial officers of the Surviving Company, in each case until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Company.

Closing and Effective Time

Unless the Merger Agreement has been terminated in accordance with its terms, the Closing will take place by electronic exchange of deliverables at 10:00 a.m., New York time, on the third (3rd) business day after the satisfaction or written waiver (where permissible under applicable law) of all of the conditions to Closing set forth in the Merger Agreement (other than those conditions that by their terms are to be satisfied at the Closing (subject to their satisfaction or written waiver (where permissible)), unless another time, date or place is agreed to in writing by Boston Scientific and Apollo. The date on which the Closing occurs is referred to in the Merger Agreement as the “Closing Date”.

On the Closing Date, or on such other date as Boston Scientific and Apollo may agree to in writing, Boston Scientific, Merger Sub and Apollo will cause a certificate of merger (the “Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware in such form as required by and in accordance with Section 251 of the DGCL. The Merger will become effective at the time the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or such other date and time as is agreed upon by Boston Scientific and Apollo and specified in the Certificate of Merger in accordance with the DGCL, such date and time are referred to as the “Effective Time”.

Merger Consideration

Common Stock

Each Share issued and outstanding immediately prior to the Effective Time, other than (i) Shares held in the treasury of Apollo or owned by any direct or indirect wholly owned Apollo subsidiary and each Share owned by Merger Sub, Boston Scientific or any direct or indirect wholly owned subsidiary of Boston Scientific immediately prior to the Effective Time (which will be cancelled at the Effective Time) or (ii) the Dissenting Shares (collectively, the “Excluded Shares”), will be converted automatically into the right to receive the Merger Consideration.

Treatment of Apollo Options, Apollo RSUs and Apollo PSUs

The Merger Agreement provides that, at the Effective Time, subject to all applicable federal, state and local tax withholding requirements, each:

(i)

outstanding and unexercised Apollo Option with an exercise price per Share that is less than the Merger Consideration, by virtue of the Merger and without further action on the part of the holder thereof, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the amount by which the Merger Consideration exceeds the applicable exercise price per Share of such Apollo Option and (B) the aggregate number of Shares issuable upon exercise of such Apollo Option, less applicable taxes and authorized deductions. Boston Scientific will cause the Surviving Company to make the payments described in this clause (i) as promptly as practicable (and in no event later than the thirty (30) calendar days following the Effective Time);

(ii)	Apollo Option, whether vested or unvested, that has an exercise price per Share that is greater than the Merger Consideration will be cancelled without the payment of consideration;

(iii)

outstanding Apollo RSU will, by virtue of the Merger and without further action on the part of the holder thereof, whether vested but unsettled or unvested, be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the Merger Consideration and (B) the aggregate number of Shares underlying such Apollo RSU, less applicable taxes and authorized deductions. Boston Scientific will cause the Surviving Company to make the payments described in this clause (iii) as promptly as practicable (and in no event later than the thirty (30) calendar days following the Effective Time); provided, however, that no payment will be accelerated to the extent it would result in the incurrence of a penalty tax under Section 409A of the Code, and instead, any such payment will be made on the earliest date possible without incurring any such penalty tax; and

(iv)

outstanding Apollo PSU will, by virtue of the Merger and without further action on the part of the holder thereof, whether vested but unsettled or unvested, be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the Merger Consideration and (B) the aggregate number of Shares underlying such Apollo PSU (determined as if all performance conditions in the applicable award agreements relating thereto have been satisfied as of immediately prior to the Effective Time), less applicable taxes and authorized deductions. Boston Scientific will cause the Surviving Company to make the payments described in this clause (iv) as promptly as practicable (and in no event later than the thirty (30) calendar days following the Effective Time); provided, however, that no payment will be accelerated to the extent it would result in the incurrence of a penalty tax under Section 409A of the Code, and instead, any such payment will be made on the earliest date possible without incurring any such penalty tax.

Prior to the Effective Time, the Board of Directors (and/or the compensation committee (or equivalent committee) of the Board of Directors) will adopt such resolutions as are necessary to give effect to the transactions described above.

Warrants

Prior to the Effective Time, Apollo will satisfy all of its notification requirements under the terms of each outstanding and unexercised pre-funded warrant issued by Apollo on or about July 21, 2020 (“Apollo Warrant”) and each Apollo Warrant will be treated in accordance with its terms.

Exchange and Payment Procedures

The Merger Agreement provides that, prior to the Effective Time, Boston Scientific will appoint a bank or trust company approved (such approval not to be unreasonably withheld, conditioned or delayed) in advance by Apollo (the “Paying Agent”), and enter into a paying agent agreement, in form and substance reasonably acceptable to Apollo (the “Paying Agent Agreement”), with such Paying Agent for the payment of the Merger Consideration in accordance with the Merger Agreement. At or before the Closing, Boston Scientific will deposit, or cause the Surviving Company to deposit, with the Paying Agent, for the benefit of the holders of Shares (other than Excluded Shares), cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid pursuant to the Merger Agreement (such cash being hereinafter referred to as the “Payment Fund”). The Payment Fund will not be used for any other purpose. The Payment Fund will be invested by the Paying Agent as directed by Boston Scientific; provided, however, that such investments will be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, and that such investments will only be invested in the manner provided in the Paying Agent Agreement. Any net profit resulting from, or interest or income produced by, such investments will be payable to the Surviving Company.

As promptly as practicable after the Effective Time (and in any event, within three (3) business days thereafter), Boston Scientific will cause the Paying Agent to mail to each holder of record of a certificate or certificates that represented Shares (the “Certificates”), which Shares were converted into the right to receive the Merger Consideration at the Effective Time pursuant to the Merger Agreement: (i) a letter of transmittal, which will specify that delivery will be effected, and risk of loss and title to the Certificates (if any) will pass, only upon delivery of such Certificates (or effective affidavits of loss in lieu thereof) to the Paying Agent, and will otherwise be in customary form and have such other provisions as Boston Scientific or the Paying Agent may reasonably specify; and (ii) instructions for effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of Certificates (or effective affidavits of loss in lieu thereof) for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Boston Scientific, and upon delivery of a letter of transmittal, duly executed and in proper form, with respect to such Certificates, the holder of such Certificates will be entitled to receive the Merger Consideration for each Share formerly represented by such Certificates. Any Certificates so surrendered will then be cancelled. The Merger Consideration paid upon the surrender for exchange of Certificates will be deemed to have been paid in full satisfaction of all rights pertaining to Shares formerly represented by such Certificates. If payment of the Merger Consideration is to be made to a person other than the person in whose name any surrendered Certificate is registered, it will be a condition precedent of payment that the Certificate so surrendered will be properly endorsed or will be otherwise in proper form for transfer, and the person requesting such payment will have paid any transfer or other similar taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate so surrendered or will have established to the satisfaction of the Paying Agent that such taxes either have been paid or are not payable. Any holder of non-certificated Shares represented by book-entry (“Book-Entry Shares”) will not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to the Merger Agreement. Instead, each registered holder of one or more Book-Entry Shares will automatically upon the Effective Time be entitled to receive, and the Surviving Company will cause the Paying Agent to pay and deliver as soon as reasonably practicable after the Effective Time (and in any event, within three (3) business days thereafter), the Merger Consideration payable for each such Book-Entry Share. Payment of the Merger Consideration with respect to Book-Entry Shares will only be made to the person in whose name such Book-Entry Shares are registered. Until surrendered as contemplated hereby, each Certificate or Book-Entry Share will be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by the Merger Agreement. No interest will be paid or will accrue on any cash payable to holders of Certificates or Book-Entry Shares pursuant to the Merger Agreement.

Representations and Warranties

The Merger Agreement contains representations and warranties of Apollo, Boston Scientific and Merger Sub.

Some of the representations and warranties in the Merger Agreement made by Apollo are qualified as to “materiality” or “Apollo Material Adverse Effect.” For purposes of the Merger Agreement, “Apollo Material Adverse Effect” means any event, circumstance, change, condition, occurrence or effect that, individually or in the aggregate with any other event, circumstance, change, condition, occurrence or effect, has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, business, condition (financial or otherwise) or results of operations of Apollo and Apollo’s subsidiaries (collectively, the “Apollo Group”), taken as a whole. However, in no event will any of the following, alone or in combination, be deemed to constitute, nor will any of the following be taken into account in determining whether there has been, an Apollo Material Adverse Effect:

(i)	any event, circumstance, change, condition, occurrence or effect resulting from or relating to

a.

a change in general economic, political, regulatory, business, financial, credit or capital market conditions, or any changes therein, including interest or exchange rates, or fluctuations in the value of any currency;

b.	any change in accounting requirements or principles required by GAAP or required by any change in applicable laws after the Signing Date;

c.

any disease outbreak, epidemic or pandemic (including COVID-19) and any evolutions or mutations thereof or quarantine restrictions, natural disasters or the worsening of any of the foregoing, escalation of or acts of armed hostility or terrorism or escalation or worsening of war, or any similar force majeure events;

d.	the announcement of the execution of the Merger Agreement or the pendency of the Transactions (subject to certain exceptions set forth in the Merger Agreement);

e.

compliance with the express terms of, or the taking of any action expressly required by, the Merger Agreement (excluding Apollo operating in the ordinary course of business) or the taking of any action requested in writing by Boston Scientific prior to the taking of such action;

provided that, if the exceptions set forth in clauses (a), (b) and (c) above have a disproportionate impact on the Apollo Group, taken as a whole, compared to other companies that operate in the industries in which the Apollo Group operates, then such disproportionate effects, changes, developments or occurrences may be taken into account in determining whether an Apollo Material Adverse Effect has occurred solely to the extent of such disproportionate impact.

(ii)

any failure to meet any public estimates or expectations of Apollo’s bookings, revenue, earnings per share, or other financial performance or results of operations for any period or any failure to meet any internal or published projections, budgets, plans or forecasts of Apollo’s books, revenues, earnings, earnings per share or other financial performance or results of operations for any period or a decline in the price or trading volume of the Shares, except that, other than as otherwise provided in the definition of Apollo Material Adverse Effect, the underlying causes of such failure or decline may be considered in determining whether there is an Apollo Material Adverse Effect.

In the Merger Agreement, Apollo has made customary representations and warranties to Boston Scientific and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement and Apollo’s disclosure schedule thereto. These representations and warranties relate to, among other things:

•	the due organization, valid existence, good standing, and authority and qualification to conduct business (as to each member of the Apollo Group);

•	the certificate of incorporation and bylaws of each member of the Apollo Group;

•

the ownership and capital structure of the Apollo Group, and the absence (except for the Convertible Debentures) of any outstanding obligations under any contract or otherwise of any member of the Apollo Group: (i) to repurchase, redeem, or otherwise acquire any equity interests in any member of the Apollo Group, (ii) granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any equity interests in any member of the Apollo Group, or (iii) to provide funds to make of any investment (in the form of a loan, capital contribution or otherwise) in any member of the Apollo Group;

•	Apollo’s corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement and the enforceability of the Merger Agreement against Apollo;

•

the absence of, resulting from the execution and delivery of the Merger Agreement and the consummation of the Transactions: (i) conflicts with Apollo’s organizational documents, (ii) breaches of certain contracts and agreements, (iv) liens upon the Apollo Group’s properties or assets and (v) violations of applicable law;

•	required consents, regulatory filings and approvals in connection with the execution and delivery of the Merger Agreement and the consummation of the Transactions;

•	possession of all permits necessary to enable the Apollo Group to conduct its business;

•	compliance with applicable laws;

•

(i) the preparation of Apollo’s financial statements, including Apollo’s maintenance of internal controls with respect to financial reporting and (ii) the preparation, compliance, accuracy and timely filing of or furnishing to the SEC all Apollo SEC filings, including disclosure controls and procedures, and the absence of undisclosed liabilities;

•

since December 31, 2021 through the Signing Date: (i) the absence of any Apollo Material Adverse Effect ; (ii) Apollo’s operation in the ordinary course of business (except in connection with the Transactions and any actions reasonably taken to mitigate risks associated with COVID-19); and (iii) no member the Apollo Group’s having taking certain actions that, if taken after the Signing Date, would violate the Merger Agreement;

•	the absence of litigation;

•	employee benefit plans;

•	labor and employment matters;

•	real property and title to assets;

•	tax matters;

•	the existence, enforceability and absence of material breach, material violation or default under specified categories of Apollo’s material contracts;

•	insurance matters;

•	environmental matters;

•	intellectual property and data privacy matters;

•	anti-corruption laws, sanctions and similar rules and regulations;

•	regulatory matters;

•	Apollo’s customers and suppliers;

•

the absence of any transaction, contracts, arrangements, commitments or understandings between Apollo or any of its subsidiaries, on the one hand, and any of Apollo’s affiliates, on the other hand, that would be required to be disclosed by Apollo under Item 404 of Regulation S-K under the Securities Act (each, an “Affiliate Transaction”);

•

the approval of the Merger Agreement and the Merger by the Board of Directors, the Board of Directors’ recommendation that the stockholders adopt the Merger Agreement, and the vote required by the stockholders to approve the Merger Agreement and consummate the Transactions;

•	the applicability of Section 203 of the DGCL and any other applicable takeover or anti-takeover laws;

•	the receipt of Piper Sandler’s opinion by Apollo and the substance of such opinion; and

•	payment of fees and expenses to any investment banker, broker or finder in connection with the Merger Agreement.

In the Merger Agreement, Boston Scientific and Merger Sub have made customary representations and warranties to Apollo that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement and Boston Scientific’s disclosure schedule thereto. These representations and warranties relate to, among other things:

•	Boston Scientific’s and Merger Sub’s due organization, valid existence, good standing, and authority and qualification to conduct business;

•

Boston Scientific’s and Merger Sub’s corporate power and authority to execute and deliver their obligations under the Merger Agreement, and the enforceability of the Merger Agreement against Boston Scientific and Merger Sub;

•

the absence of, resulting from the execution and delivery of the Merger Agreement and the consummation of the Transactions: (i) conflicts with Boston Scientific’s and Merger Sub’s organizational documents, (ii) breaches of certain contracts and agreements, (iii) liens upon Boston Scientific’s and Merger Sub’s properties or assets, and (iv) violations of applicable law;

•	required consents, regulatory filings and approvals in connection with the execution and delivery of the Merger Agreement and the consummation of the Transactions contemplated by the Merger Agreement;

•	no interested stockholders;

•	litigation matters;

•	operations of Merger Sub;

•	sufficiency of funds; and

•	payment of fees to any investment banker, broker or finder in connection with the Merger Agreement.

Conduct of Business Pending the Merger

The Merger Agreement provides that, between the Signing Date and the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms (the “Pre-Closing Period”), except (i) as required by applicable law or with the prior written consent of Boston Scientific (such consent not to be unreasonably withheld, conditioned or delayed), (ii) in certain circumstances set forth in the Merger Agreement, for any actions or the failure to take any action in response to COVID-19 or COVID-19 Measures (as defined in the Merger Agreement), or (iii) as expressly contemplated by any other provision of the Merger Agreement or as set forth in Apollo’s disclosure schedule thereto, Apollo will, and will cause Apollo’s subsidiaries to, use reasonable best efforts to conduct the businesses of the Apollo Group only in the ordinary course of business and, to the extent consistent therewith, use reasonable best efforts to: (A) preserve substantially intact the business organization, material assets, insurance, properties and business relations of the Apollo Group, (B) keep available the services of Apollo’s executive officers on commercially reasonable terms, (C) maintain in effect all material business licenses, permits, consents, franchises and approvals and authorizations necessary for the conduct of the business of the Apollo Group as conducted on the Signing Date, and (D) maintain the material relationships of the Apollo Group with governmental authorities that have jurisdiction over its business and operations.

Except as expressly contemplated by any other provision of the Merger Agreement, as set forth in Apollo’s disclosure schedule thereto or as required by applicable law, neither Apollo nor any Apollo subsidiary will, during the Pre-Closing Period, do any of the following without the prior written consent of Boston Scientific (such consent not to be unreasonably withheld, conditioned or delayed):

(i)	amend or otherwise change its certificate of incorporation, by-laws or other similar organizational documents (including the Apollo Charter and the Apollo Bylaws);

(ii)

issue, grant, sell, dispose of, encumber or authorize such issuance, grant, sale, disposition or encumbrance of, any shares of any class of share capital of Apollo or any Apollo subsidiary, or any other equity interests of Apollo or any Apollo subsidiary (except for (A) the issuance of Shares issuable pursuant to the Convertible Debentures, Apollo Warrants, Apollo Options, Apollo RSUs or Apollo PSUs that are outstanding or set forth on Apollo’s disclosure schedule to the Merger Agreement on the Signing Date pursuant to the terms of the applicable Convertible Debentures, Apollo Warrants, Apollo Options, Apollo RSUs or Apollo PSUs as in effect immediately prior to the Signing Date, (B) sales of shares to satisfy tax withholding obligations related to vesting of Apollo RSUs or Apollo PSUs that are outstanding on the Signing Date pursuant to the terms of the applicable Apollo RSUs or Apollo PSUs, and (C) with respect to equity interests of any Apollo subsidiary, in connection with transactions solely among members of the Apollo Group);

(iii)

declare, set aside, make or pay any dividend or other distribution, payable in cash, shares, property or otherwise, with respect to any of its share capital or other equity interests, except as required by the express terms of the Convertible Debentures or for dividends or other distributions by any direct or indirect wholly owned Apollo subsidiary to Apollo or any other direct or indirect wholly owned Apollo subsidiary;

(iv)

reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its interests, share capital or other equity interests, other than (A) from holders of Apollo Options in full or partial payment of the exercise price of any vested Apollo Options that are outstanding on the Signing Date pursuant to the terms of the applicable Apollo Options and (B) in connection with the withholding of taxes payable by any holder of Apollo Options, Apollo RSUs or Apollo PSUs that are outstanding the Signing Date, upon the exercise, settlement or vesting thereof, in each case to the extent required or permitted under the terms of such Apollo Options, Apollo RSUs or Apollo PSUs or any applicable Apollo employee benefit plan;

(v)

other than in the ordinary course of business, sell, transfer, lease, sublease, license, mortgage, pledge, encumber, allow to lapse, assign, abandon, disclaim, dedicate to the public, incur any lien on (other than a permitted lien under the Merger Agreement) or otherwise dispose of, or authorize any of the foregoing with respect to, any of its material properties, assets, licenses, operations, rights, businesses or interests therein (but not including any Apollo intellectual property) except (A) pursuant to contracts or leases in force on the Signing Date, (B) such dispositions of supplies, inventory, merchandise, products or other assets in the ordinary course of business and such dispositions of obsolete, surplus or worn out assets or assets that are no longer used or useful in the conduct of the business of Apollo’s, or the applicable Apollo subsidiary’s business as conducted as of the Signing Date, or (C) such dispositions or transfers among Apollo and Apollo subsidiaries;

(vi)

acquire (including by amalgamation, merger, consolidation, or acquisition of equity interests or assets or any other business combination) (A) any company, corporation, partnership, other business organization (or any division thereof) or (B) any real property;

(vii)

(A) except for borrowings under the Existing Loan Agreement (as defined in the Merger Agreement) as in effect immediately prior to the Signing Date in the ordinary course of business and consistent with past practice or to the extent necessary to facilitate the Transactions, repurchase, prepay or incur any indebtedness for borrowed money or issue any debt securities, or issue or sell options, warrants, calls or other rights to acquire any of its debt securities, (B) make any loans, advances or capital contributions to, or investments in, any other person (other than a Apollo subsidiary), or (C) assume, guarantee, endorse or otherwise become liable or responsible for the indebtedness or other obligations of another person (other than a guaranty by Apollo on behalf of any Apollo subsidiary;

(viii)

enter into, amend in any material respect, waive any material right under, renew or terminate any material contract (other than any non-renewal of such contract in the ordinary course of business or any renewal in the ordinary course of business on the existing commercial terms of such contract (other than commercially reasonable increases in pricing terms)) or any other contract that would be deemed a material contract if it had been entered into prior to the Signing Date, other than, subject to certain other provisions in the Merger Agreement, in the ordinary course of business (subject to certain exceptions set forth in the Merger Agreement);

(ix)	authorize, or make any commitment with respect to, capital expenditures that in the aggregate would exceed the annual capital expenditures budget of Apollo and Apollo subsidiaries, taken as a whole;

(x)

except as otherwise required under any Apollo employee benefit plan, (A) increase the compensation payable or to become payable or the benefits provided to any officers, employees, directors or independent contractors of Apollo and each Apollo subsidiary (the “Service Providers”), (B) grant or amend any retention, severance or termination pay to, or enter into any bonus, incentive, equity, change of control or severance agreement with, any Service Provider, (C) enter into any employment agreement with any Service Provider (or any individual who would be a Service Provider if employed or engaged on the Signing Date) other than in the ordinary course of business, with a Service Provider with a title below the title of vice president and on the same form of employment agreement that was provided to Boston Scientific prior to the Signing Date (which contains no provisions regarding a change in control), (D) pay any annual bonus or annual incentive compensation in excess of the amount earned based on actual performance in accordance with the applicable Apollo employee benefit plan, (E) establish, adopt, enter into, terminate or amend any Apollo employee benefit plan, or establish, adopt or enter into any plan, agreement, program, policy, trust, fund or other arrangement that would be an Apollo employee benefit plan if it were in existence as of the Signing Date, for the benefit of any Service Providers, (F) loan or advance any money or other property to any Service Provider or (G) establish, adopt, enter into or amend any collective bargaining agreement or similar labor agreement;

(xi)

other than in the ordinary course of business below the level of vice president, hire or terminate the employment or service of any Service Providers (or any individual who would be a Service Providers if employed or engaged on the Signing Date);

(xii)	exercise discretion with respect to or otherwise voluntarily accelerate the lapse of restriction or vesting of any equity or equity-based awards, except as expressly provided in the Merger Agreement;

(xiii)

(A) settle any Action (as defined below), other than (1) settlements involving not more than $1,000,000 in monetary damages in the aggregate and that do not (x) require any material actions or impose any material restrictions on the business or operations of the Apollo Group, or after the Effective Time, Boston Scientific or its subsidiaries (other than the Apollo Group) or (y) include the admission of wrongdoing by any member of the Apollo Group and (2) certain stockholder litigation arising out of or relating to the Merger Agreement or the Transactions or (B) settle any investigation or inquiry by any governmental authority, including by entering into any consent decree or other similar agreement;

(xiv)

(A) change Apollo’s financial accounting policies or procedures in effect as of December 31, 2021, other than as required by law or GAAP or (B) write up, write down or write off the book value of any of its assets, other than (1) in the ordinary course of business or (2) as may be required by law or GAAP;

(xv)

adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Apollo or any of the Apollo subsidiaries;

(xvi)

(A) change or adopt (or file a request to change or adopt) any method of tax accounting or any annual tax accounting period, (B) make, change or rescind any material tax election, (C) file any tax return relating to Apollo or any of the Apollo subsidiaries that has been prepared in a manner that is inconsistent with past practices, as applicable, (D) settle or compromise any claim, investigation, audit or controversy relating to taxes, (E) affirmatively surrender any right to claim a refund of material taxes, (F) file any amended tax return, (G) enter into any closing agreement with respect to any tax or (H) waive or extend the statute of limitations with respect to any tax return other than pursuant to extensions of time to file tax returns obtained in the ordinary course of business;

(xvii)

(A) abandon, disclaim, dedicate to the public, allow to lapse, sell, assign, transfer, encumber or incur any lien (other than permitted liens under the Merger Agreement) on, any intellectual property owned or purported to be owned by Apollo or an Apollo subsidiary (“Owned Intellectual Property”) or material intellectual property that Apollo or an Apollo subsidiary has licensed or is otherwise permitted to use pursuant to certain intellectual property agreements (“Licensed Intellectual Property”), including failing to perform or cause to be performed all applicable filings, recordings and other acts, or to pay or cause to be paid all required fees and taxes, to maintain and protect Apollo’s or any Apollo subsidiary’s interest in such Owned Intellectual Property or material Licensed Intellectual Property; (B) license or sublicense any intellectual property to any third party, other than non-exclusive licenses granted pursuant to certain standard agreement in the ordinary course of business; (C) develop, create or invent any intellectual property jointly with any third party, in the ordinary course of business; or (D) disclose any confidential information or confidential Apollo intellectual property to any person, in each case, other than in accordance with the Merger Agreement and subject to execution of certain acceptable confidentiality agreement, in the ordinary course of business subject to written confidentiality and non-disclosure and non-use obligations, or to Boston Scientific or any of its affiliates in connection with the Transactions;

(xviii)	enter into, amend, waive or terminate (other than terminations in accordance with their terms) any Affiliate Transaction; or

(xix)	agree, resolve, announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

Without limiting the foregoing, nothing contained in the Merger Agreement will give Boston Scientific or Merger Sub, directly or indirectly, the right to control or direct the operations of Apollo prior to the Closing. Prior to the Closing, Apollo will exercise, consistent with and subject to the terms and conditions of the Merger Agreement, control and supervision over such matters.

The “No Shop” Period—No Solicitation of Other Offers

For purposes of this proxy statement and the Merger Agreement, subject to certain exceptions contained in the Merger Agreement:

“Acquisition Proposal” means any proposal or offer from any person or group (other than Boston Scientific or any of its subsidiaries) relating to, in a single transaction or series of related transactions:

(A) any direct or indirect acquisition of, individually or in the aggregate, (1) more than 20% of the assets (whether based on the fair market value on a consolidated basis, revenue generation or net income) of the Apollo Group, taken as a whole, including in any such case through the acquisition of one or more Apollo subsidiaries owning such assets, or (2) more than 20% of the outstanding Apollo common stock (or any equity interests convertible into, or exchangeable for, such Apollo common stock);

(B) any tender offer or exchange offer, as defined pursuant to the Exchange Act, that if consummated would result, directly or indirectly, in such person or group (or the shareholders of such person or group) beneficially owning 20% or more of the outstanding Apollo common stock or securities of any Apollo subsidiaries with respect to which more than 20% of the net revenue, income, or assets (based on fair market value on a consolidated basis) of the Apollo Group is attributable, taken as a whole; or

(C) any merger, consolidation, business combination, share exchange, recapitalization, liquidation, dissolution or other similar transaction involving Apollo which would result in such person or group (or the shareholders of such person or group) beneficially owning, directly or indirectly, more than 20% of the outstanding Apollo common stock or 20% of the voting power of the surviving entity in a merger involving Apollo or the resulting direct or indirect parent of Apollo or such surviving entity (or any securities convertible into, or exchangeable for, securities representing such voting power).

Whenever the term “group” is used in the Merger Agreement and in this proxy statement summary of the Merger Agreement, it will have the definition set forth in Rule 13d-3 of the Exchange Act.

“Intervening Event” means any material event, circumstance, change, effect, development or condition first occurring or arising after the Signing Date that was not known or reasonably foreseeable by the Board of Directors as of the Signing Date (or if known, the magnitude or material consequences of which were not known or reasonably foreseeable by the Board of Directors as of the Signing Date); provided, however, that in no event will any of the following constitute or be deemed to be an Intervening Event: (A) any Acquisition Proposal;

(B) the public announcement, execution, delivery or performance of the Merger Agreement, the identity of Boston Scientific or the pendency or consummation of the Transactions; (C) any change in the trading price or trading volume of Apollo common stock on Nasdaq or any change in Apollo’s credit rating (although, for purposes of clarity, any underlying facts, events, circumstances, changes, effects, developments or conditions, with respect to this subclause (C) relating to or causing such change may be considered, along with the effects or consequences thereof); or (D) the fact that Apollo has exceeded internal or published projections, forecasts, revenue or earnings predictions or expectations of Apollo for any period ending on or after the Signing Date (although for purposes of clarity, any underlying facts, events, circumstances, changes, effects, developments or conditions relating to or causing such material improvement or improvements may be considered, along with the effects or consequences thereof).

“Superior Proposal” means any bona fide written Acquisition Proposal made by any person or group (other than Boston Scientific or any of its subsidiaries) after the Signing Date that (A) would result in such person or group (or in the case of a direct merger between such person and Apollo, the shareholders of such person) acquiring, directly or indirectly, more than 50% of the outstanding Shares or all or substantially all of the assets of the Apollo Group, taken as a whole, (B) is on terms that the Board of Directors determines in good faith (after consultation with its financial advisor and outside legal counsel and after taking into account all the terms and conditions of the Acquisition Proposal that the Board of Directors deems relevant in furtherance of their fiduciary duties) are more favorable to the stockholders (solely in their capacity as such) from a financial point of view than the Merger and the transactions contemplated by the Merger Agreement (taking into account any bona fide proposed amendment or modification proposed by Boston Scientific pursuant to the Merger Agreement) and (C) the Board of Directors determines (after consultation with its financial advisor and outside legal counsel that the Board of Directors deems relevant) is reasonably capable of being consummated in accordance with its terms, taking into account all financial, regulatory, legal and other aspects (including certainty of closing, certainty of financing and the identity of the person making the Acquisition Proposal) of such proposal.

Subject to certain exceptions contained in the Merger Agreement, Apollo will, and will cause the Apollo subsidiaries to, and will instruct (and use its reasonable best efforts to cause) the representatives of Apollo to, immediately cease and cause to be terminated any solicitation, discussions or negotiations with any person that may be ongoing with respect to an Acquisition Proposal, or any inquiry, expression of interest, proposal, discussion, negotiations or offer that would reasonably be expected to lead to an Acquisition Proposal, and, within two (2) business days after the Signing Date, will request the prompt return or destruction of all confidential information of Apollo previously furnished to any such person who executed a confidentiality agreement with Apollo since January 1, 2021 in connection with its consideration of an Acquisition Proposal and immediately terminate all access to any physical and electronic data room containing confidential information of Apollo granted to any such person, its affiliates or representatives in connection with its consideration of an Acquisition Proposal. During the Pre-Closing Period, Apollo will not, and will cause each of the Apollo subsidiaries not to, terminate, waive, amend or modify any provision of any existing standstill or confidentiality agreement to which it or any of the Apollo subsidiaries is a party; provided, however, that Apollo may grant a waiver of, and will not be obligated to enforce, any such provision (i) to the extent required to permit a party to submit an Acquisition Proposal, (ii) if the Board of Directors (or any committee thereof) has determined in good faith, after consultation with outside legal counsel, that the failure to grant such waiver would reasonably be expected to be inconsistent with its fiduciary duties under applicable law and (iii) Apollo promptly (and in any event within twenty-four (24) hours) notifies Boston Scientific of any such waiver, amendment or release.

Subject to certain exceptions contained in the Merger Agreement, during the Pre-Closing Period, Apollo agrees that it will not and will cause each Apollo subsidiary and any of the officers, directors or employees of it or any Apollo subsidiary not to, and will instruct the other representatives of Apollo not to, directly or indirectly,

(i)

solicit, initiate, knowingly facilitate or knowingly encourage any inquiries or the implementation or submission of any Acquisition Proposal, or any proposals or offers that would be reasonably expected to lead to, an Acquisition Proposal;

(ii)

engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public information in connection with, any inquiries, proposals or offers that constitute, or would be reasonably expected to lead to, an Acquisition Proposal except to notify such person of the existence of applicable restrictions contained in the Merger Agreement and to clarify the terms of any such Acquisition Proposal;

(iii)

otherwise knowingly facilitate or knowingly encourage any effort or attempt to make an Acquisition Proposal, or any inquiries, proposals or offers that would reasonably be expected to lead to an Acquisition Proposal; or

(iv)	execute or enter into any Acquisition Agreement,

provided that, notwithstanding the foregoing, Apollo may grant a waiver, amendment or release under any confidentiality or standstill agreement, solely to the extent necessary to allow a confidential Acquisition Proposal to be made to Apollo or the Board of Directors (or any committee thereof) so long as (A) the Board of Directors has determined in good faith (after consultation with outside legal counsel) that the failure to grant such waiver, amendment or release would reasonably be expected to be inconsistent with its fiduciary duties under applicable law and (B) Apollo promptly (and in any event within twenty-four (24) hours) notifies Boston Scientific of any such waiver, amendment or release; provided, however, that, prior to the receipt of the Apollo Stockholder Approval, nothing contained in the non-solicitation provisions of the Merger Agreement will prevent Apollo or the Board of Directors (or any committee thereof) from furnishing information to, or engaging in negotiations or discussions with, any person that has made a bona fide written Acquisition Proposal, which Acquisition Proposal did not result from a breach (or a deemed breach) of the non-solicitation provisions of the Merger Agreement, if, and only if, prior to taking such action referred to in clauses (ii) and (iii) above (except that Apollo or its representatives may notify any person of the existence of the applicable non-solicitation provisions of the Merger Agreement and may clarify the terms of any such Acquisition Proposal), (1) the Board of Directors (x) determines in good faith (after consultation with its outside legal counsel and financial advisor) that such Acquisition Proposal is, or could reasonably be expected to result in, a Superior Proposal and (y) determines in good faith (after consultation with its outside legal counsel) that its failure to take such actions would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, (2) Apollo provides written notice to Boston Scientific of the determination referenced in subclause (1) above promptly (and in any event within twenty-four (24) hours of such determination), and (3) Apollo receives or has received from such person an executed acceptable confidentiality agreement. Apollo will deliver to Boston Scientific a copy of any executed acceptable confidentiality agreement promptly (and in any event within twenty-four (24) hours) following its execution. Apollo will provide any non-public information concerning Apollo or any of the Apollo subsidiaries provided by Apollo or any Apollo subsidiary to any person entering into an acceptable confidentiality agreement pursuant to the applicable non-solicitation provisions of the Merger Agreement that has not been previously provided to Boston Scientific prior to or substantially concurrently with the time it is provided to such person.

Apollo will promptly (and in any event within forty-eight (48) hours after delivery to Apollo) (i) provide Boston Scientific written notice of (A) the receipt of any Acquisition Proposal (including any material modification thereto) or (B) any inquiries, proposals or offers received by, or any discussions or negotiations sought to be initiated or continued with, Apollo, any Apollo subsidiary or any representatives of Apollo concerning an Acquisition Proposal and (ii) disclose to Boston Scientific the identity of such person making, and an unredacted copy of, any such Acquisition Proposal or any such inquiry, offer, proposal or request made in writing (or, if made orally, a reasonably detailed description of such Acquisition Proposal, inquiry, offer, proposal or request). Apollo will, promptly upon receipt or delivery thereof (and in any event within forty-eight (48) hours), provide Boston Scientific (and its outside counsel) with copies of all drafts and final versions of definitive or other agreements (including schedules and exhibits thereto (which may be redacted to the extent necessary to protect the confidential information of the person making such Acquisition Proposal)) relating to such Acquisition Proposal, in each case exchanged between Apollo or any of its representatives, on the one hand, and the person making such Acquisition Proposal or any of its representatives, on the other hand. Apollo will, in person or by telephone, keep Boston Scientific reasonably informed on a reasonably prompt basis (and in any event within forty-eight (48) hours of any material development) of the status and details (including with respect to any change in price or other material amendments) of any such Acquisition Proposal or other inquiry, offer, proposal or request concerning an Acquisition Proposal. Apollo will promptly, and in any event within forty-eight (48) hours, following a determination by the Board of Directors (or any committee thereof) that an Acquisition Proposal is a Superior Proposal, notify Boston Scientific of such determination.

The Board of Directors’ Recommendation; Apollo Adverse Recommendation Change

As described above, and subject to the provisions described below, the Board of Directors has made the recommendation that the stockholders vote “FOR” the proposal to adopt the Merger Agreement. The Merger Agreement provides that the Board of Directors will not effect an Adverse Recommendation Change (as defined below) except as described below.

Except as expressly set forth in the applicable non-solicitation provisions of the Merger Agreement, during the Pre-Closing Period, neither Apollo nor the Board of Directors (or any committee thereof), as applicable, will, and neither will publicly propose to take any of the following actions (any such action, other than those set forth in clause (iii) below, an “Adverse Recommendation Change”):

(i)	withhold, withdraw or qualify (or modify in a manner adverse to Boston Scientific or Merger Sub) the recommendation of the Board of Directors;

(ii)	approve, recommend or otherwise declare advisable any Acquisition Proposal;

(iii)

enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option or other similar agreement (other than an acceptable confidentiality agreement entered into in accordance with the terms of the Merger Agreement) regarding, or that is intended to result in, or could reasonably be expected to lead to, any Acquisition Proposal (an “Acquisition Agreement”);

(iv)

if an Acquisition Proposal has been publicly disclosed by a third party (other than by the commencement of a tender offer or exchange offer), refuse to affirm publicly the recommendation of the Board of Directors following any reasonable written request by Boston Scientific to provide such reaffirmation with ten (10) business days after Boston Scientific’s written request therefor (provided that Apollo will not be required to make more than two (2) such reaffirmations with respect to any Acquisition Proposal);

(v)	refrain from recommending against any Acquisition Proposal that is a tender offer or exchange offer within ten (10) business days after the commencement thereof; or

(vi)	authorize, commit, resolve or agree to take any such actions.

Notwithstanding anything in the Merger Agreement to the contrary, prior to the receipt of the Apollo Stockholder Approval, the Board of Directors (1) may effect an Adverse Recommendation Change and (2) in respect of the immediately following subclause (x), may cause Apollo to terminate the Merger Agreement by written notice to Boston Scientific of such termination (so long as, prior to or substantially concurrently with, and as a condition to the effectiveness of, such termination, Apollo pays to Boston Scientific the Apollo Termination Fee), if (x) Apollo receives a written Acquisition Proposal that did not result from a breach (or deemed breach) of the non-solicitation provisions of the Merger Agreement, that the Board of Directors determines in good faith (after consultation with its outside legal counsel and financial advisor) is a Superior Proposal and determines in good faith (after consultation with its outside legal counsel) that its failure to take such actions would be reasonably likely to be inconsistent with its fiduciary duties under applicable law or (y) an Intervening Event occurs and as a result thereof the Board of Directors determines in good faith (after consultation with its outside legal counsel) that the failure to effect an Adverse Recommendation Change would be reasonably likely to be inconsistent with its fiduciary duties under applicable law; provided that:

•

prior to effecting such an Adverse Recommendation Change with respect to a Superior Proposal or terminating the Merger Agreement in connection with a Superior Proposal, (A) Apollo has notified Boston Scientific in writing that it intends to effect an Adverse Recommendation Change or to terminate the Merger Agreement in connection with a Superior Proposal in accordance with its terms (which notice will not constitute an Adverse Recommendation Change), (B) Apollo has provided Boston Scientific a summary of the material terms and conditions of such Acquisition Proposal, which will include (at a minimum) all the information that is specified in the applicable provisions in the Merger Agreement, (C) if requested to do so by Boston Scientific, for a period of four (4) calendar days following delivery of such notice, Apollo will have discussed and negotiated in good faith, and will have made the representatives of Apollo reasonably available to discuss and negotiate in good faith, with Boston Scientific and its representatives, any bona fide proposed modifications to the terms and conditions of the Merger Agreement and (D) no earlier than the end of such four (4) calendar day period, the Board of Directors (after consultation with its outside legal counsel and financial advisor), will have determined in good faith, after considering the terms of any proposed amendment or modification to the Merger Agreement proposed by Boston Scientific during such four (4) calendar day period, that such Superior Proposal still constitutes a Superior Proposal and that the failure to make an Adverse Recommendation Change or to terminate the Merger Agreement in connection therewith would be reasonably likely to be inconsistent with its fiduciary duties under applicable law (it being understood and agreed that any change to the material terms of a proposal that was previously the subject of a notice under the Merger Agreement will require a new notice to Boston Scientific as provided above, but with respect to any such subsequent notices references herein to a “four (4) calendar day period” will be deemed to be references to a “two (2) business day period”); and

•

prior to effecting such an Adverse Recommendation Change with respect to an Intervening Event, (A) Apollo has notified Boston Scientific in writing that it intends to effect such an Adverse Recommendation Change, describing in reasonable detail the reasons for such Adverse Recommendation Change, (B) if requested to do so by Boston Scientific, for a period of four (4) calendar days following delivery of such notice, Apollo will have discussed and negotiated in good faith, and will have made the representatives of Apollo reasonably available to discuss and negotiate in good faith, with Boston Scientific and its representatives any bona fide proposed modifications to the terms and conditions of the Merger Agreement and (C) no earlier than the end of such four (4) calendar day period, the Board of Directors will have determined in good faith, after considering the terms of any such proposed amendment or modification to the Merger Agreement proposed by Boston Scientific during such four (4) calendar day period, that the failure to effect an Adverse Recommendation Change would still be reasonably likely to be inconsistent with the Board of Directors’ fiduciary duties under applicable law.

Indemnification and Insurance

From and after the Effective Time, the Surviving Company and its subsidiaries will, and Boston Scientific will cause the Surviving Company to, to the fullest extent permitted under the DGCL, honor and fulfill in all respects the obligations of Apollo and the Apollo subsidiaries under (i) the certificate of incorporation and by-laws (or equivalent organizational documents) of Apollo and each Apollo subsidiary in effect as of the Signing Date, and (ii) any and all indemnification agreements between Apollo or any Apollo subsidiary and any of their respective present or former directors and officers (collectively, the “Indemnified Parties”), and such indemnification agreements will survive the Closing and will not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of such Indemnified Parties, except, in each case, to the extent required by applicable law. In addition, the certificate of incorporation and by-laws of the Surviving Company will contain provisions no less favorable with respect to exculpation and indemnification than are set forth in the Apollo Charter or the Apollo Bylaws, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of the Indemnified Parties and any claim made pursuant to such rights within such six (6) year period will continue to be subject to the applicable indemnification and insurance provisions of the Merger Agreement until disposition of such claim.

For a period of six (6) years after the Effective Time, the Surviving Company will, to the fullest extent permitted under applicable law, indemnify and hold harmless each Indemnified Party against all costs and expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any Action (whether arising before or after the Effective Time), whether civil, criminal, administrative or investigative, arising out of or relating to any action or omission in their capacity as a director or officer of Apollo or any Apollo subsidiary, occurring on or before the Effective Time, and to the fullest extent permitted by law, the Surviving Company will pay all expenses of each Indemnified Party in advance of the final disposition of any such Action, subject to receipt of an undertaking to repay such advances if it is ultimately determined in accordance with applicable law that such Indemnified Party is not entitled to indemnification described in this paragraph. In the event of any such Action, (i) subject to the undertaking described in the previous sentence, the Surviving Company will pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel will be reasonably satisfactory to the Surviving Company, promptly after statements therefor are received, (ii) neither Boston Scientific nor the Surviving Company will settle, compromise or consent to the entry of any judgment in any pending or threatened Action to which an Indemnified Party is a party (and in respect of which indemnification could be sought by such Indemnified Party hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Action and does not contain an admission of fault or wrongdoing or such Indemnified Party otherwise consents and (iii) Boston Scientific and the Surviving Company will cooperate in the defense of any such matter; provided, however, that neither Boston Scientific nor the Surviving Company will be liable for any settlement effected without the Surviving Company’s written consent (which consent will not be unreasonably withheld, conditioned or delayed); and provided further that, in the event that any claim for indemnification is asserted or made within such six (6)-year period, all rights to indemnification in respect of such claim will continue until the disposition of such claim. The rights of each Indemnified Party under the indemnification provisions of the Merger Agreement will be in addition to any rights such person may have under the certificate of incorporation or bylaws (or similar organizational documents) of Apollo and the Surviving Company or any of their subsidiaries, or under any law or under any indemnification agreement of any Indemnified Party with Apollo or any Apollo subsidiary.

Prior to the Effective Time, Apollo will cause to be obtained, effective as of the Effective Time, “tail” insurance policies with a claims period of at least six (6) years from the Effective Time with respect to directors’ and officers’ liability insurance and fiduciary insurance in amount and scope (including with respect to coverage and deductibles) at least as favorable as Apollo’s existing policies as of immediately prior to the Effective Time for claims arising from facts or events that occurred on or prior to the Effective Time. If for any reason Apollo fails to obtain such “tail” insurance policies as of the Effective Time, the Surviving Company will maintain in effect for six (6) years from the Effective Time the current directors’ and officers’ liability insurance policies maintained by Apollo as of immediately prior to the Effective Time. Notwithstanding the foregoing, the Surviving Company may substitute such policies with policies of at least the same coverage containing terms and conditions that are substantially similar with respect to matters occurring prior to the Effective Time; provided, however, that in no event will Apollo or the Surviving Company, as applicable, be required to expend more than an amount per year equal to 300% of current aggregate annual premiums paid by Apollo for such insurance; provided further that in the event of an expiration, termination or cancellation of such current policies, Boston Scientific or the Surviving Company will be required to obtain as much coverage as is possible under substantially similar policies for such maximum annual amount in aggregate annual premiums.

In the event the Surviving Company or any of its successors or assigns (i) consolidates or amalgamates with or merges into any other person and will not be the continuing or surviving company or entity of such consolidation, amalgamation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, the proper provision will be made so that the successors and assigns of the Surviving Company, as the case may be, will succeed to the obligations set forth in the indemnification and insurance provisions of the Merger Agreement.

Boston Scientific will cause the Surviving Company to perform all of the obligations of the Surviving Company under the indemnification and insurance provisions of the Merger Agreement.

The indemnification and insurance provisions of the Merger Agreement will survive the Merger and are (i) intended to be for the benefit of, and will be enforceable by, each of the Indemnified Parties and their successors, assigns and heirs (each of whom will be third party beneficiaries of the indemnification and insurance provisions of the Merger Agreement) and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise. Unless required by applicable law, the indemnification and insurance provisions of the Merger Agreement may not be amended, altered or repealed after the Effective Time in such a manner as to adversely affect the rights of any Indemnified Parties or any of their successors, assigns or heirs without the prior written consent of the affected Indemnified Parties.

Employee Benefits Matters

The Merger Agreement provides that, for a period of one (1) year immediately following the Effective Time, Boston Scientific will, or will cause the Surviving Company and its subsidiaries to provide all employees of Apollo and of each of the Apollo subsidiaries as of the Effective Time (each, a “Continuing Employee”) to the extent such Continuing Employee remain employed by Boston Scientific and its subsidiaries and, to the extent permitted by applicable law, with a base salary or ages, target cash bonus opportunity and retirement and health and welfare benefits that are no less favorable in the aggregate to the base salary or wages, target cash bonus and retirement and health and welfare benefits received by Continuing Employees from Apollo and its subsidiaries, in the aggregate, immediately prior to the Effective Time or those provided by Boston Scientific or its subsidiaries to similarly situated employees of Boston Scientific or its subsidiaries. From and after the Effective Time, notwithstanding the foregoing, Boston Scientific will cause the Surviving Company and its subsidiaries to honor in accordance with their terms, all contracts of Apollo and the Apollo subsidiaries as in effect immediately prior to the Effective Time that are with any Continuing Employee to the extent disclosed on Apollo’s disclosure schedule to the Merger Agreement.

Boston Scientific will, or will cause the Surviving Company and its subsidiaries to, use commercially reasonable efforts to cause Continuing Employees to receive service credit for purposes of eligibility to participate, vesting and benefit accrual, but excluding benefit accruals under any defined benefit pension plan, under any employee benefit plan, program or arrangement established or maintained by Boston Scientific, the Surviving Company or any of their respective subsidiaries under which each Continuing Employee may be eligible to participate on or after the Effective Time to the same extent recognized by Apollo or any of the Apollo subsidiaries under comparable Apollo employee benefit plans immediately prior to the Effective Time; provided, however, that such crediting of service will not operate to duplicate any benefit or funding of any such benefit. Such plan, program or arrangement will credit each such Continuing Employee for service accrued or deemed accrued on or prior to the Effective Time with Apollo, any Apollo subsidiary and all affiliates where service with the affiliate was credited under a comparable Apollo employee benefit plan prior to the Effective Time. In addition, Boston Scientific will use commercially reasonable efforts to waive, or cause to be waived, any limitations on benefits relating to any pre-existing conditions to the extent such conditions are covered immediately prior to the Effective Time under the applicable Apollo employee benefit plans and to the same extent such limitations are waived under any comparable plan or Boston Scientific or its subsidiaries and use commercially reasonable efforts to recognize, for purposes of the annual deductible and out-of-pocket limits under its medical and dental plans, the deductible and out-of-pocket expenses paid by Continuing Employees in the calendar year in which the Effective Time occurs.

If requested by Boston Scientific as of at least ten (10) days prior to the Closing Date (but conditioned upon the occurrence of the Closing), Apollo will take all necessary actions to terminate or cause to be terminated any and all of the Apollo employee benefit plans sponsored or maintained by Apollo or any of its subsidiaries. Apollo will, or will cause its applicable affiliate to, provide Boston Scientific with evidence that any requested terminated Apollo employee benefit plan has been terminated, with the termination of the applicable Apollo employee benefit plans effective no later than the day immediately preceding the Closing Date, pursuant to a duly adopted resolution of Apollo or its applicable affiliate (the form and substance of which will be subject to review and approval by Boston Scientific, which approval will not be unreasonably withheld, conditioned or delayed) no later than the day immediately preceding the Effective Time.

Regulatory Filings

As promptly as practicable after execution and delivery of the Merger Agreement, each of Boston Scientific and Apollo will cooperate with each other and use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, appropriate or desirable to consummate the Transactions, including within fifteen (15) business days after the Signing Date, unless otherwise agreed to by counsel in writing, making or causing to be made all filings and submissions required to be made by Boston Scientific, Apollo or any of their affiliates under the HSR Act, and no later than thirty (30) business days after the Signing Date, unless otherwise agreed to by counsel in writing, or in case a jurisdictional notice is issued by a governmental authority, submitted no later than twenty (20) business days after the date of such notice, unless otherwise agreed to by counsel in writing, such agreement not to be unreasonably withheld, with prenotification where required, making or causing to be made all filings and submissions, required to be made by any party or any of its affiliates under any other applicable antitrust law or any foreign investment law, as applicable, or other laws for the consummation of the Transactions. The parties will cooperate in good faith with the applicable governmental authorities in connection with such filings and submissions and will promptly respond to any requests for information, including, if applicable, requests for the production of documents and the production of witnesses for interviews or depositions, by any governmental authorities.

Without limiting the foregoing, each of Boston Scientific and Apollo will diligently assist and cooperate with each other in preparing and filing all documents required to be submitted by any of them or their affiliates to any governmental authorities in connection with the Transactions and in obtaining any governmental authority or consents, waivers, authorizations, clearances or approvals which may be required to be obtained by Boston Scientific, Apollo or any of their affiliates in connection with the Transactions (which assistance and cooperation will include timely furnishing to the requesting party all information that such party or its counsel reasonably determines is required to be included in such documents or would be helpful in obtaining such required consent, waiver, authorization, clearance or approval). Boston Scientific and Apollo will consult in good faith regarding strategy for obtaining approvals or expiration or termination of any waiting period; provided, in the event of a dispute between Boston Scientific and Apollo, the final determination regarding such strategy shall be made by Boston Scientific.

Without limiting the foregoing, each of the parties will have the right to review in advance, and to the extent practicable, each will consult the other prior to making any filing with, or a material communication to, any governmental authority in connection with the Transactions. Subject to the applicable provisions relating to regulatory filings in the Merger Agreement and applicable laws relating to the exchange of information, each party will, to the extent practicable, give the other parties reasonable advance notice of, and the opportunity to comment on, all material communications with any governmental authority and consider in good faith the views of the other parties in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion, proposal or other communication to be made or submitted in connection with any such request, inquiry, investigation, action or legal proceeding, and each party will make reasonable efforts to afford the other parties the opportunity to attend or participate in material conferences, meetings and telephone or other communications between the other parties and regulators concerning the Transactions, unless prohibited by such governmental authority. The parties will provide each other with copies of all correspondence, filings or communications between them or any of their representatives, on the one hand, and any governmental authority or members of its staff, on the other hand, with respect to the Merger Agreement in connection with any request, inquiry, investigation, action or legal proceeding by a governmental authority. Materials required to be provided pursuant to the applicable provisions relating to regulatory filings in the Merger Agreement may be redacted (i) to remove references concerning the valuation of Apollo or the identity of alternative acquirers, (ii) as necessary to comply with contractual arrangements in existence as of the Signing Date and (iii) as necessary to preserve attorney-client or other privilege concerns and (iv) to remove material that is unrelated to both the Transactions and the substance of any investigation by a governmental authority. Each party, as each reasonably deems advisable, will be entitled to designate any competitively sensitive material provided to the other parties under the applicable provisions relating to regulatory filings in the Merger Agreement “Antitrust/FDI Counsel Only Material.” Such materials and the information contained therein will be given only to the outside antitrust and foreign direct investment counsel of the recipient and will not be disclosed by such outside counsel to other representatives of the recipient unless express written permission is obtained in advance from the source of the materials or its legal counsel.

Notwithstanding anything in the Merger Agreement to the contrary, nothing in the Merger Agreement will require, or be construed to require, Boston Scientific or any affiliate of Boston Scientific to (and Apollo will not, without the prior written consent of Boston Scientific, agree to) (i) any sale, license, divestiture or other disposition or holding separate of any capital stock, businesses, assets, properties or other interests of Boston Scientific, Apollo or any of their respective affiliates, (ii) the imposition of any limitation, restriction or condition on the ability of Boston Scientific, Apollo or any of their respective affiliates to conduct their respective businesses, assets, properties or other interests or (iii) the imposition of any limitation, restriction or condition on Boston Scientific, Apollo, or any of their respective affiliates under any antitrust laws; and, for the avoidance of doubt, solely to the extent Boston Scientific agrees to take, or consents to Apollo to take, any of the foregoing actions, Apollo will not be required to take or commit to take any such action, or agree to any such condition or restriction, unless such action, commitment, agreement, condition or restriction is conditioned upon the Closing.

The parties agree to use reasonable best efforts to defend through litigation on the merits any claim under antitrust law asserted in court or any administrative or other tribunal by any third party, including any governmental authorities, in order to avoid entry of, or to have vacated or terminated, any decree, order or judgment (whether temporary, preliminary or permanent) that would prevent the Closing Date from occurring prior to the Termination Date (as defined below).

During the Pre-Closing Period, Boston Scientific will not and will cause its controlled affiliates not to acquire or enter, or publicly announce the intent to acquire or enter, into any agreement to acquire by merging or consolidating with or by purchasing a substantial portion of the assets of or equity, or by any manner, or announce any acquisition of any company, business or assets, if (A) related to gastrointestinal bleeding or bariatric procedures and (B) the entering into of an agreement relating to or the consummation of such acquisition, merger, consolidation or purchase or other transaction or action would reasonably be expected to (i) impose a material delay in the expiration or termination of any applicable waiting period or impose a material delay in the obtaining of, or increase the risk of not obtaining, any authorization, consent, clearance, approval, declarations or order of a governmental authority necessary to consummate the Transactions, including receipt of any approvals and expiration of waiting periods pursuant to the HSR Act or other applicable antitrust laws, (ii) materially increase the risk of a governmental authority entering, or increase the risk of not being able to remove or successfully challenge, any permanent, preliminary or temporary injunction or other order, decree, decision, determination or judgment that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Transactions or (iii) otherwise materially delay or impede the consummation of the Transactions; provided, however, the restrictions set forth in the applicable provisions relating to regulatory filings in the Merger Agreement will not prevent Boston Scientific from acquiring or entering into any agreement to acquire by merging or consolidating with or by purchasing a substantial portion of the assets of or equity, or by any manner (1) a company, business or assets (as applicable) that is solely engaged in the business of manufacturing, producing, marketing and/or selling gastrointestinal bleeding or bariatric procedures if (y) such company, business or assets, as applicable, has total revenues with respect to such business of $20 million or less for the trailing twelve months prior to entering into the agreement for such acquisition, and (z) such transaction is not reportable under the HSR Act or (2) a company, business, or assets that is engaged, but not solely engaged, in the business of manufacturing, producing, marketing and/or selling gastrointestinal bleeding or bariatric procedures if (y) such company, business or assets, as applicable, has total consolidated revenues of $20 million or less with respect to the business of manufacturing, producing, marketing and/or selling gastrointestinal bleeding or bariatric procedures and (z) such revenue does not represent more than five percent (5%) of the total consolidated revenues of the company, business or assets to be acquired, as applicable.

Other Covenants

Stockholders Meeting

As promptly as reasonably practicable following the Signing Date, and in any event within twenty (20) business days, Apollo will prepare and file with the SEC the preliminary proxy statement relating to the adoption of the Merger Agreement by the stockholders.

Stockholder Litigation

Apollo will give Boston Scientific reasonable opportunity to participate in the defense (at Boston Scientific’s sole cost and subject to a joint defense agreement) of any litigation, suit, claim, action, proceeding or investigation (an “Action”) brought by the stockholders or other persons against Apollo or any of its directors, officers or representatives arising out of or relating to the Merger Agreement or the Transactions. Apollo will give Boston Scientific the opportunity to review and comment on all material filings or responses to be made by Apollo in connection with any such Action, and the right to consult on the settlement with respect to such Action, and Apollo will in good faith take such comments into account, and, no such settlement will be agreed to without Boston Scientific’s prior written consent (which will not be unreasonably withheld, conditioned or delayed). Apollo will promptly notify Boston Scientific of any such Action and will keep Boston Scientific reasonably and promptly informed with respect to the status thereof.

Existing Indebtedness

Apollo will use reasonable best efforts to (a) obtain a customary pay-off letter or termination agreement (in form and substance reasonably acceptable to Boston Scientific) (the “Debt Payoff Letter”) and lien terminations to the extent necessary for the release of all liens related to, and the prepayment, payoff, discharge and termination in full of, (i) all obligations outstanding under the Existing Loan Agreement and (ii) any remaining obligations outstanding under the Loan and Security Agreement, dated as of March 15, 2019, by and among Solar Capital LTD., Apollo and certain Apollo subsidiaries (the “Solar Loan Agreement”) and (b) provide Boston Scientific with a copy of such fully executed Debt Payoff Letter at least two (2) business days prior to the Closing Date and (c) give (by no later than the date required under the Existing Loan Agreement or the Solar Loan Agreement, as applicable) any necessary notices (including notices of prepayment and/or notice of commitment termination) to allow for the prepayment, payoff, discharge and termination in full of the Existing Loan Agreement and the payoff, discharge and termination in full of Solar Loan Agreement, in each case, at the Closing.

Convertible Debentures

Within the time periods required by the terms of each of the Convertible Debentures, Apollo will take all actions required by the Convertible Debentures to be performed by Apollo at or prior to the Effective Time as a result of the execution and delivery of the Merger Agreement or the consummation of the Merger, including the giving of any notices that may be required and delivery to the holders or other applicable persons, as applicable, of any documents or instruments required to be delivered at or prior to the Effective Time. Apollo will deliver a copy of any such notice or other documents to Boston Scientific at least three (3) business days prior to delivering such notice or other documents in accordance with the terms of the applicable Convertible Debentures and consider in good faith any comments made by Boston Scientific with respect to such notice or other documents. In advance of the Closing, Apollo will use reasonable best efforts to (i) provide all assistance reasonably requested by Boston Scientific to prepare, facilitate and arrange for the delivery of, on the Closing Date, any required certificates, legal opinions, debenture amendments and other documents to the extent such certificates, debenture amendments, opinions and other documents are required by the Convertible Debentures in accordance with the Convertible Debentures and (ii) if reasonably requested by Boston Scientific, take any actions permitted to be taken by Apollo pursuant to the Convertible Debentures within the time periods required by the terms of the applicable Convertible Debenture.

In connection with the Merger and the other Transactions, in the event that Boston Scientific desires to purchase the Convertible Debentures or obtain consents from the holders of some or all of the Convertible Debentures, effective immediately prior to (but subject to the occurrence of), on, or after, the Effective Time, whether through open market purchases, privately negotiated transactions, consent solicitations or one or more offers to purchase the Convertible Debentures or other similar transactions (including any tender offer or consent solicitation) (any such transaction, a “Repurchase Transaction”), each of Apollo, Boston Scientific and Merger Sub will use its respective reasonable best efforts to reasonably cooperate with one another in good faith to permit such Repurchase Transaction to be effected on such terms, conditions and timing as reasonably requested by Boston Scientific, including, if so reasonably requested by Boston Scientific, causing such Repurchase Transaction to be consummated substantially concurrently with, but not prior to, the Closing, and Boston Scientific will, and Apollo will reasonably assist and cooperate with Boston Scientific to, prepare any documentation related thereto, in form and substance reasonably satisfactory to Apollo, and shall provide Apollo reasonable time to review such documentation; it being understood that in no event will Apollo or any Apollo subsidiary be required to (i) enter into or approve any documentation to effect a Repurchase Transaction that takes effect or is effective prior to the Effective Time, or commence or effect any Repurchase Transaction that will result in such Repurchase Transaction being effective prior to the Effective Time, (ii) incur any financing or provide assistance in obtaining any financing for a Repurchase Transaction or (iii) bear any out-of-pocket third-party cost, fee or expense (including any fees and expenses of outside counsel to Apollo) or pay any fee (other than those costs, fees and expenses that Boston Scientific commits to reimburse) or provide any indemnity (other than any indemnity that Boston Scientific commits to reimburse or indemnify Apollo for). Boston Scientific will provide (or cause to be provided) (including by means of Apollo at or after the Effective Time) on or after the Effective Time funds in an amount necessary to effect any such Repurchase Transaction.

Conditions to the Closing of the Merger

The respective obligations of Boston Scientific, Merger Sub and Apollo to consummate the Merger are subject to the satisfaction or written waiver (where permissible under applicable law) of the following conditions:

•	the Apollo Stockholder Approval must have been obtained;

•	the No Governmental Order Closing Condition must have been satisfied or waived; and

•

(i) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act and any agreement with a governmental authority not to consummate the Merger must have expired or been terminated and (ii) all required consents, approvals, non-disapprovals and other authorizations of any governmental authority set forth in Boston Scientific’s disclosure schedule to the Merger Agreement must have been obtained (collectively, the “Regulatory Approval Closing Conditions”).

Additionally, the obligations of Boston Scientific and Merger Sub to consummate the Merger are further subject to the satisfaction or waiver (where permissible under applicable law) of the following additional conditions:

•

(i) each of the representations and warranties of Apollo related to (A)(1) the organization and qualification of each member of the Apollo Group and (2) Apollo having provided to Boston Scientific a complete list of the Apollo subsidiaries, (B) the certificate(s) of incorporation and by-laws of each member of the Apollo Group, (C) capitalization of the Apollo Group entities, (D) authority of Apollo relative to the Merger Agreement, (E) Board of Directors approvals and the required vote of the stockholders to approve the Merger Agreement, (F) takeover laws, and (G) brokers must, if qualified by materiality or “Apollo Material Adverse Effect” be true and correct in all respects, or if not so qualified, be true and correct in all material respects (except for (1) certain representations and warranties of Apollo related to Apollo’s authorized share capital, which must be true and correct in all respects, and (2) certain representations and warranties of Apollo related to other capitalization matters, including Apollo’s issued and outstanding securities, which must be true and correct in all respects, except for de minimis deviations), in each case, the Signing Date and the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are, by their terms, made as of a specified date, in which case such representations and warranties must be so true and correct as of such specified date); and (ii) each of the other representations and warranties contained in Article III of the Merger Agreement (disregarding all qualifications set forth therein relating to “materiality”, “Apollo Material Adverse Effect” or other qualifications based on the word “material” or similar phrases) must be true and correct as of the Signing Date and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are, by their terms, made as of a specified date, in which case such representations and warranties must be so true and correct as of such specified date), except where the failure of such representations and warranties in this subclause (ii) to be so true and correct would not, individually or in the aggregate, have an Apollo Material Adverse Effect;

•

Apollo must have performed or complied in all material respects with each of the agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the Effective Time;

•	since the Signing Date, there must not have occurred an Apollo Material Adverse Effect that is continuing; and

•

Apollo will have delivered to Boston Scientific a certificate, dated the Closing Date, signed by a duly authorized officer of Apollo, certifying as to the satisfaction of the conditions specified in the three (3) immediately preceding bullets above.

The obligations of Apollo to consummate the Merger are subject to the satisfaction or waiver (where permissible under applicable law) of the following additional conditions:

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(i) each of the representations and warranties of Boston Scientific related to (A) the organization and qualification of Boston Scientific and Merger Sub, (B) the authority of Boston Scientific and Merger Sub relative to the Merger Agreement, and (C) brokers must have been true and correct in all material respects as of the Signing Date and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are, by their terms, made as of a specified date, in which case such representations and warranties must be so true and correct as of such specified date); and (ii) each of the other representations and warranties of Boston Scientific and Merger Sub contained in Article IV of the Merger Agreement (disregarding all qualifications set forth therein relating to “materiality” or “material adverse effect” or other qualifications based on the word “material” or similar phrases) must have been true and correct as of the Signing Date and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are, by their terms, made as of a specified date, in which case such representations and warranties must be so true and correct as of such specified date), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the other Transactions or have a material adverse effect on the ability of Boston Scientific and Merger Sub to consummate the Merger and the other Transactions;

•

each of Boston Scientific and Merger Sub must have performed or complied in all material respects with each of the agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the Effective Time; and

•

Boston Scientific will have delivered to Apollo a certificate, dated the Closing Date, signed by a duly authorized officer of Boston Scientific, certifying as to the satisfaction of the conditions specified in the two (2) immediately preceding bullets above.

Termination of the Merger Agreement

The Merger Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time by action taken or authorized by the Board of Directors or Boston Scientific’s board of directors (as applicable) of the terminating party or parties, notwithstanding any prior adoption of the Merger Agreement by the stockholders, as follows (the date of any such termination, the “Termination Date”):

•	by mutual written consent of Boston Scientific and Apollo;

•	by either Boston Scientific or Apollo:

•

if the Effective Time has not occurred on or before January 31, 2024 (the “Outside Date”); provided however, that if on the Outside Date any of the conditions pertaining to (i) the No Governmental Order Closing Condition (solely to the extent the law or order giving rise to such condition not having been satisfied relates to an antitrust law) or (ii) the Regulatory Approval Closing Conditions have not been satisfied but all other conditions to the Merger have been satisfied or waived or will then be capable of being satisfied if the Closing were to take place on such date, then Boston Scientific may, by written notice to Apollo, elect to extend the Outside Date until no later than July 31, 2024; provided further that the right to terminate the Merger Agreement in accordance with the foregoing will not be available to any party whose failure to fulfill any agreements and covenants under the Merger Agreement has been the proximate cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

•

if any governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the Merger and such law or order will have become final and nonappealable, or if there will be adopted following the date of execution of the Merger Agreement any law that makes consummation of the Merger illegal or otherwise prohibited; provided, however, the right to terminate the Merger Agreement pursuant to the foregoing will not be available to any party whose failure to fulfill any agreements or arrangements relating to regulatory filings set forth in the Merger Agreement has been the proximate cause of, or resulted in, such law or order being enacted, issued, promulgated, enforced, entered or adopted, as applicable;

•	if the Merger Agreement fails to receive the Apollo Stockholder Approval at the Special Meeting;

•	by Boston Scientific:

•	prior to Apollo’s receipt of the Apollo Stockholder Approval, if the Board of Directors effects an Adverse Recommendation Change;

•	if Apollo has breached any of its representations or warranties, or failed to perform any of its covenants or agreements set forth in the Merger Agreement, which breach or failure to perform

(i) would give rise to the failure to be satisfied of either of the conditions to the Merger related to the accuracy of Apollo’s representations and warranties or Apollo’s performance of covenants and agreements, as applicable, if measured as of the time Boston Scientific asserts a right of termination pursuant to the foregoing, and (ii) is incapable of being cured prior to the Outside Date or, if curable by such date, is not cured within the earlier of (A) thirty (30) calendar days after written notice thereof is given by Boston Scientific to Apollo stating Boston Scientific’s intention to terminate the Merger Agreement pursuant to the foregoing and the basis for such termination and (B) the Outside Date; provided, however, that Boston Scientific will not have the right to terminate the Merger Agreement pursuant to the foregoing if either Boston Scientific or Merger Sub is then in breach of any of its respective representations, warranties, covenants or agreements under the Merger Agreement such that either of conditions to the Merger related to the accuracy of Boston Scientific’s or Merger Sub’s representations and warranties, or Boston Scientific’s or Merger Sub’s performance of covenants and agreements, are not satisfied; or

•	by Apollo:

•

at any time prior to the time at which Apollo receives the Apollo Stockholder Approval, if the Board of Directors determines to enter into an Acquisition Agreement with respect to a Superior Proposal in accordance with the terms and conditions of the Merger Agreement; provided that (i) Apollo will have complied with the applicable procedures set forth in the Merger Agreement with respect to a Superior Proposal and (ii) prior to or substantially concurrently with, and as a condition to the effectiveness of such termination, Apollo pays to Boston Scientific the Apollo Termination Fee;

•

if Boston Scientific or Merger Sub has breached any of its representations or warranties, or failed to perform any of its covenants or agreements set forth in the Merger Agreement, which breach or failure to perform (i) would give rise to the failure to be satisfied of either of the conditions to the Merger related to the accuracy of Boston Scientific’s or Merger Sub’s representations and warranties, or Boston Scientific’s or Merger Sub’s performance of covenants and agreements, as applicable, if measured as of the time Apollo asserts a right of termination pursuant to the foregoing (it being understood that Apollo will not be entitled to terminate the Merger Agreement if such breach, failure or inaccuracy has been cured prior to the expiration of such period), and (ii) is incapable of being cured prior to the Outside Date or, if curable by such date, is not cured within the earlier of (A) thirty (30) calendar days after written notice thereof is given by Apollo to Boston Scientific stating Apollo’s intention to terminate the Merger Agreement pursuant to the foregoing and the basis for such termination (it being understood that Apollo will not be entitled to terminate the Merger Agreement if such breach, failure or inaccuracy has been cured prior to the expiration of such period) and (B) the Outside Date; provided, however, that Apollo will not have the right to terminate the Merger Agreement pursuant to the foregoing if Apollo is then in breach of any of its representations, warranties, covenants or agreements under the Merger Agreement such that either of the conditions to the Merger related to the accuracy of Apollo’s representations and warranties, or Apollo’s performance of covenants and agreements, are not satisfied.

Termination Fees and Expenses

The Merger Agreement contains certain remedies in the event of a termination.

Apollo Termination Fee

Upon the occurrence of any of the following events, Apollo must pay to Boston Scientific or its designee the amount of $19,000,000, which payment must be made by wire transfer of immediately available funds within two (2) business days of the earliest to occur of the entry by Apollo into the definitive agreement with respect to an Acquisition Proposal, the submission of an Acquisition Proposal to the stockholders for adoption or the consummation of any Acquisition Proposal:

•

If the Merger Agreement is validly terminated by Boston Scientific or Apollo because (A) (subject to certain exceptions) the Effective Time has not occurred on or before the Outside Date, or (B) the Merger Agreement fails to receive the Apollo Stockholder Approval at the Special Meeting, and if (1) at or prior to the Termination Date, an Acquisition Proposal has been publicly announced, disclosed or otherwise made public that remains outstanding and not publicly withdrawn as of three (3) business days prior to the Special Meeting, and (2) Apollo or any Apollo subsidiary enters into a definitive agreement with respect to, or submits to the stockholders for adoption, an Acquisition Proposal or consummates an Acquisition Proposal within twelve (12) months of the Termination Date;

•

If the Merger Agreement is validly terminated by Boston Scientific due to Apollo’s material breach of the Merger Agreement, and if (1) at or prior to the Termination Date, an Acquisition Proposal has been publicly announced, disclosed or otherwise made public that remains outstanding and not publicly withdrawn as of the Termination Date, and (2) Apollo or any Apollo subsidiary enters into a definitive agreement with respect to, or submits to the stockholders for adoption, an Acquisition Proposal or consummates an Acquisition Proposal within twelve (12) months of the Termination Date;

•

If the Merger Agreement is validly terminated by Boston Scientific because, prior to Apollo’s receipt of the Apollo Stockholder Approval, the Board of Directors has effected an Adverse Recommendation Change; or

•

If the Merger Agreement is validly terminated by Apollo (1) because (subject to certain exceptions) the Effective Time has not occurred on or before the Outside Date, or (2) because the Merger Agreement fails to receive the Apollo Stockholder Approval at the Special Meeting, in each case, at a time when Boston Scientific had the right to terminate the Merger Agreement because, at any time prior to the time at which Apollo receives the Apollo Stockholder Approval, the Board of Directors determines to enter into an Acquisition Agreement with respect to a Superior Proposal in accordance with the terms of the Merger Agreement (a “Superior Proposal Termination”); or

•	If the Merger Agreement is validly terminated by Apollo pursuant to a Superior Proposal Termination.

Boston Scientific Termination Fee

Boston Scientific must pay to Apollo certain termination fees upon the occurrence of any of the following events:

•

If the Merger Agreement is validly terminated by Boston Scientific or Apollo because (A) (subject to certain exceptions) the Effective Time has not occurred on or before the Outside Date, or (B) a governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the Merger and such law or order has become final and nonappealable, or if there will be adopted following the date of execution of the Merger Agreement any law that makes consummation of the Merger illegal or otherwise prohibited (solely to the extent the law or order giving rise to such termination right relates to an antitrust law) and, in each case, at the time of such termination:

(1) the No Governmental Order Closing Condition (solely to the extent the law or order giving rise to such condition not having been satisfied relates to antitrust law) or the Regulatory Approval Closing Conditions have not been satisfied;

(2) the Apollo Stockholder Approval has been obtained;

(3) prior to such termination Boston Scientific did not exercise its right to extend the Outside Date in accordance with terms of the Merger Agreement; and

(4) all of Boston Scientific’s and Merger Sub’s conditions to the Merger have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, provided that those conditions would have been capable of being satisfied if the Closing were to occur on such date);

then Boston Scientific must pay, or cause to be paid, to Apollo the Boston Scientific Tier I Termination Fee, an amount equal to $30,000,000, which payment shall be made by wire transfer of immediately available funds within two (2) business days of such termination.

•

If the Merger Agreement is validly terminated by Boston Scientific or Apollo because (A) (subject to certain exceptions) the Effective Time has not occurred on or before the Outside Date, or (B) a governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the Merger and such law or order has become final and nonappealable, or if there will be adopted following the date of execution of the Merger Agreement any law that makes consummation of the Merger illegal or otherwise prohibited (solely to the extent the law or order giving rise to such termination right relates to an antitrust law) and, in each case, at the time of such termination:

(1) the No Governmental Order Closing Condition (solely to the extent the law or order giving rise to such condition not having been satisfied relates to antitrust law) or the Regulatory Approval Closing Conditions have not been satisfied;

(2) the Apollo Stockholder Approval has been obtained;

(3) prior to such termination Boston Scientific exercised its right to extend the Outside Date in accordance with terms of the Merger Agreement; and

(4) all of Boston Scientific’s and Merger Sub’s conditions to the Merger have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, provided that those conditions would have been capable of being satisfied if the Closing were to occur on such date);

then Boston Scientific must pay, or cause to be paid, to Apollo the Boston Scientific Tier II Termination Fee, an amount equal to $50,000,000, which payment shall be made by wire transfer of immediately available funds within two (2) business days of such termination.

Fees and Expenses; Expense Reimbursement

Subject to certain exceptions contained in the Merger Agreement, all costs and expenses (including attorneys’ fees) incurred in connection with the Merger Agreement, the Transactions, the solicitation of stockholder approvals and all other matters related to the closing of the Merger will be paid by the party incurring such costs and expenses, whether or not the Merger or any other Transaction is consummated, except as otherwise set forth in the Merger Agreement.

Specific Performance

Each of the parties to the Merger Agreement acknowledge and agree that irreparable damage would occur in the event that any of the provisions of the Merger Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party to the Merger Agreement agrees that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in the Merger Agreement, the non-breaching party will be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages, except as limited by the Merger Agreement) to (a) an order of specific performance to enforce the observance and performance of such covenant or obligation and (b) an injunction restraining such breach or threatened breach. Each party further agrees that (i) it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity and (ii) no other party or any other person will be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this paragraph, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. The right to specific enforcement under the Merger Agreement will include the right of Apollo, on behalf of itself and any third party beneficiaries to the Merger Agreement, to cause Boston Scientific to cause the Merger and the other Transactions to be consummated on the terms and subject to the conditions set forth in the Merger Agreement.

Amendment

The Merger Agreement may be amended by the parties to the Merger Agreement by action taken by or on behalf of the Board of Directors or the Boston Scientific board of directors, as applicable, at any time prior to the Effective Time; provided, however, that after receipt of the Apollo Stockholder Approval, no amendment may be made that would reduce the amount or change the type of consideration into which each Share will be converted upon consummation of the Merger or that would otherwise require the approval of the stockholders under applicable law. The Merger Agreement may not be amended except by an instrument in writing signed by each of the parties to the Merger Agreement.

Governing Law

The Merger Agreement is governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any applicable principles of conflict of laws that would cause the laws of any jurisdiction other than the State of Delaware to otherwise govern the Merger Agreement.

The Board of Directors unanimously recommends, on behalf of Apollo,

that you vote “FOR” this proposal.

PROPOSAL 2: THE COMPENSATION PROPOSAL

Under Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Apollo is required to submit a proposal to our stockholders to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to certain named executive officers of Apollo that is based on or otherwise relates to the Merger Agreement and the Transactions contemplated by the Merger Agreement. This compensation is summarized in the section captioned “The Merger—Interests of Apollo’s Directors and Executive Officers in the Merger.” The Board of Directors encourages you to review carefully the named executive officer Merger-related compensation information disclosed in this proxy statement. Accordingly, Apollo is asking you to approve the following resolution:

“RESOLVED, that the stockholders of Apollo approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Apollo’s named executive officers that is based on or otherwise relates to the Merger Agreement and the Transactions contemplated by the Merger Agreement as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned ‘The Merger—Interests of Apollo’s Directors and Executive Officers in the Merger.’”

The vote on this Compensation Proposal is a vote separate and apart from the vote on the proposal to adopt the Merger Agreement. Approval of the Compensation Proposal is not a condition to the completion of the Merger. Accordingly, you may vote to approve the proposal to adopt the Merger Agreement and vote not to approve this Compensation Proposal and vice versa. Because the vote on the Compensation Proposal is advisory only, it will not be binding on Apollo. Accordingly, if the Merger Agreement is adopted and the Merger is completed, the amounts payable under the Compensation Proposal will be payable to Apollo’s named executive officers in accordance with the terms and conditions of the applicable agreements, subject only to the conditions applicable thereto, regardless of the outcome of the vote on this Compensation Proposal.

Vote Required and Board of Directors Recommendation

Approval, on an advisory (non-binding) basis, of the Compensation Proposal requires the affirmative vote of the majority of the Shares present in person or represented by proxy duly authorized at the Special Meeting and entitled to vote generally on the subject matter, provided a quorum is present. Assuming the Special Meeting is held solely by means of remote communication, as it is currently scheduled to be, only Shares present virtually or represented by proxy at the Special Meeting will be able to be voted.

Assuming a quorum is present, (i) a failure to vote virtually or by proxy at the Special Meeting (including failure to give instruction to brokers, banks or other nominees for Shares held in “street name”) will have no effect on the outcome of the Compensation Proposal, and (ii) abstentions will have the same effect as a vote “AGAINST” the Compensation Proposal. Shares of Apollo common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If a stockholder returns a properly signed proxy card without indicating voting preferences on such proxy card, the Shares represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting and all of such Shares will be voted as recommended by the Board of Directors.

Under the rules of Nasdaq, brokers, banks or other nominees who hold Shares in “street name” for customers have the authority to vote on “discretionary” proposals when they have not received instructions from beneficial owners. However, brokers, banks or other nominees are precluded from exercising their voting discretion with respect to approving non-discretionary matters, such as the proposal to adopt the Merger Agreement, the proposal to approve, on an advisory (non-binding) basis, the Compensation Proposal and the Adjournment Proposal. Because brokers, banks and other nominees do not have discretionary voting authority with respect to the proposal to adopt the Merger Agreement, the Compensation Proposal or the Adjournment Proposal, if a beneficial owner of Shares held in street name does not give voting instructions to the broker, bank or other nominee with respect to any of the proposals, then those Shares will not be present or represented by proxy at the Special Meeting. However, if a beneficial owner of Shares held in street name gives voting instructions to the broker, bank or other nominee with respect to at least one of the proposals, but gives no instruction as to the other proposals, then those Shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal. Therefore, if you hold your Shares in “street name”, it is important that you instruct your broker, bank or other nominee on how you wish to vote your Shares.

The Board of Directors unanimously recommends, on behalf of Apollo,

that you vote “FOR” the approval, on an advisory (non-binding) basis, of this proposal.

PROPOSAL 3: THE ADJOURNMENT PROPOSAL

We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates if the Board of Directors determines that it is necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. If the Board of Directors determines that it is necessary or appropriate, we will ask our stockholders to vote only on this Adjournment Proposal and not to vote on the proposal to adopt the Merger Agreement or the approval, on an advisory (non-binding) basis, of the Compensation Proposal.

If stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including soliciting proxies from stockholders who have previously returned properly executed proxies voting against adoption of the Merger Agreement. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the proposal to adopt the Merger Agreement would be defeated, we could adjourn the Special Meeting without a vote on the adoption of the Merger Agreement and seek to convince the holders of those Shares to change their votes to votes in favor of adoption of the Merger Agreement. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairperson of the Special Meeting.

Approval of the Adjournment Proposal requires either (i) if a quorum is present, the affirmative vote of the majority of the Shares present in person or represented by proxy duly authorized at the Special Meeting and entitled to vote generally on the subject matter or (ii) if a quorum is not present, the vote of the holders of a majority of the Shares represented at the Special Meeting. Assuming the Special Meeting is held solely by means of remote communication, as it is currently scheduled to be, only Shares present virtually or represented by proxy at the Special Meeting will be able to be voted.

For the purpose of the Adjournment Proposal, (i) a failure to vote virtually or by proxy at the Special Meeting (including failure to give instruction to brokers, banks or other nominees on any of the proposals to be voted on at the Special Meeting for Shares held in “street name”) will have no effect on the outcome of the Adjournment Proposal (but such Shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting, which may make it harder to establish a quorum for the transaction of business at the Special Meeting), and (ii) abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal, whether or not a quorum is present. If your Shares are deemed present or represented by proxy at the Special Meeting, then a failure to vote your Shares will have no effect on the outcome of the Adjournment Proposal if a quorum is present but will have the same effect as a vote “AGAINST” the Adjournment Proposal if a quorum is not present. Shares of Apollo common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If a stockholder returns a properly signed and dated proxy card without indicating voting preferences on such proxy card, the Shares represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting and all of such Shares will be voted as recommended by the Board of Directors.

Under the rules of Nasdaq, brokers, banks or other nominees who hold Shares in “street name” for customers have the authority to vote on “discretionary” proposals when they have not received instructions from beneficial owners. However, brokers, banks or other nominees are precluded from exercising their voting discretion with respect to approving non-discretionary matters, such as the proposal to adopt the Merger Agreement, the Compensation Proposal and the Adjournment Proposal. Because brokers, banks and other nominees do not have discretionary voting authority with respect to the proposal to adopt the Merger Agreement, the Compensation Proposal or the Adjournment Proposal, if a beneficial owner of Shares held in street name does not give voting instructions to the broker, bank or other nominee with respect to any of the proposals, then those Shares will not be present or represented by proxy at the Special Meeting and will not be counted for purposes of determining whether a quorum is present at the Special Meeting. However, if a beneficial owner of Shares held in street name gives voting instructions to the broker, bank or other nominee with respect to at least one of the proposals, but gives no instruction as to one or more of the other proposals, then those Shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal. If your Shares are deemed present in person or represented by proxy at the Special Meeting, then failure to vote your Shares (including a failure of your broker, bank or other nominee to vote Shares held on your behalf) will have the same effect as a vote “AGAINST” the Adjournment Proposal if a quorum is not present, but will have no effect on the Adjournment Proposal if a quorum is present. Therefore, if you hold your Shares in “street name”, it is important that you instruct your broker, bank or other nominee on how you wish to vote your Shares.

The Board of Directors unanimously recommends, on behalf of Apollo,

that you vote “FOR” this proposal.

MARKET PRICE AND DIVIDEND DATA

Our common stock is listed on Nasdaq under the symbol “APEN.” As of              , 2023, there were                 Shares outstanding held by approximately                  stockholders of record. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners, but whose Shares are held in street name by banks, brokers and other nominees.

On                 , 2023, the latest practicable trading day before the printing of this proxy statement, the closing price for Apollo’s common stock on Nasdaq was $                  per Share. You are encouraged to obtain current market quotations for our common stock.

Following the Merger, there will be no further market for our common stock, and it will be delisted from Nasdaq and deregistered under the Exchange Act. As a result, following the Merger, we will no longer file periodic reports under the Exchange Act with the SEC.

We have never declared or paid any cash dividends on our common stock. In the event that the Merger is not consummated, our payment of any future dividends would be at the discretion of our Board of Directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects, and other factors our Board of Directors may deem relevant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of December 15, 2022, by:

•	each person or group of affiliated persons, whom we know to beneficially own more than five percent (5%) of our outstanding Shares;

•	each of our named executive officers, including two former named executive officers;

•	each of our directors; and

•	all of our current executive officers and directors as a group.

For the purpose of the following table, each stockholder’s percentage ownership is calculated based on 41,909,789 Shares outstanding as of December 15, 2022. Information given below regarding beneficial owners of more than five percent (5%) of our outstanding capital stock is based solely on information provided by such persons in filings with the SEC on Schedules 13D, 13G and other filings made with the SEC on or before December 15, 2022. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares issuable pursuant to stock options and other rights to purchase or acquire shares of our common stock within sixty (60) days of December 15, 2022. In addition, certain of our greater than 5% stockholders hold Convertible Debentures and/or Apollo Warrants, which may be subject to beneficial ownership limitations of 4.99%, 9.99% or 19.99%, as applicable. Reported beneficial ownership for such stockholders includes Shares that each stockholder has the right to acquire under its Convertible Debentures and/or Apollo Warrants within 60 days of December 15, 2022, subject to individual beneficial ownership limitations. These Shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other stockholder. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all Shares shown as beneficially owned by them, subject to applicable community property laws.

Unless otherwise noted below, the address of each of the individuals and entities named in the table below is in care of Apollo Endosurgery, Inc., 1120 S. Capital of Texas Highway Building 1, Suite #300, Austin, Texas 78746. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

Name of Beneficial Owner	Shares Beneficially Owned
	Number	Percent
Greater than 5% Stockholders:
Entities affiliated with CPMG, Inc.(1)	6,162,296	14.0%
Stonepine Capital L.P.(2)	4,336,420	9.9
Entities affiliated with Nantahala Capital Management, LLC(3)	4,201,234	9.9
Entities and persons affiliated with Neil Gagnon(4)	4,183,773	9.9
Laurence Lytton(5)	3,391,799	7.5
Directors and Executive Officers:
Chas McKhann(6)	630,320	1.5
Todd Newton(7)	264,994	*
John Barr(8)	80,982	*
William D. McClellan(9)	93,407	*
R. Kent McGaughy, Jr.(1)	6,162,296	14.0
David C. Pacitti(10)	68,598	*
Julie Shimer, Ph.D.(11)	79,762	*
Jeannette Bankes	—	*
Sharon O’Keefe	—	*
Jeffrey Black(12)	160,000	*
John Molesphini(13)	189,370	*
Stefanie Cavanaugh(14)	113,576	*
All current directors and executive officers as a group (12 persons)(15)	7,874,640	17.4%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding Shares.
(1)

Amount includes (i) 527,183 Shares held by Curlew Fund, LP and 146,577 Shares that the Curlew Fund, LP has the right to acquire upon the conversion of Convertible Debentures; (ii) 45,594 Shares held by Crested Crane Fund, LP; (iii) 2,207,807 Shares held by Roadrunner Fund, LP and 1,465,770 Shares that Roadrunner Fund, LP has the right to acquire upon the conversion of Convertible Debentures; (iv) 400,675 Shares held by Mallard Fund, LP; (v) 63,671 Shares held by Kestrel Fund, LP.; and (vi) 718,711 Shares held by Killdeer Fund, LP and 586,308 Shares that Killdeer Fund LP has the right to acquire upon the conversion of Convertible Debentures (collectively, the “CPMG Entities”). The Convertible Debentures held by the applicable CPMG Entities may not be converted to the extent that CPMG Entities and affiliated persons or entities would beneficially own more than 19.99% of our Shares outstanding immediately after giving effect to the conversion. CPMG, Inc. is the general partner of each CPMG Entity and has voting and investment control over the Shares beneficially owned by the CPMG Entities. R. Kent McGaughy, Jr., a member of our Board of Directors, is the sole shareholder and managing director of CPMG, Inc. and may be deemed to have sole voting and investment power with respect to the securities beneficially owned by the CPMG Entities. Mr. McGaughy disclaims beneficial ownership of the securities beneficially owned by the CPMG Entities except to the extent of any pecuniary interest therein. The address of the CPMG Entities is c/o CPMG, Inc., 4215 West Lovers Lane, Suite 100, Dallas, Texas 75209.

(2)

Amount includes 2,838,599 Shares held by Stonepine Capital, L.P., 618,359 Shares that Stonepine Capital L.P. has the right to acquire upon the exercise of Apollo Warrants, and 879,462 Shares that Stonepine Capital, L.P. has the right to acquire upon conversion of Convertible Debentures. The Convertible Debentures and the Apollo Warrants may not be converted or exercised, as applicable, to the extent that Stonepine Capital, L.P. and its affiliated entities would beneficially own more than 9.99% of our Shares outstanding immediately after giving effect to such conversion or exercise. As a result, the figures presented above do not include 6,145 Shares that Stonepine Capital, L.P. has the right to acquire upon the exercise of the Apollo Warrant. Stonepine Capital Management LLC is the general partner and investment advisor of investment funds, including Stonepine Capital, L.P., and controls its investment and voting decisions. Jon M. Plexico and Timothy P. Lynch share voting and dispositive power over the securities beneficially owned by Stonepine Capital, L.P. Each of Mr. Plexico and Mr. Lynch disclaims beneficial ownership of the Shares beneficially owned by Stonepine Capital, L.P. except to the extent of any pecuniary interest therein. The address of Stonepine Capital, L.P. is c/o Stonepine Capital Management, LLC, 919 NW Bond Street, Suite 204, Bend, Oregon 97703.

(3)

Amounts include 4,056,627 Shares held by funds and/or separate accounts managed by Nantahala Capital Management, LLC and 144,607 Shares that Nantahala Capital Management, LLC and such funds or accounts have the right to acquire upon the conversion of Convertible Debentures or Apollo Warrants. The Convertible Debentures and Apollo Warrants may not be converted to the extent that Nantahala Capital Management, LLC together with affiliates would beneficially own more than 9.99% of our Shares outstanding immediately after giving effect to the conversion. As a result, the figures presented above do not include 1,087,319 Shares that Nantahala Capital Management, LLC and/or its managed funds and/or separate accounts have the right to acquire upon the conversion of the Convertible Debentures and 9,566,206 Shares that Nantahala Capital Management, LLC and/or its managed funds and/or separate accounts have the right to acquire upon the exercise of the Apollo Warrants. Nantahala Capital Management, LLC is a registered investment adviser and has been delegated the legal power to vote and/or direct the disposition of such Shares as a general partner or investment manager and would be considered the beneficial owner of such Shares. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the reported Shares. The address of Nantahala Capital Management, LLC and the affiliated funds and separately managed accounts is c/o Nantahala Capital Management, LLC, 130 Main St., 2nd Floor, New Canaan, Connecticut 06840.

(4)

Mr. Gagnon and affiliated entities may be deemed to have voting and dispositive power with respect to 3,744,040 Shares and 439,733 Shares that Mr. Gagnon and affiliated entities have the right to acquire upon the conversion of

Convertible Debentures. The Convertible Debentures held by Mr. Gagnon and affiliated persons or entities may not be converted to the extent that Mr. Gagnon and affiliated persons or entities would beneficially own more than 19.99% of our Shares outstanding immediately after giving effect to the conversion. Mr. Gagnon is the managing member and principal owner of Gagnon Securities LLC, an investment manager for several customer accounts, foundations, partnerships and trusts (the “Accounts”). Mr. Gagnon and Gagnon Securities LLC may be deemed to share voting and dispositive power with respect to Shares held by the Accounts, including the affiliated entities described above. Mr. Gagnon and Gagnon Securities LLC each expressly disclaims beneficial ownership of all securities held by the Accounts. Mr. Gagnon is also the chief executive officer of Gagnon Advisors, LLC, an investment manager to Gagnon Investment Associates, LLC (“GIA”), which may be deemed to share voting and dispositive power with respect to certain Shares held by GIA. Mr. Gagnon and Gagnon Securities LLC each expressly disclaims beneficial ownership of all securities held by GIA. The address of Mr. Gagnon, Gagnon Investment Associates, LLC and the Accounts is c/o Gagnon Securities, LLC, 1370 Avenue of the Americas, 26th Floor, New York, New York 10019.
(5)

Mr. Lytton has sole voting and dispositive power over 3,391,799 Shares, which includes 299,183 Shares held by Mr. Lytton, 1,920,000 Shares that Mr. Lytton has the right to acquire upon the exercise of the Apollo Warrant and 1,172,616 Shares that Mr. Lytton has the right to acquire upon the conversion of Convertible Debentures. The Convertible Debentures and Apollo Warrant held by Mr. Lytton may not be converted or exercised, as applicable, to the extent that Mr. Lytton would beneficially own more than 9.99% of our Shares outstanding immediately after giving effect to the conversion or exercise. The address of Mr. Lytton is 467 Central Park West, New York, New York 10025.

(6)

Consists of (i) 223,635 Shares held directly and (ii) 406,685 Shares issuable to Mr. McKhann pursuant to stock options exercisable within 60 days of December 15, 2022. Mr. McKhann was appointed as our President and Chief Executive Officer in March 2021.

(7)

Consists of (i) 138,224 Shares held directly and (ii) 126,770 Shares that Mr. Newton has the right to acquire upon the conversion of Convertible Debentures. Mr. Newton resigned as our Chief Executive Officer and from our Board of Directors in February 2021.

(8)	Consists of (i) 29,858 Shares held directly and (ii) 51,124 Shares issuable to Mr. Barr pursuant to stock options exercisable within 60 days of December 15, 2022.
(9)

Consists of (i) 27,025 Shares held by the William D. McClellan & Jan McClellan CO-TTE McClellan Living Trust U/A and (ii) 66,382 Shares issuable to Mr. McClellan pursuant to stock options exercisable within 60 days of December 15, 2022.

(10)	Consists of 3,888 Shares held directly and (ii) 64,710 Shares issuable to Mr. Pacitti pursuant to stock options exercisable within 60 days of December 15, 2022.
(11)	Consists of (i) 21,797 Shares held directly and (ii) 57,965 Shares issuable to Dr. Shimer pursuant to stock options exercisable within 60 days of December 15, 2022.
(12)

Consists of 103,750 Shares held directly and (ii) 56,250 Shares issuable to Mr. Black pursuant to stock options exercisable within 60 days of December 15, 2022. Mr. Black was appointed as our Chief Financial Officer in August 2021.

(13)	Consists of (i) 46,079 Shares held directly and (ii) 143,291 Shares issuable to Mr. Molesphini pursuant to stock options exercisable within 60 days of December 15, 2022.
(14)

Consists of (i) 105,652 Shares held directly and (ii) 7,924 Shares that Ms. Cavanaugh has the right to acquire upon the conversion of Convertible Debentures. Ms. Cavanaugh stepped down as our Chief Financial Officer in August 2021 to serve as our Vice President of Finance and subsequently resigned in January 2022.

(15)

Includes current directors and executive officers. As such, Mr. Newton’s and Ms. Cavanaugh’s Shares beneficially owned are excluded. For purposes of determining the number of Shares beneficially owned by directors, executive officers, and nominees as a group, any Shares beneficially owned by more than one director or executive officer are counted only once.

OTHER MATTERS

The sole business that may be considered at the Special Meeting are the matters set forth in the Notice of Special Meeting accompanying this Proxy Statement.

Future Stockholder Proposals

If the Merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of stockholders. However, if the Merger is not completed, stockholders will continue to be entitled to attend and participate in stockholder meetings.

Apollo will hold a regular annual meeting of its stockholders in 2023 only if the Merger is not completed by then.

Stockholder Proposals for 2023 Annual Meeting of Stockholders

In the event that Apollo holds the 2023 annual meeting of stockholders, a stockholder may present proper proposals for inclusion in the Apollo proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to Apollo’s Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2023 annual meeting of stockholders, Apollo’s Secretary must have received the written proposal at Apollo’s principal executive offices not later than December 26, 2022. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Apollo Endosurgery, Inc.

Attention: Secretary

1120 S. Capital of Texas Highway

Building 1, Suite #300

Austin, Texas 78746

Apollo’s amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Apollo’s amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of the Board of Directors or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for the 2023 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than the close of business on February 14, 2023; and

•	not later than the close of business on March 16, 2023.

In the event that we hold the 2023 annual meeting of stockholders more than 30 days before or more than 70 days after the one-year anniversary of the 2022 Annual Meeting, then, for notice by the stockholder to be timely, it must be received by the Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting, or if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such annual meeting is first made.

Nomination of Director Candidates

Apollo’s amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by Apollo’s amended and restated bylaws. In addition, the stockholder must give timely notice to Apollo’s Secretary in accordance with Apollo’s amended and restated bylaws, which, in general, require that the notice be received by Apollo’s Secretary within the time periods described above under the section in this proxy statement captioned “Other Matters—Future Stockholder Proposals—Stockholder Proposals for 2023 Annual Meeting of Stockholders” for stockholder proposals that are not intended to be included in a proxy statement.

In addition to satisfying the foregoing requirements under Apollo’s amended and restated bylaws, to comply with the universal proxy rules in connection with Apollo’s 2023 annual meeting of stockholders, stockholders who intend to solicit proxies in support of director nominees other than Apollo’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 15, 2023.

Householding of Special Meeting Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A single copy of the proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate copy of proxy materials, please notify your broker, bank or other nominee or Apollo. Direct your written request to Apollo Endosurgery, Inc. 1120 S. Capital of Texas Highway, Building 1, Suite 300, Austin, Texas, 78746, Attention: Investor Relations or Secretary, at (512) 279-5100. Stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their broker, bank or other nominee.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the investor relations page of our website at https://ir.apolloendo.com/. Our website address is provided as an inactive textual reference only. The information provided on, or accessible through, our website is not part of this proxy statement, and therefore is not incorporated herein by reference.

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC.

•

Apollo’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “Annual Report”), filed with the SEC on February 22, 2022, including the information specifically incorporated by reference into the Annual Report from Apollo’s definitive proxy statement filed on Schedule 14A filed with the SEC on April 25, 2022;

•

Apollo’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 3, 2022, the quarter ended June 30, 2022, filed with the SEC on August 2, 2022, and the quarter ended September 30, 2022, filed with the SEC on November 1, 2022; and

•

Apollo’s Current Reports on Form 8-K, filed with the SEC on February 22, 2022 (excluding Item 2.02 and Exhibit 99.1), April  4, 2022 (excluding Item 7.01 and Exhibit 99.1), June  14, 2022, July  6, 2022 (excluding Item 7.01 and Exhibit 99.1), July  13, 2022 (excluding Item 7.01 and Exhibit 99.1), October  6, 2022, and November 30, 2022.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials.

Notwithstanding the foregoing, we will not incorporate by reference into this proxy statement any documents or portions thereof that are not deemed “filed” with the SEC, including information furnished under Item 2.02 or Item 7.01 or otherwise of any Current Report on Form 8-K, including related exhibits, after the date of this proxy statement unless, and except to the extent, specified in such Current Report.

Apollo’s SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.

Any person, including any beneficial owner of Shares, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us by written or telephonic request directed to Apollo’s address below. If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

Apollo Endosurgery, Inc.

Attention: Investor Relations

1120 S. Capital of Texas Highway

Building 1, Suite #300

Austin, Texas 78746

(512) 279-5100

If you have any questions concerning the Merger Agreement, the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your Shares, please contact our proxy solicitor:

Alliance Advisors

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

(844) 717-2315

APEN@allianceadvisors.com

MISCELLANEOUS

We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement, the annexes to this proxy statement, any amendments or supplements to this proxy statements, and the documents that we incorporate by reference into this proxy statement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This proxy statement is dated                  , 2023. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

among

BOSTON SCIENTIFIC CORPORATION,

TEXTILE MERGER SUB, INC.

and

APOLLO ENDOSURGERY, INC.

Dated as of November 29, 2022

A-i

A-ii

Schedule I	Signatories to Voting and Support Agreement

A-iii

AGREEMENT AND PLAN OF MERGER, dated as of November 29, 2022 (this “Agreement”), among Boston Scientific Corporation, a Delaware corporation (“Parent”), Textile Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), and Apollo Endosurgery, Inc., a Delaware corporation (the “Company” and together with Parent and Merger Sub, collectively, the “parties” and each individually a “party”). All capitalized terms used in this Agreement will have the meanings assigned to such terms in Section 9.03 or as otherwise defined elsewhere in this Agreement.

RECITALS

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), Parent, Merger Sub and the Company have agreed to enter into a business combination transaction pursuant to which Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub will thereupon cease and the Company will continue as the surviving corporation and a wholly owned Subsidiary of Parent (the “Merger”);

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) determined that this Agreement and the Transactions (as defined below) are fair to, and in the best interests of, the Company and its stockholders, (b) approved and declared advisable the execution, delivery and performance of this Agreement and the consummation of the Transactions, and (c) resolved to recommend adoption of this Agreement by the stockholders of the Company;

WHEREAS, the board of directors of Merger Sub has (a) determined that this Agreement and the Transactions are fair to, and in the best interests of, Merger Sub and its sole stockholder, (b) approved the execution, delivery and performance of this Agreement and the consummation of the Transactions, and (c) resolved to recommend adoption of this Agreement by the sole stockholder of Merger Sub;

WHEREAS, the board of directors of Parent (the “Parent Board”) has duly authorized, approved and adopted the execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the Transactions;

WHEREAS, upon consummation of the Merger, each share of Company Common Stock (as defined below) issued and outstanding immediately prior to the Effective Time, other than Excluded Shares (as defined below), will be canceled and converted into the right to receive the Merger Consideration (as defined below), upon the terms and subject to the conditions of and any exceptions in this Agreement; and

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and material inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, certain stockholders of the Company on Schedule I have entered into a voting and support agreement with Parent, pursuant to which such stockholders have agreed to vote in favor of, and support the consummation of, the Merger in accordance with the terms thereof.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

THE MERGER

SECTION 1.01 The Merger. Upon the terms and subject to the conditions set forth in Article VII, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company.

SECTION 1.02 CLOSING. UNLESS THIS AGREEMENT SHALL HAVE BEEN TERMINATED IN ACCORDANCE WITH SECTION 8.01, THE CLOSING OF THE MERGER (THE “CLOSING”) WILL TAKE PLACE BY ELECTRONIC EXCHANGE OF DELIVERABLES AT 10:00 A.M., NEW YORK TIME, ON THE THIRD (3RD) BUSINESS DAY AFTER THE SATISFACTION OR WRITTEN WAIVER (WHERE PERMISSIBLE UNDER APPLICABLE LAW) OF ALL OF THE CONDITIONS SET FORTH IN ARTICLE VII (OTHER THAN THOSE CONDITIONS THAT BY THEIR TERMS ARE TO BE SATISFIED AT THE CLOSING (SUBJECT TO THEIR SATISFACTION OR WRITTEN WAIVER (WHERE PERMISSIBLE)), UNLESS ANOTHER TIME, DATE OR PLACE IS AGREED TO IN WRITING BY PARENT AND THE COMPANY. THE DATE ON WHICH THE CLOSING OCCURS IS REFERRED TO IN THIS AGREEMENT AS THE “CLOSING DATE”.

SECTION 1.03 Effective Time. On the Closing Date, or on such other date as Parent and the Company may agree to in writing, Parent, Merger Sub and the Company shall cause a certificate of merger (the “Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware in such form as required by and in accordance with Section 251 of the DGCL. The Merger shall become effective at the time the Certificate of Merger shall have been duly filed with the Secretary of State of the State of Delaware or such other date and time as is agreed upon by Parent and the Company and specified in the Certificate of Merger in accordance with the DGCL, such date and time hereinafter referred to as the “Effective Time”.

SECTION 1.04 Effects of the Merger. As a result of the Merger, (a) the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the “Surviving Company”) and (b) the Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges and powers of the Company and Merger Sub shall vest in the Surviving Company, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Company.

SECTION 1.05 Certificate of Incorporation and By-Laws of the Surviving Company. At the Effective Time, the Amended and Restated Certificate of Incorporation of the Company as in effect as of the date of this Agreement (the “Company Charter”) shall be amended and restated in its entirety to read the same as the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be “Apollo Endosurgery, Inc.”, until thereafter amended as provided therein or by applicable Law. Parent and the Company shall take such actions reasonably necessary to cause the Amended and Restated Bylaws of the Company as in effect as of the date of this Agreement (the “Company Bylaws”) to be amended in their entirety pursuant to the Merger to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time (except that the name shall be “Apollo Endosurgery, Inc.”), and as so amended shall be the bylaws of the Surviving Company until thereafter amended as provided therein or by applicable Law.

SECTION 1.06 Directors and Officers of the Surviving Company. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Company and officers of Merger Sub immediately prior to the Effective Time or such other individuals designated by Parent as of the Effective Time shall be the initial officers of the Surviving Company, in each case until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Company.

SECTION 1.07 Subsequent Actions. If, at any time after the Effective Time, the Surviving Company shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Company, its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub vested in or to be vested in the Surviving Company as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Company shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each such corporation or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Company or otherwise to carry out this Agreement.

SECTION 1.08 Merger Sub Stockholder Approval. Parent will, promptly following the date hereof, take all necessary action to cause Merger Sub’s sole stockholder to adopt this Agreement promptly following its execution and delivery by the parties.

ARTICLE II

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 2.01 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

(a) Conversion of Shares. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (each, a “Share” and collectively, the “Shares”), other than Shares to be canceled in accordance with Section 2.01(b) or Dissenting Shares (collectively, the “Excluded Shares”), shall be canceled and shall be converted automatically into the right to receive $10.00 in cash, without interest (the “Merger Consideration”). The Merger Consideration is payable in accordance with Section 2.02(b).

(b) Cancellation of Treasury Shares and Parent-Owned Shares. Each Share held in the treasury of the Company or owned by any direct or indirect wholly owned Company Subsidiary and each Share owned by Merger Sub, Parent or any direct or indirect wholly owned Subsidiary of Parent immediately prior to the Effective Time shall automatically be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto.

(c) Shares of Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Company.

SECTION 2.02 Exchange of Certificates.

(a) Paying Agent. Prior to the Effective Time, Parent shall appoint a bank or trust company approved (such approval not to be unreasonably withheld, conditioned or delayed) in advance by the Company (the “Paying Agent”), and enter into a paying agent agreement, in form and substance reasonably acceptable to the Company (the “Paying Agent Agreement”), with such Paying Agent for the payment of the Merger Consideration in accordance with this Article II. At or before the Closing, Parent shall deposit, or cause the Surviving Company to deposit, with the Paying Agent, for the benefit of the holders of Shares (other than Excluded Shares), cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid pursuant to Section 2.01(a) (such cash being hereinafter referred to as the “Payment Fund”). The Payment Fund shall not be used for any other purpose. The Payment Fund shall be invested by the Paying Agent as directed by Parent; provided, however, that such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, and that such investments shall only be invested in the manner provided in the Paying Agent Agreement. Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Surviving Company.

(b) Exchange Procedures. As promptly as practicable after the Effective Time (and in any event, within three (3) Business Days thereafter), Parent shall cause the Paying Agent to mail to each holder of record of a certificate or certificates that represented Shares (the “Certificates”), which Shares were converted into the right to receive the Merger Consideration at the Effective Time pursuant to this Agreement: (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates (if any) shall pass, only upon delivery of such Certificates (or effective affidavits of loss in lieu thereof) to the Paying Agent, and shall otherwise be in customary form and have such other provisions as Parent or the Paying Agent may reasonably specify; and (ii) instructions for effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of Certificates (or effective affidavits of loss in lieu thereof) for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, and upon delivery of a letter of transmittal, duly executed and in proper form, with respect to such Certificates, the holder of such Certificates shall be entitled to receive the Merger Consideration for each Share formerly represented by such Certificates. Any Certificates so surrendered shall forthwith be canceled. The Merger Consideration paid upon the surrender for exchange of Certificates shall be deemed to have been paid in full satisfaction of all rights pertaining to Shares formerly represented by such Certificates. If payment of the Merger Consideration is to be made to a person other than the person in whose name any surrendered Certificate is registered, it shall be a condition precedent of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and the person requesting such payment shall have paid any transfer or other similar Taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate so surrendered or shall have established to the satisfaction of the Paying Agent that such Taxes either have been paid or are not payable. Any holder of non-certificated Shares represented by book-entry (“Book-Entry Shares”) shall not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to this Article II. In lieu thereof, each registered holder of one or more Book-Entry Shares shall automatically upon the Effective Time be entitled to receive, and the Surviving Company shall cause the Paying Agent to pay and deliver as soon as reasonably practicable after the Effective Time (and in any event, within three (3) Business Days thereafter), the Merger Consideration payable for each such Book-Entry Share. Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the person in whose name such Book-Entry Shares are registered. Until surrendered as contemplated hereby, each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Agreement. No interest shall be paid or shall accrue on any cash payable to holders of Certificates or Book-Entry Shares pursuant to the provisions of this Article II.

(c) No Further Rights. From and after the Effective Time, holders of Shares shall cease to have any rights with respect to such Shares and as stockholders of the Company, except as provided herein or by Law.

(d) Termination of Payment Fund. Any portion of the Payment Fund that remains undistributed to the holders of Shares (other than Excluded Shares) twelve (12) months after the Effective Time shall be delivered to the Surviving Company, upon demand, and any holders of Shares (other than Excluded Shares) who have not theretofore complied with this Article II shall thereafter look only to Parent or the Surviving Company for, and Parent and the Surviving Company shall remain liable for, payment of their claim for the Merger Consideration. Any portion of the Payment Fund remaining unclaimed by holders of Shares (other than Excluded Shares) as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become the property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto. Neither Parent nor Surviving Company shall be liable to any person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(e) Withholding Rights. Each of the Paying Agent, the Surviving Company and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares, Company Options, Company RSUs or Company PSUs such amounts as it is required to deduct and withhold with respect to such payment under all applicable federal, state or local Tax laws and pay such withholding amount over to the appropriate Governmental Authority. Each of the Paying Agent, the Surviving Company and Parent shall use commercially reasonable efforts to provide recipients of consideration pursuant to this Agreement a reasonable opportunity to provide documentation establishing exemptions from or reductions of such withholding. To the extent that amounts are so withheld by the Paying Agent, the Surviving Company or Parent, as the case may be, and remitted to the appropriate Governmental Authority in accordance with applicable law, such withheld and remitted amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares, Company Options, Company RSUs or Company PSUs in respect of which such deduction and withholding were made by the Paying Agent, the Surviving Company or Parent, as the case may be.

(f) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, then upon (i) the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and (ii) if required by the Surviving Company, an indemnity bond in form and substance and with surety reasonably satisfactory to the Surviving Company, the Paying Agent shall pay in respect of such lost, stolen or destroyed Certificate the Merger Consideration to which the holder thereof is entitled pursuant to Section 2.01(a).

SECTION 2.03 Share Transfer Books. At the Effective Time, the share transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Certificates or Book-Entry Shares presented to the Paying Agent or Parent for any reason shall be canceled against delivery of the Merger Consideration to which the holders thereof are entitled pursuant to Section 2.01(a).

SECTION 2.04 Company Options; Company RSUs; Company PSUs.

(a) At the Effective Time, each then-outstanding and unexercised option to purchase Shares granted under any Company Stock Plan (each, a “Company Option”) with an exercise price per Share that is less than the Merger Consideration, by virtue of the Merger and without further action on the part of the holder thereof, whether vested or unvested, shall be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the amount by which the Merger Consideration exceeds the applicable exercise price per Share of such Company Option and (ii) the aggregate number of Shares issuable upon exercise of such Company Option, less applicable Taxes and authorized deductions. Parent shall cause the Surviving Company to make the payments contemplated by this Section 2.04(a) as promptly as practicable (and in no event later than thirty (30) calendar days following the Effective Time).

(b) At the Effective Time, each Company Option, whether vested or unvested, that has an exercise price per Share that is greater than the Merger Consideration shall be canceled without the payment of consideration.

(c) At the Effective Time, each then-outstanding restricted stock unit award granted under any Company Stock Plan (each, a “Company RSU”) shall, by virtue of the Merger and without further action on the part of the holder thereof, whether vested but unsettled or unvested, be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the Merger Consideration and (ii) the aggregate number of Shares underlying such Company RSU, less applicable Taxes and authorized deductions. Parent shall cause the Surviving Company to make the payments contemplated by this Section 2.04(c) as promptly as practicable (and in no event later than thirty (30) calendar days following the Effective Time); provided, however, that no payment shall be accelerated to the extent it would result in the incurrence of a penalty Tax under Section 409A of the Code, and instead, any such payment shall be made on the earliest date possible without incurring any such penalty Tax.

(d) At the Effective Time, each outstanding performance restricted stock unit award granted under any Company Stock Plan that vests based on achievement of any performance condition and the passage of time (each, a “Company PSU”) shall, by virtue of the Merger and without further action on the part of the holder thereof, whether vested but unsettled or unvested, be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the Merger Consideration and (ii) the aggregate number of Shares underlying such Company PSU (determined as if all performance conditions in the applicable award agreements relating thereto have been satisfied as of immediately prior to the Effective Time), less applicable

Taxes and authorized deductions. Parent shall cause the Surviving Company to make the payments contemplated by this Section 2.04(d) as promptly as practicable (and in no event later than thirty (30) calendar days following the Effective Time); provided, however, that no payment shall be accelerated to the extent it would result in the incurrence of a penalty Tax under Section 409A of the Code, and instead, any such payment shall be made on the earliest date possible without incurring any such penalty Tax. At the Effective Time, each Company PSU that has not been deemed earned in accordance with the applicable award agreement shall be canceled without the payment of consideration.

(e) Prior to the Effective Time, the Company Board (and/or the compensation committee (or equivalent committee) of the Company Board) shall adopt such resolutions as are necessary to give effect to the transactions contemplated by this Section 2.04.

SECTION 2.05 Company Warrants. Prior to the Effective Time, the Company shall satisfy all of its notification requirements under the terms of each outstanding and unexercised Company Warrant and each Company Warrant shall be treated in accordance with its terms.

SECTION 2.06 Certain Adjustments. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event shall have occurred, then the Merger Consideration shall be appropriately adjusted to provide the holders of Shares the same economic effect as contemplated by this Agreement prior to such event; provided, however, that this sentence shall not be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

SECTION 2.07 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who is entitled to demand and has properly demanded appraisal for such Shares in accordance with, and who complies in all respects with, Section 262 of the DGCL (such Shares, the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, and shall instead represent the right to receive only the payment provided by Section 262 of the DGCL. If any such holder fails to perfect or otherwise waives, withdraws or loses his, her or its right to appraisal under Section 262 of the DGCL, then the right of such holder to receive such payment in respect of such Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted, as of the Effective Time, into and shall be exchangeable solely for the right to receive the Merger Consideration and shall no longer be Dissenting Shares. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights to be paid the fair value of Dissenting Shares, and Parent shall have the right to participate in and direct all negotiations and Actions with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demands, approve any withdrawal of any such demands or agree to do any of the foregoing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedule prepared by the Company and delivered to Parent and Merger Sub in connection with the execution and delivery of this Agreement (the “Company Disclosure Schedule”), or, other than with respect to Section 3.01(a), Section 3.02, Section 3.03, Section 3.04, Section 3.24, Section 3.25 and Section 3.27, to the extent the qualifying nature of such disclosure with respect to a specific representation and warranty is readily apparent therefrom, as disclosed in any SEC Reports filed after December 31, 2020 and prior to the date of this Agreement (but (a) without giving effect to any amendment thereof filed with the SEC on or after the date of this Agreement, and (b) excluding (i) any risk factor disclosures contained under the heading “Risk Factors” (other than any factual information contained therein) and (ii) any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are forward-looking in nature as filed prior to the date of this Agreement, the Company hereby represents and warrants to Parent and Merger Sub as follows:

SECTION 3.01 Organization and Qualification; Company Subsidiaries.

(a) Each member of the Company Group is a corporation, limited liability company or other legal entity validly existing and in good standing (or equivalent concept to the extent applicable) under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so validly existing and in good standing would not have a Company Material Adverse Effect and would not prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Company from performing its obligations under this Agreement. Each member of the Company Group is duly qualified or licensed as a foreign legal entity to do business, and is in good standing, in each jurisdiction where the character of the assets and properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not have a Company Material Adverse Effect and would not prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Company from performing its obligations under this Agreement.

(b) Section 3.01(b) of the Company Disclosure Schedule sets forth a true and complete list of all Company Subsidiaries, together with the jurisdiction of organization of each Company Subsidiary and the percentage of the outstanding share capital or other Equity Interests of each Company Subsidiary owned by the Company and each other Company Subsidiary. The Company does not directly or indirectly own any material Equity Interest in any corporation, partnership, joint venture or other business association or entity.

SECTION 3.02 Certificate of Incorporation and By-Laws. The Company has made available to Parent a true and complete copy of (a) the Company Charter, (b) the Company Bylaws and (c) the certificate of incorporation and by-laws (or equivalent organizational documents) of each Company Subsidiary, each as in effect as of the date of this Agreement. Each such certificate of incorporation and by-laws (or equivalent organizational documents) is in full force and effect. The Company is not in violation of any provisions of the Company Charter or the Company Bylaws. None of the Company Subsidiaries is in violation of any of the provisions of its certificate of incorporation and by-laws (or equivalent organizational documents) in any material respect.

SECTION 3.03 Capitalization.

(a) The authorized share capital of the Company consists of (i) 100,000,000 shares of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) and (ii) 15,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

(b) As of November 25, 2022 (the “Capitalization Date”): (i) 41,658,311 shares of Company Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive (or similar) rights; (ii) no shares of Company Common Stock were held in the treasury of the Company; (iii) no shares of Company Common Stock were held by the Company Subsidiaries; (iv) no shares of Preferred Stock were issued and outstanding; (v) 6,323,914 shares of Company Common Stock were reserved for future issuance in connection with the Company Stock Plans (including 4,134,202 shares of Company Common Stock subject to outstanding Company Options (all of which vest solely on continuous service), 1,756,074 shares of Company Common Stock subject to outstanding Company RSUs (all of which vest solely on continuous service) and 433,638 shares of Company Common Stock subject to outstanding Company PSUs (assuming satisfaction of any market or performance conditions at maximum levels); (vi) 6,368,321 shares of Company Common Stock were reserved for issuance in connection with the conversion of the principal and accrued but unpaid interest of the Convertible Debentures; and (vii) 12,330,710 shares of Company Common Stock were reserved for issuance in connection with the exercise of the Company Warrants. Except as set forth in this Section 3.03(b) and as set forth on Section 3.03(b) of the Company Disclosure Schedule, there are no options, warrants, calls, restricted shares, subscriptions or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued shares or other equity interests or capital stock of the Company or any Company Subsidiary or any securities convertible into or exchangeable or exercisable for any such shares, capital stock or other equity interests, or any other rights or instruments that are linked in any way to the price of the shares of Company Common Stock or any shares of capital stock of any Company Subsidiary, the value of all or any part of the Company or any Company Subsidiary (each, an “Equity Interest”), in each case, subject to vesting or obligating the Company or any Company Subsidiary to issue, sell or grant any such Equity Interests. All Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive (or similar) rights.

(c) The Company has previously provided a complete and correct list, as of the Capitalization Date, of (i) the number of shares of Company Common Stock subject to each outstanding Company Option (assuming satisfaction of any market or performance conditions at maximum levels), the name of the holder (to the extent not prohibited by applicable Law), the exercise price, the grant date, the exercise period and vesting schedule of each such Company Option and the Company Stock Plan pursuant to which the Company Option was granted, (ii) the number of shares of Company Common Stock subject to each outstanding Company RSU, the name of the holder (to the extent not prohibited by applicable Law), the grant date, the vesting schedule and settlement date and the Company Stock Plan pursuant to which such Company RSU was granted and (iii) each outstanding Company PSU (assuming satisfaction of any market or performance conditions at maximum levels), the name of the holder (to the extent not prohibited by applicable Law), the grant date, the vesting schedule, the threshold, target and maximum number of Company Common Stock that may be earned, the settlement date, the total amount of the unpaid portion of each Company PSU, and the Company Stock Plan pursuant to which such Company PSU was granted.

(d) Section 3.03(d) of the Company Disclosure Schedule sets forth a complete and accurate list that sets forth with respect to each Convertible Debenture outstanding, as of the Capitalization Date, of: (i) the name of the registered holder of each outstanding Convertible Debenture; (ii) the number of shares of Company Common Stock subject to such Convertible Debenture; (iii) the per share conversion price of such Convertible Debenture; and (iv) the date on which such Convertible Debenture was originally issued. The Company has made available to Parent true and complete copies of all agreements evidencing such Convertible Debentures. The Convertible Debentures have not been amended or supplemented since being made available to Parent, and there are no Contracts that provide for the amendment or supplement of any such Convertible Debentures.

(e) Section 3.03(e) of the Company Disclosure Schedule sets forth a complete and accurate list that sets forth with respect to each Company Warrant outstanding, as of the Capitalization Date the following information: (i) the name of the registered holder of each outstanding Company Warrant; (ii) the number of shares of Company Common Stock subject to such Company Warrant; (iii) the per share exercise price of such Company Warrant; (iv) the date on which such Company Warrant was originally issued; and (v) the date on which such Company Warrant expires. The Company has made available to Parent true and complete copies of all agreements evidencing such Company Warrants. The Company Warrants have not been amended or supplemented since being made available to Parent, and there are no Contracts that provide for the amendment or supplement of any such Company Warrant.

(f) Except for the Existing Loan Agreement and the Convertible Debentures, there are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) of any member of the Company Group issued and outstanding or reserved for issuance. Except for the Convertible Debentures, there are no outstanding obligations under Contract or otherwise of any member of the Company

Group to repurchase, redeem or otherwise acquire any Equity Interests of any member of the Company Group, or granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Equity Interests of any member of the Company Group, or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any member of the Company Group. Except as disclosed on Section 3.03(f) of the Company Disclosure Schedule, none of the Company nor any other member of the Company Group is a party to any stockholders’ agreement, voting trust agreement or registration rights agreement relating to any Equity Interests of the Company or any other member of the Company Group or any other Contract relating to disposition, voting or dividends with respect to any Equity Interests of the Company or of any other member of the Company Group.

(g) Each outstanding Equity Interest of each Company Subsidiary that is held, directly or indirectly, by the Company is duly authorized, validly issued, fully paid and nonassessable and was issued free of preemptive (or similar) rights, and each such share or interest is owned by the Company or another Company Subsidiary free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company’s or any Company Subsidiary’s voting rights, charges and other Liens of any nature whatsoever (other than Permitted Liens).

SECTION 3.04 Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Transactions (subject, in the case of the consummation of the Merger, to the receipt of the Company Stockholder Approval). The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (subject, in the case of the consummation of the Merger, to the receipt of the Company Stockholder Approval and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

SECTION 3.05 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation by the Company of the Transactions will not, (i) conflict with or violate the Company Charter or the Company Bylaws, (ii) assuming that all consents, approvals and other authorizations described in Section 3.05(b) have been obtained and that all filings and other actions described in Section 3.05(b) have been made or taken and the Company Stockholder Approval has been obtained, conflict with or violate any federal, state, local or foreign law, common law, statute, ordinance or law, or any executive order, rule, regulation, standard, Order or agency requirement of any Governmental Authority (“Law”) applicable to the Company Group or by which any property or asset of the Company Group is bound, or (iii) result in any breach or violation of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) by any member of the Company Group under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the loss of any benefit under, or the creation of any Lien on the properties or assets of the Company Group pursuant to any Contract, except, with respect to each of the foregoing clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have a Company Material Adverse Effect.

(b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and the consummation by the Company of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state, local or foreign government, regulatory or administrative authority or commission or other governmental authority or instrumentality, accrediting body, administrative contractor or fiscal intermediary, or self-regulatory organization, domestic or foreign, or any court, tribunal, or judicial or arbitral body (a “Governmental Authority”), except for (i) applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement (as amended or supplemented from time to time, the “Proxy Statement”) relating to the adoption of this Agreement and approval of the Transactions by the stockholders of the Company, (iii) any filings required under the rules and regulations of Nasdaq, (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (v) the premerger notification and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), and such other Antitrust Laws as may be applicable to the Transactions or any Foreign Investment Laws as may be applicable to the Transactions, (vi) any consent, approval, order, authorization, authority, transfer, waiver, disclaimer, and registration, declaration or filing set forth in Section 3.05(b) of the Company Disclosure Schedule and (vii) when the failure to obtain such consent, approval, authorization or permit of, or to make such filing with or notification to, any Governmental Authority would not have a Company Material Adverse Effect and would not prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay the Company from performing its obligations under this Agreement.

SECTION 3.06 Permits. Except as would not have a Company Material Adverse Effect, each member of the Company Group is in possession of all licenses, permits, approvals, accreditations, certificates, easements, concessions, franchises, variances, exemptions, consents, registrations, clearances, billing or provider numbers, waivers, orders, operating certificates of any Governmental Authority applicable to it and necessary for each such entity to own, lease, license, sublease, use, occupy and operate its assets and properties or to carry on its business as it is now being conducted (the “Company Permits”), and each such Company Permit held by the Company Group is in full force and effect. Except as would not have a Company Material Adverse Effect, each member of the Company Group has timely submitted all renewal applications, reports, forms, registrations and documents required to be filed and paid all fees and assessments in connection with the Company Permits and has not received any written notice from a Governmental Authority alleging that it has failed to hold any Company Permits. Except as would not have a Company Material Adverse Effect, no member of the Company Group is, or since January 1, 2020 has been, in conflict with, or in default, breach or violation of, any Company Permit to which such entity is a party or by which such entity or any property or asset of such entity is bound. Except as would not have a Company Material Adverse Effect, (i) each member of the Company Group is in compliance with the rules and regulations of the Governmental Authority issuing such Company Permits; (ii) there is no pending or, to the Knowledge of the Company, threatened in writing, before any other Governmental Authority any proceeding, notice of violation, order of forfeiture or complaint or investigation against any member of the Company Group relating to any conflict with, or default, breach or violation of, any of the Company Permits or any actual or threatened revocation, cancellation, termination, suspension, restriction, adverse modification or non-renewal of any such Company Permit; and (iii) the actions of the applicable Governmental Authorities granting all Company Permits have not been reversed, stayed, enjoined, annulled or suspended, and there is no pending or, to the Knowledge of the Company, threatened in writing, any application, petition, objection or other pleading with any other Governmental Authority which challenges or questions the validity of or any rights of the holder under any Company Permit.

SECTION 3.07 Compliance.

(a) The businesses of the Company and each Company Subsidiary are, and since January 1, 2020 have been, conducted in compliance in all material respects with, and neither the Company nor any of the Company Subsidiaries is, or since January 1, 2020 has been, in any material respect in violation of, in each case, any Laws applicable to such entity or by which any property or asset of such entity is bound.

(b) Except as would not be material to the Company Group, taken as a whole, no investigation by any Governmental Authority with respect to any member of the Company Group is pending or, to the Company’s

Knowledge, threatened in writing, nor has any Governmental Authority indicated in writing an intention to conduct the same.

(c) Except as would not be material to the Company Group, taken as a whole, no member of the Company Group is or has been, and, to the Knowledge of the Company, none of their respective employees, directors or officers is or has been, suspended or debarred from doing business by any Governmental Authority or declared ineligible for government contracting, and no such suspension or debarment action has been commenced.

(d) To the Knowledge of the Company, no independent contractor that provides services to the Company Group is or has been, suspended or debarred from doing business by any Governmental Authority or declared non-responsible or ineligible for government contracting, and no such suspension or debarment action has been commenced, in each case, except as would not have a Company Material Adverse Effect.

SECTION 3.08 Reports; SEC Filings; Financial Statements; Undisclosed Liabilities.

(a) The Company has timely filed or otherwise furnished (as applicable) all registration statements, prospectuses, forms, reports, certifications, statements and other documents required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) since January 1, 2020 (such documents and any other documents filed by the Company with the SEC, as have been supplemented, modified or amended since the time of filing, collectively, the “SEC Reports”). As of their respective dates, or, if amended prior to the date hereof, as of the date of the last such amendment, the SEC Reports (i) were prepared (and any SEC Reports filed after the date hereof will have been prepared), in all material respects, in accordance with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and/or the Sarbanes-Oxley Act, as the case may be, and, in each case, the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended prior to the date hereof, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no material outstanding or unresolved comments received from the SEC with respect to any of the SEC Reports.

(b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Reports was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to the absence of notes and normal and recurring year-end adjustments).

(c) The Company maintains a system of internal controls over financial reporting (as defined in Rules 3a-15(f) and 15d-15(f) of the Exchange Act) that is designed to provide reasonable assurances (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (ii) that receipts and expenditures of the Company are being made only in accordance with authorizations of management and the directors of the Company and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s and the Company Subsidiaries’ assets that could have a material effect on the Company’s consolidated financial statements. The Company (A) has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) that are reasonably designed to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and (B) has disclosed, based on the most recent evaluation by its Chief Executive Officer and its Chief Financial Officer, to the Company’s auditors and the audit committee of the Company Board (1) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(d) No member of the Company Group is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand), or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, any member of the Company Group in the Company’s published financial statements or other SEC Report.

(e) Neither the Company nor any Company Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations (i) reflected or reserved against on the consolidated balance sheet of the Company as at December 31, 2021 (including the notes thereto) included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Latest Balance Sheet”), (ii) incurred in connection with the Transactions, or (iii) incurred in the ordinary course of business since December 31, 2021 that would not have a Company Material Adverse Effect.

(f) Since January 1, 2020, subject to any applicable grace periods, the Company has been in and is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable rules and regulations of Nasdaq.

(g) As of the date hereof, there are no material outstanding or unresolved comments in comment letters received from the SEC staff with respect to any SEC Reports and none of the SEC Reports is, to the Knowledge of the Company, the subject of ongoing SEC review. There are no formal internal investigations, any SEC inquiries or investigations or other inquiries or investigations by any Governmental Authority that are pending or, to the Company’s Knowledge, threatened in writing, in each case regarding any accounting practices of the Company or any Company Subsidiary.

SECTION 3.09 Absence of Certain Changes or Events. Since December 31, 2021 through the date of this Agreement, (a) there has not been a Company Material Adverse Effect, (b) except in connection with the Transactions and any actions reasonably taken in connection with the mitigation (or attempted mitigation) of risks associated with COVID-19, including in response to any COVID-19 Measure, the members of the Company Group have conducted their businesses in the ordinary course of business and (c) no member of the Company Group has taken any action that, if taken after the date hereof, would constitute a violation of Section 5.01.

SECTION 3.10 Absence of Litigation. As of the date of this Agreement, there is no litigation, suit, claim, action, proceeding or investigation (an “Action”) pending or, to the Knowledge of the Company, threatened in writing, against the Company Group, or any property or asset of the Company Group (or, to the Knowledge of the Company, any director or officer of the Company Group in such capacity as director or officer) which involves an amount in controversy that is material to the Company Group, taken as a whole. As of the date of this Agreement, no member of the Company Group nor any property or asset of the Company Group is subject to any continuing Order of, or settlement agreement or other similar written agreement with, any Governmental Authority or any Order of any Governmental Authority that would not be material to the Company Group, taken as a whole.

SECTION 3.11 Employee Benefit Plans.

(a) Section 3.11(a) of the Company Disclosure Schedule lists all material Plans. With respect to each Plan, the Company has made available to Parent a copy of such Plan (or a description, if such Plan is not written) and all amendments thereto and material written interpretations thereof, together with a copy of (if applicable): (i) each trust, insurance or other funding arrangement; (ii) each summary plan description and summary of material modifications; (iii) the most recently filed Internal Revenue Service (the “IRS”) Forms 5500; (iv) the most recently prepared actuarial reports and financial statements in connection with each such Plan; (v) all non-routine material documents and correspondence relating thereto received from or provided to the Department of Labor, the IRS or any other Governmental Authority since January 1, 2020; and (vi) all current employee handbooks, manuals and policies.

(b) Neither the Company nor any ERISA Affiliate has ever maintained, contributed to or been obligated to contribute to, or has (or could reasonably be expected to have) any liability with respect to, any plan, program, fund, or arrangement that constitutes a (i) defined benefit pension plan or a plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code, (ii) multiemployer plan within the meaning of Section 3(37) of ERISA or (iii) multiple employer welfare arrangement as defined in Section 3(40) of ERISA.

(c) Each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the Knowledge of the Company, nothing has occurred that would reasonably be expected to adversely affect the qualified status of such Plan.

(d) Each Plan has been established, maintained and administered in all material respects in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and other applicable Laws and regulatory guidance issued by any Governmental Authority. Each Plan, and any award thereunder, that is or forms part of a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has been timely amended (if applicable) to comply and has been operated in material compliance with, and the Company and the Company Subsidiaries have materially complied in practice and operation with, all applicable requirements of Section 409A of the Code in all material respects.

(e) With respect to any Plan, as of the date of this Agreement and except as would not reasonably be expected to result in material liability to the Company or any Company Subsidiary, (i) no Actions (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of the Company, threatened and (ii) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the IRS or other Governmental Authority is pending, in progress or, to the Knowledge of the Company, threatened.

(f) Neither the execution of this Agreement nor the consummation of the Transactions shall (either alone or in connection with the termination of employment or service of any Service Provider following, or in connection with, the Transactions): (i) entitle any Service Provider to severance pay or benefits or any increase in severance pay or benefits upon any termination of employment or service with the Company or any Company Subsidiary; (ii) except as specifically provided in Section 2.04 hereof, accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other obligation pursuant to, any of the Plans to any Service Provider; or (iii) limit or restrict the right of the Company or any Company Subsidiary or, after the consummation of the Transactions, Parent, to merge, amend or terminate any of the Plans. None of the Plans in effect immediately prior to the Closing would result separately or in the aggregate (including, without limitation, as a result of this Agreement or the Transactions) in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code. Neither the Company nor any Company Subsidiary has any obligation to gross-up, indemnify or otherwise reimburse any person for any tax incurred by such person, including under Section 409A or 4999 of the Code.

(g) Neither the Company nor any Company Subsidiary has any written express commitment or, to the Knowledge of the Company, verbal commitment, (i) to create, incur liability with respect to or cause to exist any other compensation, benefit, fringe benefit or other plan, program, arrangement or agreement or to enter into any contract or agreement to provide compensation or benefits to any individual, in each case other than as required by the terms of the Plans as in effect as of the date hereof or (ii) to modify, change or terminate any Plan, other than a modification, change or termination required by applicable Law.

(h) With respect to each Plan that is maintained outside of the United States or that provides benefits to Service Providers outside of the United States: (i) the fair market value of the assets of each funded Plan, the liability of each insurer for any Plan funded through insurance or the book reserve established for any Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date of this Agreement, with respect to all current and former participants in such Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Plan, and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; (ii) from and after the Closing, Parent and its Subsidiaries shall receive the full benefit of any such funds, accruals or reserves under each Plan; and (iii) each Plan required to be registered with applicable Governmental Authority has been registered and has been maintained in good standing.

SECTION 3.12 Labor and Employment Matters.

(a) Neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement, works council arrangement or other labor union contract applicable to persons employed by the Company or any Company Subsidiary, nor, to the Knowledge of the Company, are there any activities or proceedings of any labor union or works council to organize any such employees. To the Knowledge of the Company, as of the date of this Agreement, there are no unfair labor practice complaints pending against the Company or any Company Subsidiary before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving employees of the Company or any Company Subsidiary. As of the date of this Agreement, there is no strike, work stoppage or lockout pending, or, to the Knowledge of the Company, threatened, by or with respect to any employees of the Company or any Company Subsidiary. The consent of, consultation of or the rendering of formal advice by any labor or trade union, works council or any other employee representative body is not required for the Company to enter into this Agreement or to consummate any of the Transactions. Neither the Company nor any Company Subsidiary has effectuated a “plant closing” or “mass layoff” as defined in the WARN Act during the one (1)-year period preceding the date hereof. Neither the Company nor any Company Subsidiary has had any material workforce changes due to the COVID-19 pandemic, including any actual terminations, layoffs, furloughs or shutdowns or any base salary reductions during the one (1)-year period preceding the date hereof, nor are any such changes currently contemplated as a result of COVID-19.

(b) Except as would not be material to the Company Group, taken as a whole: (i) the Company and each Company Subsidiary are currently in compliance in all material respects with all Laws relating to the employment of labor, including those related to wages, hours, overtime, worker classification, discrimination, sexual harassment, civil rights, affirmative action, work authorization, immigration, safety and health, information privacy and security, workers’ compensation, continuation coverage under group health plans, wage payment, collective bargaining and the payment and withholding of Taxes; and (ii) there is no charge of discrimination in employment or employment practices, for any reason, including age, gender, race, religion or other legally protected category, which has been asserted since January 1, 2020 or is now pending or threatened against the Company or any Company Subsidiary before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which the Company or any Company Subsidiary has employed or currently employs any person.

(c) Since January 1, 2020, there have not been any Actions relating to, or complaints, notices or allegations, in each case, made in writing (or to the Knowledge of the Company, orally), relating to, sex-based discrimination, sexual harassment or sexual misconduct, or breach of any sex-based discrimination, sexual harassment or sexual misconduct policy of the Company or any Company Subsidiary relating to the foregoing, in each case involving the Company or a Company Subsidiary or any Service Provider while serving in such capacity. Since January 1, 2020, neither the Company nor any Company Subsidiaries have entered into any settlement agreement or similar out-of-court or pre-litigation arrangement relating to any of the matters described in this Section 3.12(c).

SECTION 3.13 Real Property; Title to Assets.

(a) No member of the Company Group owns any real property, and no member of the Company Group is a party to any Contract to purchase any real property or interest therein.

(b) Except as would not have a Company Material Adverse Effect, the Company or one of the Company Subsidiaries (i) has valid, legally binding, enforceable and subsisting leasehold or other interests under all the existing leases, subleases, sub-subleases, licenses or other occupancy arrangements for the Leased Real Property (collectively, the “Company Leases”), free and clear of all Liens, except Permitted Liens, and (ii) has actual, exclusive possession of each Leased Real Property.

(c) Each Company Lease is in full force and effect and is valid, binding and enforceable in accordance with its terms, except that such enforcement may be subject to applicable bankruptcy, insolvency (including all laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity). Except as would not have a Company Material Adverse Effect, there is no default under any Company Lease either by any member of the Company Group or, to the Knowledge of the Company, by any other party thereto, and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a default by any member of the Company Group thereunder. True, correct and complete copies of each Company Lease and all amendments, modifications and supplements thereto have been made available to Parent.

(d) Except as would not have a Company Material Adverse Effect, the Company Group has valid and subsisting ownership interests in all of the tangible personal property reflected in the Latest Balance Sheet as being owned by the Company Group or acquired after the date thereof (except tangible personal properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Liens, other than Permitted Liens.

SECTION 3.14 Taxes.

(a) Each member of the Company Group (i) has timely filed (taking into account any extension of time to file granted or obtained) all income and other material Tax Returns required to be filed by them, and such Tax Returns are correct and complete in all material respects and (ii) has timely paid all material amounts of Taxes required to be paid by them (whether or not shown as due on any Tax Return) except to the extent that such Taxes are being contested in good faith in appropriate proceedings and for which the Company or the appropriate Company Subsidiary has set aside adequate reserves in accordance with GAAP. All material amounts of Taxes required to have been withheld by any member of the Company Group with respect to amounts paid or owing to any employee, independent contractor, creditor or other third party have been timely withheld and remitted to the applicable Governmental Authority. Since the end of the last period for which the Company and the Company Subsidiaries ordinarily record items on their respective books, no member of the Company Group has incurred any material liability for Taxes other than in the ordinary course of business consistent with past practice or in connection with the Transactions.

(b) There are no pending audits, examinations, investigations, refunds, litigation, proposed adjustments or other proceedings by a Governmental Authority in respect of any material Taxes or Tax Returns of any member of the Company Group, and, to the knowledge of the Company, no such audits, examinations, investigations, refunds, litigation, proposed adjustments or other proceedings have been proposed in writing. No deficiency for any material amount of Tax has been asserted or assessed by any Governmental Authority in writing against any member of the Company Group, which deficiency has not been satisfied by payment, settled or been withdrawn or is not being contested in good faith in appropriate proceedings and for which such member of the Company Group has set aside adequate reserves in accordance with GAAP. There are no Liens for Taxes on any of the assets of any member of the Company Group, other than Permitted Liens.

(c) No member of the Company Group has any liability for the Taxes of another person (i) pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. law) by reason of being a member of an affiliated, consolidated, combined or unitary group (other than a group that solely includes the Company and/or any of the Company Subsidiaries) or (ii) by reason of being party to any Tax sharing, Tax allocation or Tax indemnification agreement or other similar agreement (other than customary Tax indemnification provisions in commercial agreements or arrangements, in each case not primarily relating to Taxes and entered into in the ordinary course of business, or any agreement solely between or among the Company and the Company Subsidiaries).

(d) No member of the Company Group has received written notice of any claim made by a Governmental Authority in a jurisdiction where the Company or any of the Company Subsidiaries does not file a Tax Return, which claim has not been resolved prior to the date hereof, that the Company or any of the Company Subsidiaries is or may be subject to taxation by that jurisdiction. No member of the Company Group has currently in effect any waiver of any statute of limitations in respect of Taxes or any agreement to any extension of time with respect to an assessment or deficiency for Taxes, in each case, other than pursuant to automatic extensions of the due date for filing a Tax Return obtained in the ordinary course of business.

(e) No member of the Company Group was a “distributing corporation” or “controlled corporation” in a transaction intended to qualify under Section 355 of the Code within the past five (5) years.

(f) No member of the Company Group has participated in any “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulation Section 1.6011.

(g) No member of the Company Group will be required to include any item of material income in, or exclude any material item of deduction from, taxable income for a Tax period (or portion thereof) beginning after the Closing Date as a result of (i) any change in accounting method initiated by it or any other relevant party prior to the Closing, (ii) closing agreements pursuant to Section 7121 of the Code or any similar provision of state, local or foreign Law entered into prior to the Closing, (iii) an installment sale or open transaction arising prior to the Closing, (iv) a prepaid amount received, or paid, prior to the Closing, in each case, outside the ordinary course of business, (v) deferred gains arising from a transaction consummated prior to the Closing or (vi) any employer payroll taxes for a Tax period or portion thereof ending on or prior to the Closing Date that have been deferred pursuant to Section 2302 of the CARES Act.

(h) No member of the Company Group is or will be required to include any income under Section 965 of the Code.

(i) For purposes of this Agreement:

(i) “Tax” or “Taxes” means any federal, state, local and foreign taxes of any kind whatsoever, including income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, unclaimed property, sales, use, transfer, registration, value-added, alternative or add-on minimum, estimated and other similar taxes and any other assessment, fee, duty, levy or charge in the nature of a tax, imposed by any Governmental Authority, together with any interest, penalties and additions to tax imposed with respect thereto, whether disputed or not.

(ii) “Tax Returns” means any returns, declarations, claims for refund, or information returns or statements, and reports relating to Taxes that are required to be filed with any Governmental Authority, including any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such return, declaration, claim for refund or information return or statement, as well as any schedule or attachment thereto and any amendment thereof.

SECTION 3.15 Material Contracts.

(a) Section 3.15(a) of the Company Disclosure Schedule sets forth a true and complete list of each of the following Contracts, including all amendments, supplements and modifications, other than the Plans, to which a member of the Company Group is a party as of the date of this Agreement (such Contracts required to be set forth in such list, the “Material Contracts”):

(i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) that is currently in effect with respect to the Company or any Company Subsidiary that has been, or was required to be, filed with the SEC with the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, or with any SEC Reports filed and made publicly available after the date of filing of such Form 10-K until the date hereof;

(ii) any Contract for the purchase of materials, supplies, goods, services, equipment or other assets where annual payments made by a member of the Company Group in the year ended December 31, 2022, or December 31, 2023 is expected to exceed $250,000 and is not cancelable by the applicable member of the Company Group without penalty or further payment and without more than sixty (60) calendar days’ notice;

(iii) (a) any Contract involving a distributor, partner or reseller of Company Products in the United States of America pursuant to which a member of the Company Group received payments or expects to receive payments in excess of $250,000 in the aggregate during the year ended December 31, 2022, or December 31, 2023 or (B) any Contract involving a distributor, partner or reseller of Company Products outside of the United States of America pursuant to which a member of the Company Group received payments or expects to receive payments in excess of $250,000 in the aggregate during the year ended December 31, 2022 or December 31, 2022;

(iv) all customer Contracts with expected annual revenues for the year ended December 31, 2022, or December 31, 2023, in excess of $250,000;

(v) all Company IP Agreements that are material to the business of any member of the Company Group (other than any Standard Agreement);

(vi) any Contract containing any non-compete, right of first offer or negotiation, or right of first refusal provision or any similarly restrictive provision with respect to any line of business, person, property or geographic area that limits the business of the Company or any Company Subsidiary;

(vii) any Contract (A) obligating a member of the Company Group to purchase or otherwise obtain any product or service exclusively from a single party or sell any product or service exclusively to a single party, or granting any person “most favored nation” or similar status with respect to the Company Products or (B) under which any Person has been granted the right to manufacture, sell, market or distribute any Company Product on an exclusive basis to any Person or group of Persons or in any geographical area;

(viii) (A) all joint venture and partnership Contracts, (B) all Contracts that provide for, relate to or involve any sharing of revenues, profits or losses with one or more persons or (C) any Contract that provides for “earn-outs” or other similar contingent payments by or to the Company or any Company Subsidiary for the deferred purchase price of property or services where such contingent payments remain to be paid;

(ix) all Company Leases;

(x) any Contract entered into since January 1, 2020 pursuant to which a member of the Company Group acquired or disposed of any operating business or assets;

(xi) any Contract involving commitments to make capital expenditures or to contract, purchase or sell assets involving $250,000 or more individually in any calendar year;

(xii) any Contract containing any “take or pay”, minimum commitments or similar provisions which, in each case, is expected to involve payments (including penalty or deficiency payments) by a member of the Company Group;

(xiii) each settlement agreement entered into since January 1, 2020, (A) with a Governmental Authority that imposes material ongoing obligations or material restrictions on a member of the Company Group or (B) that requires a member of the Company Group to pay more than $150,000 in excess of insurance coverage after the date of this Agreement;

(xiv) all Contracts to which the Company or any of the Company Subsidiaries is a party relating to any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or transactions, and any related credit support, collateral, transportation or other similar Contracts related to such transactions or any other derivative transaction within the coverage of Statement of Financial Accounting Standard No. 133; and

(xv) all loan agreements, credit agreements, notes, debentures, bonds, mortgages, indentures and other Contracts pursuant to which any indebtedness of the Company or any of the Company Subsidiaries is outstanding or may be incurred and all guarantees of or by the Company or any of the Company Subsidiaries of any indebtedness of any other person (except for any intercompany indebtedness among members of the Company Group and any wholly owned Company Subsidiaries).

(b) True, correct and complete copies of each Material Contract have been made available to Parent. Each Material Contract is valid, binding and in full force and effect with respect to the member of the Company Group party thereto and, to the Knowledge of the Company, each other party thereto, in each case, subject to the effect of any applicable bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity). As of the date of this Agreement, no member of the Company Group has received any written claim of material breach or material default under or cancellation of any Material Contract which remains unresolved as of the date of this Agreement, and no member of the Company Group is in material breach or violation of, or material default under, any Material Contract. To the Knowledge of the Company, (i) as of the date of this Agreement, no other party is in material breach or material violation of, or default under, any Material Contract and (ii) no member of the Company Group has received, in the twelve (12) month period prior to the date of this Agreement, any written notice from any person that such person intends to terminate or not renew any Material Contract.

SECTION 3.16 Insurance. Each member of the Company Group maintains insurance policies (including cybersecurity insurance policies) with reputable insurance carriers or maintains self-insurance practices against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Each such insurance policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect and all premiums due and payable thereon have been paid. No member of the Company Group is in material breach or material default under any such policy, and, to the Company’s Knowledge, no event has occurred which, with notice or the lapse of time or both, would constitute such a material breach or material default, or permit termination or modification, under such policy, and no notice of cancellation or termination has been received with respect to any such party. Since January 1, 2020, no member of the Company Group has received any written notice regarding any invalidation or cancellation of any such insurance policy that has not been renewed in the ordinary course without any lapse in coverage.

SECTION 3.17 Environmental Matters. Except as would not have a Company Material Adverse Effect:

(a) the Company and each Company Subsidiary is, and has been since January 1, 2020, in compliance with all applicable Environmental Laws;

(b) the Company and the Company Subsidiaries possess all permits and approvals issued pursuant to any applicable Law or Company Permit relating to pollution or the protection of the environment, including the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Toxic Substances Control Act, the Hazardous Materials Transportation Act, the Safe Drinking Water Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Emergency Planning and Community Right-to-Know Act and any similar U.S. federal, foreign, state or local Law or, as such relates to exposure to Hazardous Materials, to health and safety (collectively, the “Environmental Laws”) that are required to conduct the business of the Company Group, and is, and has been since January 1, 2020, in compliance with all such permits and approvals;

(c) no releases of (i) any chemicals, contaminants, wastes, petroleum products or byproducts, radioactive materials, asbestos or polychlorinated biphenyls or (ii) any waste, material or substance defined as a “hazardous” or “toxic” substance, “hazardous” or “toxic” material, or “hazardous” or “toxic” waste, “pollutant” or analogous terminology under any applicable Environmental Law (“Hazardous Materials”) have occurred at, on, from or under any real property owned, leased or operated by any member of the Company Group or any third-party sites to which any member of the Company Group has sent any materials or wastes for disposal, treatment, storage, processing, recycling or other handling; and

(d) no member of the Company Group has received any written claim or notice, Action or Order from any Governmental Authority or person alleging that a member of the Company Group is or may be in violation of any Environmental Law.

SECTION 3.18 Intellectual Property; Data Privacy.

(a) Section 3.18(a) of the Company Disclosure Schedule sets forth a true and complete list as of the date hereof of all (i) Owned Intellectual Property that is Registered (“Registered Owned Intellectual Property”) and all Exclusively Licensed Intellectual Property that is Registered (“Registered Licensed Intellectual Property”), indicating for each such item, as applicable, the application and registration or grant or issue number, date, relevant jurisdiction, and the identity of the current applicant or registered owner and (ii) proprietary software that is owned by and material to the business of the Company or any Company Subsidiary.

(b) Except as would not have a Company Material Adverse Effect, (i) the operation of the business of the Company and each Company Subsidiary and the use of the Company Intellectual Property and the development, manufacture, use, marketing, licensing, distribution, sale, import and other exploitation of the Company Products in connection therewith, does not conflict with, infringe, misappropriate, dilute or otherwise violate, and has not in the past six (6) years conflicted with, infringed, misappropriated, diluted or otherwise violated, the Intellectual Property rights of any third party, (ii) no Actions are pending or, to the Knowledge of the Company, threatened against the Company or a Company Subsidiary alleging any of the foregoing or concerning the Company Intellectual Property, (iii) to the Knowledge of the Company, no person has, within the past six (6) years, engaged in or is engaging in any activity that conflicts with, infringes, misappropriates, dilutes or otherwise violates any Company Intellectual Property and (iv) neither the Company nor a Company Subsidiary has brought or threatened any Action in connection with the foregoing.

(c) Except as would not have a Company Material Adverse Effect, (i) the Company or a Company Subsidiary is the exclusive, and with respect to the Registered Owned Intellectual Property, properly executed and duly recorded, owner of the entire right, title and interest in and to the Owned Intellectual Property, free and clear of all Liens (other than Permitted Liens); and (ii) the Company and each Company Subsidiary has a valid license to use the Licensed Intellectual Property, in the ordinary course of its business as currently conducted, subject only to the terms of the Company IP Agreements. Neither the execution of this Agreement nor the consummation of the Transactions will result in, pursuant to any Contract to which the Company or a Company Subsidiary is a party: (A) the loss or impairment of the Company’s or any Company Subsidiary’s right to own, license, sell or use any material Company Intellectual Property or material Systems; (B) the payment of any additional consideration (including increased royalty payment terms) for the Company’s or any Company Subsidiary’s right to own, license, sell or use any material Company Intellectual Property or material Systems (other than ordinary course payments for any increased usage generally, not specific to the Transactions); (C) a breach of any Company IP Agreement in any material respect; or (D) the release, disclosure or delivery of any material Company Intellectual Property by any escrow agent or to any other person. Except as would not have a Company Material Adverse Effect, (x) no inequitable conduct, on-sale bar or public use or improper disclosure activity or violation has been engaged in or committed with respect to any Owned Intellectual Property or, to the Knowledge of the Company, any Exclusively Licensed Intellectual Property, or in the prosecution of any patent applications or patents in any Owned Intellectual Property or, to the Knowledge of the Company, Exclusively Licensed Intellectual Property and (y) no information was withheld from any entity requiring disclosure of such information during prosecution of any patent applications or patents in any Owned Intellectual Property or, to the Knowledge of the Company, Exclusively Licensed Intellectual Property.

(d) The Registered Owned Intellectual Property and, to the Knowledge of the Company, the Registered Licensed Intellectual Property are (i) subsisting, valid and enforceable, (ii) currently in compliance in all material respects with any and all formal applicable legal requirements necessary to maintain the validity and enforceability thereof and, with respect to the Registered Owned Intellectual Property, record and perfect the Company’s or a Company Subsidiary’s interest therein and the chain of title thereof, and all filings, payments and other actions required to be made or taken to maintain (other than any intentional abandonment in the reasonable business judgment of any member of the Company Group prior to the date of this Agreement or in accordance with Section 5.01(b)(xvii)) or revive, in the case of accidental abandonment, each item of Registered Owned Intellectual Property and, to the Knowledge of the Company, Registered Licensed Intellectual Property, in full force and effect have been made by the applicable deadline and (iii) not subject to any outstanding Order or Contract that would impair the validity or enforceability thereof, in each case, except as would not have a Company Material Adverse Effect. Except as would not have a Company Material Adverse Effect, there is no basis or argument in fact or in Law from which one might reasonably infer that any of the Registered Owned Intellectual Property and, to the Knowledge of the Company, the Exclusively Licensed Intellectual Property, is invalid or unenforceable (including by reason of misjoinder or nonjoinder of inventors). No Actions are pending or, to the Knowledge of the Company, threatened against the Company or a Company Subsidiary, as of the date hereof, based upon or challenging or seeking to deny or restrict the use by the Company or such Company Subsidiary, or the ownership, registrability, validity, patentability, scope or enforceability, of any of the Company Intellectual Property or, except for ordinary course proceedings in connection with the examination of patents or trademarks by the United States Patent and Trademark Office or any foreign equivalent thereof during the prosecution of such patents or trademarks (but not including ex parte, post-examination or post-issuance proceedings or trademark oppositions or cancellations) or as would not have a Company Material Adverse Effect.

(e) Except as would not have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary is obligated to provide any consideration (whether financial or otherwise, and whether ongoing, outstanding or contingent), or account to any third party, with respect to any exercise of rights by the Company or any Company Subsidiary, or any successor thereto, in any Owned Intellectual Property or, to the Knowledge of the Company, the Exclusively Licensed Intellectual Property, or with respect to the manufacture, use or sale of the Company Products.

(f) Except as would not have a Company Material Adverse Effect: (i) the Company and each Company Subsidiary has complied with all applicable notice and marking requirements for, and none of the labels or other packaging or marketing materials with respect to the Company Products contain any false, inaccurate or incorrect marking for, Registered Owned Intellectual Property and Registered Licensed Intellectual Property or, to the Knowledge of the Company, any Exclusively Licensed Intellectual Property; (ii) no Governmental Authority or academic or medical institution or consortium has provided any funding, facilities or personnel for the development or creation of, or has any claim of right to, ownership of or other Lien on, any Owned Intellectual Property or, to the Knowledge of the Company, any Exclusively Licensed Intellectual Property; and (iii) there is no prohibition or restriction by any Governmental Authority (including no assignment, grant back, license, “march-in” or other rights) on the use of any Owned Intellectual Property or Company Products or, to the Knowledge of the Company, Exclusively Licensed Intellectual Property, in any jurisdiction, or on the export or import of any of the Owned Intellectual Property or, to the Knowledge of the Company, Exclusively Licensed Intellectual Property, from or to any jurisdiction.

(g) Except as would not have a Company Material Adverse Effect, the Company and each Company Subsidiary has taken all commercially reasonable steps in accordance with normal industry practice to maintain the confidentiality of the trade secrets and other material confidential Intellectual Property used in connection with its business. To the Knowledge of the Company, there has been no misappropriation of any trade secrets or other confidential Intellectual Property used in connection with the business of the Company or any Company Subsidiary by any person, except as would not have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has disclosed any trade secrets or other confidential Intellectual Property to any person other than pursuant to appropriate agreements that require such trade secrets or other confidential Intellectual Property to be kept confidential, in each case, except as would not have a Company Material Adverse Effect.

(h) No current or former employee, consultant, independent contractor or agent of the Company or a Company Subsidiary (i) has misappropriated any trade secrets or other confidential Intellectual Property of any other person in the course of performance as an employee, consultant, independent contractor or agent of the Company or such Company Subsidiary or (ii) is in default or breach of any term of any employment agreement, nondisclosure agreement, assignment of invention agreement or similar agreement or Contract to which any member of the Company Group is party or, to the Knowledge of the Company, any other Contract, relating in any way to the protection, ownership, development, use or transfer of Intellectual Property, in each case of clauses (i) and (ii), except as would not have a Company Material Adverse Effect. Except as would not have a Company Material Adverse Effect, all persons (including current and former employees, contractors and consultants) who participated in conceiving, developing, modifying, improving or creating any Owned Intellectual Property for the Company or any Company Subsidiary have executed valid and enforceable written Contracts (A) providing for the non-disclosure by such person of any confidential information or trade secrets and (B) providing for the assignment (by way of a present grant of assignment) by such person to the Company or the applicable Company Subsidiary of any Intellectual Property arising out of such person’s employment and in the scope of such person’s employment, or otherwise during the term of such employment as allowed under applicable Law, with the Company or the applicable Company Subsidiary, or engagement and in the scope of such person’s engagement during the term of such engagement with the Company or the applicable Company Subsidiary. Except as would not have a Company Material Adverse Effect, no current or former employee, contractor or consultant has any rights to, and neither the Company nor any Company Subsidiary has any obligation to account for, inventor reward or remuneration amounts paid, unpaid or payable, for contributions to any Owned Intellectual Property.

(i) Except as would not have a Company Material Adverse Effect, the Company Group is, and has been since January 1, 2020, in compliance in all material respects with all privacy and information security obligations to which it is bound under applicable Law, Contract or privacy policy or online terms of use (collectively, “Data Security Requirements”). Except as would not have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has received any written or, to the Knowledge of the Company, threatened notices or complaints from any person or Governmental Authority alleging, or been subject to any audits or investigations concerning, any failure to comply with any Data Security Requirements. Except as would not have a Company Material Adverse Effect, since January 1, 2020, there has been no unauthorized use, access, or disclosure, of any Personally Identifiable Information collected, maintained, or stored, in connection with the business of the Company or any Company Subsidiary or of any trade secret or confidential information of the business of the Company or any Company Subsidiary. Except as would not reasonably be expected to have a Company Material Adverse Effect, no circumstances have arisen that would require the Company or any Company Subsidiary to notify a Governmental Authority or any other person of a data security breach, security incident or violation of any data security policy pertaining to the business of the Company or any Company Subsidiary.

(j) Except as would not have a Company Material Adverse Effect, the Systems are reasonably maintained and in sufficiently good working condition, and provide sufficient capacity to perform all information technology operations necessary for the conduct of the business of the Company and each Company Subsidiary as currently conducted. Except as would not have a Company Material Adverse Effect, there has been no failure, breakdown, performance reduction or other adverse event affecting any Systems, and there has been no unauthorized use, intrusion, or breach of security affecting any Systems, or any other loss, unauthorized disclosure or theft of any sensitive or confidential information, including Personally Identifiable Information, in the possession or control of the Company or any Company Subsidiary. Except as would not have a Company Material Adverse Effect, the Company and each Company Subsidiary maintains commercially reasonable backup and data recovery, disaster recovery, and business continuity plans, procedures, and facilities, and acts in material compliance therewith. Except as would not have a Company Material Adverse Effect, the Systems are free, in all material respects, from any disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, software, data or other materials.

SECTION 3.19 Anti-Corruption Compliance.

(a) Since January 1, 2018, no member of the Company Group, or, to the Knowledge of the Company, any director, officer, agent, employee, partner or Affiliate acting on behalf of a member of the Company Group, is aware of or has taken any action, directly or indirectly, that has resulted or would result in: (i) a violation by any such person of the FCPA, including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; (ii) a violation by any such person of any other applicable Anti-Corruption Laws; or (iii) a violation of any applicable export restrictions, anti-boycott regulations, embargo regulations or other applicable sanctions Laws.

(b) Since January 1, 2018 each member of the Company Group has conducted its businesses in compliance in all material respects with (i) the FCPA and any other applicable Anti-Corruption Laws and has retained, and continues to retain, accurate books and records and has instituted and continues to maintain policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith, and (ii) (A) applicable all Laws relating to United States export controls and (B) anti-boycott prohibitions promulgated pursuant to the Export Administration Act of 1979, as amended, and regulations promulgated thereunder.

(c) Without limiting the generality of the foregoing, Since January 1, 2018, each member of the Company Group, and, to the Knowledge of the Company, each of their respective officers and employees and directors, acting in their capacity as such, is in compliance in all material respects with all applicable Laws relating to its lobbying activities and campaign contributions, if any, and all filings required to be made under applicable Law relating to such lobbying activities and campaign contributions are accurate and have been properly filed with the appropriate Governmental Authority.

SECTION 3.20 Regulatory Matters.

(a) The Company Products are in material compliance in all material respects with all current applicable Laws, including all applicable Device Regulatory Laws administered, issued or enforced by the FDA or any other Governmental Authority having regulatory authority or jurisdiction over the Company Products or members of the Company Group. Each member of the Company Group is in compliance in all material respects with all applicable Laws, including Laws administered, issued or enforced by the FDA or any other Governmental Authority, relating to the sourcing and procurement or the import of raw materials for the Company Products and the methods and materials used in, and the facilities and controls used for, the design, manufacture, processing, packaging, labeling, storage, distribution and export of the Company Products and since January 1, 2019, all such raw materials and all Company Products have been sourced, procured, processed, manufactured, packaged, labeled, stored, handled and distributed by the Company Group in compliance in all material respects with all applicable Laws, including Laws administered, issued or enforced by the FDA or any other Governmental Authority. Without limiting the generality of the foregoing, each member of the Company Group is, and since January 1, 2019, has been, in compliance in all material respects with all applicable Device Regulatory Laws, including Laws regarding developing, testing, manufacturing, marketing, distributing or promoting the Company Products, complaint handling, adverse event reporting or the submission of medical device reports regarding the Company Products, and is, and since January 1, 2019, has been, in compliance in all material respects with all applicable Laws administered or issued by any other Governmental Authority in relation to the Company Products.

(b) All preclinical and clinical investigations sponsored by or on behalf of a member of the Company Group with respect to any Company Product are being, and since January 1, 2019, have been, conducted in compliance in all material respects with applicable Laws, including Good Clinical Practices requirements, and federal and state Laws restricting the use and disclosure of individually identifiable health information. None of the members of the Company Group has received any written notices or other correspondence from the FDA or any other applicable Governmental Authority performing functions similar to those performed by the FDA with respect to any ongoing clinical or pre-clinical studies or tests requiring the termination, suspension or material modification of such studies or tests.

(c) No action has been taken by any Governmental Authority or, to the Knowledge of the Company, is in the process of being taken that would slow, halt or enjoin the manufacturing of the Company Products or the operation of the business of the Company Group or subject the manufacturing of the Company Products or a member of the Company to regulatory enforcement action.

(d) Since January 1, 2019, the members of the Company Group have maintained records relating to the development, manufacture, testing, storage, handling, labeling, packaging, sale, marketing, promotion, distribution, import or export of the Company Products in material compliance with all applicable Laws, specifically all applicable Device Regulatory Laws. Each member of the Company Group and, to the Knowledge of the Company, each of their respective contractors and agents have submitted to FDA, Notified Bodies and all other applicable regulatory authorities, institutional review boards, or accreditation bodies, all required supplemental applications, 510(k) premarket notifications, notices, filings and annual or other reports and information, including adverse event reports and product deviation reports, related to the development, manufacture, testing, storage, handling, labeling, packaging, sale, marketing, promotion, distribution, import or export of the Company Products. To the Knowledge of the Company, each member of the Company Group has made all required filings with, or notifications to, the FDA, all Notified Bodies and all other applicable regulatory authorities pursuant to applicable requirements of all Laws applicable to the Company Group. Since January 1, 2020, the Company Products, where required, are being marketed under and consistent with valid 510(k) clearances exclusively owned by a member of the Company Group. In each case since January 1, 2019, in circumstances where the Company has determined that 510(k) clearance is not required with respect to any Company Product, the Company has documented that no 510(k) clearance is required, has marketed such Company Product in compliance in all material respects with all applicable Laws, and has not taken any action that would require a 510(k) clearance.

(e) Since January 1, 2019, all manufacturing operations for the Company Products conducted by or on behalf of a member of the Company Group have been and are being conducted in compliance in all material respects with the QSR and any similar requirements of the FDA, Notified Bodies and any other Company Product regulatory authority, and the Company Products are not adulterated within the meaning of 21 U.S.C. § 351 or misbranded within the meaning of 21 U.S.C. § 352. No member of the Company Group or to the Knowledge of the Company, officers, employees, contractors or agents of a member of the Company Group have received from the FDA or any other Governmental Authority, institutional review board or accreditation body in respect to the ownership, development, testing, manufacturing, operation, storage, distribution, warehousing, packaging, labeling, handling, sale, promotion or marketing of the Company Products any written notice of any material violation of any Law concerning any Company Product, adverse inspection findings, finding of deficiency or non-compliance, penalty for corrective or remedial action, FDA warning letter or untitled letters, FDA Form 483 notice, OAI establishment inspection report, regulatory letters, safety alert, stop sale/importation letters, notices of violations, import refusals, Section 305 criminal proceeding notices under the FDCA, prosecution notices or other similar communication from the FDA or any other Governmental Authority, or other similar compliance or enforcement action. There have been no seizures conducted or, to the Knowledge of the Company, threatened by the FDA or any other Governmental Authority, and no voluntary or mandatory recalls, market withdrawals, field notifications, notifications of misbranding or adulteration, or safety alerts pending or, to the Knowledge of the Company, threatened by the FDA or any other Governmental Authority, relating to the Company Products. To the Knowledge of the Company, there is no material act, omission, event or circumstance relating to the activities of a member of the Company Group, or any officers or employees of a member of the Company Group, or their conduct that would reasonably be expected to (i) cause the withdrawal or recall, or require suspension or additional approvals or clearances, of any Company Products, (ii) require a change in the manufacturing, marketing classification, labeling or intended use of any such Company Products, (iii) require the termination or suspension of marketing or sale of any such Company Products or (iv) give rise to or lead to any Action, complaint, inspection, notice, demand letter, warning or untitled letter, request for information or any associated liability with regard to the Company Products.

(f) No member of the Company Group or, to the Knowledge of the Company, any officer, employee, contractor or agent of a member of the Company Group is the subject of any pending Action or, to the Knowledge of the Company, any ongoing investigation or inquiry or have received any notice of any actual investigation, inquiry, for cause inspection or audit or other Action by FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” policy as stated at 56 Fed. Reg. 46191 (September 10, 1991) (the “FDA Application Integrity Policy”) and any amendments thereto, or by any other similar Governmental Authority pursuant to any similar policy, or concerning allegations of a violation by a member of the Company Group or any officers, employees, contractors or agents of the Company Group of any Device Regulatory Laws, nor has a member of the Company Group or, to the Knowledge of the Company, any officer, employee, contractor or agent of a member of the Company Group committed any act, or made any statement or failed to make any statement that would reasonably be expected to provide a basis for FDA to invoke the FDA Application Integrity Policy or other similar Governmental Authority to invoke a similar policy. No member of the Company Group or, to the Knowledge of the Company, any officer, employee, contractor or agent of a member of the Company Group has knowingly made any false statements on, or omissions from, any notifications, applications, approvals, reports and other submissions to a Governmental Authority relating to any Company Product or has voluntarily disclosed any violations of Laws related to any Company Product.

(g) To the Knowledge of the Company, no member of the Company Group has been or is currently engaged in any conduct that would reasonably be expected to lead to being suspended, disqualified, debarred, convicted or excluded from participating in, or bidding on contracts with, any Governmental Authority or private third party health care program, pursuant to the Department of Health and Human Services Office of Inspector General’s exclusion authority under 42 U.S.C. § 1320a-7(a), as implemented at 42 C.F.R. §§ 1001.101, 1001.201 or FDA’s suspension and debarment authority under 21 U.S.C. § 335a, and, to the Knowledge of the Company, no such suspension, disqualification, debarment or exclusion has been initiated or threatened in writing.

(h) Since January 1, 2019, no member of the Company Group has promoted, marketed or sold Company Products for any uses other than the uses cleared or approved by the FDA or other Governmental Authority.

(i) The members of the Company Group are in compliance and at all times since January 1, 2019, have been in compliance with all Healthcare Laws applicable to the operation of the businesses of the Company Group, except where the failure to comply would not adversely affect the ability of the Company Group, taken as a whole, to conduct its business in any material respect.

SECTION 3.21 Products Liability. Since January 1, 2020, all Company Products have been manufactured, marketed, promoted, sold and delivered in material conformity with all applicable Laws, contractual commitments and express and implied warranties, in each case, in all material respects. There are no existing or, to the Knowledge of the Company, threatened, material written claims against a member of the Company Group related to a Company Product or any services or merchandise related thereto which are defective or fail to meet any requirements of applicable Laws, contractual commitments or express and implied warranties.

SECTION 3.22 Customers and Suppliers.

(a) Section 3.22(a) of the Company Disclosure Schedule sets forth a list showing the twenty (20) largest customers of the Company and the Company Subsidiaries, taken as a whole, determined by gross sales during the ten (10)-month period ending on October 31, 2022 (each, a “Significant Customer”). Since January 1, 2022, no Significant Customer has given notice to the Company in writing of its intention to (i) terminate its relationship with, or otherwise stop or materially reduce purchasing Company Products from, the Company or any Company Subsidiary, as applicable, or (ii) materially change the terms and conditions on which it purchases Company Products from the Company or such Company Subsidiary, as applicable, in a manner materially adverse to the Company Group, taken as a whole.

(b) Section 3.22(b) of the Company Disclosure Schedule sets forth a list showing the twenty (20) largest suppliers of the Company and the Company Subsidiaries, taken as a whole, determined by gross expenditures, during the ten (10)-month period ending on October 31, 2022 (each, a “Significant Supplier”). Since January 1, 2022, no Significant Supplier has indicated in writing an intention to (i) terminate its relationship with, or otherwise stop or materially reduce its supply of the Company or any Company Subsidiary, as applicable, or (ii) materially change the terms and conditions on which it is prepared to supply the Company or such Company Subsidiary, as applicable, in a manner materially adverse to the Company Group, taken as a whole.

SECTION 3.23 Affiliate Transactions. As of the date of this Agreement, there are no transactions, contracts, arrangements, commitments or understandings between (i) the Company or the Company Subsidiaries and (ii) any of the Company’s Affiliates that would be required to be disclosed by the Company under Item 404 of Regulation  S-K under the Securities Act (each an “Affiliate Transaction”).

SECTION 3.24 Board Approvals; Vote Required.

(a) The Company Board, by resolutions duly adopted at a meeting duly called and held, unanimously (i) determined that this Agreement and the Transactions are fair to, and in the best interests of, the Company and its stockholders, (ii) approved and declared advisable the execution, delivery and performance of this Agreement and the consummation of the Transactions, (iii) resolved, subject to Section 6.03(e), to recommend adoption of this Agreement by the stockholders of the Company (such recommendation, the “Company Board Recommendation”) and (iv) directed that the adoption of this Agreement be submitted to a vote of the Company’s stockholders.

(b) Assuming the accuracy of the representations and warranties in Section 4.04, the affirmative vote of the holders of a majority of all outstanding shares of Company Common Stock to adopt this Agreement (the “Company Stockholder Approval”) is the only vote or consent of the holders of any class or series of the capital stock or other securities of the Company necessary to approve this Agreement and consummate the Transactions.

SECTION 3.25 Takeover Laws. Assuming the accuracy of the representations and warranties in Section 4.04, as of the date of this Agreement, no “fair price”, “moratorium”, “control share acquisition”, “interested stockholder” or other anti-takeover Law (including Section 203 of the DGCL), or any comparable anti-takeover provisions of the Company Charter or the Company Bylaws, would reasonably be expected to restrict or prohibit the execution of this Agreement, each party performing its obligations hereunder or the consummation of the Transactions. The Company has no “rights plan”, “rights agreement” or “poison pill” in effect.

SECTION 3.26 Opinion of Financial Advisor. The Company Board has received an opinion (the “Opinion”) from Piper Sandler & Co. (“Piper Sandler”) to the effect that, as of the date of such Opinion and based upon and subject to the various assumptions and limitations set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of Shares, and such Opinion has not been withdrawn, revoked or modified as of the date of this Agreement. It is agreed and understood that the Opinion is for the benefit of the Company Board and may not be relied upon by Parent. Promptly following the execution of this Agreement, the Company shall deliver or make available to Parent a copy of the Opinion for informational purposes only.

SECTION 3.27 Brokers. No broker, finder or investment banker (other than Piper Sandler) is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. On or prior to the date of this Agreement, the Company has made available to Parent an unredacted copy of the engagement letter or other agreement, in each case, as amended or modified, between the Company and Piper Sandler.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the disclosure schedule prepared by Parent and Merger Sub and delivered to the Company in connection with the execution and delivery of this Agreement (the “Parent Disclosure Schedule”), Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

SECTION 4.01 Corporate Organization. Each of Parent and Merger Sub is a corporation, in each case, validly existing and in good standing under the Laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so existing or in good standing or to have such power and authority would not, individually or in the aggregate, prevent or materially delay the consummation of the Transactions.

SECTION 4.02 Authority Relative to This Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (subject, in the case of the Merger, to the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

SECTION 4.03 No Conflict; Required Filings and Consents; Agreements.

(a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions will not, (i) conflict with or violate the certificate of incorporation or by-laws of Parent or Merger Sub, (ii) assuming that all consents, approvals and other authorizations described in Section 4.03(b) have been obtained and that all filings and other actions described in Section 4.03(b) have been made or taken, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of either of them is bound or affected or (iii) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, any Contract or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of either of them is bound or affected, except, with respect to each of the foregoing clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay Parent and Merger Sub from performing their obligations under this Agreement.

(b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions will not, require any material consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for (i) applicable requirements, if any, of the Exchange Act, (ii) any filings required under the rules and regulations of Nasdaq or the NYSE, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (iv) the premerger notification and waiting period requirements of the HSR Act and such other Antitrust Laws as may be applicable to the Transactions or any Foreign Investment Laws as may be applicable to the Transactions, (v) any consent, approval, order, authorization, authority, transfer, waiver, disclaimer, and registration, declaration or filing set forth in Section 4.03(b) of the Parent Disclosure Schedule and (vi) when the failure to obtain such consent, approval, authorization or permit of, or to make such filing with or notification to, any Governmental Authority would not, individually or in the aggregate, prevent or materially delay the consummation of the Transactions.

SECTION 4.04 Ownership of Company Common Stock. Neither Parent nor any of its Subsidiaries (including Merger Sub) is, and at no time during the last five (5) years has Parent or any of its Subsidiaries (including Merger Sub) been, an “interested stockholder” of the Company (as defined in Section 203 of the DGCL). Neither Parent nor any of its Subsidiaries (including Merger Sub) owns (directly or indirectly, beneficially or of record), or is a party to any agreement, arrangement or understanding (other than this Agreement) for the purpose of acquiring, holding, voting or disposing of, any shares of capital stock of the Company.

SECTION 4.05 Absence of Litigation. As of the date of this Agreement, there is no Action pending or, to the knowledge of Parent, threatened, against Parent or any of its Affiliates before any Governmental Authority that would reasonably be expected to prevent or materially delay the consummation of any of the Transactions or otherwise prevent or materially delay Parent or Merger Sub from performing their respective obligations hereunder. As of the date of this Agreement, neither Parent nor any of its Affiliates is subject to any continuing Order of, or settlement agreement or other similar written agreement with, any Governmental Authority, that would or seeks to prevent or materially delay the consummation of any of the Transactions.

SECTION 4.06 Operations of Merger Sub. Merger Sub is a wholly-owned Subsidiary of Parent, was formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities prior to the date of this Agreement and has conducted its operations only as contemplated by this Agreement.

SECTION 4.07 Financing. Parent has, and at Closing, Parent will have, sufficient immediately available funds and financial resources available to consummate the Transactions and fully perform its obligations under this Agreement, including payment of all amounts in connection with the refinancing or repayment of any outstanding indebtedness of the Company Group required as a result of the Transactions, and there is no restriction on the use of such cash for such purposes.

SECTION 4.08 Brokers. The Company will not be responsible for any brokerage, finder’s or other fee or commission to any broker, finder or investment banker in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub, all of which fees or commissions, if any, will be paid by Parent.

ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 5.01 Conduct of Business by the Company Pending the Merger.

(a) The Company agrees that, between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with its terms (the “Pre-Closing Period”), except (i) as required by applicable Law or with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), (ii) solely in respect of this Section 5.01(a) and the applicable clauses of Section 5.01(b) set forth in Section 5.01(c), for any actions or the failure to take any action in response to COVID-19 or COVID-19 Measures in accordance with Section 5.01(c), or (iii) as expressly contemplated by any other provision of this Agreement or as set forth in Section 5.01 of the Company Disclosure Schedule, the Company shall, and shall cause the Company Subsidiaries to, use reasonable best efforts to conduct the businesses of the Company Group only in the ordinary course of business and, to the extent consistent therewith, use reasonable best efforts to: (A) preserve substantially intact the business organization, material assets, insurance, properties and business relations of the Company Group, (B) keep available the services of the Company’s executive officers on commercially reasonable terms, (C) maintain in effect all material business licenses, permits, consents, franchises and approvals and authorizations necessary for the conduct of the business of the Company Group as conducted on the date hereof, and (D) maintain the material relationships of the Company Group with Governmental Authorities that have jurisdiction over its business and operations.

(b) Except as expressly contemplated by any other provision of this Agreement, as set forth in Section 5.01 of the Company Disclosure Schedule or as required by applicable Law, neither the Company nor any Company Subsidiary shall, during the Pre-Closing Period, do any of the following without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed):

(i) amend or otherwise change its certificate of incorporation, by-laws or other similar organizational documents (including the Company Charter and the Company Bylaws);

(ii) issue, grant, sell, dispose of, encumber or authorize such issuance, grant, sale, disposition or encumbrance of, any shares of any class of share capital of the Company or any Company Subsidiary, or any other Equity Interests of the Company or any Company Subsidiary (except for (A) the issuance of Shares issuable pursuant to Convertible Debentures, Company Warrants, Company Options, Company RSUs or Company PSUs that are outstanding or set forth on the Company Disclosure Schedule on the date of this Agreement pursuant to the terms of the applicable Convertible Debentures, Company Warrants, Company Options, Company RSUs and Company PSUs as in effect immediately prior to the date of this Agreement, (B) sales of shares to satisfy Tax withholding obligations related to vesting of Company RSUs or Company PSUs that are outstanding on the date of this Agreement pursuant to the terms of the applicable Company RSUs and Company PSUs, and (C) with respect to Equity Interests of any Company Subsidiary, in connection with transactions solely among members of the Company Group);

(iii) declare, set aside, make or pay any dividend or other distribution, payable in cash, shares, property or otherwise, with respect to any of its share capital or other Equity Interests, except as required by the express terms of the Convertible Debentures or for dividends or other distributions by any direct or indirect wholly owned Company Subsidiary to the Company or any other direct or indirect wholly owned Company Subsidiary;

(iv) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its interests, share capital or other Equity Interests, other than (A) from holders of Company Options in full or partial payment of the exercise price of any vested Company Options that are outstanding on the date of this Agreement pursuant to the terms of the applicable Company Options and (B) in connection with the withholding of Taxes payable by any holder of Company Options, Company RSUs or Company PSUs that are outstanding on the date of this Agreement upon the exercise, settlement or vesting thereof, in each case, to the extent required or permitted under the terms of such Company Options, Company RSUs or Company PSUs or any applicable Plan;

(v) other than in the ordinary course of business, sell, transfer, lease, sublease, license, mortgage, pledge, encumber, allow to lapse, assign, abandon, disclaim, dedicate to the public, incur any Lien on (other than a Permitted Lien) or otherwise dispose of, or authorize any of the foregoing with respect to, any of its material properties, assets, licenses, operations, rights, businesses or interests therein (but not including Intellectual Property, which is the subject of Section 5.01(b)(xvii)) except (A) pursuant to Contracts or Company Leases in force on the date of this Agreement, (B) such dispositions of supplies, inventory, merchandise, products or other assets in the ordinary course of business and such dispositions of obsolete, surplus or worn out assets or assets that are no longer used or useful in the conduct of the business of the Company’s, or the applicable Company Subsidiary’s business as conducted as of the date of this Agreement or (C) such dispositions or transfers among the Company and the Company Subsidiaries;

(vi) acquire (including by amalgamation, merger, consolidation or acquisition of Equity Interests or assets or any other business combination) (A) any company, corporation, partnership, other business organization (or any division thereof) or (B) any real property;

(vii) (A) except for borrowings under the Existing Loan Agreement as in effect immediately prior to the date of this Agreement in the ordinary course of business and consistent with past practice or to the extent necessary to facilitate the Transactions, repurchase, prepay or incur any indebtedness for borrowed money or issue any debt securities, or issue or sell options, warrants, calls or other rights to acquire any of its debt securities, (B) make any loans, advances or capital contributions to, or investments in, any other person (other than a Company Subsidiary) or (C) assume, guarantee, endorse or otherwise become liable or responsible for the indebtedness or other obligations of another person (other than a guaranty by the Company on behalf of any Company Subsidiary);

(viii) enter into, amend in any material respect, waive any material right under, renew or terminate any Material Contract (other than any non-renewal of such Contract in the ordinary course of business or any renewal in the ordinary course of business on the existing commercial terms of such Contract (other than commercially reasonable increases in pricing terms)) or any other Contract that would be deemed a Material Contract if it had been entered into prior to the date of this Agreement, other than, subject to the other clauses of this Section 5.01(b) in the ordinary course of business (except that no Material Contract pursuant to Section 3.15(a)(vi) or Section 3.15(a)(vii) shall be entered into);

(ix) authorize, or make any commitment with respect to, capital expenditures that in the aggregate would exceed the annual capital expenditures budget (a copy of which has been set forth in Section 5.01(b)(ix) of the Company Disclosure Schedule) of the Company and the Company Subsidiaries, taken as a whole;

(x) except as otherwise required under any Plan, (A) increase the compensation payable or to become payable or the benefits provided to Service Providers, (B) grant or amend any retention, severance or termination pay to, or enter into any bonus, incentive, equity, change of control or severance agreement with, any Service Provider, (C) enter into any employment agreement with any Service Provider (or any individual who would be a Service Provider if employed or engaged on the date hereof) other than in the ordinary course of business, with a Service Provider with a title below the level of vice president and on the same form of employment agreement that was provided to Parent prior to the date hereof, which for the avoidance of doubt contains no provisions regarding a change in control; (D) pay any annual bonus or annual incentive compensation in excess of the amount earned based on actual performance in accordance with the applicable Plan, (E) establish, adopt, enter into, terminate or amend any Plan, or establish, adopt or enter into any plan, agreement, program, policy, trust, fund or other arrangement that would be a Plan if it were in existence as of the date of this Agreement, for the benefit of any Service Provider, (F) loan or advance any money or other property to any Service Provider or (G) establish, adopt, enter into or amend any collective bargaining agreement or similar labor agreement;

(xi) other than in the ordinary course of business below the level of vice president, hire or terminate the employment or service of any Service Provider (or any individual who would be a Service Provider if employed or engaged on the date hereof);

(xii) exercise discretion with respect to or otherwise voluntarily accelerate the lapse of restriction or vesting of any equity or equity-based awards, except as expressly provided in this Agreement;

(xiii) (A) settle any Action, other than (1) settlements involving not more than $1,000,000 in monetary damages in the aggregate and that do not (x) require any material actions or impose any material restrictions on the business or operations of the Company Group, or after the Effective Time, Parent or its Subsidiaries (other than the Company Group), or (y) include the admission of wrongdoing by any member of the Company Group and (2) stockholder litigation, which is the subject of Section 6.11 or (B) settle any investigation or inquiry by any Governmental Authority, including by entering into any consent decree or other similar agreement;

(xiv) (A) change the Company’s financial accounting policies or procedures in effect as of December 31, 2021, other than as required by Law or GAAP or (B) write up, write down or write off the book value of any of its assets, other than (1) in the ordinary course of business or (2) as may be required by Law or GAAP, as approved by the Company’s independent public accountants;

(xv) adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of the Company Subsidiaries;

(xvi) (A) change or adopt (or file a request to change or adopt) any method of Tax accounting or any annual Tax accounting period, (B) make, change or rescind any material Tax election, (C) file any Tax Return relating to the Company or any of the Company Subsidiaries that has been prepared in a manner that is inconsistent with past practices, as applicable, (D) settle or compromise any claim, investigation, audit or controversy relating to Taxes, (E) affirmatively surrender any right to claim a refund of material Taxes, (F) file any amended Tax Return, (G) enter into any closing agreement with respect to any Tax or (H) waive or extend the statute of limitations with respect to any Tax Return other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business;

(xvii) (A) abandon, disclaim, dedicate to the public, allow to lapse, sell, assign, transfer, encumber or incur any Lien (other than Permitted Liens) on, any Owned Intellectual Property or material Licensed Intellectual Property, including failing to perform or cause to be performed all applicable filings, recordings and other acts, or to pay or cause to be paid all required fees and Taxes, to maintain and protect the Company’s or any Company Subsidiary’s interest in such Owned Intellectual Property or material Licensed Intellectual Property; (B) license or sublicense any Intellectual Property to any third party, other than non-exclusive licenses granted pursuant to any Standard Agreement in the ordinary course of business; (C) develop, create or invent any Intellectual Property jointly with any third party, in the ordinary course of business; or (D) disclose any confidential information or confidential Company Intellectual Property to any person, in each case, other than in accordance with Section 6.03 and subject to execution of a Acceptable Confidentiality Agreement, in the ordinary course of business subject to written confidentiality and non-disclosure and non-use obligations, or to Parent or any of its Affiliates in connection with the Transactions;

(xviii) enter into, amend, waive or terminate (other than terminations in accordance with their terms) any Affiliate Transaction; or

(xix) agree, resolve, announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

(c) Notwithstanding the foregoing or anything to the contrary in this Agreement, clause (ii) of Section 5.01(a) shall only be applicable to (i) Section 5.01(a) and Sections 5.01(b)(viii), 5.01(b)(ix), 5.01(b)(x), 5.01(b)(xi), 5.01(b)(xiv) and 5.01(b)(xix) to the extent related to the foregoing, and (ii) the extent that either (A) such action or the failure to take such action in response to COVID-19 Measures is reasonably determined by the Company, based on the advice of outside legal counsel, to be necessary to comply with such COVID-19 Measures or (B) such action or the failure to take such action in response to COVID-19 is reasonably determined by the Company to be necessary in response to COVID-19 in order to maintain and preserve in all material respects the business organization, assets, properties and business relations of the Company and its Subsidiaries, taken as a whole; provided, however, that the Company shall give Parent prior written notice of any such act or failure to act to the extent reasonably practicable, which notice shall describe in reasonable detail the act or failure to act and the reason(s) that such act or failure to act is being taken, or omitted to be taken, pursuant to this paragraph and take into account in good faith the reasonable suggestions of Parent with such actions or failures to act to be taken by the Company, and, in the event that it is not reasonably practicable for the Company to give the prior written notice described in this proviso, the Company shall instead give such written notice to Parent promptly after such act or failure to act.

SECTION 5.02 Control of Operations. Without limiting Section 5.01, nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company prior to the Closing. Prior to the Closing, the Company shall exercise, consistent with and subject to the terms and conditions of this Agreement, including Section 5.01, control and supervision over such matters.

ARTICLE VI

ADDITIONAL AGREEMENTS

SECTION 6.01 Proxy Statement; Company Stockholders’ Meeting.

(a) As promptly as reasonably practicable following the date of this Agreement, and in any event within twenty (20) Business Days, the Company shall prepare and file with the SEC the preliminary Proxy Statement. Each of the Company and Parent shall furnish all information concerning itself and its Affiliates that is required to be included in the Proxy Statement, and each covenants that none of the information supplied or to be supplied by it for inclusion or incorporation in the Proxy Statement will, at the date it is filed with the SEC or first mailed to the Company’s stockholders or at the time of the Company Stockholders’ Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company shall cause the Proxy Statement to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Each of the Company and Parent shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC with respect to the Proxy Statement. As soon as reasonably practicable after the date hereof, the Company shall set a preliminary record date for the Company Stockholders’ Meeting and commence a broker search pursuant to Section 14a-13 of the Exchange Act. Prior to the Proxy Statement Clearance Date, the Company shall establish a record date for the Company Stockholders’ Meeting and shall commence mailing the definitive Proxy Statement to the Company’s stockholders. Except to the extent that the Company Board shall have effected an Adverse Recommendation Change in accordance with Section 6.03(e), the Proxy Statement shall include the Company Board

Recommendation. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall promptly provide Parent with a copy of all written correspondence between the Company or any Representatives of the Company, on the one hand, and the SEC or its staff, on the other hand, with regard to the Proxy Statement. The Company shall give Parent and its counsel a reasonable opportunity to review and comment on the Proxy Statement, including all amendments and supplements thereto, prior to filing such documents with the SEC or disseminating to holders of Shares and a reasonable opportunity to review and comment on all responses to requests for additional information and shall in good faith consider to all reasonable changes suggested by Parent. If, at any time prior to the Company Stockholders’ Meeting, any information relating to the Company, Parent or any of their respective Affiliates, officers or directors should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other parties, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company.

(b) Unless this Agreement is terminated pursuant to Section 8.01, the Company shall, as promptly as reasonably practicable after the Proxy Statement Clearance Date, duly call, give notice of, convene and hold the Company Stockholders’ Meeting; provided that the Company Stockholders’ Meeting shall not be initially scheduled to occur later than forty-five (45) days following the Proxy Statement Clearance Date. The Company shall not, without the consent of Parent, adjourn or postpone, cancel, recess or reschedule, the Company Stockholders’ Meeting; provided, however, that the Company may postpone or adjourn the Company Stockholders’ Meeting: (i) with the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed; (ii) if a quorum has not been established; (iii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Company has determined in good faith after consultation with outside counsel is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to Company Stockholders’ Meeting; (iv) to allow reasonable additional time to solicit additional proxies, if and to the extent the Company reasonably believes the requisite Company Stockholder Approval would not otherwise be obtained; or (v) if required by Law; provided, however, that in the case of clauses (ii), (iii), (iv) and (v), the Company Stockholders’ Meeting shall not be postponed or adjourned (A) to a date later than the fifth (5th) Business Day preceding the Outside Date (as it may be extended pursuant to Section 8.01(b)) or (B) for more than ten (10) Business Days in each instance or twenty (20) Business Days in the aggregate from the originally scheduled date of the Company Stockholders’ Meeting, in each case, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditions or delayed). The Company (or its advisors) shall, upon the reasonable request of Parent, advise Parent at least on a daily basis on each of the last seven (7) Business Days prior to the date of the Company Stockholders’ Meeting as to the aggregate tally of proxies received by the Company with respect to the Company Stockholder Approval.

(c) The Company shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and, as and if applicable, a non-binding, advisory vote to approve certain compensation that may become payable to the Company’s named executive officers in connection with the consummation of the Merger, and to take all other actions necessary or advisable to secure the Company Stockholder Approval. Without limiting the generality of the foregoing, if, at the time of the originally scheduled date of the Company Stockholders’ Meeting, a quorum has not been established or the Company has not received proxies representing a sufficient number of Shares for the Company Stockholder Approval, then the Company shall, at the request of Parent (to the extent permitted by Law), adjourn the Company Stockholders’ Meeting to a date specified by Parent; provided that the Company shall not be required pursuant to this sentence to adjourn the Company Stockholders’ Meeting more than two (2) times or for more than twenty (20) Business Days in the aggregate from the originally scheduled date of the Company Stockholders’ Meeting, and provided that no postponement or adjournment shall be required if it would require a change to the record date for the Company

Stockholders’ Meeting. Without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), the adoption of this Agreement, the approval of the Transactions and the matters related to this Agreement and the Transactions shall be the only matters that the Company shall propose to be acted on by the stockholders of the Company at the Company Stockholders’ Meeting. The Company agrees that, unless this Agreement shall have been terminated in accordance with Article VIII, the Company’s obligations to hold the Company Stockholders’ Meeting pursuant to this Section 6.01 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal or by any Adverse Recommendation Change.

SECTION 6.02 Access to Information; Confidentiality.

(a) Except as otherwise prohibited by applicable Law or as would be reasonably expected to violate or result in the loss of any attorney-client (or other legal) privilege, during the Pre-Closing Period, the Company shall (and shall cause the Company Subsidiaries to), at Parent’s expense, under the supervision of appropriate personnel of the Company and in such a manner as not to unreasonably interfere with the normal operation of the business of the Company Group: (i) provide to Parent and its Representatives reasonable access, during normal business hours and upon reasonable prior notice to the Company by Parent, to the officers, employees, agents, properties, offices and other facilities of the Company and the Company Subsidiaries and to the books and records thereof and (ii) furnish as promptly as practicable to Parent such information concerning the business, properties, Company Products, Contracts, assets, liabilities, personnel and other aspects of the Company and the Company Subsidiaries as Parent or its Representatives may reasonably request; provided that, if such access or disclosure (A) is prohibited by applicable Law, the Company shall use reasonable best efforts to provide such access or disclosure in a manner that does not violate Law or (B) would result in a loss of such privilege, the Company shall use its reasonable best efforts to allow for such access or disclosure (or as much of it as possible) in a manner that would not result in a loss of such privilege, including to the extent requested by Parent and if applicable, by entering into a customary joint defense agreement that would alleviate such loss of privilege.

(b) All information obtained by Parent, Merger Sub or its or their Representatives pursuant to this Section 6.02 shall be kept confidential in accordance with that certain Confidentiality Agreement, dated October 13, 2022 (the “Confidentiality Agreement”), between Parent and the Company; provided that (i) nothing in the Confidentiality Agreement shall restrict Parent’s or Merger Sub’s ability to take any of the actions expressly contemplated by this Agreement and (ii) in the event that the Company delivers notice to Parent that it intends to effect an Adverse Recommendation Change of a type described in Section 6.03(e)(i), the restrictions set forth in Section 7 of the Confidentiality Agreement shall terminate and cease to apply to Parent and its Representatives and Affiliates (including Merger Sub). The Company and Parent hereby agree, in accordance with Section 9 of the Confidentiality Agreement, that the Confidentiality Agreement shall be deemed to have been, and hereby is, amended by the provisions of this Section 6.02(b). If the Effective Time occurs, the Confidentiality Agreement shall automatically terminate and be of no further force and effect.

(c) No investigation pursuant to this Section 6.02 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties.

SECTION 6.03 No Solicitation.

(a) Except as expressly permitted by this Section 6.03, the Company shall, and shall cause the Company Subsidiaries to, and shall instruct (and use its reasonable best efforts to cause) the Representatives of the Company to, immediately cease and cause to be terminated any solicitation, discussions or negotiations with any person that may be ongoing with respect to an Acquisition Proposal, or any inquiry, expression of interest, proposal, discussion, negotiations or offer that would reasonably be expected to lead to an Acquisition Proposal, and, within two (2) Business Days after the date hereof, shall request the prompt return or destruction of all confidential information of the Company previously furnished to any such person who executed a confidentiality agreement with the Company since January 1, 2021 in connection with its consideration of an Acquisition

Proposal and immediately terminate all access to any physical and electronic data room containing confidential information of the Company granted to any such person, its Affiliates or Representatives in connection with its consideration of an Acquisition Proposal. During the Pre-Closing Period, the Company shall not, and shall cause each of the Company Subsidiaries not to, terminate, waive, amend or modify any provision of any existing standstill or confidentiality agreement to which it or any of the Company Subsidiaries is a party; provided, however, that the Company may grant a waiver of, and shall not be obligated to enforce, any such provision (i) to the extent required to permit a party to submit an Acquisition Proposal, (ii) if the Company Board (or any committee thereof) has determined in good faith, after consultation with outside legal counsel, that the failure to grant such waiver would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law and (iii) the Company promptly (and in any event within twenty-four (24) hours) notifies Parent of any such waiver, amendment or release.

(b) Except as expressly permitted by this Section 6.03, during the Pre-Closing Period, the Company agrees that it shall not and shall cause each Company Subsidiary and any of the officers, directors or employees of it or any Company Subsidiary not to, and shall instruct the other Representatives of the Company not to, directly or indirectly, (i) solicit, initiate, knowingly facilitate or knowingly encourage any inquiries or the implementation or submission of any Acquisition Proposal, or any proposals or offers that would be reasonably expected to lead to, an Acquisition Proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public information in connection with, any inquiries, proposals or offers that constitute, or would be reasonably expected to lead to, an Acquisition Proposal except to notify such person of the existence of this Section 6.03(b) and to clarify the terms of any such Acquisition Proposal, (iii) otherwise knowingly facilitate or knowingly encourage any effort or attempt to make an Acquisition Proposal, or any inquiries, proposals or offers that would reasonably be expected to lead to an Acquisition Proposal or (iv) execute or enter into any Acquisition Agreement; provided that, notwithstanding the foregoing, the Company may grant a waiver, amendment or release under any confidentiality or standstill agreement, solely to the extent necessary to allow a confidential Acquisition Proposal to be made to the Company or the Company Board (or any committee thereof) so long as (A) the Company Board has determined in good faith (after consultation with outside legal counsel) that the failure to grant such waiver, amendment or release would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law and (B) the Company promptly (and in any event within twenty-four (24) hours) notifies Parent of any such waiver, amendment or release; provided, however, that, prior to the receipt of the Company Stockholder Approval, nothing contained in this Section 6.03 shall prevent the Company or the Company Board (or any committee thereof) from furnishing information to, or engaging in negotiations or discussions with, any person that has made a bona fide Acquisition Proposal, which Acquisition Proposal did not result from a breach (or a deemed breach) of this Section 6.03, if, and only if, prior to taking such action referred to in clauses (ii) and (iii) of this Section 6.03(b) (except that the Company or its Representatives may notify any person of the existence of this Section 6.03(b) and may clarify the terms of any such Acquisition Proposal), (1) the Company Board (x) determines in good faith (after consultation with its outside legal counsel and financial advisor) that such Acquisition Proposal is, or could reasonably be expected to result in, a Superior Proposal and (y) determines in good faith (after consultation with its outside legal counsel) that its failure to take such actions would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law, (2) the Company provides written notice to Parent of the determination referenced in subclause (1) promptly (and in any event within twenty-four (24) hours of such determination), and (3) the Company receives or has received from such person an executed Acceptable Confidentiality Agreement. The Company shall deliver to Parent a copy of any executed Acceptable Confidentiality Agreement promptly (and in any event within twenty-four (24) hours) following its execution. The Company shall provide any non-public information concerning the Company or any of the Company Subsidiaries provided by the Company or any Company Subsidiary to any person entering into an Acceptable Confidentiality Agreement pursuant to this Section 6.03(b) that has not been previously provided to Parent prior to or substantially concurrently with the time it is provided to such person.

(c) The Company shall promptly (and in any event within forty-eight (48) hours after delivery to the Company) (i) provide Parent written notice of (A) the receipt of any Acquisition Proposal (including any material modification thereto) or (B) any inquiries, proposals or offers received by, or any discussions or negotiations sought to be initiated or continued with, the Company, any Company Subsidiary or any Representatives of the Company concerning an Acquisition Proposal and (ii) disclose to Parent the identity of such person making, and an unredacted copy of, any such Acquisition Proposal or any such inquiry, offer, proposal or request made in writing (or, if made orally, a reasonably detailed description of such Acquisition Proposal, inquiry, offer, proposal or request). The Company will, promptly upon receipt or delivery thereof (and in any event within forty-eight (48) hours), provide Parent (and its outside counsel) with copies of all drafts and final versions of definitive or other agreements (including schedules and exhibits thereto (which may be redacted to the extent necessary to protect the confidential information of the person making such Acquisition Proposal)) relating to such Acquisition Proposal, in each case exchanged between the Company or any of its Representatives, on the one hand, and the person making such Acquisition Proposal or any of its Representatives, on the other hand. The Company will, in person or by telephone, keep Parent reasonably informed on a reasonably prompt basis (and in any event within forty-eight (48) hours of any material development) of the status and details (including with respect to any change in price or other material amendments) of any such Acquisition Proposal or other inquiry, offer, proposal or request concerning an Acquisition Proposal. The Company shall promptly, and in any event within forty-eight (48) hours, following a determination by the Company Board (or any committee thereof) that an Acquisition Proposal is a Superior Proposal, notify Parent of such determination.

(d) Except as expressly set forth in Section 6.03(e), during the Pre-Closing Period, neither the Company nor the Company Board (or any committee thereof), as applicable, shall, and neither shall publicly propose to: (i) withhold, withdraw or qualify (or modify in a manner adverse to Parent or Merger Sub) the Company Board Recommendation; (ii) approve, recommend or otherwise declare advisable any Acquisition Proposal; (iii) enter into any Acquisition Agreement (other than an Acceptable Confidential Agreement); (iv) if an Acquisition Proposal has been publicly disclosed by a third party (other than by the commencement of a tender offer or exchange offer), refuse to affirm publicly the Company Board Recommendation following any reasonable written request by Parent to provide such reaffirmation with ten (10) Business Days after Parent’s written request therefor (provided that the Company shall not be required to make more than two (2) such reaffirmations with respect to any Acquisition Proposal) or (v) refrain from recommending against any Acquisition Proposal that is a tender offer or exchange offer within ten (10) Business Days after the commencement thereof or (vi) authorize, commit, resolve or agree to take any such actions (any such action, other than those set forth in the preceding clause (iii), an “Adverse Recommendation Change”).

(e) Notwithstanding anything in this Agreement to the contrary, prior to the receipt of the Company Stockholder Approval, the Company Board (1) may effect an Adverse Recommendation Change and (2) in respect of the immediately following subclause (x), may cause the Company to terminate this Agreement by written notice to Parent of such termination (so long as, prior to or substantially concurrently with, and as a condition to the effectiveness of, such termination, the Company pays to Parent the Company Termination Fee), if (x) the Company receives a written Acquisition Proposal that did not result from a breach (or deemed breach) of this Section 6.03 that the Company Board determines in good faith (after consultation with its outside legal counsel and financial advisor) is a Superior Proposal and determines in good faith (after consultation with its outside legal counsel) that its failure to take such actions would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law or (y) an Intervening Event occurs and as a result thereof the Company Board determines in good faith (after consultation with its outside legal counsel) that the failure to effect an Adverse Recommendation Change would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law; provided that:

(i) prior to effecting such an Adverse Recommendation Change with respect to a Superior Proposal or terminating this Agreement pursuant to Section 8.01(f), (A) the Company has notified Parent in writing that it intends to effect an Adverse Recommendation Change or to terminate this Agreement pursuant to Section 8.01(f) (which notice shall not constitute an Adverse Recommendation Change), (B) the Company has provided Parent a summary of the material terms and conditions of such Acquisition Proposal, which shall include (at a minimum) all of the information that is specified in Section 6.03(c), (C) if requested to do so by Parent, for a period of four (4) calendar days following delivery of such notice, the Company shall have discussed and negotiated in good faith, and shall have made the Representatives of the Company reasonably available to discuss and negotiate in good faith, with Parent and its Representatives, any bona fide proposed modifications to the terms and conditions of this Agreement and (D) no earlier than the end of such four (4) calendar day period, the Company Board (after consultation with its outside legal counsel and financial advisor), shall have determined in good faith, after considering the terms of any proposed amendment or modification to this Agreement proposed by Parent during such four (4) calendar day period, that such Superior Proposal still constitutes a Superior Proposal and that the failure to make an Adverse Recommendation Change or to terminate this Agreement pursuant to Section 8.01(f) in connection therewith would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law (it being understood and agreed that any change to the material terms of a proposal that was previously the subject of a notice hereunder shall require a new notice to Parent as provided above, but with respect to any such subsequent notices references herein to a “four (4) calendar day period” shall be deemed to be references to a “two (2) calendar day period”); and

(ii) prior to effecting such an Adverse Recommendation Change with respect to an Intervening Event, (A) the Company has notified Parent in writing that it intends to effect such an Adverse Recommendation Change, describing in reasonable detail the reasons for such Adverse Recommendation Change, (B) if requested to do so by Parent, for a period of four (4) calendar days following delivery of such notice, the Company shall have discussed and negotiated in good faith, and shall have made the Representatives of the Company reasonably available to discuss and negotiate in good faith, with Parent and its Representatives any bona fide proposed modifications to the terms and conditions of this Agreement and (C) no earlier than the end of such four (4) calendar day period, the Company Board shall have determined in good faith, after considering the terms of any proposed amendment or modification to this Agreement proposed by Parent during such four (4) calendar day period, that the failure to effect an Adverse Recommendation Change would still be reasonably likely to be inconsistent with the Company Board’s fiduciary duties under applicable Law.

(f) Nothing contained in this Agreement shall prevent the Company or the Company Board from issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act or complying with Rule 14d-9, Item 1012(a) of Regulation M-A promulgated under the Exchange Act and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal or from making any disclosure to the Company’s stockholders if the Company Board determines (after consultation with its outside legal counsel) that its failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law; provided that any such action that would otherwise constitute an Adverse Recommendation Change may only be made in accordance with Section 6.03(e). For the avoidance of doubt, a factually accurate public statement that describes the Company’s receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto (without including a reaffirmation) shall not be deemed an Adverse Recommendation Change.

(g) Except as set forth in Section 8.03(e) with respect to an Acquisition Proposal, for purposes of this Agreement:

(i) “Acquisition Proposal” means any proposal or offer from any person or group (other than Parent or any of its Subsidiaries) relating to, in a single transaction or series of related transactions: (A) any direct or indirect acquisition of, individually or in the aggregate, (1) more than 20% of the assets (whether based on the fair market value on a consolidated basis, revenue generation or net income) of the Company Group, taken as a whole, including in any such case through the acquisition of one or more Company Subsidiaries owning such assets, or (2) more than 20% of the outstanding Company Common Stock (or any Equity Interests convertible into, or exchangeable for, such Company Common Stock); (B) any tender offer or exchange offer, as defined pursuant to the Exchange Act, that if consummated would result, directly or indirectly, in such person or group (or the shareholders of such person or group) beneficially owning 20% or more of the outstanding Company Common Stock or securities of any Company Subsidiaries with respect to which more than 20% of the net revenue, income, or assets (based on fair market value on a consolidated basis) of the Company Group is attributable, taken as a whole; or (C) any merger, consolidation, business combination, share exchange, recapitalization, liquidation, dissolution or other similar transaction involving the Company which would result in such person or group (or the shareholders of such person or group) beneficially owning, directly or indirectly, more than 20% of the outstanding Company Common Stock or 20% of the voting power of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity (or any securities convertible into, or exchangeable for, securities representing such voting power). Whenever the term “group” is used in this Agreement, it shall have the definition set forth in Rule 13d-3 of the Exchange Act.

(ii) “Intervening Event” means any material event, circumstance, change, effect, development or condition first occurring or arising after the date of this Agreement that was not known or reasonably foreseeable by the Company Board as of the date of this Agreement (or if known, the magnitude or material consequences of which were not known or reasonably foreseeable by the Company Board as of the date of this Agreement); provided, however, that in no event shall any of the following constitute or be deemed to be an Intervening Event: (A) any Acquisition Proposal; (B) the public announcement, execution, delivery or performance of this Agreement, the identity of Parent or the pendency or consummation of the Transactions; (C) any change in the trading price or trading volume of Company Common Stock on Nasdaq or any change in the Company’s credit rating (although, for purposes of clarity, any underlying facts, events, circumstances, changes, effects, developments or conditions, with respect to this subclause (C) relating to or causing such change may be considered, along with the effects or consequences thereof); or (D) the fact that the Company has exceeded internal or published projections, forecasts, revenue or earnings predictions or expectations of the Company for any period ending on or after the date hereof (although for purposes of clarity, any underlying facts, events, circumstances, changes, effects, developments or conditions relating to or causing such material improvement or improvements may be considered, along with the effects or consequences thereof).

(iii) “Superior Proposal” means any bona fide written Acquisition Proposal made by any person or group (other than Parent or any of its Subsidiaries) after the date of this Agreement that (A) would result in such person or group (or in the case of a direct merger between such person and the Company, the shareholders of such person) acquiring, directly or indirectly, more than 50% of the outstanding Shares or all or substantially all of the assets of the Company Group, taken as a whole, (B) is on terms that the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel and after taking into account all the terms and conditions of the Acquisition Proposal that the Company Board deems relevant in furtherance of their fiduciary duties) are more favorable to the Company’s stockholders (solely in their capacities as such) from a financial point of view than the Merger and the transactions contemplated by this Agreement (taking into account any bona fide proposed amendment or modification proposed by Parent pursuant to Section 6.03(e)(i)) and (C) the Company Board determines (after consultation with its financial advisor and outside legal counsel that the Company Board deems relevant) is reasonably capable of being consummated in accordance with its terms, taking into account all financial, regulatory, legal and other aspects (including certainty of closing, certainty of financing and the identity of the person making the Acquisition Proposal) of such proposal.

(h) It is understood that for all purposes of this Agreement, in the event that any Representative of the Company Group takes any action which, if taken by the Company, would constitute a breach of this Section 6.03, such action shall be deemed to be a breach of this Section 6.03 by the Company.

SECTION 6.04 Directors’ and Officers’ Indemnification and Insurance.

(a) From and after the Effective Time, the Surviving Company and its Subsidiaries shall, and Parent shall cause the Surviving Company to, to the fullest extent permitted under the DGCL, honor and fulfill in all respects the obligations of the Company and the Company Subsidiaries under (i) the certificate of incorporation and by-laws (or equivalent organizational documents) of the Company and each Company Subsidiary in effect as of the date of this Agreement and (ii) any and all indemnification agreements between the Company or any

Company Subsidiary and any of their respective present or former directors and officers (collectively, the “Indemnified Parties”), and such indemnification agreements shall survive the Closing and shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of such Indemnified Parties, except, in each case, to the extent required by applicable Law. In addition, the certificate of incorporation and by-laws of the Surviving Company shall contain provisions no less favorable with respect to exculpation and indemnification than are set forth in the Company Charter or the Company Bylaws, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of the Indemnified Parties and any claim made pursuant to such rights within such six (6) year period shall continue to be subject to this Section 6.04(a) and the rights provided under this Section 6.04(a) until disposition of such claim.

(b) For a period of six (6) years after the Effective Time, the Surviving Company shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless each Indemnified Party against all costs and expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any Action (whether arising before or after the Effective Time), whether civil, criminal, administrative or investigative, arising out of or relating to any action or omission in their capacity as a director or officer of the Company or any Company Subsidiary, occurring on or before the Effective Time, and to the fullest extent permitted by Law, the Surviving Company shall pay all expenses of each Indemnified Party in advance of the final disposition of any such Action, subject to receipt of an undertaking to repay such advances if it is ultimately determined in accordance with applicable Law that such Indemnified Party is not entitled to indemnification. In the event of any such Action, (i) subject to the undertaking described in the previous sentence, the Surviving Company shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Surviving Company, promptly after statements therefor are received, (ii) neither Parent nor the Surviving Company shall settle, compromise or consent to the entry of any judgment in any pending or threatened Action to which an Indemnified Party is a party (and in respect of which indemnification could be sought by such Indemnified Party hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Action and does not contain an admission of fault or wrongdoing or such Indemnified Party otherwise consents and (iii) Parent and the Surviving Company shall cooperate in the defense of any such matter; provided, however, that neither Parent nor the Surviving Company shall be liable for any settlement effected without the Surviving Company’s written consent (which consent shall not be unreasonably withheld, conditioned or delayed); and provided further that, in the event that any claim for indemnification is asserted or made within such six (6)-year period, all rights to indemnification in respect of such claim shall continue until the disposition of such claim. The rights of each Indemnified Party under this Section 6.04(b) shall be in addition to any rights such person may have under the certificate of incorporation or bylaws (or similar organizational documents) of the Company and the Surviving Company or any of their Subsidiaries, or under any Law or under any indemnification agreement of any Indemnified Party with the Company or any Company Subsidiary.

(c) Prior to the Effective Time, the Company shall cause to be obtained, effective as of the Effective Time, “tail” insurance policies with a claims period of at least six (6) years from the Effective Time with respect to directors’ and officers’ liability insurance and fiduciary liability insurance in amount and scope (including with respect to coverage and deductibles) at least as favorable as the Company’s existing policies as of immediately prior to the Effective Time for claims arising from facts or events that occurred on or prior to the Effective Time. If for any reason the Company fails to obtain such “tail” insurance policies as of the Effective Time, the Surviving Company shall maintain in effect for six (6) years from the Effective Time the current directors’ and officers’ liability insurance policies maintained by the Company as of immediately prior to the Effective Time. Notwithstanding the foregoing, the Surviving Company may substitute therefor policies of at least the same coverage containing terms and conditions that are substantially similar with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall the Company or the Surviving Company, as applicable, be required to expend pursuant to this Section 6.04(c) more than an amount per year equal to 300% of current aggregate annual premiums paid by the Company for such insurance; provided further that in the event of an expiration, termination or cancellation of such current policies, Parent or the Surviving Company shall be required to obtain as much coverage as is possible under substantially similar policies for such maximum annual amount in aggregate annual premiums.

(d) In the event the Surviving Company or any of its successors or assigns (i) consolidates or amalgamates with or merges into any other person and shall not be the continuing or surviving company or entity of such consolidation, amalgamation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, the proper provision shall be made so that the successors and assigns of the Surviving Company, as the case may be, shall succeed to the obligations set forth in this Section 6.04.

(e) Parent shall cause the Surviving Company to perform all of the obligations of the Surviving Company under this Section 6.04.

(f) The provisions of this Section 6.04 shall survive the Merger and are (i) intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their successors, assigns and heirs (each of whom shall be third party beneficiaries of this Section 6.04) and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise. Unless required by applicable Law, this Section 6.04 may not be amended, altered or repealed after the Effective Time in such a manner as to adversely affect the rights of any Indemnified Parties or any of their successors, assigns or heirs without the prior written consent of the affected Indemnified Parties.

SECTION 6.05 Employee Benefits Matters.

(a) Parent hereby agrees that, for a period of one (1) year immediately following the Effective Time, it shall, or it shall cause the Surviving Company and its Subsidiaries to provide all employees of the Company and of each of the Company Subsidiaries as of the Effective Time (each, a “Continuing Employee”) to the extent such Continuing Employees remain employed by Parent or its Subsidiaries and, to the extent permitted by applicable Law, with a base salary or wages, target cash bonus opportunity and retirement and health and welfare benefits that are no less favorable than in the aggregate to the base salary or wages, target cash bonus and retirement and health and welfare benefits received by Continuing Employees from the Company and its Subsidiaries, in the aggregate, immediately prior to the Effective Time or those provided by Parent or its Subsidiaries to similarly situated employees of Parent or its Subsidiaries. From and after the Effective Time, and notwithstanding the foregoing, Parent shall cause the Surviving Company and its Subsidiaries to honor in accordance with their terms, all Contracts of the Company and the Company Subsidiaries as in effect immediately prior to the Effective Time that are with any Continuing Employees to the extent disclosed on Section 6.05(a) of the Company Disclosure Schedule.

(b) Parent shall, or shall cause the Surviving Company and its Subsidiaries to, use commercially reasonable efforts to cause Continuing Employees to receive service credit for purposes of eligibility to participate, vesting and benefit accrual, but excluding benefit accruals under any defined benefit pension plan, under any employee benefit plan, program or arrangement established or maintained by Parent, the Surviving Company or any of their respective Subsidiaries under which each Continuing Employee may be eligible to participate on or after the Effective Time to the same extent recognized by the Company or any of the Company Subsidiaries under comparable Plans immediately prior to the Effective Time; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit. Such plan, program or arrangement shall credit each such Continuing Employee for service accrued or deemed accrued on or prior to the Effective Time with the Company, any Company Subsidiary and all Affiliates where service with the Affiliate was credited under a comparable Plan of the Company prior to the Effective Time. In addition, Parent shall use commercially reasonable efforts to waive, or cause to be waived, any limitations on benefits relating to any pre-existing conditions to the extent such conditions are covered immediately prior to the Effective Time under the applicable Plans and to the same extent such limitations are waived under any comparable plan of Parent or its Subsidiaries and use commercially reasonable efforts to recognize, for purposes of the annual deductible and out-of-pocket limits under its medical and dental plans, the deductible and out-of-pocket expenses paid by Continuing Employees in the calendar year in which the Effective Time occurs.

(c) If requested by Parent as of at least ten (10) days prior to the Closing Date (but conditioned upon the occurrence of the Closing), the Company shall take all necessary actions to terminate or cause to be terminated any or all of the Plans sponsored or maintained by the Company or any of its Subsidiaries. The Company shall, or shall cause its applicable Affiliate to, provide Parent with evidence that any requested terminated Plan has been terminated, with the termination of the applicable Plans effective no later than the day immediately preceding the Closing Date, pursuant to a duly adopted resolution of the Company or its applicable Affiliate (the form and substance of which shall be subject to review and approval by Parent, which approval shall not be unreasonably withheld, conditioned or delayed) no later than the day immediately preceding the Effective Time.

(d) Nothing contained in this Agreement is intended to be treated as an amendment to any Plan or any employee benefit plan or arrangement of Parent or any of its Affiliates, or to create any third-party beneficiary rights in any Service Provider, any beneficiary or dependent thereof, or any collective bargaining representative thereof. Nothing contained herein, express or implied, shall (i) alter or limit the ability of Parent or the Surviving Company or any of their respective Affiliates to amend, modify or terminate any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them or (ii) create any rights to continued employment or service with Parent, the Surviving Company or any Company Subsidiary or any of their respective Affiliates or in any way limit the ability of Parent, the Surviving Company or any Company Subsidiary or any of their respective Affiliates to terminate the employment or service of any Service Provider at any time and for any reason.

SECTION 6.06 Regulatory Filings.

(a) As promptly as practicable after execution and delivery of this Agreement, each of Parent and the Company shall cooperate with each other and use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, appropriate or desirable to consummate the Transactions, including within fifteen (15) Business Days after the date of this Agreement, unless otherwise agreed to by counsel in writing, making or causing to be made all filings and submissions required to be made by Parent, the Company or any of their Affiliates under the HSR Act, and no later than thirty (30) Business Days after the date of this Agreement, unless otherwise agreed to by counsel in writing, or in case a jurisdictional notice is issued by a Governmental Authority, submitted no later than twenty (20) Business Days after the date of such notice, unless otherwise agreed to by counsel in writing, such agreement not to be unreasonably withheld, with prenotification where required, making or causing to be made all filings and submissions, required to be made by any party or any of its Affiliates under any other applicable Antitrust Law or any Foreign Investment Law, as applicable, or other Laws for the consummation of the Transactions. The parties shall cooperate in good faith with the applicable Governmental Authorities in connection with such filings and submissions and shall promptly respond to any requests for information, including, if applicable, requests for the production of documents and the production of witnesses for interviews or depositions, by any Governmental Authorities.

(b) Without limiting the foregoing, each of Parent and the Company shall diligently assist and cooperate with each other in preparing and filing all documents required to be submitted by any of them or their Affiliates to any Governmental Authorities in connection with the Transactions and in obtaining any Governmental Authority or consents, waivers, authorizations, clearances or approvals which may be required to be obtained by Parent, the Company or any of their Affiliates in connection with the Transactions (which assistance and cooperation shall include timely furnishing to the requesting party all information that such party or its counsel reasonably determines is required to be included in such documents or would be helpful in obtaining such required consent, waiver, authorization, clearance or approval). Parent and the Company shall consult in good faith regarding strategy for obtaining approvals or expiration or termination of any waiting period; provided, in the event of a dispute between Parent and the Company, the final determination regarding such strategy shall be made by Parent.

(c) Without limiting the foregoing, each of the parties shall have the right to review in advance, and to the extent practicable, each will consult the other prior to making any filing with, or a material communication to, any Governmental Authority in connection with the Transactions. Subject to this Section 6.06 and applicable Laws relating to the exchange of information, each party shall, to the extent practicable, give the other parties reasonable advance notice of, and the opportunity to comment on, all material communications with any Governmental Authority and consider in good faith the views of the other parties in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion, proposal or other communication to be made or submitted in connection with any such request, inquiry, investigation, action or legal proceeding, and each party shall make reasonable efforts to afford the other Parties the opportunity to attend or participate in material conferences, meetings and telephone or other communications between the other parties and regulators concerning the Transactions, unless prohibited by such Governmental Authority. The parties shall provide each other with copies of all correspondence, filings or communications between them or any of their representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement in connection with any request, inquiry, investigation, action or legal proceeding by a Governmental Authority. Materials required to be provided pursuant to this Section 6.06(c) may be redacted (i) to remove references concerning the valuation of the Company or the identity of alternative acquirers, (ii) as necessary to comply with contractual arrangements in existence as of the date of this Agreement and (iii) as necessary to preserve attorney-client or other privilege concerns and (iv) to remove material that is unrelated to both the Transactions and the substance of any investigation by a Governmental Authority. Each party, as each reasonably deems advisable, shall be entitled to designate any competitively sensitive material provided to the other Parties under this Section 6.06 as “Antitrust/FDI Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside antitrust and foreign direct investment counsel of the recipient and will not be disclosed by such outside counsel to other Representatives of the recipient unless express written permission is obtained in advance from the source of the materials or its legal counsel.

(d) Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall require, or be construed to require, Parent or any Affiliate of Parent to (and the Company shall not, without the prior written consent of Parent, agree to) (i) any sale, license, divestiture or other disposition or holding separate of any capital stock, businesses, assets, properties or other interests of Parent, the Company or any of their respective Affiliates, (ii) the imposition of any limitation, restriction or condition on the ability of Parent, the Company or any of their respective Affiliates to conduct their respective businesses, assets, properties or other interests or (iii) the imposition of any limitation, restriction or condition on Parent, the Company, or any of their respective Affiliates under any Antitrust Laws; and, for the avoidance of doubt, solely to the extent Parent agrees to take, or consents to the Company to take, any of the foregoing actions, the Company shall not be required to take or commit to take any such action, or agree to any such condition or restriction, unless such action, commitment, agreement, condition or restriction is conditioned upon the Closing.

(e) The parties agree to use reasonable best efforts to defend through litigation on the merits any claim under Antitrust Law asserted in court or any administrative or other tribunal by any third party, including any Governmental Authorities, in order to avoid entry of, or to have vacated or terminated, any decree, order or judgment (whether temporary, preliminary or permanent) that would prevent the Closing Date from occurring prior to the Termination Date.

(f) During the Pre-Closing Period, Parent shall not and shall cause its controlled Affiliates not to acquire or enter, or publicly announce the intent to acquire or enter, into any agreement to acquire by merging or consolidating with or by purchasing a substantial portion of the assets of or equity, or by any manner, or announce any acquisition of any company, business or assets, if (A) related to gastrointestinal bleeding or bariatric procedures and (B) the entering into of an agreement relating to or the consummation of such acquisition, merger, consolidation or purchase or other transaction or action would reasonably be expected to (i) impose a material delay in the expiration or termination of any applicable waiting period or impose a material delay in the obtaining of, or increase the risk of not obtaining, any authorization, consent, clearance, approval, declarations or order of a Governmental Authority necessary to consummate the Transactions, including receipt of any approvals and expiration of waiting periods pursuant to the HSR Act or other applicable Antitrust Laws, (ii) materially increase the risk of a Governmental Authority entering, or increase the risk of not being able to remove or successfully challenge, any permanent, preliminary or temporary injunction or other order, decree, decision, determination or judgment that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Transactions or (iii) otherwise materially delay or impede the consummation of the Transactions; provided, however, the restrictions set forth in this Section 6.06 shall not prevent Parent from acquiring or entering into any agreement to acquire by merging or consolidating with or by purchasing a substantial portion of the assets of or equity, or by any manner (1) a company, business or assets (as applicable) that is solely engaged in the business of manufacturing, producing, marketing and/or selling gastrointestinal bleeding or bariatric procedures if (y) such company, business or assets, as applicable, has total revenues with respect to such business of $20 million or less for the trailing twelve months prior to entering into the agreement for such acquisition, and (z) such transaction is not reportable under the HSR Act or (2) a company, business, or assets that is engaged, but not solely engaged, in the business of manufacturing, producing, marketing and/or selling gastrointestinal bleeding or bariatric procedures if (y) such company, business or assets, as applicable, has total consolidated revenues of $20 million or less with respect to the business of manufacturing, producing, marketing and/or selling gastrointestinal bleeding or bariatric procedures and (z) such revenue does not represent more than five percent (5%) of the total consolidated revenues of the company, business or assets to be acquired, as applicable.

SECTION 6.07 Obligations of Parent and Merger Sub. Parent hereby guarantees the due, prompt and faithful payment, performance and discharge by Merger Sub of, and the compliance by Merger Sub with, all of the covenants, agreements, obligations and undertakings of Merger Sub under this Agreement in accordance with the terms of this Agreement, and covenants and agrees to take all actions necessary or advisable to ensure such payment, performance and discharge by Merger Sub hereunder. Promptly following the execution of this Agreement, Parent shall execute and deliver a consent as sole stockholder of Merger Sub adopting this Agreement in accordance with the DGCL and provide a copy of such consent to the Company.

SECTION 6.08 Public Announcements. The parties agree that Parent and the Company shall each issue an initial press release relating to this Agreement in forms mutually agreed to by Parent and the Company. Thereafter until the Effective Time, each of Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the Transactions, except to the extent (i) the press release or public statement contains information that is consistent with the press release(s) referred to in the preceding sentence or any other release or public statement previously issued or made in accordance with this Section 6.08 or (ii) public disclosure is required by applicable Law or the requirements of the NYSE and Nasdaq, in which case the issuing party shall use its reasonable efforts to consult with the other party before issuing any press release or making any such public statements, except with respect to the matters described in, and subject to the requirements of, Section 6.03, Section 8.01 and Section 8.03 or in connection with any dispute between the parties regarding this Agreement.

SECTION 6.09 Transfer Taxes. The Company and Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any sales, transfer, stamp, stock transfer, value-added, use, real property transfer or gains and any similar Taxes which become payable in connection with the Transactions. Notwithstanding anything to the contrary herein, the Surviving Company agrees to assume liability for and pay any sales, transfer, stamp, stock transfer, value-added, use, real property transfer or gains and any similar Taxes, as well as any transfer, recording, registration and other fees that may be imposed upon, payable or incurred in connection with this Agreement and the Transactions.

SECTION 6.10 Stock Exchange De-Listing. Prior to the Effective Time, the Company shall cooperate with any reasonable requests of Parent and in response thereto, use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of Nasdaq to enable the de-listing by the Surviving Company of the Shares from Nasdaq and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time.

SECTION 6.11 Stockholder Litigation. The Company shall give Parent reasonable opportunity to participate in the defense (at Parent’s sole cost and subject to a joint defense agreement) of any Action brought by the Company’s stockholders or other persons against the Company or any of its directors, officers or Representatives arising out of or relating to this Agreement or the Transactions. Without limiting the preceding sentence, the Company shall provide Parent the opportunity to review and comment on all material filings or responses to be made by the Company in connection with any such Action, and the right to consult on the settlement with respect to such Action, and the Company will in good faith take such comments into account, and, no such settlement shall be agreed to without Parent’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed). The Company shall promptly notify Parent of any such Action and shall keep Parent reasonably and promptly informed with respect to the status thereof.

SECTION 6.12 Takeover Laws. If any “fair price”, “moratorium”, “control share acquisition”, “interested stockholder” or other anti-takeover Law (including Section 203 of the DGCL) becomes or is deemed to be applicable to this Agreement or the Transactions, then the Company Board shall grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such Law or Laws inapplicable to the foregoing.

SECTION 6.13 Notification of Certain Matters. Parent and the Company shall each give prompt notice to the other party if any of the following occur after the date of this Agreement: (i) receipt of any written notice to the receiving party from any third person alleging that the consent or approval of such third person is or may be required in connection with the Transactions and the pursuit of such consent could (in the good faith determination of such party) reasonably be expected to prevent or materially delay the consummation of the Transactions; (ii) receipt of any notice or other communication from any Governmental Authority, the NYSE or Nasdaq (or any other securities market) in connection with the Transactions; or (iii) the occurrence of an event which would or would be reasonably likely to (A) prevent or materially delay the consummation of the Transactions or (B) result in the failure of any condition set forth in Article VII to be satisfied. In no event shall (1) the delivery of any notice by a party pursuant to this Section 6.13 limit or otherwise affect the respective rights, obligations, representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement, or (2) disclosure by the Company or Parent be deemed to amend or supplement the Company Disclosure Schedule or constitute an exception to any representation or warranty.

SECTION 6.14 280G Calculations. As soon as practicable, but in no event later than sixty (60) Business Days after the date hereof, the Company will make available to Parent true and correct copies of preliminary Section 280G calculations (based on the assumptions set forth in the applicable calculations) with respect to each “disqualified individual” (within the meaning of Section 280G of the Code and determined as of the date of this Agreement), which analysis may be updated from time to time (with any subsequent updates promptly provided to Parent). The Company shall use its reasonable best efforts to finalize any Section 280G calculations at least ten (10) Business Days prior to the Closing.

SECTION 6.15 Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

SECTION 6.16 Existing Indebtedness. The Company shall use reasonable best efforts to (a) obtain a customary pay-off letter or termination agreement (in form and substance reasonably acceptable to Parent) (the “Debt Payoff Letter”) and lien terminations to the extent necessary for the release of all Liens related to, and the prepayment, payoff, discharge and termination in full of, (i) all obligations outstanding under the Loan and Security Agreement, dated as of December 21, 2021, by and among the Company, certain of the Company Subsidiaries, Innovatus Life Sciences Lending Fund I, LP, and the other lenders party thereto (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing

Loan Agreement”) and (ii) any remaining obligations outstanding under the Loan and Security Agreement, dated as of March 15, 2019, by and among Solar Capital LTD., the Company and certain Company Subsidiaries (the “Solar Loan Agreement”) and (b) provide Parent with a copy of such fully executed Debt Payoff Letter at least two (2) Business Days prior to the Closing Date and (c) give (by no later than the date required under the Existing Loan Agreement or the Solar Loan Agreement, as applicable) any necessary notices (including notices of prepayment and/or notice of commitment termination) to allow for the prepayment, payoff, discharge and termination in full of the Existing Loan Agreement and the payoff, discharge and termination in full of Solar Loan Agreement, in each case, at the Closing.

SECTION 6.17 Convertible Debentures.

(a) Within the time periods required by the terms of each of the Convertible Debentures, the Company will take all actions required by the Convertible Debentures to be performed by the Company at or prior to the Effective Time as a result of the execution and delivery of this Agreement or the consummation of the Merger, including the giving of any notices that may be required and delivery to the holders or other applicable persons, as applicable, of any documents or instruments required to be delivered at or prior to the Effective Time. The Company will deliver a copy of any such notice or other documents to Parent at least three (3) Business Days prior to delivering such notice or other documents in accordance with the terms of the applicable Convertible Debentures and consider in good faith any comments made by Parent with respect thereto.

(b) In advance of the Closing, the Company shall use reasonable best efforts to (i) provide all assistance reasonably requested by Parent to prepare, facilitate and arrange for the delivery of, on the Closing Date, any required certificates, legal opinions, debenture amendments and other documents to the extent such certificates, debenture amendments, opinions and other documents are required by the Convertible Debentures in accordance with the Convertible Debentures and (ii) if reasonably requested by Parent, take any actions permitted to be taken by the Company pursuant to the Convertible Debentures within the time periods required by the terms thereof.

(c) In connection with the Merger and the other Transactions, in the event that Parent desires to purchase the Convertible Debentures or obtain consents from the holders of some or all of the Convertible Debentures, effective immediately prior to (but subject to the occurrence of), on, or after, the Effective Time, whether through open market purchases, privately negotiated transactions, consent solicitations or one or more offers to purchase the Convertible Debentures or other similar transactions (including any tender offer or consent solicitation) (any such transaction, a “Repurchase Transaction”), each of the Company, Parent and Merger Sub shall use its respective reasonable best efforts to, and will use its respective reasonable best efforts to cause its respective Affiliates and Representatives to, reasonably cooperate with one another in good faith to permit such Repurchase Transaction to be effected on such terms, conditions and timing as reasonably requested by Parent, including, if so reasonably requested by Parent, causing such Repurchase Transaction to be consummated substantially concurrently with, but not prior to, the Closing, and Parent shall, and the Company shall reasonably assist and cooperate with Parent to, prepare any documentation related thereto, in form and substance reasonably satisfactory to the Company, and shall provide the Company reasonable time to review such documentation; it being understood that in no event shall the Company or any Company Subsidiary be required to (i) enter into or approve any documentation referred to in this Section 6.17(c) that takes effect or is effective prior to the Effective Time, or commence or effect any Repurchase Transaction that will result in such Repurchase Transaction being effective prior to the Effective Time, (ii) incur any financing or provide assistance in obtaining any financing for a Repurchase Transaction or (iii) bear any out-of-pocket third-party cost, fee or expense (including any fees and expenses of outside counsel to the Company) or pay any fee (other than those costs, fees and expenses that Parent commits to reimburse) or provide any indemnity (other than any indemnity that Parent commits to reimburse or indemnify the Company for). Parent will provide (or cause to be provided) (including by means of the Company at or after the Effective Time) on or after the Effective Time funds in an amount necessary to effect any such Repurchase Transaction.

ARTICLE VII

CONDITIONS TO THE MERGER

SECTION 7.01 Conditions to the Obligations of Each Party. The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or written waiver (where permissible under applicable Law) of the following conditions:

(a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b) No Order. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, Law or Order (whether temporary, preliminary or permanent) that is in effect and enjoins or otherwise prohibits or makes illegal the consummation of the Merger.

(c) Regulatory Approvals. (i) Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act and any agreement with a Governmental Authority not to consummate the Merger shall have expired or been terminated and (ii) all required consents, approvals, non-disapprovals and other authorizations of any Governmental Authority set forth in Section 7.01(c) of the Parent Disclosure Schedule shall have been obtained.

SECTION 7.02 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible under applicable Law) of the following additional conditions:

(a) Representations and Warranties. (i) Each of the representations and warranties of the Company in Section 3.01, Section 3.02, Section 3.03, Section 3.04, Section 3.24, Section 3.25 and Section 3.27 shall, if qualified by materiality or “Company Material Adverse Effect” be true and correct in all respects, or if not so qualified, be true in correct in all material respects (except for the representations and warranties of the Company in (A) Section 3.03(a), which shall be true and correct in all respects, and (B) Section 3.03(b), which shall be true and correct in all respects, except for de minimis deviations), in each case, as of the date of this Agreement and the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are, by their terms, made as of a specified date, in which case such representations and warranties shall be so true and correct as of such specified date), and (ii) each of the other representations and warranties contained in Article III (disregarding all qualifications set forth therein relating to “materiality”, “Company Material Adverse Effect” or other qualifications based on the word “material” or similar phrases) shall be true and correct as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are, by their terms, made as of a specified date, in which case such representations and warranties shall be so true and correct as of such specified date), except where the failure of such representations and warranties in this subclause (ii) to be so true and correct would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with each of the agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect that is continuing.

(d) Officer Certificate. The Company shall have delivered to Parent a certificate, dated the Closing Date, signed by a duly authorized officer of the Company, certifying as to the satisfaction of the conditions specified in Sections 7.02(a), 7.02(b) and 7.02(c).

SECTION 7.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

(a) Representations and Warranties. (i) Each of the representations and warranties of Parent in Section 4.01, Section 4.02 and Section 4.08 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are, by their terms, made as of a specified date, in which case such representations and warranties shall be true and correct as of such specified date) and (ii) each of the other representations and warranties of Parent and Merger Sub contained in Article IV (disregarding all qualifications set forth therein relating to “materiality” or “material adverse effect” or other qualifications based on the word “material” or similar phrases) shall have been true and correct as of the date of this Agreement as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are, by their terms, made as of a specified date, in which case such representations and warranties shall be so true and correct as of such specified date), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the other Transactions or have a material adverse effect on the ability of Parent and Merger Sub to consummate the Merger and the other Transactions.

(b) Agreements and Covenants. Each of Parent and Merger Sub shall have performed or complied in all material respects with each of the agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) Officer Certificate. Parent shall have delivered to the Company a certificate, dated the Closing Date, signed by a duly authorized officer of Parent, certifying as to the satisfaction of the conditions specified in Sections 7.03(a) and 7.03(b).

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01 Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time by action taken or authorized by the Company Board or Parent Board (as applicable) of the terminating party or parties, notwithstanding any prior adoption of this Agreement by the stockholders of the Company, as follows (the date of any such termination, the “Termination Date”):

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company, if the Effective Time shall not have occurred on or before January 31, 2024 (the “Outside Date”); provided, however, that if on the Outside Date any of the conditions set forth in Section 7.01(b) (solely to the extent the Law or Order giving rise to such condition not having been satisfied relates to an Antitrust Law) or Section 7.01(c) shall not have been satisfied but all other conditions set forth in Article VII shall have been satisfied or waived or shall then be capable of being satisfied if the Closing were to take place on such date, then Parent may, by written notice to the Company, elect to extend the Outside Date until no later than July 31, 2024; provided further that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any agreements and covenants under this Agreement has been the proximate cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

(c) by either Parent or the Company, if any Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order permanently enjoining or otherwise prohibiting or making illegal the consummation of the Merger and such Law or Order shall have become final and nonappealable, or if there shall be adopted following the date of execution of this Agreement any Law that makes consummation of the Merger illegal or otherwise prohibited; provided, however, that the right to terminate this Agreement pursuant to this clause (c) shall not be available to any party whose failure to fulfill any agreements or arrangements under Section 6.06 has been the proximate cause of, or resulted in, such Law or Order being enacted, issued, promulgated, enforced, entered or adopted, as applicable;

(d) by either Parent or the Company, if this Agreement shall fail to receive the Company Stockholder Approval at the Company Stockholders’ Meeting (or any adjournment or postponement thereof at which a vote is taken on the Merger);

(e) by Parent, prior to the Company’s receipt of the Company Stockholder Approval, if the Company Board shall have effected an Adverse Recommendation Change;

(f) by the Company, at any time prior to the time at which the Company receives the Company Stockholder Approval, if the Company Board determines to enter into an Acquisition Agreement with respect to a Superior Proposal in accordance with Section 6.03; provided that (i) the Company shall have complied with Section 6.03 with respect to such Superior Proposal and (ii) prior to or substantially concurrently with, and as a condition to the effectiveness of such termination, the Company pays to Parent the Company Termination Fee;

(g) by Parent, if the Company shall have breached any of its representations or warranties, or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.02(a) or Section 7.02(b), as applicable, if measured as of the time Parent asserts a right of termination pursuant to this Section 8.01(g), and (ii) is incapable of being cured prior to the Outside Date or, if curable by such date, is not cured within the earlier of (A) thirty (30) calendar days after written notice thereof is given by Parent to the Company stating Parent’s intention to terminate this Agreement pursuant to this Section 8.01(g) and the basis for such termination and (B) the Outside Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.01(g) if either Parent or Merger Sub is then in breach of any of its representations, warranties, covenants or agreements hereunder such that the conditions in Section 7.03(a) or Section 7.03(b) are not satisfied; or

(h) by the Company, if Parent or Merger Sub shall have breached any of its representations or warranties, or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.03(a) or Section 7.03(b), as applicable, if measured as of the time the Company asserts a right of termination pursuant to this Section 8.01(h) (it being understood that the Company will not be entitled to terminate this Agreement if such breach, failure or inaccuracy has been cured prior to the expiration of such period), and (ii) is incapable of being cured prior to the Outside Date or, if curable by such date, is not cured within the earlier of (A) thirty (30) calendar days after written notice thereof is given by the Company to Parent stating the Company’s intention to terminate this Agreement pursuant to this Section 8.01(h) and the basis for such termination (it being understood that the Company will not be entitled to terminate this Agreement if such breach, failure or inaccuracy has been cured prior to the expiration of such period) and (B) the Outside Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.01(h) if the Company is then in breach of any of its representations, warranties, covenants or agreements hereunder such that the conditions in Section 7.02(a) or Section 7.02(b) are not satisfied.

SECTION 8.02 Notice of Termination; Effect of Termination.

(a) A terminating party shall provide written notice of termination to the other party specifying with particularity the reason for such termination, and any such termination in accordance with Section 8.01 shall be effective immediately upon delivery of such written notice to the other party.

(b) In the event of termination of this Agreement by any party as provided in Section 8.01, this Agreement shall forthwith become void and of no further force or effect and there shall be no liability or obligation on the part of any party, except that (i) this Section 8.02, Section 6.02(b), Section 8.03 and Article IX shall remain in full force and effect and (ii) nothing herein (including Section 8.03) shall relieve any party from liability for any common law fraud that is committed with actual knowledge of falsity and with the intent to deceive or mislead another or intentional breach of this Agreement prior to the date of such termination, in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity. For purposes of this Agreement, “intentional breach” shall mean a material breach of this Agreement that is a consequence of an act or omission undertaken by the breaching party with the knowledge that the taking of, or failure to take, such act would, or would be reasonably expected to, cause a material breach of this Agreement.

SECTION 8.03 Fees and Expenses.

(a) Subject to Section 8.03(b), all costs and expenses (including attorneys’ fees) incurred in connection with this Agreement, the Transactions, the solicitation of stockholder approvals and all other matters related to the closing of the Merger shall be paid by the party incurring such Expenses, whether or not the Merger or any other Transaction is consummated, except as otherwise set forth in this Agreement.

(b) If this Agreement shall be validly terminated:

(i) by (A) Parent or the Company pursuant to Section 8.01(b) or Section 8.01(d) or (B) by Parent pursuant to Section 8.01(g), then, if (1) at or prior to the Termination Date, an Acquisition Proposal shall have been publicly announced, disclosed or otherwise made public that remains outstanding and not publicly withdrawn as of, in the case of clause (A), the date that is three (3) Business Days prior to Company Stockholders’ Meeting, and in the case of clause (B), the Termination Date and (2) within twelve (12) months of the Termination Date the Company or any Company Subsidiary enters into a definitive agreement with respect to, or submits to the stockholders of the Company for adoption, an Acquisition Proposal or consummates an Acquisition Proposal, then the Company shall pay Parent the amount of $19,000,000 (the “Company Termination Fee”), which payment shall be made by wire transfer of immediately available funds within two (2) Business Days of the earliest to occur of the entry by the Company into the definitive agreement with respect to an Acquisition Proposal, the submission of an Acquisition Proposal to the stockholders of the Company for adoption or the consummation of any Acquisition Proposal, in each case, as referred to in subclause (2) of this Section 8.03(b)(i).

(ii) by Parent pursuant to Section 8.01(e), then the Company shall pay to Parent the Company Termination Fee;

(iii) by the Company (A) pursuant to Section 8.01(b) or Section 8.01(d) at a time when Parent had the right to terminate pursuant to Section 8.01(f) or (B) pursuant to Section 8.01(f), then the Company shall pay to Parent the Company Termination Fee; or

(iv) by (A) Parent or the Company pursuant to Section 8.01(b) or (B) Parent or the Company pursuant to Section 8.01(c) (solely to the extent the Law or Order giving rise to such termination right relates to an Antitrust Law) and, in each case, at the time of such termination, (1) the condition set forth in Section 7.01(b) (solely to the extent the Law or Order giving rise to such condition not having been satisfied relates to an Antitrust Law) or Section 7.01(c) shall have not been satisfied, (2) the condition set forth in Section 7.01(a) has been satisfied, (3) prior to such termination Parent did not exercise its right to extend the Outside Date in accordance with Section 8.01(b) and (4) all of the conditions set forth in Section 7.02 shall have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, provided that those conditions would have been capable of being satisfied if the Closing were to occur on such date), then Parent shall pay, or cause to be paid, to the Company an amount equal to $30,000,000 (the “Parent Tier I Termination Fee”), which payment shall be made by wire transfer of immediately available funds within two (2) Business Days of such termination;

(v) by (A) Parent or the Company pursuant to Section 8.01(b) or (B) Parent or the Company pursuant to Section 8.01(c) (solely to the extent the Law or Order giving rise to such termination right relates to an Antitrust Law) and, in each case, at the time of such termination, (1) the condition set forth in Section 7.01(b) (solely to the extent the Law or Order giving rise to such condition not having been satisfied relates to an Antitrust Law) or Section 7.01(c) shall have not been satisfied, (2) the condition set forth in Section 7.01(a) has been satisfied, (3) prior to such termination Parent exercised its right to extend the Outside Date in accordance with Section 8.01(b) and (4) all of the conditions set forth in Section 7.02 shall have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, provided that those conditions would have been capable of being satisfied if the Closing were to occur on such date), then Parent shall pay, or cause to be paid, to the Company an amount equal to $50,000,000 (the “Parent Tier II Termination Fee”), which payment shall be made by wire transfer of immediately available funds within two (2) Business Days of such termination

(c) Without limiting the right of Parent to seek specific performance in accordance with Section 9.10, the Company Termination Fee payable by the Company under Section 8.03(b)(iii) shall be paid to Parent or its designee by the Company in immediately available funds (i) prior to or substantially concurrently with, and as a condition to the effectiveness of, termination of this Agreement by the Company pursuant to Section 8.01(f) and (ii) within two (2) Business Days after the termination of this Agreement by Parent pursuant to Section 8.01(e). The payment to Parent or its designees of the Company Termination Fee shall be the sole and exclusive remedy of Parent and Merger Sub in connection with this Agreement (including the termination hereof), the Transactions or any matter forming the basis for the termination hereof, and to the extent the Company Termination Fee is paid, upon such payment in accordance with this Section 8.03, none of the Company, any Company Subsidiary or any of their respective former, current or future officers, directors, partners, stockholders, managers, members, affiliates or agents shall have any further liability or obligation relating to or arising out of this Agreement (or the termination hereof) or the Transactions or any matter forming the basis for the termination hereof.

(d) Without limiting the right of the Company to seek specific performance in accordance with Section 9.10, the payment to the Company or its designees of the Parent Tier I Termination Fee under Section 8.03(b)(iv) or the Parent Tier II Termination Fee under Section 8.03(b)(v) shall be the sole and exclusive remedy of the Company in connection with this Agreement (including the termination hereof), the Transactions or any matter forming the basis for the termination hereof in the event of any such payment becoming due and payable and is paid, and to the extent the Parent Tier I Termination Fee under Section 8.03(b)(iv) or the Parent Tier II Termination Fee under Section 8.03(b)(v) is paid, upon such payment in accordance with this Section 8.03, none of Parent, Merger Sub or any of their respective former, current or future officers, directors, partners, stockholders, managers, members, affiliates or agents shall have any further liability or obligation relating to or arising out of this Agreement (or the termination hereof) or the Transactions or any matter forming the basis for the termination hereof.

(e) For purposes of Section 8.03(b)(i), Acquisition Proposal shall have the meaning assigned to such term in Section 6.03(g)(i), except that references to 20% in the definition thereof shall be deemed to be references to 50%.

(f) The parties acknowledge and agree that the agreements contained in this Section 8.03 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. Accordingly, if the Company or Parent fails to pay when due any amount pursuant to this Section 8.03, then the Company or Parent, as applicable, shall also (i) reimburse Parent or the Company, as applicable, for all reasonable, out-of-pocket costs and expenses (including attorneys’ fees and expenses) incurred in connection with the collection of such overdue amount and the enforcement by Parent or the Company, as applicable, of its rights under this Section 8.03, and (ii) pay to Parent or the Company, as applicable, interest on such overdue amount from the date such payment was required to be made until the date of payment at the prime lending rate as published in the Wall Street Journal in effect on the date such payment was required to be made. In no event shall (A) the Company be required to pay the Company Termination Fee in connection with the termination of this Agreement or the Transactions more than once or (B) Parent be required to pay either the Parent Tier I Termination Fee or the Parent Tier II Termination Fee in connection with the termination of this Agreement or the Transactions more than once.

(g) Each of the parties acknowledges that any amounts payable by the Company or Parent pursuant to this Section 8.03, including the Company Termination Fee and the Parent Termination Tier I Fee or the Parent Tier II Termination Fee, as applicable, does not constitute a penalty, but rather shall constitute liquidated damages in a reasonable amount that will compensate a party for the disposition of its rights under this Agreement in the circumstances in which such amounts are due and payable, which amounts would otherwise be impossible to calculate with precision.

ARTICLE IX

GENERAL PROVISIONS

SECTION 9.01 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time; provided, however, that this Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

SECTION 9.02 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service or by email transmission (if sent prior to 6:00 p.m. recipient’s local time, upon transmission (provided, no “bounce back” or similar message of non-delivery is received with respect thereto) or if sent after 6:00 p.m. recipient’s local time and no “bounce back” or similar message of non-delivery is received with respect thereto, the business day following the date of transmission) to the respective parties at the following coordinates (or at such other coordinates for a party as shall be specified in a notice given in accordance with this Section 9.02):

(a) if to Parent or Merger Sub:

Boston Scientific Corporation

300 Boston Scientific Way

Marlborough, Massachusetts 01752

Attention: Chief Corporate Counsel

Email: ******

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

Attention:    Clare O’Brien

                    Derrick Lott

Email:         ******

                    ******

(b) if to the Company:

Apollo Endosurgery, Inc.

1120 S. Capital of TX Hwy Bldg. 1, Suite 300

Austin, TX 78746

Attn: Brian Szymczak

Email: ******

with a copy (which shall not constitute notice) to:

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

Attention:   Mark Weeks

                   Ben Beerle

                   Milson Yu

Email:         ******

                    ******

                    ******

SECTION 9.03 Certain Definitions.

(a) For purposes of this Agreement:

“Acceptable Confidentiality Agreement” means an executed confidentiality agreement that (i) does not contain any provision prohibiting or otherwise restricting the Company from making any of the disclosures required to be made by Section 6.03 or any other provision of this Agreement and (ii) contains confidentiality provisions that are no more favorable in the aggregate to the counterparty than those contained in the Confidentiality Agreement; provided that such agreement need not include any “standstill” or similar restriction.

“Acquisition Agreement” means any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option or other similar agreement (other than an Acceptable Confidentiality Agreement entered into in accordance with the terms of Section 6.03) regarding, or that is intended to result in, or could reasonably be expected to lead to, any Acquisition Proposal.

“Affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

“Anti-Corruption Laws” means Laws relating to bribery, corruption or money laundering.

“Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other antitrust, competition or trade regulation Laws or Laws of any jurisdiction, including any other federal, state, foreign or multinational Laws, that are otherwise designed or intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization, restraint of trade or harm to competition.

“Business Day” means any day (other than Saturday or Sunday) on which commercial banks banking in the County of New York, New York are not required or permitted by Law to close.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Public Law 116-136), as amended.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Group” means the Company and each Company Subsidiary.

“Company Intellectual Property” means the Owned Intellectual Property and the Licensed Intellectual Property.

“Company IP Agreements” means (a) all Contracts granting rights or establishing obligations under Intellectual Property to which the Company or a Company Subsidiary is a party, including all Contracts pursuant to which (i) the Company or a Company Subsidiary licenses, permits or agrees to license or permit any other person to use, enforce or register any Intellectual Property, (ii) any person licenses, permits or agrees to license or permit the Company or a Company Subsidiary to use, enforce or register any Intellectual Property and (iii) the Company or a Company Subsidiary has utilized Open Source Licenses in the

Company Products, or in the development or manufacture thereof and (b) consents, settlements, waivers, releases, covenants, options, Orders, injunctions or rulings governing the use, validity or enforceability of any Company Intellectual Property.

“Company Material Adverse Effect” means any event, circumstance, change, condition, occurrence or effect that, individually or in the aggregate with any other event, circumstance, change, condition, occurrence or effect, has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, business, condition (financial or otherwise) or results of operations of the Company Group, taken as a whole; provided, however, in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been, a Company Material Adverse Effect: (i) any event, circumstance, change, condition, occurrence or effect resulting from or relating to (A) a change in general economic, political, regulatory, business, financial, credit or capital market conditions, or any changes therein, including interest or exchange rates, or fluctuations in the value of any currency, (B) any change in accounting requirements or principles required by GAAP or required by any change in applicable Laws after the date hereof, (C) any disease outbreak, epidemic or pandemic (including COVID-19) and any evolutions or mutations thereof or quarantine restrictions, natural disasters or the worsening of any of the foregoing, escalation of or acts of armed hostility or terrorism or escalation or worsening of war, or any similar force majeure events, (D) the announcement of the execution of this Agreement or the pendency of the Transactions (provided that the exceptions in this subclause (D) shall not apply to any representations or warranties contained in Section 3.05 (or the condition in Section 7.02(a) as it relates to the representations or warranties contained in Section 3.05)), or (E) compliance with the express terms of, or the taking of any action expressly required by, this Agreement (excluding the Company operating in the ordinary course of business) or the taking of any action requested in writing by Parent prior to the taking of such action; provided further that, if the exceptions set forth in subclauses (A), (B) and (C) of this clause (i) have a disproportionate impact on the Company Group, taken as a whole, compared to other companies that operate in the industries in which the Company Group operates, then such disproportionate effects, changes, developments or occurrences may be taken into account in determining whether a Company Material Adverse Effect has occurred solely to the extent of such disproportionate impact or (ii) any failure to meet any public estimates or expectations of the Company’s bookings, revenue, earnings per share, or other financial performance or results of operations for any period or any failure to meet any internal or published projections, budgets, plans or forecasts of its bookings, revenues, earnings, earnings per share or other financial performance or results of operations for any period or a decline in the price or trading volume of the Shares (provided that, except as otherwise provided in this definition, the underlying causes of such failure or decline may be considered in determining whether there is a Company Material Adverse Effect).

“Company Product” means the products and services currently being sold or distributed by a member of the Company Group.

“Company Stock Plans” means the Company’s 2006 Stock Option Plan, the Company’s 2016 Equity Incentive Plan, the Company’s 2017 Equity Incentive Plan, in each case, as amended from time to time, and any grants made pursuant to the “inducement” grant exception under Rule 5635(c)(4) of the Nasdaq Listing Rules.

“Company Stockholders’ Meeting” means a duly convened meeting of the stockholders of the Company called to obtain the Company Stockholder Approval, or any valid adjournment or postponement thereof made in accordance with this Agreement.

“Company Subsidiary” means a Subsidiary of the Company.

“Company Warrants” means the pre-funded warrants to purchase up to 17,520,000 shares of Company Common Stock issued by the Company on or about July 21, 2020.

“Contract” means any legally binding contract, subcontract, agreement, note, bond, mortgage, indenture, lease, sublease, license, sublicense, permit, franchise or other instrument, obligation, commitment or arrangement.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by Contract or credit arrangement or otherwise.

“Convertible Debentures” means the Company’s 6.0% Convertible Debentures, due August 12, 2026.

“COVID-19” means the SARS-CoV-2 or COVID-19 virus and any evolutions or mutations thereof.

“COVID-19 Measure” means any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shutdown, closure, sequester, safety or similar Law, judgment, guideline or recommendation promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19.

“Device Regulatory Laws” means Laws administered by the FDA relating to the regulation of the procurement, design, research, development, testing, studying, manufacturing, quality, licensing, production, processing, handling, packaging, labeling, storage, advertising, use, promotion, marketing, importation, exportation, sale and distribution of medical devices or components thereof, and any analogous applicable Laws of any applicable State or jurisdiction, but excluding Healthcare Laws.

“Exclusively Licensed Intellectual Property” means all Licensed Intellectual Property that is granted on an exclusive basis to any member of the Company Group.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any corporation or trade or business under common control with the Company as determined under Sections 414(b), (c), (m) or (o) of the Code.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“FDA” means the United States Food and Drug Administration, or any successor agency thereto having the administrative authority to regulate the marketing of human pharmaceutical products or biological therapeutic products, delivery systems and devices in the United States of America.

“FDCA” means the Federal Food, Drug, and Cosmetic Act, at 21 U.S.C. §§ 301 et. seq. and its implementing regulations and guidance.

“Foreign Investment Law” means any Laws that are designed to prohibit, restrict or regulate foreign investment.

“Good Clinical Practices” means the FDA’s standards for the design, conduct, performance, monitoring, auditing, recording, analysis, and reporting of clinical trials contained in 21 C.F.R. Parts 50, 54, 56 and 812.

“Healthcare Laws” means all foreign, federal, state, and local Laws relating to the regulation, provision or administration of, or billing or payment for, healthcare products or services, whether criminal or civil, including: (a) federal Laws relating to the Medicare and Medicaid programs and any other federal healthcare programs; (b) federal and state Laws relating to healthcare fraud and abuse, including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the federal False Claims Act (31 U.S.C. §§ 3729 et. seq.), the federal Stark Law (42 U.S.C. § 1395nn), the federal False Statements Statute (42 U.S.C. § 1320a-7b(a)), the Exclusion Requirements of Laws (42 U.S.C. § 1320a-7), the Beneficiary Inducement Statute (42 U.S.C. § 1320a-7a(a)(5)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a and § 1320a-7b) and the Federal Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et. seq.); (c) the federal Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), the regulations implemented thereunder and similar state Laws; (d) state Laws relating to Medicaid or any other state healthcare or health insurance programs; (e) federal or state Laws relating to billing or claims for reimbursement submitted to any government or third-party payor; (f) any other federal or state Laws relating to fraudulent, abusive or unlawful practices connected in any way with the provision or marketing of healthcare items or services; (g) state Laws relating to insurance and risk-sharing products, services and arrangements; and (h) federal and state Laws relating to health information privacy, including the Health Insurance Portability and Accountability Act of 1996 and any rules or regulations promulgated thereunder, the Health Information Technology for Economic and Clinical Health Act of 2009 (“HITECH”), enacted as part of the American Recovery and Reinvestment Act of 2009, and any HITECH implementing regulations; each of clauses (a) through (h) as amended from time to time; and all comparable foreign, federal, state and local Laws and the rules and regulations promulgated pursuant to all such Laws, each as amended from time to time.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health (HITECH) Act, together with all implementing regulations thereof, as amended, including but not limited to 45 CFR Part 160, Part 162 and Part 164, Subparts A, C, D and E and including all guidance, rules, interpretations and implanting regulations.

“Intellectual Property” means all intellectual property rights in any jurisdiction worldwide, including (a) trademarks, service marks, trade names, trade dress, slogans, logos, brand names, Internet domain names, social media accounts, geographical indications and corporate names, as well as any other identifiers indicating the business or source of goods or services (whether registered, arising under common law or statutory law, or otherwise) and general intangibles of a like nature, all registrations (and applications for registration) for the foregoing, and all goodwill connected with the use thereof and symbolized thereby; (b) patents and patent applications (including reissues, divisionals, continuations and continuations-in-part, extensions and counterparts thereof), utility models, inventions and discoveries, statutory invention registrations, mask works, invention disclosures and industrial designs; (c) rights in any confidential or proprietary information, including trade secrets, know-how, methodologies, pricing information, confidential research, algorithms, models, processes, formulas, client lists and invention rights; (d) works of authorship, copyrights (including copyrights in software), moral rights, design rights and database rights therein and thereto; (e) registrations, applications, renewals and extensions for any of the foregoing in clauses (a) through (d); (f) all rights in software and technology; (g) claims and rights to sue and recover for past, present and future infringement, misappropriation, violation or breach of any of the foregoing; and (h) any and all other intellectual property rights.

“Knowledge of the Company” or “Company’s Knowledge” means the actual knowledge, as of the date of this Agreement, of the individuals identified in Section 9.03(a) of the Company Disclosure Schedule, in each case, including the knowledge that any such individual would reasonably be expected to discover or become aware of after reasonable inquiry of such individual’s direct reports with operational responsibility for the fact or matter in question.

“Leased Real Property” means any real property leased, subleased, licensed or otherwise used or occupied (whether as a tenant, subtenant, licensee, or other interest, respectively) by any member of the Company Group under any Company Leases.

“Licensed Intellectual Property” means Intellectual Property that the Company or a Company Subsidiary is licensed or otherwise permitted to use pursuant to the Company IP Agreements.

“Liens” means any and all security interests, pledges, claims, charges, options, puts, calls, preemptive purchase rights, easements, restrictions, rights of first refusal, licenses, hypothecation, mortgages, liens and any other encumbrances of any kind or nature whatsoever.

“Nasdaq” means the Nasdaq Global Select Market.

“Notified Body” means an entity licensed, authorized or approved by the applicable government agency, department or other authority to assess and certify the conformity of a medical device with the requirements of Regulation (EU) 2017/745 of the European Parliament and of the Council of 5 April 2017 on medical devices, amending Directive 2001/83/EC, Regulation (EC) No 178/2002 and Regulation (EC)

No 1223/2009 and repealing Council Directives 90/385/EEC and 93/42/EEC concerning medical devices, as amended from time to time, and applicable harmonized standards.

“NYSE” means the New York Stock Exchange.

“Open Source License” means any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation), or any substantially similar license, including any license approved by the Open Source Initiative, or any Creative Commons License, and including any adaptation or modification (e.g., adding the Commons Clause) of or exception to any such license. For the avoidance of doubt, Open Source Licenses include “copyleft” open source licenses.

“Order” means, with respect to any person, any award, decision, injunction, judgment, stipulation, order, ruling, subpoena, writ, decree, consent decree or verdict entered, issued, made or rendered by any arbitrator or Governmental Authority of competent jurisdiction affecting such person or any of its properties.

“Owned Intellectual Property” means Intellectual Property owned or purported to be owned by the Company or a Company Subsidiary.

“Permitted Lien” means (a) statutory Liens for Taxes (i) not yet due and payable or (ii) the amount or validity of which is being contested in good faith in appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, (b) mechanics’, materialmen’s, carriers’, workers’, repairers’ and similar statutory liens arising or incurred in the ordinary course of business which would not constitute a default under any Company Lease or which are not yet due and payable or the amount or validity of which is being contested in good faith in appropriate proceedings and for which adequate reserves have been made, (c) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over any Leased Real Property which are not violated in any material respect by the current occupancy, operation or use of any Leased Real Property by any member of the Company Group, (d) deposits or pledges made in connection with, or to secure payment of, worker’s compensation, unemployment insurance, old age pension programs mandated under applicable legal requirements or other social security, (e) covenants, conditions, restrictions, easements and other similar non-monetary encumbrances and matters of record affecting title to but not adversely affecting current occupancy, operation or use of any Leased Real Property by any member of the Company Group in any material respect, (f) restrictions on the transfer of securities arising under federal and state securities laws, (g) any non-exclusive licenses or non-exclusive rights granted under any Company Intellectual Property pursuant to any Standard Agreement in the ordinary course of business, and (i) any statutory Liens caused by state statutes and/or principles of common law and specific agreements within some leases providing for landlord liens with respect to tenant’s personal property, fixtures and/or leasehold improvements at the subject premises which are not materially adverse to the current occupancy, operation or use of any Leased Real Property by any member of the Company Group.

“person” means an individual, company, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Personally Identifiable Information” means any data or information relating to an identified or reasonably identifiable individual natural person or that constitutes personal data, Protected Health Information (as defined by HIPAA), personally identifiable information, personal information or similar defined term under applicable Privacy Laws or any information that is governed, regulated or protected by one or more Privacy Laws concerning information relating to an identified or identifiable individual natural person.

“Plan” means any “employee benefit plan” (as defined in Section 3(3) of ERISA), whether written or unwritten and whether or not subject to ERISA, all bonus, stock option, stock purchase, restricted stock, restricted stock unit, phantom stock, stock appreciation right, incentive, deferred compensation, performance award, retiree medical or life insurance, supplemental retirement, severance or other material benefit plans, programs or arrangements, and all employment, termination, severance, change of control or other contracts or agreements to which the Company or any Company Subsidiary is a party, with respect to which the Company or any Company Subsidiary has any obligation or direct or indirect liability or which are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any Service Provider or any beneficiary of any Service Provider.

“Privacy Laws” means all applicable Laws that govern the privacy, security or confidentiality of Personally Identifiable Information. Without limiting the generality of the foregoing, “Privacy Laws” includes, to the extent applicable to the Company Group: (i) the Federal Trade Commission Act, 15 U.S.C. §§ 41-58; (ii) the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, 15 U.S.C. § 7701 et. seq.; (iii) the Fair Credit Reporting Act, 15 U.S.C. § 1681 et. seq., as amended; (iv) the Telephone Consumer Protection Act, 47 U.S.C. § 227, as amended; (v) the Telemarketing and Consumer Fraud and Abuse Prevention Act, 15 U.S.C. §§ 6101-6108, as amended; (vi) all State law equivalents of the foregoing clauses (i)-(v); (vii) the California Consumer Privacy Act, Cal. Civ. Code § 1798.140, et. seq., as amended; (viii) all Personally Identifiable Information breach notification laws; (ix) the General Data Protection Regulation (Regulation (EU) 2016/679) and the Personally Identifiable Information, privacy, security and confidentiality Laws of non-U.S. countries; (x) Payment Card Industry Data Security Standards; and (xi) regulations implementing such Laws.

“Proxy Statement Clearance Date” means the earlier of (i) the date on which the Company is informed by the SEC, orally or in writing, that the Proxy Statement will not be reviewed by the SEC, including the first (1st) Business Day that is at least ten (10) calendar days after the filing of the preliminary Proxy Statement if the SEC has not informed the Company that it intends to review the Proxy Statement prior to such date, and (ii) in the event that the Company receives comments from the SEC on the preliminary Proxy Statement, the first (1st) Business Day immediately following the date the SEC informs the Company, orally or in writing, that the SEC staff has no further comments on the preliminary Proxy Statement.

“Registered” means registrations, recordations, filings, renewals and applications for any of the foregoing with, granted by or pending before a Governmental Authority or Internet domain name registrar.

“Representatives” of any person shall mean the officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives of such person or any of its Subsidiaries.

“Rule 10b5-1 Plan” means any contract, instruction or trading plan established pursuant to Rule 10b5-1 under the Exchange Act.

“Service Provider” means any current or former officer, employee, director or independent contractor of the Company and each Company Subsidiary.

“Subsidiary” or “Subsidiaries” of any person shall mean (i) a corporation more than fifty percent (50%) of the combined voting power of the outstanding voting stock of which is owned by such person or by one or more other Subsidiaries of such person, (ii) a partnership of which such person or one or more other Subsidiaries thereof is the general partner and has the power to direct the policies, management and affairs of such partnership, (iii) a limited liability company of which such person or one or more other Subsidiaries thereof is the managing member and has the power to direct the policies, management and affairs of such company or (iv) any other person (other than a corporation, partnership or limited liability company) in which such person or one or more other Subsidiaries of such person has at least a majority ownership and power to direct the policies, management and affairs thereof.

“Standard Agreements” means: (i) non-exclusive licenses or rights granted by the Company Group on standard non-negotiated terms to its products and services in connection with the sale thereof to customers in the ordinary course of business; (ii) non-exclusive licenses to the Company Group for standard, generally commercially available, unmodified “off-the-shelf” third party software and products that are used for internal purposes; (iii) nondisclosure agreements entered into in the ordinary course of business; (iv) any incidental non-exclusive licenses granted in the ordinary course of business to a service provider solely as necessary for, and solely during, the provision of the services provided by such service provider to the Company Group; and (v) the Company Group’s standard form employee and independent contractor confidentiality and invention assignment Contracts entered into in the ordinary course of business without material modification to the confidentiality and invention assignment provisions therein.

“Systems” means computer, information technology and data processing systems used by any member of the Company Group, including all software, hardware, firmware, servers, networks, data, communications facilities, platforms and related equipment, systems and services, and all content and related documentation associated with each of the foregoing.

“Transactions” means the Merger and the other transactions contemplated by this Agreement.

“Treasury Regulations” shall mean the Treasury Regulations (including temporary regulations) promulgated by the United States Department of Treasury with respect to the Code.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar state or local Law.

(b) The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition
Acquisition Proposal	§	6.03	(g)(i)
Action	§	3.10
Adverse Recommendation Change	§	6.03	(d)
Affiliate Transaction	§	3.22
Agreement		Preamble
Book-Entry Shares	§	2.02	(b)
Capitalization Date	§	3.03	(b)
Certificate of Merger	§	1.03
Certificates	§	2.02	(b)
Closing	§	1.02
Closing Date	§	1.02
Company		Preamble
Company Board		Recitals
Company Board Recommendation	§	3.24	(a)
Company Bylaws	§	1.05
Company Charter	§	1.05
Company Common Stock	§	3.03	(a)
Company Disclosure Schedule		Article III
Company Leases	§	3.13	(b)
Company Permits	§	3.06
Company Option	§	2.04	(a)
Company PSU	§	2.04	(d)
Company RSU	§	2.04	(c)
Company Stockholder Approval	§	3.24	(b)
Company Termination Fee	§	8.03	(b)(i)
Confidentiality Agreement	§	6.02	(b)
Continuing Employee	§	6.05	(a)
Data Security Requirements	§	3.18	(i)
Debt Payoff Letter	§	6.16
DGCL		Recitals
Dissenting Shares	§	2.07
Effective Time	§	1.03
Environmental Laws	§	3.17	(b)

Defined Term	Location of Definition
Equity Interest	§	3.03	(b)
Exchange Act	§	3.05	(b)
Excluded Shares	§	2.01	(a)
Existing Loan Agreement	§	6.16
FDA Application Integrity Policy	§	3.20	(f)
GAAP	§	3.08	(b)
Governmental Authority	§	3.05	(b)
Hazardous Materials	§	3.17	(c)
HSR Act	§	3.05	(b)(v)
Indemnified Parties	§	6.04	(a)
Intervening Event	§	6.03	(g)(ii)
IRS	§	3.11	(a)
Latest Balance Sheet	§	3.08	(e)
Law	§	3.05	(a)(ii)
Material Contracts	§	3.15	(a)
Merger		Recitals
Merger Consideration	§	2.01	(a)
Merger Sub		Preamble
Opinion	§	3.26
Outside Date	§	8.01	(b)
Parent		Preamble
Parent Board		Recitals
Parent Disclosure Schedule		Article IV
Parent Termination Fee	§	8.03	(b)(iv)
party		Preamble
Paying Agent	§	2.02	(a)
Paying Agent Agreement	§	2.02	(a)
Payment Fund	§	2.02	(a)
Piper Sandler	§	3.26
Pre-Closing Period	§	5.01	(a)
Preferred Stock	§	3.03	(a)
Registered Licensed Intellectual Property	§	3.18	(a)
Registered Owned Intellectual Property	§	3.18	(a)
Repurchase Transaction	§	6.17	(c)
Sarbanes-Oxley Act	§	3.08	(a)
SEC	§	3.05	(b)(ii)
SEC Reports	§	3.08	(a)
Securities Act	§	3.08	(a)(i)
Shares	§	2.01	(a)
Significant Customer	§	3.22	(a)
Significant Supplier	§	3.22	(b)
Solar Loan Agreement	§	6.16
Superior Proposal	§	6.03	(g)(iii)
Surviving Company	§	1.04
Taxes	§	3.14	(i)(i)
Tax Returns	§	3.14	(i)(ii)
Termination Date	§	8.01

SECTION 9.04 Interpretation and Rules of Construction. When a reference is made in this Agreement to an Exhibit, an Article or a Section, such reference shall be to an Exhibit, an Article or a Section of this Agreement unless otherwise indicated. The table of contents, index of defined terms and headings contained in this

Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Documents, materials and information are deemed to have been “made available” to Parent and Merger Sub, if such documents, materials or information were available for review by such person and its Representatives through the electronic data room entitled “Football”, which is hosted by Datasite (https://americas.datasite.com) in connection with the Transactions or disclosed in an SEC Report filed and publicly available, in each case, at least twenty four (24) hours prior to the date of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is not a Business Day, the period shall end on the immediately following Business Day. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the United States of America. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. References to “days” shall mean “calendar days” unless expressly stated otherwise. No specific provision, representation or warranty shall limit the applicability of a more general provision, representation or warranty. The phrase “ordinary course of business” shall be deemed to be followed by the words “consistent with past practice” whether or not such words actually follow such phrase. Any reference in this Agreement to a date or time shall be deemed to be such date or time in the City of New York, New York, U.S.A., unless otherwise specified.

SECTION 9.05 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

SECTION 9.06 Disclaimer of Other Representations and Warranties. Parent, Merger Sub and the Company each acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III (including and as qualified by the Company Disclosure Schedule), with respect to the Company, and Article IV (including and as qualified by the Parent Disclosure Schedule), with respect to Parent and Merger Sub, which representations and warranties by the Company, Parent and Merger Sub constitute the sole and exclusive representations and warranties of the Company, Parent and Merger Sub in connection with this Agreement or the Transaction, (a) no party makes, no party has made, and no party is relying on or has relied on, any representations or warranties relating to itself or its businesses or otherwise in connection with this Agreement or the Transactions, (b) no person has been authorized by any party to make any representation or warranty relating to such party or its businesses or otherwise in connection with this Agreement or the Transactions and, if made, such representation or warranty must not be relied upon as having been authorized by such party, and (c) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to any party or any of its Representatives, whether received prior to or after the date of this Agreement, are not and shall not be deemed to be or to include representations or warranties and none of Parent or Merger Sub will have any claim against any member of the Company Group, or any of their respective Affiliates, stockholders or Representatives, or any other person with respect thereto.

SECTION 9.07 Entire Agreement. This Agreement, taken together with the Company Disclosure Schedule, Parent Disclosure Schedule and the Confidentiality Agreement, constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

SECTION 9.08 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties; provided that Parent and Merger Sub may assign all or any of their rights and obligations hereunder to any direct or indirect wholly-owned Subsidiary of Parent so long as Parent continues to remain liable for all of such obligations as if no such assignment had occurred. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

SECTION 9.09 Parties in Interest. Other than the provisions of Section 6.04 (which is for the benefit of the persons covered thereby and may be enforced by such persons), this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; except for, if the Effective Time occurs, and subject to the terms and conditions in Article  II, the right of the Company’s stockholders to receive the Merger Consideration.

SECTION 9.10 Remedies; Specific Performance. The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party agrees that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages, except as limited by Section 8.03) to (a) an Order of specific performance to enforce the observance and performance of such covenant or obligation and (b) an injunction restraining such breach or threatened breach. Each party further agrees that (i) it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity and (ii) no other party or any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.10, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. The right to specific enforcement hereunder shall include the right of the Company, on behalf of itself and any third party beneficiaries to this Agreement, to cause Parent to cause the Merger and the other Transactions to be consummated on the terms and subject to the conditions set forth in this Agreement.

SECTION 9.11 Governing Law.

(a) This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any applicable principles of conflict of laws that would cause the Laws of any jurisdiction other than the State of Delaware to otherwise govern this Agreement.

(b) The parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be heard and determined exclusively in the Delaware Court of Chancery; provided, however, that, if the Delaware Court of Chancery does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in the United States District Court for the District of Delaware. Consistent with the preceding sentence, each of the parties hereby (i) submits to the exclusive jurisdiction of such courts for the purpose of any Action arising out of or relating to this

Agreement brought by either party hereto; (ii) agrees that service of process will be validly effected by sending notice in accordance with Section 9.02; and (iii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts. Process in any such Action may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.02 shall be deemed effective service of process on such party.

SECTION 9.12 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.

SECTION 9.13 Amendment. This Agreement may be amended by the parties by action taken by or on behalf of the Company Board or Parent Board, as applicable, at any time prior to the Effective Time; provided, however, that after receipt of the Company Stockholder Approval, no amendment may be made that would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger or that would otherwise require the approval of the stockholders of the Company under applicable Law. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

SECTION 9.14 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

SECTION 9.15 Company Disclosure Schedule. The parties agree that any reference in a particular Section of the Company Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in each other Section of the Company Disclosure Schedule to which such information reasonably relates as though fully set forth in such other Section to the extent the applicability and relevance of such information to such other Section is reasonably apparent on the face of such disclosure. Certain items and matters may be listed in the Company Disclosure Schedule for informational purposes only and may not be required to be listed therein by the terms of this Agreement. In no event shall the listing of items or matters in the Company Disclosure Schedule be deemed or interpreted to broaden, or otherwise expand the scope of, the representations and warranties or covenants contained in this Agreement. The mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty (a) shall not be deemed an admission that such item represents a material exception or material event, circumstance, change, effect, development or condition or that such item would constitute a Company Material Adverse Effect and (b) shall not be construed as an admission by the Company of any non-compliance with, or violation of, any third party rights (including any Intellectual Property rights) or any Law or Order of any Governmental Authority, such disclosures having been made solely for the purposes of creating exceptions to the representations made herein or of disclosing any information required to be disclosed under this Agreement. Without limiting the foregoing, no reference to or disclosure of a possible breach or violation of any Contract or agreement, Law or Order shall be construed as an admission or indication that a breach or violation exists or has actually occurred.

SECTION 9.16 Counterparts. This Agreement may be executed and delivered (including by electronic transmission, such as by electronic mail in “pdf” form) in counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

By	/s/ Michael F. Mahoney
Name: Michael F. Mahoney
Title: Chief Executive Officer

TEXTILE MERGER SUB, INC.

By	/s/ Michael F. Mahoney
Name: Michael F. Mahoney
Title: President

[Signature Page to Agreement and Plan of Merger]

APOLLO ENDOSURGERY, INC.

By	/s/ Charles McKhann
Name: Charles McKhann
Title: President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Schedule I

Signatories to Voting and Support Agreement

R. Kent McGaughy, Jr.

Curlew Fund, LP

Killdeer Fund, LP

Roadrunner Fund, LP

Crested Crane, LP

Kestrel Fund, LP

Mallard Fund, LP

Annex B

November 29, 2022

Board of Directors

Apollo Endosurgery, Inc.

1120 S. Capital of Texas Highway

Building 1, Suite #300

Austin, TX 78746

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.001 per share (“Company Common Stock”), of Apollo Endosurgery, Inc. (the “Company”), of the Merger Consideration (as defined below), pursuant to a draft of the Agreement and Plan of Merger, to be dated as of November 29, 2022 (the “Agreement”), to be entered into among Boston Scientific Corporation (the “Acquiror”), Textile Merger Sub, Inc. (“Merger Sub”), an indirect wholly-owned subsidiary of the Acquiror, and the Company. The Agreement provides for, among other things, the merger (the “Merger”) of Merger Sub with and into the Company, pursuant to which each outstanding share of Company Common Stock, subject to certain exceptions set forth in the Agreement, will be converted into the right to receive $10.00 in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

In arriving at our opinion, we have: (i) reviewed and analyzed the financial terms of a draft of the Agreement labeled “Execution Version”; (ii) reviewed and analyzed certain financial and other data with respect to the Company which was publicly available; (iii) reviewed and analyzed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company that were publicly available, as well as those that were furnished to us by the Company; (iv) conducted discussions with members of senior management and representatives of the Company concerning the matters described in clauses (ii) and (iii) above, as well as its business and prospects before and after giving effect to the Merger; (v) reviewed the current and historical reported prices and trading activity of Company Common Stock; (vi) compared the financial performance of the Company with that of certain other publicly-traded companies that we deemed relevant; and (vii) reviewed the financial terms, to the extent publicly available, of certain business combination transactions that we deemed relevant. In addition, we have conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as we have deemed necessary in arriving at our opinion.

We have relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to us or discussed with or reviewed by us. We have further relied upon the assurances of the management of the Company that the financial information provided has been prepared on a reasonable basis in accordance with industry practice, and that they are not aware of any information or facts that would make any information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that with respect to financial forecasts, estimates and other forward-looking information reviewed by us, that such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of the Company as to the expected future results of operations and financial condition of the Company. We express no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based.

Board of Directors Apollo Endosurgery, Inc.

November 29, 2022

We have relied, with your consent, on advice of the outside counsel and the independent accountants to the Company, and on the assumptions of the management of the Company, as to all accounting, legal, tax and financial reporting matters with respect to the Company and the Agreement.

In arriving at our opinion, we have assumed that the executed Agreement will be in all material respects identical to the last draft of the Agreement reviewed by us. We have relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (ii) each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the Merger will be consummated pursuant to the terms of the Agreement without amendments thereto and (iv) all conditions to the consummation of the Merger will be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, we have assumed that all the necessary regulatory approvals and consents required for the Merger will be obtained in a manner that will not adversely affect the Company or the contemplated benefits of the Merger.

In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of the Company, and have not been furnished or provided with any such appraisals or valuations, nor have we evaluated the solvency of the Company under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by us in connection with this opinion were going concern analyses. We express no opinion regarding the liquidation value of the Company or any other entity. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or any of its affiliates is a party or may be subject, and at the direction of the Company and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. We have also assumed that neither the Company nor the Acquiror is party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the Merger.

This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the price at which shares of Company Common Stock may trade following announcement of the Merger or at any future time. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

We have been engaged by the Company to act as its exclusive financial advisor and we will receive a fee from the Company for providing our services, a significant portion of which is contingent upon the consummation of the Merger. We will also receive a fee for rendering this opinion. Our opinion fee is not contingent upon the consummation of the Merger or the conclusions reached in our opinion. The Company has also agreed to indemnify us against certain liabilities and reimburse us for certain expenses in connection with our services. We have, in the past, provided financial advisory and financing services to the Company for which we have received fees. We may, in the future, provide financial advisory and financing services to the Company and its affiliates and may receive fees for the rendering of such services. In addition, in the ordinary course of our business, we and our affiliates may actively trade securities of the Company and the Acquiror for our own account or the account of our customers and, accordingly, may at any time hold a long or short position in such securities. We may also, in the future, provide investment banking and financial advisory services to the Company, the Acquiror or entities that are affiliated with the Company or the Acquiror, for which we would expect to receive compensation.

B-2

Board of Directors Apollo Endosurgery, Inc.

November 29, 2022

Consistent with applicable legal and regulatory requirements, Piper Sandler has adopted policies and procedures to establish and maintain the independence of Piper Sandler’s Research Department and personnel. As a result, Piper Sandler’s research analysts may hold opinions, make statements or recommendations, and/or publish research reports with respect to the Company, the Acquiror, the Merger, and other participants in the Merger that differ from the views of Piper Sandler’s investment banking personnel.

This opinion is provided to the Board of Directors of the Company in connection with its consideration of the Merger and is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should act or vote with respect to the Merger or any other matter. Except with respect to the use of this opinion in connection with the proxy statement relating to the Merger in accordance with our engagement letter with the Company, this opinion shall not be disclosed, referred to, published or otherwise used (in whole or in part), nor shall any public references to us be made, without our prior written approval. This opinion has been approved for issuance by the Piper Sandler Opinion Committee.

This opinion addresses solely the fairness, from a financial point of view, to holders of Company Common Stock of the Merger Consideration set forth in the Agreement and does not address any other terms or agreement relating to the Merger or any other terms of the Agreement. We were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Merger, the merits of the Merger relative to any alternative transaction or business strategy that may be available to the Company, the Acquiror’s ability to fund the Merger Consideration, or any other terms contemplated by the Agreement or the fairness of the Merger to any other class of securities, creditor or other constituency of the Company. Furthermore, we express no opinion with respect to the amount or nature of compensation to any officer, director or employee of any party to the Merger, or any class of such persons, relative to the compensation to be received by holders of Company Common Stock in the Merger or with respect to the fairness of any such compensation, including whether such payments are reasonable in the context of the Merger.

Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock as of the date hereof.

Sincerely,

/s/ Piper Sandler & Co.
PIPER SANDLER & CO.

B-3

Annex C

Section 262 of the General Corporate Law of Delaware

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, or conversion, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation or conversion nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent or converting corporation in a merger, consolidation or conversion to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264 or § 266 of this title (other than, in each case and solely with respect to a domesticated corporation, a merger, consolidation or conversion authorized pursuant to and in accordance with the provisions of § 388 of this title):

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for conversion (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent or converting corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264 or § 266 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity if such entity is a corporation as a result of the conversion, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation or conversion will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by Boston Scientific Corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger, consolidation or conversion for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation or conversion, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation or conversion shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation or conversion, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation or conversion, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or

(2) If the merger, consolidation or conversion was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent or converting corporation before the effective date of the merger, consolidation or conversion, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent or converting corporation who is entitled to appraisal rights of the approval of the merger, consolidation or conversion and that appraisal rights are available for any or all shares of such class or series of stock of such constituent or converting corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation or conversion, shall, also notify such stockholders of the effective date of the merger, consolidation or conversion. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation or conversion, either (i) each such constituent corporation or the converting corporation shall send a second notice before the effective date of the merger, consolidation or conversion notifying each of the holders of any class or series of stock of such constituent or converting corporation that are entitled to appraisal rights of the effective date of the merger, consolidation or conversion or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation or conversion, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation or conversion and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.

(e) Within 120 days after the effective date of the merger, consolidation or conversion, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation or conversion, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation or conversion. Within 120 days after the effective date of the merger, consolidation or conversion, any person who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation or conversion (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later.

(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.

(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation or conversion the shares of the class or series of stock of the constituent or converting corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation or conversion for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation or conversion, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation or conversion through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.

(k) From and after the effective date of the merger, consolidation or conversion, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation or conversion); provided, however, that if no petition for an appraisal is filed within the time provided in subsection (e) of this section, or if a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation or conversion within 60 days after the effective date of the merger, consolidation or conversion, as set forth in subsection (e) of this section.

(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

Preliminary—Subject to Completion P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/APEN • • Cast your vote online Have your Proxy Card ready • Vote by                Eastern Time on . If you wish to vote during the meeting, go to www.proxypush.com/APEN. You may attend the meeting via live audio webcast on the internet and vote during the meeting. PHONE    Call 1-866-230-6432 • • Use any touch-tone telephone Have your Proxy Card ready • Vote by                Eastern Time on . If you wish to vote during the meeting, go to www.proxypush.com/ APEN. You may attend the meeting via live audio webcast on the internet and vote during the meeting. MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided. If you submit this proxy card by mail, it must be received no later than                Eastern Time on                . Apollo Endosurgery, Inc. Special Meeting of Stockholders For stockholders of record as of                ,                , 2023 TIME:                day,                , 2023                 , Central Time PLACE: Via live audio webcast on the Internet. Stockholders can join and attend the meeting virtually by visiting and registering at www.proxydocs.com/APEN. This proxy is being solicited on behalf of the Board of Directors The undersigned stockholder of Apollo Endosurgery, Inc. (“Apollo”), a Delaware corporation, hereby appoints Chas McKhann and Jeffrey Black (the “Named Proxies”), or any of them, as proxies and attorneys-in-fact of the undersigned, each with the power to act without the other and with the power of substitution, on behalf of and in the name of the undersigned, to represent the undersigned at the special meeting of the Apollo stockholders to be held on                at                Central Time (the “Special Meeting”), via live audio webcast on the Internet, and any adjournments, continuations, or postponements thereof, and to vote all shares of Apollo common stock that the undersigned would be entitled to vote if virtually present upon such business as may properly come before the Special Meeting, including the items on the reverse side of this form. The undersigned stockholder hereby revokes any proxy or proxies heretofore given. This proxy, when properly executed, will be voted in the manner directed by you. If you do not provide any direction, this proxy will be voted in accordance with the Board of Directors’ recommendations. The undersigned stockholder may revoke this proxy at any time before it is voted by re-voting at a subsequent time by Internet or by telephone, by signing a new proxy card with a date later than your previously delivered proxy and submitting it following the instructions on this proxy card, by delivering a signed revocation letter to the Secretary before the Special Meeting or by attending the Special Meeting via live audio webcast on the Internet and voting virtually at the Special Meeting. The undersigned stockholder hereby acknowledges receipt of the Notice of Special Meeting of stockholders accompanying the proxy statement. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Preliminary—Subject to Completion Apollo Endosurgery, Inc. Special Meeting of Stockholders Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR PROPOSALS 1, 2 AND 3 PROPOSAL 1. To adopt the Agreement and Plan of Merger, dated November 29, 2022 (such agreement, as it may be amended, modified or supplemented from time to time, the “Merger Agreement”), by and among Apollo Endosurgery, Inc. (“Apollo”), a Delaware corporation, Boston Scientific Corporation (“Boston Scientific”), a Delaware corporation, and Textile Merger Sub, Inc. (“Merger Sub”), a Delaware corporation. Upon the terms and subject to the conditions of the Merger Agreement, Boston Scientific will acquire Apollo via a merger of Merger Sub with and into Apollo, with Apollo continuing as the surviving company and an indirect wholly-owned subsidiary of Boston Scientific (the “Merger”). BOARD OF DIRECTORS YOUR VOTE RECOMMENDS FOR AGAINST ABSTAIN FOR 2. To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Apollo’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement. 3. To adjourn the special meeting of the Apollo stockholders (the “Special Meeting”) to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. You must register to attend the meeting online and/or participate at www.proxydocs.com/APEN Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations and partnerships should provide full name of corporation or partnership, as applicable, and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date